PROSPECTUS SUPPLEMENT
(To Prospectus dated November 22, 1999)

                           $678,669,000 (Approximate)

                          PNC Mortgage Acceptance Corp.
                                  as Depositor
             Midland Loan Services, Inc. and Column Financial, Inc.
                            as Mortgage Loan Sellers
                                       and
                          Midland Loan Services, Inc.
                     as Master Servicer and Special Servicer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-CM1

                            -------------------------

            PNC Mortgage Acceptance Corp. is offering eight classes of its series 1999-CM1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 207 loans secured by first liens on 212 commercial and multifamily residential properties. The offered certificates are not obligations of PNC Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

            PNC Mortgage Acceptance Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

            Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 5 of the prospectus.

            The following classes of the series 1999-CM1 certificates are being offered by this prospectus supplement:

                      Initial
                      Principal       Approximate Initial   Description of Pass-
                      Balance or          Pass-Through            Through           Scheduled Final    Ratings
         Class     Notional Amount            Rate                  Rate           Distribution Date   S&P/Fitch
         -----     ---------------            ----                  ----           -----------------   ---------
Class S .........   $760,414,266            0.8340%             Variable IO          January 2020      AAAr/AAA
Class A-1A ......   $123,351,000            7.1100%                Fixed               July 2008       AAA/AAA
Class A-1B ......   $433,652,000            7.3300%               WAC Cap            October 2009      AAA/AAA
Class A-2 .......   $ 39,922,000            7.5100%               WAC Cap            November 2009     AA/AA
Class A-3 .......   $ 34,218,000            7.6600%               WAC Cap            November 2009       A/A
Class A-4 .......   $ 13,308,000            7.8500%               WAC Cap            November 2009      A-/A-
Class B-1 .......   $ 24,713,000            8.1610%                 WAC              November 2009     BBB/BBB
Class B-2 .......   $  9,505,000            8.1610%                 WAC              November 2009     BBB-/BBB-

            The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

            Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated, as underwriters, will purchase the offered certificates from the depositor. They will offer the offered certificates for sale to the public at negotiated prices determined at the time of sale. The depositor will receive approximately $711,516,580 in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company in the United States, or Cedel Bank, S.A. or the Euroclear System, in Europe, against payment therefor on or about December 2, 1999.

                        ---------------------------------

Donaldson, Lufkin & Jenrette

                            PNC Capital Markets, Inc.

                                                           Prudential Securities

           The date of this Prospectus Supplement is November 22, 1999

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

            We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and
o this prospectus supplement, which describes the specific terms of the offered certificates.

            You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

            You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

            We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-3 provides the page numbers on which these captions are located.

            You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-96 in this prospectus supplement and under the caption "Index of Definitions" beginning on page 75 in the prospectus.

                     Limitations on Offers or Solicitations

            We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;
o     if the person making such offer or solicitation is not qualified to do so;
      or
o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

            You should rely only on the information contained in this document, the accompanying prospectus and the related registration statement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

            Until February 24, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               TABLE OF CONTENTS

SUMMARY .....................................................................S-4

RISK FACTORS ...............................................................S-13

DESCRIPTION OF THE MORTGAGE POOL ...........................................S-30
  General ..................................................................S-30
  Security for the Mortgage Loans ..........................................S-30
  Underwriting Standards ...................................................S-31
  Certain Terms and Conditions of the
  Mortgage Loans ...........................................................S-32
  Certain Characteristics of the Mortgage Pool .............................S-36
  Other Information ........................................................S-39
  The Sellers ..............................................................S-42
  Changes in Mortgage Pool Characteristics .................................S-43
  Representations and Warranties; Repurchase ...............................S-43

MASTER SERVICER AND SPECIAL SERVICER .......................................S-46

DESCRIPTION OF THE CERTIFICATES ............................................S-49
  General ..................................................................S-49
  Principal Balances and Notional Amounts ..................................S-49
  Pass-Through Rates .......................................................S-50
  Distributions ............................................................S-51
  Treatment of REO Properties ..............................................S-54
  Appraisal Reductions of Loan Balances ....................................S-55
  Application of Realized Losses and Expense
  Losses to Principal Balances .............................................S-56
  Prepayment Interest Excesses and Shortfalls ..............................S-57
  Scheduled Final Distribution Date ........................................S-58
  Subordination ............................................................S-58
  Optional Termination .....................................................S-58
  Voting Rights ............................................................S-59
  Delivery, Form and Denomination ..........................................S-59
  Registration and Transfer of Definitive
  Certificates .............................................................S-62

YIELD AND MATURITY CONSIDERATIONS ..........................................S-62
  Rate and Timing of Principal Payments ....................................S-63
  Yield Sensitivity of the Interest Only
  Certificates .............................................................S-66
  Weighted Average Life ....................................................S-66

THE POOLING AND SERVICING AGREEMENTS-68
  Assignment of the Mortgage Loans .........................................S-68
  Servicing of the Mortgage Loans; Collection
  of Payments ..............................................................S-69
  Collection Activities ....................................................S-70
  Advances .................................................................S-70
  Accounts .................................................................S-71
  Enforcement of "Due-on-Sale" Clauses .....................................S-73
  Enforcement of "Due-on-Encumbrance"
  Clauses ..................................................................S-74
  Inspections ..............................................................S-74
  Realization Upon Mortgage Loans ..........................................S-75
  Amendments, Modifications and Waivers ....................................S-77
  The Trustee ..............................................................S-77
  Servicing Compensation and Payment of
  Expenses .................................................................S-79
  Special Servicing ........................................................S-79
  The Controlling Class Representative .....................................S-81
  Sub-Servicers ............................................................S-83
  Reports to Certificateholders; Where You
  Can Find More Information ................................................S-83

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................S-85

CERTAIN LEGAL ASPECTS OF MORTGAGE
LOANS LOCATED IN CALIFORNIA AND TEXAS ......................................S-87
  California ...............................................................S-87
  Texas ....................................................................S-88

ERISA CONSIDERATIONS .......................................................S-88
  Plan Asset Regulation ....................................................S-88
  Individual Exemption .....................................................S-89
  Other Exemptions .........................................................S-91
  Insurance Company Purchasers .............................................S-91

LEGAL INVESTMENT ...........................................................S-92

PLAN OF DISTRIBUTION .......................................................S-93

USE OF PROCEEDS ............................................................S-94

LEGAL MATTERS ..............................................................S-94

RATINGS ....................................................................S-94

INDEX OF DEFINITIONS .......................................................S-96

EXHIBIT A-1 - Certain Characteristics of the
Mortgage Loans and Mortgaged Properties ...................................A-1-1

EXHIBIT A-2 - Mortgage Pool Information ...................................A-2-1

EXHIBIT B - Significant Loan Summaries ......................................B-1

EXHIBIT C - Form of Trustee Report ..........................................C-1

EXHIBIT D - Decrement Tables for the Class A-1A,
Class A-1B, Class A-2, Class A-3, Class A-4,
Class B-1 and Class B-2 Certificates ........................................D-1

EXHIBIT E - Price/Yield Tables for the Class S
Certificates ................................................................E-1

EXHIBIT F - Summary Term Sheet ..............................................F-1

--------------------------------------------------------------------------------

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.
o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.

------------------------------------------------------------------------------------------------------------------------------
                  Initial                                                                            Description   Approximate
                  Principal               Approximate    Approximate    Weighted                         of         Initial
                  Balance                 Percent of     Percent of     Average        Principal        Pass-         Pass-
                or Notional   Rating by   Initial Pool     Credit         Life          Window         Through      Through
Class             Amount      S&P/Fitch     Balance        Support       (Years)    (Months/Year)        Rate         Rate
------------------------------------------------------------------------------------------------------------------------------
Senior Certificates
------------------------------------------------------------------------------------------------------------------------------
S              $760,414,266   AAAr/AAA        N/A            N/A           9.1            N/A         Variable IO    0.8340%
------------------------------------------------------------------------------------------------------------------------------
A-1A           $123,351,000   AAA/AAA       16.22%          26.75%         5.7        1/00-7/08       Fixed          7.1100%
------------------------------------------------------------------------------------------------------------------------------
A-1B           $433,652,000   AAA/AAA       57.03%          26.75%         9.6        7/08-10/09      WAC Cap        7.3300%
------------------------------------------------------------------------------------------------------------------------------
Subordinate Certificates
------------------------------------------------------------------------------------------------------------------------------
A-2            $ 39,922,000    AA/AA         5.25%          21.50%         9.9        10/09-11/09     WAC Cap        7.5100%
------------------------------------------------------------------------------------------------------------------------------
A-3            $ 34,218,000     A/A          4.50%          17.00%         9.9        11/09-11/09     WAC Cap        7.6600%
------------------------------------------------------------------------------------------------------------------------------
A-4            $ 13,308,000     A-/A-        1.75%          15.25%         9.9        11/09-11/09     WAC Cap        7.8500%
------------------------------------------------------------------------------------------------------------------------------
B-1            $ 24,713,000   BBB/BBB        3.25%          12.00%         9.9        11/09-11/09     WAC            8.1610%
------------------------------------------------------------------------------------------------------------------------------
B-2            $  9,505,000   BBB-/BBB-      1.25%          10.75%         9.9        11/09-11/09     WAC            8.1610%
------------------------------------------------------------------------------------------------------------------------------
B-3 to D       $ 81,745,266      --         10.75%            --            --             --           --              --
------------------------------------------------------------------------------------------------------------------------------

/_/ Offered certificates.

/_/ These certificates are not offered by this prospectus supplement. They constitute "privately offered certificates".

The total initial principal balances and notional amounts for the certificates may vary by up to 5%.

The column entitled "Principal Window" lists the months during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments and that the hyper-amoritization loans pay on their anticipated repayment dates.

The percentages indicated under the column "Approximate Percent of Credit Support" with respect to the class A-1A and class A-1B certificates represent the approximate credit support for the class A-1A and class A-1B certificates in the aggregate.

The notional amount for the class S certificates will generally be equal to the total principal balance of the other classes of certificates identified in the table above.

"Variable IO" refers to a variable pass-through rate that is equal to the excess, if any, of (1) a weighted average coupon derived from net interest rates on the loans that will back the certificates, over (2) a weighted average of the pass-through rates in respect of each of the other classes of certificates identified in the table above.

"WAC Cap" refers to a variable pass-through rate that is equal to the lesser of
(1) the initial pass-through rate for the subject class of certificates and (2) a weighted average coupon derived from net interest rates on the loans that will back the certificates.

"WAC" refers to a variable pass-through rate that is equal to a weighted average coupon derived from net interest rates on the loans that will back the certificates.

The privately offered certificates will also include the following classes of certificates that are not shown above: class E, class R-I, class R-II and class R-III. These other privately offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Relevant Parties and Dates

Depositor

            PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. PNC Mortgage Acceptance Corp.'s principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri, 64105, telephone number (816) 435-5000. See "The Depositor" in the prospectus.

Sellers

            Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 143 loans (55.6%). Midland is an affiliate of PNC Capital Markets, Inc.

            Column Financial, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, is selling 64 loans (44.4%).

Underwriters

            Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. Donaldson, Lufkin & Jenrette is the lead manager and sole bookrunner for this offering. PNC Capital Markets and Prudential Securities are co-managers.

Master Servicer and Special Servicer

            Midland Loan Services, Inc. or any successor master servicer or special servicer. See "Master Servicer and Special Servicer".

Trustee

            Norwest Bank Minnesota, National Association. See "The Pooling and Servicing Agreement--The Trustee".

Controlling Class

            The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Controlling Class Representative

            The holder of a majority of the controlling class may appoint a representative. The special servicer must notify the controlling class representative before it takes certain actions and must obtain the controlling class representative's approval on certain matters. The controlling class representative may replace the special servicer without cause. See "The Pooling and Servicing Agreement--General" and "--The Controlling Class Representative".

                               Significant Dates

Cut-off Date

            December 1, 1999.

Closing Date

            On or about December 2, 1999.

Distribution Date

            Payments on the offered certificates are scheduled to occur monthly, commencing in January 2000. The distribution date for each month will be the later of:

o the 10th calendar day of that month, or if that day is not a business day, then the next business day, and
o     the fourth business day after the determination date for the month.

Scheduled Final Distribution Date

            The distribution date on which a class's principal balance or notional amount would become zero if there are:

o     no defaults or delinquencies,
o no prepayments of any kind, except that it is assumed that hyper-amortization loans will pay on their anticipated repayment dates; and
o     no modifications or extensions of any loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".

Rated Final Distribution Date

            The distribution date in December 2032, which is the distribution date occurring three years after the end of the amortization term of the loan with the longest remaining amortization term on the closing date. See "Ratings".

Record Date

            For each distribution date, the close of business on the last business day of the prior calendar month.

Interest Accrual Period

            For each distribution date, the prior calendar month.

Collection Period

            For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.

Determination Date

            For each distribution date, the fourth calendar day of the month or, if that day is not a business day, the first business day before that day.

Due Date

            The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.

                       Information About the Certificates

Offered Certificates

            We are offering the following classes of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1.

                                   Class S
                                   Class A-1A
                                   Class A-1B
                                   Class A-2
                                   Class A-3
                                   Class A-4
                                   Class B-1
                                   Class B-2

            We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

            The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-4.

Certificate Designations

            In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:

-------------------------------------------------------------------------------------------------------------
Designation                      Related Classes
-------------------------------------------------------------------------------------------------------------
Offered certificates             Classes S, A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2
-------------------------------------------------------------------------------------------------------------
Privately offered certificates   Classes B-3, B-4, B-5, B-6, B-7, B-8, C, D, E, R-I, R-II and R-III
-------------------------------------------------------------------------------------------------------------
Senior certificates              Classes S, A-1A and A-1B
-------------------------------------------------------------------------------------------------------------
Principal balance certificates   Classes A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C
                                 and D
-------------------------------------------------------------------------------------------------------------
Interest only certificates       Class S
-------------------------------------------------------------------------------------------------------------
Subordinate certificates         Classes A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
-------------------------------------------------------------------------------------------------------------
Deferred interest certificates   Class E
-------------------------------------------------------------------------------------------------------------
Residual certificates            Classes R-I, R-II and R-III
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Accrual of Interest

            Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

o the pass-through rate applicable for the particular class for that interest accrual period,
o the aggregate principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date, and
o     the assumption that each year consists of 12 30-day months.

Distributions

Distributions to Senior Certificates

            On each distribution date, funds available for distribution from the mortgage loans, net of prepayment premiums and deferred interest, will be distributed to the holders of the senior certificates in the following order:

            Interest on Senior Certificates: to pay interest to the holders of the senior certificates in an amount equal to their interest entitlement.

            Principal on Class A-1A and Class A-1B Certificates: to pay principal from the funds available for principal distributions to the holders of the class A-1A and class A-1B certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than class A-1A and class A-1B certificates has been reduced to zero, funds available for principal distributions will be distributed to the holders of the class A-1A and class A-1B certificates, pro rata, rather than sequentially.

            Reimbursement of Class A-1A and Class A-1B Losses: to reimburse the holders of the class A-1A and class A-1B certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of such certificates, plus interest on such amounts.

Distributions to Subordinate Certificates

            On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical and numerical order of class designation. In the case of each class of subordinate certificates, those payments will be as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;
o second, to pay principal from the funds available for principal distributions, if the principal balance of the class A-1A and class A-1B certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation, has been reduced to zero; and
o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of such class of certificates, plus interest on such amounts.

            Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation.

            In this prospectus supplement, "alphabetical and numerical order" is determined first by alphabetical order, and then if the alphabetical designations are the same, by numerical order.

Distribution of Prepayment Premiums

            Any prepayment premium collected on a mortgage loan during a collection period will be distributed to the holders of the offered certificates on the next distribution date as set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

            The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical and numerical class designation.

                        Such subordination results from:

o     applying the funds available from the loans in the order described above;
      and
o allocating losses on the loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical and numerical class designations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the class A-1A and A-1B certificates in proportion to their class principal balances.

            The class S certificates receive no such allocations but do incur reductions of their notional amount whenever the principal balance is reduced on any class.

            The certificates have no other form of credit enhancement.

Prepayment Interest Shortfalls and Excesses

            If a borrower prepays a loan before the determination date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month, then that interest, net of master servicer fees, is a "prepayment interest excess".

            If a borrower prepays a loan after the determination date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this interest shortfall, net of master servicer fees, is a "prepayment interest shortfall".

            Prepayment interest excesses collected during a collection period will first offset prepayment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment interest shortfalls not offset by prepayment interest excesses from its own funds up to certain maximum amounts.

            If and to the extent there are prepayment interest shortfalls not offset by prepayment interest excesses or covered by the master servicer from its own funds, then those prepayment interest shortfalls will be allocated among the certificates in proportion to the interest accrued on each certificate during the corresponding interest accrual period. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

Advances

            The master servicer must make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans and to cover certain servicing expenses.

            If the master servicer fails to make a required advance and the trustee is aware of the failure, the trustee must make it.

            Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related loan or mortgaged property.

            All advances will accrue interest at the "prime rate".

            To the extent not offset by collected late payment charges on the related loan or default interest on any loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "The Pooling and Servicing
Agreement--Advances".

Appraisal Reductions

            If certain adverse events or circumstances occur or exist with respect to a loan or the related mortgaged property, the master servicer or the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than 90% of the new appraised value plus the amount of any escrows or reserves for the loan that are not related to taxes or insurance, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions."

                      Information About the Mortgage Loans

            The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 207 fixed-rate loans with a total cut-off date principal balance of approximately $760,414,266, plus or minus 5%. We frequently refer to the total cut-off date principal balance of the loans as the "initial pool balance".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            We include in this prospectus supplement a variety of information regarding the loans and mortgaged properties. In reviewing this information, you should be aware that:

o All numerical information provided with respect to the loans is provided on an approximate basis.
o All weighted average information provided with respect to the loans or any sub-group of loans reflects the weighting of those loans by their respective cut-off date principal balances. The "cut-off date principal balance" of any loan is its unpaid principal balance on December 1, 1999, after application of all payments of principal due with respect to the loan on or before that date, whether or not those payments are received.
o In the presenting the cut-off date principal balances of the loans, we have assumed that:

      (i) all scheduled payments of principal and/or interest due on the loans on or before December 1, 1999 are timely made, and,

      (ii) there are no prepayments or other unscheduled collections of principal with respect to any of the loans during the period from November 1, 1999 up to and including December 1, 1999.

o When information with respect to the loans or the properties is expressed as a percentage, the percentage is based upon the cut-off date principal balances of the related loans and not the number of loans.
o Some of the loans provide that they are cross-collateralized and cross-defaulted with one or more other loans. Except as otherwise indicated, when a loan is cross-collateralized and cross-defaulted with another loan, we have presented the information regarding those loans as if each of them was secured only by a lien on the corresponding property identified on Exhibit A-1 to this prospectus supplement. One such exception is that each and every loan in any particular group of cross-collateralized and cross-defaulted loans is treated as having the combined loan-to-value ratio and the combined debt service coverage ratio for that entire group. None of the loans is cross-collateralized with any loan that will not be included in the trust.
o In making the count of loans in the trust fund, any single loan evidenced by one or more notes and secured by mortgages over multiple properties was counted as one loan. In some cases, for purposes of providing certain property-specific information with respect to such multiple property loans we have allocated each such loan among its related properties based upon:

      (i)   relative appraised values;
      (ii)  relative underwritable cash flow; or
      (iii) prior allocations reflected in the related loan documents.

      The loan-to-value ratios and debt service coverage ratios shown for each of the separate properties securing a multiple property loan are the ratios for that loan based upon all of those properties.

o In some cases, when multiple parcels of property secure a single indebtedness, we have treated those parcels as a single "property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by us.
o Whenever we refer to a particular property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.
o Statistical information regarding the loans may change prior to the date of initial issuance of the certificates due to changes in the composition of the mortgage pool prior to that date.

            A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

      o     Fee - 206 properties (97.8%).
      o     Leasehold - 4 properties (1.3%).
      o     Fee/Leasehold - 2 properties (0.9%).

            The mortgage pool includes 5 separate sets of cross-collateralized loans. The largest of these sets is 1.2% of the initial pool balance.

            You should consider all of the loans to be non-recourse. You should also consider them not to be insured or guaranteed by any person or entity.

            One hundred ninety-two loans (89.7%) are "balloon loans" that are expected to have more than 10% of their original principal balance remaining unpaid at their maturity date.

            Ten of the loans (9.3%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

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                                      S-9

--------------------------------------------------------------------------------

            Five Mortgage Loans (1.0%) have remaining amortization terms that are substantially the same as their remaining terms to maturity.

            The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

            Property types included in the mortgage pool include:

o     multifamily - 84 properties (38.9%).
o     retail - 43 properties (26.5%).
o     office - 37 properties (17.7%).
o     industrial - 17 properties (5.2%).
o     hospitality - 6 properties (4.2%).
o     mixed use - 7 properties (3.4%).
o     manufactured housing - 6 properties (2.4%).
o     self storage - 11 properties (1.4%).
o     credit tenant lease - 1 property (0.3%).

            Properties located in each of California and Texas secure at least 10% of the initial pool balance. Also, properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the initial pool balance. None of the remaining 28 jurisdictions has mortgaged properties securing 5% or more of the initial pool balance.

            No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 6.0% of the initial pool balance.

            Forty-four properties (16.4%) are at least 50% occupied by a major tenant or the borrower.

            One hundred fifty-three loans (75.0%) permit the borrower to defease its loan, subject to certain conditions.

            Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage will remain constant over time. The tables included in Exhibit A-2 analyze the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium, for each of the time periods indicated.

            As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.320% to 9.280% per annum, with a weighted average mortgage rate of 7.982% per annum;
o remaining terms to stated maturity range from 38 months to 241 months, with a weighted average remaining term to stated maturity of 116 months;
o cut-off date principal balances range from $399,636 to $44,973,184, with an average cut-off date principal balance of $3,673,499;
o a weighted average underwritable debt service coverage ratio of 1.32x (see "Description of the Mortgage Pool--Other Information"); and a weighted average cut-off date loan-to-value ratio of 72.6% (see "Description of the Mortgage Pool--Other Information").

            Any weighted average loan-to-value and debt service coverage ratio calculations in this prospectus supplement exclude the 1 loan (0.3%) secured by a mortgaged property subject to a credit tenant lease.

            The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Exhibits.

                      Yield and Prepayment Considerations

            The yield on an offered certificate will depend on many factors, including:

o     the pass-through rate for the certificate in effect from time to time;
o     whether the certificate is purchased at a discount or premium;
o the timing of principal distributions that reduce the principal balance or notional amount of the certificate;
o     appraisal reductions;
o     expense losses; and
o     realized losses.

            See "Description of the Certificates--Distributions--Application of Available Funds" and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

"--Distributions--Principal Distribution Amount".

            We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

            A different rate of principal payments than you anticipate will cause the actual yield to vary, perhaps significantly, from your expected yield.

            You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.

            The class S certificates are interest-only certificates and receive no distributions of principal. The yield to maturity of class S certificates will be very sensitive to the prepayment, repurchase, extension, default and recovery experience on the mortgage loans. These may fluctuate significantly from time to time. A rate of principal payments, liquidations, unreimbursed expense or losses on the mortgage loans that is more rapid than you expect will significantly reduce your expected yield to maturity on these certificates. See "Yield and Maturity Considerations--Yield Sensitivity of the Interest Only Certificates".

                 Additional Information About the Certificates

Tax Status of the Certificates

            An election will be made to treat the trust as three separate "real estate mortgage investment conduits" - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

            Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.
o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.
o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.
o The class S and class B-2 certificates will be, and the other classes of the offered certificates will not be, issued with original issue discount.

            See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Optional Termination

            If the total stated principal balance of all outstanding principal balance certificates is less than 1% of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o     the majority holders of the controlling class,
o     the master servicer,
o     the special servicer, and
o     any holder of more than 50% of the class R-I certificates.

            Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".

Denominations

            You may purchase offered certificates in minimum denominations of $5,000 initial principal balance or notional amount, as applicable, and in any higher whole-dollar denomination.

Clearance and Settlement

            You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Cedelbank or the Euroclear System. DTC, Cedelbank or Euroclear rules and operating procedures govern transfers within the system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the depositary for Cedelbank, or the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the depositary for Euroclear.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA Considerations

            Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class S, class A-1A and class A-1B certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

            The class A-2, class A-3, class A-4, class B-1 and class B-2 certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code of 1986, or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

            It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc.

            A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

            See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment

            The class S, A-1A, A-1B and A-2 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

            If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.

Reports To Certificateholders

            The trustee will make monthly reports available to certificateholders of record.

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                                      S-12

                                  RISK FACTORS

            You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

            The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

            If any of the following risks actually occur, your investment could be materially and adversely affected.

            This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

            You should consider all of the loans to be nonrecourse loans. You should also consider them not to be insured or guaranteed by any person or entity. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific real property and other assets pledged to secure the defaulted loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

            The offered certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any class of the offered certificates will depend solely on the amount and timing of payments on the loans.

            One hundred sixty-eight of the loans (83.9%) were originated within 12 months prior to the cut-off date. Consequently, these loans do not have a long-standing payment history.

The Repayment of a Multifamily or Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

            The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

            The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

            A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o     the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     the proximity and attractiveness of competing properties;
o     the adequacy of the property's management and maintenance;
o increases in operating expenses at the property and in relation to competing properties;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
o     a decline in the financial condition of a major tenant;
o     an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

      Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;
o local real estate conditions, such as an oversupply of competing properties, space or housing;
o     demographic factors;
o     decreases in consumer confidence;
o     changes in consumer tastes and preferences; and
o     retroactive changes in building codes.

            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;
o     the creditworthiness of tenants;
o     tenant defaults;
o     in the case of rental properties, the rate at which new rentals occur; and
o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

            Some of the mortgaged properties may not be readily convertible to alternative uses if the current use of those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

            Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o     changes in governmental regulations, fiscal policy, zoning or tax laws;
o potential environmental legislation or liabilities or other legal liabilities;
o     the availability of refinancing; and
o     changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

            A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, or if the lease payments of such tenant or tenants account for a significant portion of the property's gross revenue. Such properties are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of all or a significant portion of the property's rental income;
o     require more time to re-lease the space; and
o incur substantial capital costs to make the space appropriate for replacement tenants.

            For 44 properties (16.4%), a single tenant or the borrower occupies more than 50% of the related mortgaged property.

            One loan (0.3%) is secured by a mortgaged property subject to a credit tenant lease. This loan has a lower debt service coverage ratio and a higher loan-to-value ratio than would have been acceptable if the property had been leased to a less creditworthy tenant. The tenant for this property has a long-term local issuer credit rating of "A" from Standard & Poor's. This loan is fully amortizing over the lease term of the related credit tenant.

            A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

            If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Presence of Large Loans or a Large Concentration of Loans Among Related Borrowers Increases the Possibility of Losses on the Loans Which May Have an Adverse Effect on Your Certificates

            The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or
o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

            The 5 largest loans, or groups of cross-collateralized loans, represent 19.6% of the initial pool balance. The potential loss on any of these loans may have a more adverse effect on the offered certificates than a loss on a smaller loan. Each of the other loans represents less than 1.7% of the initial pool balance.

            A concentration of loans with the same borrower or related borrowers also can pose increased risks. Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 5.9%, 4.8% and 4.3%, respectively, of the initial pool balance. The mortgaged properties for 5 loans (5.7%) are owned by affiliated borrowers and are also commonly managed by the same property management company. This property management company is also related to each of the separate borrowers through common ownership.

            The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could:

o defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or
o attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.

Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

            Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

            The mortgaged properties are located in 35 jurisdictions. Mortgaged properties located in each of California and Texas secure at least 10% of the initial pool balance. Also, mortgaged properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the initial pool balance. None of the remaining 28 jurisdictions has mortgaged properties securing 5% or more of the initial pool balance. See "Description of the Mortgage Pool".

Large Concentrations of Multifamily Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

            Multifamily properties secure 38.9% of the initial pool balance.

            A large number of factors may affect the value and successful operation of a multifamily property, including:

o the physical attributes of the property, such as its age, appearance and construction quality;
o     the location of the property;
o     the characteristics of the surrounding neighborhood;
o     the ability of management to provide adequate maintenance and insurance;
o     the types of services and amenities provided at the property;
o     the property's reputation;
o the tenant mix, such as a tenant population that is dependent upon students, workers from a particular business or personnel from a local military base;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;
o     the presence of competing properties;
o     local or national economic conditions;
o the extent to which a property is subject to covenants that require rental to low income tenants;
o state and local regulations, such as rent control regulations and regulations that govern eviction; and
o     government assistance/rent subsidy programs.

            Two multifamily properties (0.7%) are residential condominium projects. These properties are subject to the governing documents of the owners' association, local laws applicable to condominiums and other special considerations. Consequently, realizing upon any such property following a default under the related loan could expose the trust to greater delay, expense and risk than a loan secured by a property that is not a condominium.

Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

            Retail properties secure 26.5% of the initial pool balance. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

            The success of tenants at a retail property will be affected by:

o     competition from other retail properties;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     demographics of the surrounding area;
o     traffic patterns and access to major thoroughfares;
o     availability of parking;
o     customer tastes and preferences; and
o     the drawing power of other tenants.

            The presence or absence of an "anchor store" at a retail property also can be important. Anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o     an anchor store's failure to renew its lease;
o     termination of an anchor store's lease;
o the bankruptcy or economic decline of an anchor store or self-owned anchor; or
o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

            If an anchor store at a mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o     factory outlet centers;
o     discount shopping centers and clubs;
o     catalogue retailers;
o     home shopping networks;
o     internet web sites; and

o     telemarketing.

            These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

            Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

            Office properties secure 17.7% of the initial pool balance.

            A large number of factors may adversely affect the value of office properties, including:

o     the quality of an office property's tenants;
o the diversity of an office property's tenants or reliance on a single or dominant tenant;
o the physical attributes of the property in relation to competing office properties, such as age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;
o     the desirability of the area as a business location; and
o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

            Industrial properties secure 5.2% of the initial pool balance. Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;
o     a property becoming functionally obsolete;
o     strikes or the unavailability of labor sources;
o     changes in energy prices;
o relocation of highways and the construction of additional highways or other changes in access;
o     a change in the proximity of supply sources; and
o     environmental hazards.

Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

            Hospitality properties secure 4.2% of the initial pool balance. Various factors may adversely affect the economic performance of a hospitality property, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;
o     the construction of competing hospitality properties;
o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property; and
o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

            Because rooms at hospitality properties generally are rented for short periods of time, the financial performance of those properties tend to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

            Moreover, the hospitality industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

            Further, in the event of a foreclosure, the trustee or a purchaser of a hospitality property probably would not be entitled to the rights under any liquor license for that property. Such party would be required to apply for a new license in its own name. The inability to obtain a new liquor license may have an adverse effect on the value of a hospitality property.

The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

            Five of the hospitality properties (2.9%) are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hospitality property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;
o     the public perception of the franchise or hotel chain service mark; and
o     the duration of the franchise license or management agreements.

            The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

            The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing loans in the mortgage pool. In this regard, the largest concentration consists of 2 hospitality properties (1.6%) that are operated as Marriott franchises.

Certain Additional Risks Relating to Tenants

            The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o     space in the mortgaged properties could not be leased or re-leased;
o     tenants were unable to meet their lease obligations;
o     a significant tenant were to become a debtor in a bankruptcy case; or
o     rental payments could not be collected for any other reason.

            Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

            The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus
o the rent under the lease for the greater of one year or 15%, not to exceed 3 years, of the remaining term of the lease.

Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

            Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

            The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

            Environmental site assessments were obtained for 193 of the mortgaged properties (97.5%) during the 24-month period ending on September 20, 1999. The assessments for 12 of those mortgaged properties (5.0%) were obtained more than 18 months prior to the cut-off date. The assessments for 3 of those mortgaged properties (0.4%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments.

            Environmental consultants have detected asbestos or lead-based paint at several mortgaged properties by sampling. The environmental consultants suspect that asbestos or lead-based paint may be located at other mortgaged properties. In some cases, the asbestos or lead-based paint is in poor condition. The asbestos or lead-based paint found or suspected is not expected to present a significant risk as long as the related mortgaged property is properly managed or, when recommended by the consultant, the problem is remedied or abated. Nonetheless, the value of a mortgaged property as collateral for the related loan could be adversely affected, and claims for damages could arise from parties injured by such asbestos or lead-based paint.

            In certain cases, an assessment disclosed other known or potential adverse environmental conditions, such as underground storage tanks or soil or groundwater contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated.

            Except as described herein, where an assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;
o obtain an environmental insurance policy that covers the environmental issue; or
o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

            Set forth below are some of the known or potential material and adverse environmental conditions for which an escrow has been established to cover remediation costs or an environmental insurance policy has been obtained to cover potential clean-up costs:

o 5 mortgaged properties (1.7%) - potential or existing contamination arising from the operation of dry cleaning facilities upon or near such properties;
o 4 mortgaged properties (1.2%) - potential or existing contamination arising from the operation of gas stations or automobile/marine repair facilities upon or near such properties;
o 1 mortgaged property (0.2%) - by the former use of this property as part of an oil production field;
o 1 mortgaged property (1.5%) - by the presence of underground storage tanks upon this property; or
o 7 mortgaged properties (3.5%) - by the presence of leaking underground storage tanks or other adverse environmental conditions on or near such properties.

            In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a mortgaged property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;
o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or
o a responsible party with respect to the condition had already been identified.

            No environmental site assessments were obtained for 19 mortgaged properties (2.5%). For 6 mortgaged properties (2.0%) a "Phase II" environmental site assessment was recommended but not performed. In general, the decision not to take the foregoing actions with respect to any of those mortgaged properties was based upon the borrower or the lender obtaining an environmental insurance policy with respect to the mortgaged property.

            For 14 of the mortgaged properties (6.1%), the depositor will obtain a separate secured creditor impaired property group policy covering certain environmental matters with respect to such properties. For each of 19 other mortgaged properties (2.5%), Column Financial, Inc. obtained a separate secured creditor impaired property policy covering certain environmental matters with respect to such properties. See "Description of the Mortgage Pool--Environmental Insurance" for a more detailed description of these secured creditor impaired property policies.

            Each environmental insurance policy obtained with respect to a mortgaged property contains certain coverage limits. In addition, the policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. There is no assurance that any escrowed funds will be sufficient to complete remediation of any environmental conditions affecting the related mortgaged property.

            The environmental assessments, when obtained, have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or
o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

            Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the mortgaged property, it must obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.

Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date or Anticipated Repayment Date, Which May Have an Adverse Effect on the Payment of Your Certificates

            Two hundred two of the loans (99.4%) are expected to have more than 10% of the original principal balance remaining unpaid on their stated maturity date or, in the case of hyper-amortization loans, on their anticipated repayment date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Additionally, a borrower in a hyper-amortization loan is not obligated to repay its loan on the anticipated repayment date. Loans with substantial remaining principal balances at their stated or anticipated maturity involve greater risk than fully amortizing loans.

            A borrower's ability to repay a loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily properties;
o     prevailing interest rates;
o     the fair market value of the related properties;
o     the borrower's equity in the related properties;
o     the borrower's financial condition;
o     the operating history and occupancy level of the property;
o     tax laws; and
o     prevailing general and regional economic conditions.

            The availability of funds in the credit markets fluctuates over time.

            See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".

Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

            The organizational documents of the borrowers for 73 loans (19.9%) do not limit the borrowers' business activities to owning their respective properties.

            Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to reduce the likelihood of a bankruptcy petition filing intended solely to benefit an affiliate and not justified by the borrower's own economic circumstances.

The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

            The loans generally do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. However, 1 property (0.5%) is known to be encumbered by a subordinate mortgage securing other debt of the related borrower. The borrower for 1 other loan (0.7%) is also known to have, and other borrowers may have, other unsecured debt, including debt incurred in the ordinary course of business.

            When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, unsecured or mezzanine loans), the trust is subjected to additional risk. The borrower and/or its constituent members may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

            Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

            Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o     grant a debtor a reasonable time to cure a payment default on a loan;
o     reduce monthly payments due under a loan;
o     change the rate of interest due on a loan; or
o     otherwise alter the loan's repayment schedule.

            Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

            Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

            Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

The Operation of Commercial Properties Is Dependent upon Successful Management

            The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o     responding to changes in the local market;
o     planning and implementing a rental structure for the property;
o     operating the property and providing building services;
o     managing operating expenses; and
o assuring that maintenance and capital improvements are completed in a timely fashion.

            Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

            A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o     controls costs;
o     provides appropriate service to tenants; and
o     maintains the improvements.

            On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

            The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

            Licensed engineers or consultants inspected all of the mortgaged properties in connection with the origination of the loans to assess items such as:

o     structure;
o     exterior walls;
o     roofing;
o     interior construction;
o     mechanical and electrical systems; and
o     general condition of the site, buildings and other improvements.

            However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

            The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is also no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

            Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance.

            As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties

            The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market valuation was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Exhibits A-1, A-2 and B for illustrative purposes only.

The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

            As principal payments or prepayments are made on loans in the mortgage pool, the remaining certificateholders may be subject to more risk because of the decreased:

o     number of mortgaged properties;
o     diversity of mortgaged property types;
o     diversity of geographic locations; and
o     number of borrowers and affiliated borrowers.

            Classes of the certificates that have a later alphabetical or numerical designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier alphabetical or numerical designation or higher priority. This is because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

            As described in this prospectus supplement, unless your certificates are class S, class A-1A or class A-1B certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the certificates with an earlier alphabetical or numerical designation. See "Description of the - Certificates Distributions" and "-Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors - Risks to Subordinated Certificateholders; Lower Payment Priority" in the prospectus.

The Operation of a Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

            If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or subtenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, to possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. If the mortgaged property did not qualify as foreclosure property because of certain disqualifying events, any income realized from operation or disposition of the property would be subject to a 100% prohibited transaction tax. It is not anticipated that the trust will receive any income from prohibited transactions.

State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

            All of the loans permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

            If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

            The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

            Four of the mortgaged properties (1.3%) are encumbered by mortgages on a borrower's leasehold interest under ground leases. Two other mortgaged properties (0.9%) are encumbered by mortgages on a borrower's leasehold interest under ground leases and the fee interest of the owner of the property.

            Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;
o prohibits any amendment of the ground lease without the lender's prior consent;
o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and
o contains certain other protective provisions typically included in a "mortgageable" ground lease.

            Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

            Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

            The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.

Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

            Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or
o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

            A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1.    such borrower was:

      o     insolvent when it granted the lien;
      o     rendered insolvent by the granting of the lien;
      o     left with inadequate capital by granting the lien; or
      o     not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

            Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.

The Trust May Not Control the Termination of Leases Upon Foreclosure

            In some jurisdictions, a lease may terminate upon the transfer of a mortgaged property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o     subordinate to the lien created by the mortgage, and
o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

            The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

            If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.

Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

            There may be pending or threatened legal proceedings against the borrowers and/or managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.

The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

            Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

            Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The controlling class representative has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the controlling class representative. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

            It is anticipated that an entity managed by an affiliate of Midland Loan Services, Inc., the initial special servicer, will acquire most of the privately offered certificates, including those that have the right to appoint the initial controlling class representative. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

            Conflicts Between the Trust and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

            Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates. Midland Loan Services, Inc., one of the sellers, is also the initial master servicer and special servicer.

            Conflicts Between Managers and the Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

            Conflicts Between Sellers of Loans and Classes of Certificateholders. Affiliates of the sellers could acquire the certificates entitled to appoint the controlling class representative. Decisions made by the controlling class representative may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates.

            Midland Loan Services, Inc. May Have Conflicts as a Seller and as Master Servicer. Each seller is obligated to substitute a qualified substitute loan or to repurchase a loan if:

o     there is a defect with respect to the documents relating to the loan, or
o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,

provided that such defect or breach materially and adversely affects the interests of the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as master servicer and special servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans. In addition, since the pooling and servicing agreement requires the master servicer to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase or substitute a loan as a seller.

Prepayments May Reduce the Yield on Your Certificates

            The yield to maturity on your certificates may depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o     voluntary prepayments, if permitted, and
o     involuntary prepayments resulting from:

      1.    casualty or condemnation of mortgaged properties,
      2.    defaults and liquidations by borrowers, or
      3.    repurchases upon a seller's breach of a representation or warranty.

            Because the notional amount of the class S certificates is based upon the principal balance of the certificates with principal amounts, the yield to maturity on the class S certificates will be extremely sensitive to the rate and timing of prepayments of principal.

            The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

            Voluntary prepayments under certain of the loans require payment of a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans - Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o     the terms of the loans;
o     the length of any prepayment lockout period;
o     the level of prevailing interest rates;
o     the availability of mortgage credit;
o     the applicable yield maintenance charges or percentage premiums;
o the master servicer's or special servicer's ability to enforce those charges or premiums;
o     the occurrence of casualties or natural disasters; and
o     economic, demographic, tax, legal or other factors.

            Generally, the loan documents do not require the borrower to pay a prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates

            Provisions requiring prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate

            The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o     the interest rate for the certificate;
o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;
o the extent to which principal collections are applied to or otherwise result in a reduction of the principal balance or notional amount of the certificate;
o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;
o the timing and severity of any interest shortfalls resulting from prepayments;
o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and
o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

You Bear the Risk of Borrower Defaults

            The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o     the aggregate amount of distributions on them;
o     their yield to maturity;
o     their rates of principal payments; and
o     their weighted average lives.

            The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical and numerical class designation. See "Description of the Certificates - Distributions." Losses on the loans will be allocated to the class D, class C, class B-8, class B-7, class B-6, class B-5, class B-4, class B-3, class B-2, class B-1, class A-4, class A-3 and class A-2 certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A-1A and class A-1B certificates, pro rata, based on their then-outstanding class principal balances.

            If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

            Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o     the master servicer makes advances to cover delinquent payments, or
o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

            Also, if the related borrower does not repay a loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and, if your certificate was purchased at a discount, may reduce your yield to maturity.

Compensation and Other Payments to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

            To the extent described in this prospectus supplement, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

A Number of Factors That Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

            Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While Donaldson, Lufkin & Jenrette and Prudential Securities each currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.

Risk of Pass-Through Rate Variability

            The interest rates of the class S, class B-1 and class B-2 certificates are based on a weighted average of certain net mortgage rates of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans will have the effect of reducing the interest rate of such certificates. In addition, the pass-through rates on the class A-1B, class A-2, class A-3 and class A-4 certificates may not exceed the weighted average of the net mortgage rates of the loans.

Computer Programming Problems Related to the Year 2000 May Have Adverse Effects on the Payment of Your Certificates

            We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

            We have been advised by each of the master servicer, the special servicer and the trustee that they either:

o are implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant, or
o     will acquire computer systems that are year 2000 compliant.

            However, we have not made any independent investigation of the computer systems of the master servicer, the special servicer or the trustee. In the event that the computer systems of the master servicer, the special servicer or the trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially adversely affect your investment.

            Additionally, we have not made any independent investigation of the computer systems of any borrower or any tenant of a mortgaged property. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such loan.

Other Risks

            See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

                                     General

            The mortgage pool will consist of 207 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $760,414,266 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, each Multiple Property Loan was counted as one loan. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

            The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of December 1, 1999 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.

            The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

            A brief summary of some of the terms of the 5 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Exhibit B. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Exhibit A-1.

            Each Mortgage Loan is evidenced by one or more separate promissory notes. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), which creates a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Exhibit A-2 for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

            None of the Mortgage Loans is insured or guaranteed by the United States of America, by any governmental agency or instrumentality, by any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the underwriters or any of their respective affiliates.

            All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

            The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must generally repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans

            All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,
o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,
o covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,
o     purchase money security interests,
o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies, and
o     other matters to which like properties are commonly subject.

Ground Leases

            The Mortgages for 4 Mortgaged Properties (1.3%) encumber the related borrower's leasehold interest in the related Mortgaged Property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower. The Mortgages for 2 other Mortgaged Properties (0.9%) encumber both the related borrower's leasehold interest and the fee interest of the owner/landlord in the related Mortgaged Property.

Cross-Collateralized Loans

            The mortgage pool includes 5 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 1.2% of the Initial Pool Balance. See Exhibit A-1 for more information regarding the Cross-Collateralized Loans.

Multiple Property Loans

            For purposes of the statistical information contained in this prospectus supplement and the Exhibits, a single indebtedness secured by separate Mortgages encumbering separate Mortgaged Properties is considered as one Mortgage Loan (collectively, the "Multiple Property Loans").

            However, for purposes of providing certain property-specific information for the Multiple Property Loans, each such Mortgage Loan has been allocated among its respective Mortgaged Properties based upon:

o     relative appraised value;
o     relative underwritable cash flow; or
o     prior allocations reflected in the related loan documents.

                             Underwriting Standards

            The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

            Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o     age and condition;
o     appraised value;
o     gross square footage, net rentable area and gross land area;
o     number of units, rooms or beds; and
o     property interest to be mortgaged (fee or leasehold).

Tenants:

o     current tenants' size and identity;
o     termination or purchase option rights;
o     term, expiration and rental rates under current leases;
o     leasing commissions; and
o     tenant improvements and concessions.

Financial Information:

o     historical cash flow;
o     applicable market rentals for similar properties;
o     historical vacancy rate and credit loss rate;
o     debt service coverage ratio; and
o     loan-to-value ratio.

A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals and engineering reports were generally obtained. Environmental site assessments were obtained in connection with 193 Mortgaged Properties (97.5%), and environmental insurance policies were obtained for the remaining Mortgaged Properties.

            Factors typically analyzed in connection with a prospective borrower include:

o     credit history;

o     capitalization and overall financial resources; and
o     management skill and experience in the applicable property type.

            The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters or the trustee.

               Certain Terms and Conditions of the Mortgage Loans

Due Dates

            Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

            Two hundred six of the Mortgage Loans (98.9%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remainder of the Mortgage Loans accrue interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

Amortization of Principal

            Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. One hundred ninety-two Mortgage Loans (89.7%) are "balloon loans" that are expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. Ten of the Mortgage Loans (9.3%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. Five Mortgage Loans (1.0%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

            The weighted average Maturity/ARD LTV Ratio of the mortgage pool is 64.0%. See "Description of the Mortgage Pool--Other Information".

            Ten of the Mortgage Loans (9.3%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;
o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and
o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and generally applied in the following order (although individual loans may have exceptions):

      o     to tax and insurance reserves;
      o     to interest at the Initial Interest Rate;
      o     to all other amounts owed the lender not set forth below;
      o     to all principal due under the original amortization;
      o     to all other reserves;
      o     to all approved operating or capital expenses;
      o     to all other principal then outstanding;
      o     to all outstanding Deferred Interest; and
      o     to the borrower.

            To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest may also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest").

            "Anticipated Repayment Date" or "ARD" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

            "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

            "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date. The Revised Interest Rate is typically equal to the greater of:

o     its Initial Interest Rate plus 2%, or
o the yield rate on the U.S. Treasury obligation that matures in the month or succeeding month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.

            The Revised Interest Rate may also be subject to a cap equal to its Initial Interest Rate plus a percentage specified in the related note.

            However, for 2 Hyper-Amortization Loans (6.3%), the Revised Interest Rate is equal to the Initial Interest Rate plus 2.0% and 2.5%, respectively.

Prepayment Provisions

            Two hundred six of the Mortgage Loans (99.4%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

            The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayment.

            A borrower does not have to pay a prepayment premium if it pays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

            With respect to Mortgage Loans other than the Defeasance Loans, the applicable prepayment premium is generally calculated:

o for 52 Mortgage Loans, for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount,
o for 1 Mortgage Loan, after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage will remain constant over time, and
o for 1 Mortgage Loan, no prepayment premium is required after the expiration of the applicable Lock-out Period.

            Exhibit A-1 contains more specific information about the prepayment premiums for each Mortgage Loan.

            Each Mortgage Loan providing for the payment of a yield maintenance amount in connection with a permitted principal prepayment provides that the amount will be calculated by one of the following methods:

o subtracting the amount of principal being prepaid from the discounted present value (using a discount rate determined in accordance with the note), as of the prepayment date, of the remaining scheduled payments of principal and interest on that Mortgage Loan from the prepayment date through its maturity date (including any balloon payment); or
o     multiplying:

      1.    the amount of principal being prepaid; times
      2. the difference obtained by subtracting a United States Treasury Security yield rate (determined in accordance with the note) from the interest rate applicable to the related Mortgage Loan; times
      3.    a present value factor calculated using the following formula:

                        1 - (1+r)^-n
                        -------------
                              r

            r = the specified yield rate (per item 2. above) n = number of years, and any fraction thereof, remaining between the prepayment date and the maturity date of the Mortgage Loan, or Anticipated Repayment Date for Hyper-Amortization Loans.

            The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;
o require the payment of the applicable prepayment premium for any prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise); and

o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

            The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

            The tables included in Exhibit A-2 set forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.

Defeasance

            For 153 of the Mortgage Loans (75.0%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. No defeasance may occur before the second anniversary of the closing date. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. For Hyper-Amortization Loans, the payments on the substitute collateral must be sufficient to pay-off the loan on its Anticipated Repayment Date. Any excess amounts will be returned to the borrower.

            The master servicer will require the cost, if any, of a defeasance to be paid by the borrower and not by the trust.

"Due-on-Encumbrance" and "Due-on-Sale" Provisions

            The Mortgages contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The master servicer or special servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

            The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower without the mortgagee's prior consent. However, a transfer or change generally will be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o     no event of default exists;
o the proposed transferee meets the mortgagee's customary underwriting criteria;
o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and
o     an acceptable assumption agreement is executed.

            The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

            The master servicer or the special servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any transfer of all or any of a Mortgaged Property or any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

Hazard, Liability and Other Insurance

            Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;
o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the least of the outstanding principal balance of the loan, full replacement cost of the Mortgaged Property and the maximum limit of coverage available from governmental sources;
o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage; and
o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus.

            The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

            With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.

Casualty and Condemnation

            Subject to the rights of the lessor under any ground lease, the Mortgage Loan documents typically provide that all material insurance proceeds or condemnation awards will be paid to the mortgagee if:

o     the Mortgaged Property is damaged by fire or another casualty; or
o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.

In general, the mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.

Financial Reporting

            The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.

Delinquencies

            No Mortgage Loan was 30 or more days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the 12 months immediately preceding the Cut-off Date.

Prior Bankruptcies

            Some of the borrowers under the Mortgage Loans or their affiliates have been parties to, and/or some of the underlying real properties have been the subject of, prior bankruptcy proceedings.

Borrower Escrows and Reserve Accounts

            In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o     necessary repairs and replacements,
o     tenant improvements and leasing commissions,
o     real estate taxes and assessments,
o     water and sewer charges,
o     insurance premiums,
o     environmental remediation,
o improvements mandated under the Americans with Disabilities Act of 1990, or
o     deferred maintenance and/or scheduled capital improvements.

            Exhibit A-1 contains more specific information about the Reserve Accounts for each Mortgage Loan.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

            The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 5.9% of the Initial Pool Balance. The 5 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 19.6% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 6.0% of the Initial Pool Balance. See Exhibit A-1 for further information regarding these Mortgage Loans.

Environmental Risks

            Environmental site assessments were obtained for 193 of the Mortgaged Properties (97.5%) during the 24-month period ending on September 20, 1999. The assessments for 12 of those Mortgaged Properties (5.0%) were obtained more than 18 months prior to the Cut-off Date. The assessments for 3 of those Mortgaged Properties (0.4%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments.

            No environmental site assessments were obtained for 19 Mortgaged Properties (2.5%). For each of 6 Mortgaged Properties (2.0%), a "Phase II" environmental site assessment was recommended but not performed. In general, the decision not to take either of the foregoing actions with respect to any of those Mortgaged Properties was based upon the borrower or the lender obtaining an environmental insurance policy with respect to the Mortgaged Property.

            Except as described herein, where an environmental site assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;
o obtain an environmental insurance policy that covers the environmental issue; or
o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

            In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a Mortgaged Property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;
o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or
o a responsible party with respect to the condition had already been identified.

            See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates" for more information about the environmental condition of certain Mortgaged Properties.

            Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

            Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to:

o     refinance the Mortgage Loan using the Mortgaged Property as collateral, or
o     sell the Mortgaged Property to a third party.

It may also affect the value of the Mortgaged Property that may be realized upon any foreclosure.

            You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

            Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

Environmental Insurance

            Depositor Group Policy.

            In connection with the issuance of the certificates, the depositor will obtain a secured creditor impaired property group policy covering environmental matters with respect to 14 Mortgaged Properties (6.1%). In general, that group policy provides coverage for the following losses, subject to no deductibles and, further, to the coverage limits discussed below:

o if during the term of the policy, adverse environmental conditions exist at levels above legal limits on an insured Mortgaged Property and the borrower defaults under the related Mortgage Loan, the insurer will indemnify the trust for the outstanding principal balance of the related Mortgage Loan on the date of the default, together with accrued interest;
o if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emerging from an insured Mortgaged Property, the insurer will cover that claim; and
o if the trust enforces the related mortgage and the related insured Mortgaged Property is acquired by the trust, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under that Mortgaged Property.

            The coverage limits for this secured creditor impaired property group policy are as follows:

o the per occurrence limit will equal 125% of the principal balance of the related Mortgage Loan, and
o the aggregate limit will equal 40% of the aggregate principal balance of all the covered Mortgage Loans.

            Column Individual Policies.

            Additionally, with respect to 19 Mortgage Loans (2.5%) to be acquired by the depositor from

Column Financial, Inc., secured creditor impaired property policies were obtained covering environmental matters with respect to the related Mortgaged Properties. In general, each of these policies provide coverage for the following losses, subject to the exclusions from coverage discussed under "--Environmental Insurance--General Information" below:

o if during the term of the policy, adverse environmental conditions exist at levels above legal limits on the related insured Mortgaged Property and the borrower defaults under the related Mortgage Loan, the insurer will indemnify the trust for the outstanding principal balance of the related Mortgage Loan on the date of the default, together with accrued interest;
o if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emerging from the related insured Mortgaged Property, the insurer will cover that claim; and
o if the trust enforces the related mortgage and the related insured Mortgaged Property is acquired by the trust, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under that Mortgaged Property;

provided that the trustee, the master servicer and/or the special servicer first became aware of those adverse environmental conditions during the term of the policy and the appropriate party reported those conditions to the government in accordance with applicable law.

            General Information.

            Each of the secured creditor impaired property policies described above, including the group policy, require that the appropriate party associated with the trust report a claim during the term of the related policy. None of those policies includes coverage for asbestos and lead-based paint. Furthermore, none of those policies pays for unreimbursed servicing advances.

            The premium for each of the secured creditor impaired policies described above, including the group policy, has been or, as of the date of initial issuance of the certificates, will be paid in full. The insurer under each of those policies is either American International Specialty Lines Insurance Company or Commerce and Industry Insurance Co. Both of those insurers are member companies of the American Insurance Group, Inc.

Geographic Concentration

            Mortgaged Properties located in California and Texas secure approximately 15.0% and 11.6%, respectively, of the Initial Pool Balance. Additionally, Mortgaged Properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of the related Mortgage Loans or the value of such Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Exhibit A-2.

Zoning Compliance

            The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. Where a Mortgaged Property is operated as a permitted non-conforming use, an analysis was generally conducted as to whether existing replacement cost hazard insurance or, if necessary, supplemental "law and ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of the repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

Tenant Matters

            Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Exhibit A-2. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which may require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. For 44 of the Mortgaged Properties (16.4%), the owner or major tenant occupies 50% or more of the Mortgaged Property.

                                Other Information

            Each of the tables in Exhibit A-2 lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-off Date. The sum in any column of any of the tables in Exhibit A-2 may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Exhibit A-1. For a brief summary of certain of the terms of the 5 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Exhibit B. Certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is listed in Exhibit A-1. Finally, certain information regarding the Reserve Accounts for each Mortgage Loan is set forth in Exhibit A-1.

            For purposes of the tables in Exhibit A-2 and for the information included in this prospectus supplement and in Exhibits A-1 and B the following definitions and assumptions apply:

Debt Service Coverage Ratio

            In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

            For purposes of this prospectus supplement, including for the tables in Exhibit A-2 and the information in Exhibits A-1 and B, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of either the "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties or the Most Recent Net Operating Income, as described below, to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans). All debt service coverage ratio information included in this prospectus supplement excludes the 1 Mortgaged Property subject to a credit tenant lease.

            "Most Recent DSCR" for a Mortgage Loan (or group of
Cross-Collateralized Loans) is the ratio of its Most Recent Net Operating Income to the annualized amount of debt service payable under that Mortgage Loan (or group of Cross-Collateralized Loans).

            "U/W DSCR" or "Underwritable Debt Service Coverage Ratio" for a Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of its Underwritable Cash Flow calculated in connection with the underwriting of the Mortgage Loan to the annualized amount of debt service payable under that Mortgage Loan (or group of Cross-Collateralized Loans).

            "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),
o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), and
o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

            In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain adjustments to particular items in the operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom. These adjustments were based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. Such adjustments may not have been consistent with generally accepted accounting principles. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. In some instances, lease rentals were adjusted to take into account rent increases scheduled to occur within the next 12 months. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

            The amount of any underwritten or contractual recurring replacement reserve amounts and/or underwritten or contractual leasing commissions and tenant improvements for each of the Mortgaged Properties is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The underwritten or contractual recurring replacement reserve amounts shown on Exhibit A-1 are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square footage in the case of other commercial properties.

            No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

Loan-to-Value

            References in the tables to "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan (or the aggregate Cut-off Date Principal Balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below. All loan-to-value ratio information included in this prospectus supplement does not include the 1 Mortgaged Property subject to a credit tenant lease.

            References to "Maturity/ARD Balance" is the principal balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at its maturity date, or for a Hyper-Amortization Loan, at its Anticipated Repayment Date (calculated based on the Maturity Assumptions and a 0% CPR).

            References to "Maturity/ARD LTV" or "Maturity/ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the Maturity/ARD Balance of a Mortgage Loan (excluding the Mortgage Loans expected to fully amortize over their remaining term) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

            Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters or the trustee or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan-to-value ratios set forth in this prospectus supplement.

Year Built/Renovated

            References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.

Weighted Averages

            References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Principal Balances of the Mortgage Loans.

Most Recent Appraised Value

            References to "Most Recent Appraised Value" for each of the Mortgaged Properties is the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal or market valuation obtained by or otherwise in the possession of the related seller. The "cured value" is generally calculated as the sum of:

o the"as is" value set forth in the related appraisal or market valuation, plus
o the estimated costs (as of the date of the appraisal or market valuation), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related Mortgage Loan.

In general, the amount of these estimated costs is based on:

o     an estimate by the individual preparing the appraisal or market valuation,
o     an estimate by the related borrower,
o the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan, or
o     a combination of these estimates.

Leasable Square Footage

            References to "S.F." or "Sq.Ft." means, in the case of any Mortgaged Property that is a commercial property (other than a hospitality property), the estimated square footage of its gross leasable area, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the Mortgaged Property is based.

Units

            References to (1) in the case of any Mortgaged Property that is a multifamily rental property, its estimated number of apartments, regardless of the number or size of rooms in the apartments, and (2) in the case of any Mortgaged Property that is a manufactured housing community, its estimated number of pads to which a mobile home can be hooked up, in each case, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value is based.

Rooms

            References to "Rooms" means, in the case of any Mortgaged Property that is a hospitality property, its estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the property is based.

Occupancy Rate At Underwriting

            References to "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally mean the percentage of leasable square footage, in the case of Mortgaged Properties that are commercial properties (other than hospitality properties), or units, in the case of Mortgaged Properties that are multifamily rental properties and manufactured housing communities, of the subject Mortgaged Properties that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan or such later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the Mortgaged Property is based. Information shown in this prospectus supplement with respect to any weighted average of occupancy rates at underwriting excludes hospitality properties from the relevant calculations.

Major Tenant

            References to "Major Tenant" means any one of the top three tenants (based on the net rentable area of its space) of a commercial property that leases at least 10% or more of the net rentable area of the Mortgaged Property.

Most Recent Operating Statement Date

            References to "Most Recent Operating Statement Date" means, with respect to each of the Mortgage Loans, the date indicated on Exhibit A-1 as the "most recent operating statement date" with respect to the Mortgage Loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related Mortgaged Property.

Most Recent Net Operating Income

            References to "Most Recent Net Operating Income" means, with respect to each of the Mortgaged Properties, its total cash flow that was available for annual debt service on the related Mortgage Loan, calculated as the most recent revenues less most recent expenses for that Mortgaged Property. For purposes of calculating the most recent net operating income for each of the Mortgaged
Properties:

o "most recent revenues" are the revenues received, or annualized or estimated in certain cases, in respect of a Mortgaged Property for the 12-month period ended as of the most recent operating statement date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower, and
o "most recent expenses" are the expenses incurred, or annualized or estimated in certain cases, for a Mortgaged Property for the 12-month period ended as of the most recent operating statement end date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

                                   The Sellers

Midland Loan Services, Inc.

            Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. Midland is an affiliate of PNC Capital Markets, Inc. See "Master Servicer and Special Servicer".

            Seventy-three of the Mortgage Loans (30.5%) were originated by Midland and sold to the Midland Commercial Mortgage Loan Owner Trust II, a business trust organized under the laws of the State of Delaware. The holders of the Midland Owner Trust certificates will sell their certificates to an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation on or before the closing date. On or before the closing date, that affiliate of Donaldson, Lufkin & Jenrette Securities Corporation will terminate the Midland Owner Trust and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trust. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.

            An additional 70 Mortgage Loans (25.1%) were also originated by Midland. Midland will sell these Mortgage Loans directly to the depositor on the closing date.

Column Financial, Inc.

            Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in:

            o     Bethesda, Maryland;
            o     Chicago, Illinois;
            o     Cleveland, Ohio;
            o     Dallas, Texas;

            o     Denver, Colorado;
            o     Hollywood, Florida;
            o     Houston, Texas
            o     Los Angeles, California;
            o     Nashville, Tennessee;
            o     New York, New York;
            o     Newport Beach, California
            o     Norwalk, Connecticut;
            o     Philadelphia, Pennsylvania;
            o     San Francisco, California;
            o     Seattle, Washington; and
            o     Tampa, Florida

            Column has closed more than $7.5 billion of commercial and multifamily mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of Donaldson, Lufkin & Jenrette Securities Corporation.

            Column Financial, Inc. originated 58 of the Mortgage Loans (43.7%). Column acquired an additional 6 Mortgage Loans (0.7%) from Union Capital Investments, LLC.

            Union Capital Investments, LLC is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

Changes in Mortgage Pool Characteristics

            The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o     the depositor deems such removal necessary or appropriate, or
o     the loan is prepaid.

            A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

            A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                   Representations and Warranties; Repurchase

            The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. Other representations and warranties may also be required by the Rating Agencies or the purchasers of the privately offered certificates. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement is true and correct in all material respects as of the Cut-off Date.

2. The seller owns the Mortgage Loans and is conveying them free and clear of any pledge, lien or security interest.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due nor has been during the preceding 12-month period.

4. The related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, subject to:

      o     creditors' rights and general principles of equity,
      o liens for current real estate taxes and assessments not yet delinquent or accruing interest or penalties,

      o exceptions and exclusions specifically referred to in the lender's title insurance policy,
      o     purchase money security interests,
      o     other matters to which like properties are commonly subject,
      o the rights of tenants to remain at the related Mortgaged Property following foreclosure, and
      o the lien for another Mortgage Loan which is cross-collateralized with such Mortgage Loan.

5. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part.

6. The seller is not aware of any proceeding pending for the total or partial condemnation of or affecting the related Mortgaged Property.

7. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

8. The proceeds of the Mortgage Loan have been fully disbursed (subject to funds being held back pending the satisfaction of certain leasing, repair or other conditions), and there is no obligation for future advances with respect to such Mortgage Loan.

9. Each note, Mortgage and other agreement of the borrower with respect to the Mortgage Loan is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to:

      o     the non-recourse provisions of the loan;
      o applicable state anti-deficiency or market value limit deficiency legislation;
      o bankruptcy, insolvency, reorganization and state laws related to creditors' rights; and
      o     general principles of equity.

            With respect to each Mortgage Loan originated by Union Capital, Union Capital made certain representations and warranties in connection with the sale of the Mortgage Loan to Column. These representations and warranties and the related obligations of Union Capital for breach are being assigned by Column to the depositor and by the depositor to the trustee under the pooling and servicing agreement. The representations and warranties made by Union Capital will not be identical to those made by the sellers. The representations and warranties made by Union Capital are in addition to the representations and warranties made by Column with respect to the Mortgage Loans it acquired from Union Capital.

            The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

o of any breach of certain representations or warranties made by that seller in its mortgage loan purchase agreement, or
o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans".

Subject to the discussion below, the applicable mortgage loan purchase agreement provides that, if a breach or default that materially and adversely affects the interests of the trustee or the certificateholders is not cured within 90 days after discovery of the breach or defect by the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee, the applicable seller will either:

1. repurchase the affected Mortgage Loan for a purchase price (the "Repurchase Price") equal to the sum of:

      o     outstanding principal balance,
      o unpaid accrued interest at the applicable rate (in absence of a default and excluding any Deferred Interest) to, but not including, the date of repurchase,
      o the amount of any unreimbursed Servicing Advances relating to such Mortgage Loan,
      o     accrued interest on Advances (including P&I Advances) at the Advance
            Rate,
      o the amount of any unpaid servicing compensation (other than master servicing fees) and trust fund expenses allocable to the Mortgage Loan, and
      o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

            If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, the 90-day period will not commence until the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the depositor an officer's certificate:

o     describing the measures being taken to cure the breach or defect,
o stating that it is possible to cure the breach or defect cured within the 90 day period, and
o stating that the breach or defect does not cause the Mortgage Loan to fail to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986.

            However, if there is a breach of representations and warranties with respect to a Mortgage Loan by both Union Capital and Column, then:

o Column will have an obligation to effect a cure, repurchase or replacement (if applicable) only if Union Capital fails to cure the breaches or repurchase or replace the affected Mortgage Loan within the time allowed under its loan purchase agreement, and
o Column's time period to effect a cure, repurchase or replacement will be limited to 90 days following the end of Union Capital's time period to cure the breach or repurchase or replace the Mortgage Loan.

            This extension of the period within which Column is obligated to effect a cure, repurchase or replacement does not apply if the breach would cause the Mortgage Loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986. If Union Capital repurchases or replaces a Mortgage Loan and the price or additional cash amount which Union Capital is required to pay is less than the applicable Repurchase Price or shortfall amount, Column is required to pay the deficiency out of its own funds.

            A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;
2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;
3.    have the same due date as the deleted Mortgage Loan;
4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;
7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;
8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;
9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan and a current debt service coverage ratio not less than the then current debt service coverage ratio of the deleted Mortgage Loan;
10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code of 1986;
11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;
12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;
13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and
14. not be substituted for a deleted Mortgage Loan unless the controlling class representative has approved the substitution in its reasonable discretion.

            If one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then:

o the amounts described in clause (1) will be determined on the basis of total principal balances,
o the rates described in clause (2) above will be determined on a weighted average basis, and
o the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis.

            When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee and the controlling class representative.

            The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or
o     missing or defective Mortgage Loan documentation.

            In addition to the above remedies for breach of representations and warranties, the controlling class representative may require a seller to establish a cash reserve or provide a letter of credit in the amount of 20% of the principal balance of any Mortgage Loan if the related Mortgage, assignment of leases, certain financing statements or certain assignments in favor of the trustee remain missing, unrecorded or unfiled 18 months or more after the closing because such document was never provided in the proper form, was lost or was returned unrecorded or unfiled as a result of a defect, but only if such omission would materially and adversely affect the enforcement of the related lien or security interest or the value of the Mortgage Loan at such time. If the seller fails to cure such defects or repurchase or replace the related Mortgage Loan when required by the related loan purchase agreement, the cash reserve or letter of credit for the related Mortgage Loan may under certain circumstances be applied to reimburse the trust for any expenses directly incurred as a result of such document defects, including the costs of enforcing the seller's obligations or curing such document defects.

            If a seller defaults on its obligation to substitute, repurchase, cure or provide a cash reserve or letter of credit, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provision of the Internal Revenue Code of 1986, REMIC I, REMIC II and REMIC III may be disqualified.

                      MASTER SERVICER AND SPECIAL SERVICER

                                   Background

            Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105.

            Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 143 of the Mortgage Loans (55.6%). See "Description of the Mortgage Pool--The Sellers".

            Standard & Poor's Ratings Services and Fitch IBCA, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.

                          Midland's Servicing Portfolio

            As of September 30, 1999, Midland was servicing approximately 14,900 commercial and multifamily loans with a principal balance of approximately $42.5 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,400 of the loans, with a total principal balance of approximately $32.8 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o     financial institutions,
o     private investors, and
o     issuers of commercial and multifamily mortgage-backed securities.

                             Delinquency Information

            The following table lists the master servicer's delinquency experience for commercial mortgage-backed securities transactions that it services. The table includes loans that Midland Loan Services, L.P. serviced before April 3, 1998. The portfolio does not include mortgage loans included in distressed RTC portfolios.

                                                            As of December 31,
                           --------------------------------------------------------------------------------------
                                      1996                          1997                          1998
                           --------------------------    --------------------------    --------------------------
                              By No.        By Dollar       By No.       By Dollar        By No.       By Dollar
                                of           Amount          Of            Amount           of          Amount
                              Loans         of Loans        Loans         of Loans        Loans        of Loans
                              -----         --------        -----         --------        -----        --------
                                                       (Dollar amounts in thousands)
Total portfolio ........      2,782       $ 6,557,024          3,644    $13,129,936          6,493    $29,656,681

Period of delinquency(1)
  30-59 days ...........        198       $    89,419            146    $   281,143             48    $    92,712
  60 to 89 days ........         17            10,479             43         20,363             26         31,925
  90 days or more(2) ...         18            33,898            104        150,237            102         69,585
  REO ..................         --                --              8         19,005             14         32,094
                           --------       -----------       --------    -----------       --------    -----------
Total delinquent loans .        233       $   133,795            301    $   470,748            190    $   226,316
                           ========       ===========       ========    ===========       ========    ===========

Percent of portfolio ...          8%                2%           8.3%           3.6%           2.9%           0.8%
                           ========       ===========       ========    ===========       ========    ===========

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
(2)   Includes pending foreclosures.

                                           As of September 30,
                           -----------------------------------------------------
                                       1998                        1999
                           ------------------------    -------------------------
                             By No.       By Dollar      By No.       By Dollar
                               of          Amount         Of           Amount
                             Loans        of Loans       Loans        of Loans
                             -----        --------       -----        --------
                                       (Dollar amounts in thousands)

Total portfolio ........     5,858       20,529,878      6,978       31,587,048

Period of delinquency(1)
  30-59 days ...........        61           43,090         28           40,830
  60 to 89 days ........        26           37,620         18           15,418
  90 days or more(2) ...        96           52,300        100           62,354
  REO ..................        14           35,367         16           48,221
                           -------       ----------    -------       ----------

Total delinquent loans .       197          168,377        162          166,823
                           ====================================================

Percent of portfolio ...       3.4%             0.8%       2.3%             0.5%
                           ====================================================

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
(2)   Includes pending foreclosures.

            Because the delinquency rate for the portfolio is relatively low, Midland's management believes that changes in delinquency levels from period to period do not reflect overall market trends, but are primarily due to:

o     the varying size of the portfolio,
o     individual property-level economics, and
o     circumstances unique to individual borrowers.

            Midland's overall historical delinquency experience is based on the servicing of mortgage loans that may not be comparable to the Mortgage Loans. The delinquency experience on the Mortgage Loans may differ from Midland's overall historical experience for several reasons, including:

o the underwriting standards and policies used to underwrite the Mortgage Loans may differ substantially from those used to underwrite loans in the portfolio;
o parties other than Midland are primary servicers or sub-servicers of some loans included in the portfolio;
o the portfolio includes many loans outstanding too briefly to have seasoned to a point where delinquencies would be fully reflected. If the average age of the loans in the portfolio increases, the portfolio could experience significantly higher delinquency percentages; and
o an overall decline in property values could increase delinquency rates above those previously experienced by the master servicer overall and on the Mortgage Loans.

            The information concerning Midland set forth above has been provided solely by Midland. The trustee, the sellers and the underwriters make no representation or warranty as to its accuracy.

                        DESCRIPTION OF THE CERTIFICATES

                                     General

            The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o     Class S Certificates
o     Class A-1A Certificates
o     Class A-1B Certificates
o     Class A-2 Certificates
o     Class A-3 Certificates
o     Class A-4 Certificates
o     Class B-1 Certificates
o     Class B-2 Certificates
o     Class B-3 Certificates
o     Class B-4 Certificates
o     Class B-5 Certificates
o     Class B-6 Certificates
o     Class B-7 Certificates
o     Class B-8 Certificates
o     Class C Certificates
o     Class D Certificates
o     Class E Certificates
o     Class R-I Certificates
o     Class R-II Certificates
o     Class R-III Certificates

            We are only offering the class S, A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2 certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the prospectus for additional important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

            The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal and interest due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date),
o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),
o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),
o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and
o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

            The class E certificates will evidence undivided interests in a grantor trust consisting of collections of Deferred Interest on the Mortgage Loans. The principal balance certificates and the interest only certificates will not receive any Deferred Interest collected on the Mortgage Loans.

            As described under "Material Federal Income Tax Consequences", the class R-I, R-II and R-III certificates will constitute "residual interests" in a REMIC. We do not anticipate that the residual certificates will receive any distributions of cash from the trust.

                     Principal Balances and Notional Amounts

            Upon initial issuance, the respective classes of principal balance certificates will have the class principal balances set forth in the table on page S-4, which may in the aggregate vary by up to 5%.

            The principal balance of any class of principal balance certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The principal balance of each class will be reduced by:

o     amounts distributed to the class as principal, and
o     any Realized Losses and Expense Losses allocated to the class.

            The class S certificates are interest-only certificates, have no principal balances and are not entitled to distributions of principal. The total notional amount of the class S certificates as of any date is equal to 100% of the total principal balance of the Principal Balance Certificates.

            The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before that date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and
o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

            However, except as stated in the discussion under "--Distributions--Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

                               Pass-Through Rates

            The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".

            The pass-through rate for the class A-1A certificates is fixed at 7.1100% per annum.

            The pass-through rates for the class A-1B, class A-2, class A-3 and class A-4 certificates for each interest accrual period will equal the lesser of
(1) the initial pass-through rate for that class, and (2) the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

            The pass-through rates for the class B-1 and class B-2 certificates for each interest accrual period will equal the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

            The pass-through rates for the class B-3, class B-4 and class B-5 certificates for each interest accrual period will equal the lesser of (1) 7.1000% and (2) the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date. The pass-through rates for the class B-6, class B-7, class B-8, class C and class D certificates for each interest accrual period will equal the lesser of (1) 6.8500% and (2) the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

            The pass-through rate on the class S certificates for the initial interest accrual period will equal 0.8340%. For each subsequent interest accrual period, the pass-through rate on the class S certificates will generally be a per annum rate equal to the excess of:

o the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date, over
o the weighted average of the pass-through rates for the principal balance certificates for that interest accrual period, weighted on the basis of the respective principal balances thereof immediately before the distribution date.

            The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the master servicer fee and the trustee fee. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating pass-through rates.

            The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest on an actual/360 basis (the "Interest Reserve Loans") will be adjusted to an annual rate generally equal to:

o a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that Mortgage Loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of December 1, 1999, and the denominator of which is the Stated Principal Balance of the Mortgage Loan immediately prior to that distribution date, minus
o     the related master servicer fee and the trustee fee.

            Notwithstanding the foregoing, if the subject distribution date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be decreased by any Interest Reserve Amount with respect to that Mortgage Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be increased by any Interest Reserve Amounts with respect to that Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

            See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                                  Distributions

Method, Timing and Amount

            Payments on the offered certificates are scheduled to occur monthly, commencing in January 2000. The distribution date for each month will be the later of:

o the 10th calendar day of that month, or if that day is not a business day, then the next business day, and
o     the fourth business day after the determination date for the month.

            The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

            The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions on or before the Record Date, or
o     otherwise by check mailed to the certificateholder.

            The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.

            The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

            Distributions on a class of certificates are allocated among the outstanding certificates of the class based on their principal or notional balances.

Determining Available Funds

            The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at close of business on the Determination Date, excluding:

      1. Monthly Payments collected but due on a due date after the related Collection Period,
      2. prepayment premiums and Deferred Interest (which are distributed separately),
      3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),
      4.    amounts deposited in the Collection Account in error,
      5. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus
o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

            "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o     are received before the scheduled due date, and
o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

            The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the January 2000 distribution date, on the day after the Cut-off Date), and
o ends on the Determination Date in the month in which the distribution date occurs.

            The "Determination Date" for a distribution date is the fourth calendar day of the month or, if that day is not a business day, the first business day before that day.

Applying Available Funds

            On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the Distributable Certificate Interest for that class for that distribution date;

2. to pay principal from the Principal Distribution Amount for that distribution date:

      o     first to the holders of the class A-1A certificates; and
      o     second to the holders of the class A-1B certificates;

      in each case, up to an amount equal to the lesser of:

      (a)   the then-outstanding principal balance of the class; and
      (b)   the remaining portion of the Principal Distribution Amount.

      However, principal payments will be made to the class A-1A and class A-1B certificates up to an amount equal to, and pro rata based on, their outstanding class principal balances:

      o if the principal balance of the subordinate certificates has been reduced to zero; or
      o on the final distribution date, if the trust fund is terminated as discussed under "Optional Termination" below; and

3. to reimburse the holders of the class A-1A and class A-1B certificates, up to an amount equal to, and pro rata as among those classes in accordance with the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A-1A and class A-1B certificates and for which no reimbursement has previously been paid; plus all unpaid interest on such amounts (compounded monthly) at the pass-through rates for those classes.

            On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for that distribution date;

2. if the principal balance of the class A-1A and class A-1B certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

      (a)   the then-outstanding principal balance of that class, and
      (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding principal balance of the class); and

3. distributions for the purpose of reimbursement, up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid; plus all unpaid interest on such amounts (compounded monthly) at the pass-through rates for those classes.

            "Alphabetical and numerical order" is determined first by alphabetical order, and then if the alphabetical designations are the same, by numerical order.

            The trustee will pay any remaining Available Funds to the holders of the class R-I certificates.

            Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.

Distributable Certificate Interest

            The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the principal balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the Cutoff Date),
o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment Interest Shortfall for the distribution date, and
o increased by the class's Class Interest Shortfall, if any, for the distribution date.

            See "--Prepayment Interest Shortfalls" below.

            The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o     zero on the initial distribution date; and
o     for subsequent distribution dates, the sum of:

      1.    the excess, if any, of:
            o all Distributable Certificate Interest for the class on the preceding distribution date, over
            o all distributions of interest made for the class on the preceding distribution date, plus
       2. to the extent permitted by law, one month's interest on such excess at the pass-through rate for the class (or, in the case of the class S certificates, at a rate equal to the weighted average of the pass-through rates for the principal balance certificates, weighted on the basis of their respective principal balances).

Principal Distribution Amount

            The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus
o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

            If on any distribution date the aggregate amount of distributions of principal made on the principal balance certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date.

            The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

            The "Assumed Monthly Payment":

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.
o for a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.

Distributions of Prepayment Premiums

            Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

            Any prepayment premium will be distributed as follows. The holders of each class of offered certificates receiving principal distributions on a distribution date will be entitled to an amount equal to the product of:

o     the prepayment premium available for distribution, multiplied by
o     a fraction (not more than one or less than zero):
      1. the numerator of which equals the excess, if any, of the pass-through rate applicable to that class of offered certificates, over the Discount Rate, and
      2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate, multiplied by
o     a fraction (not more than one or less than zero):
      1. the numerator of which is equal to the aggregate distributions of principal to be made with respect to that class of offered certificates on that distribution date, and
      2. the denominator of which is equal to the Principal Distribution Amount for that distribution date.

            The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

            The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

            All prepayment premiums not distributed to holders of offered principal balance certificates will be distributed to the holders of the interest only certificates.

                           Treatment of REO Properties

            If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o     determining distributions on the certificates,
o     allocations of Realized Losses and Expense Losses to the certificates,
o computing master servicing fees, special servicing fees and trustee fees, and
o     determining pass-through rates and the Principal Distribution Amount.

            Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer and the trustee are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the

REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".

                      Appraisal Reductions of Loan Balances

            An Appraisal Reduction will be calculated following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,
o     120 days after an uncured delinquency occurs on a Mortgage Loan,
o 45 days after the effective date of a modification agreed to by the special servicer that reduces the amount of the Monthly Payment, or changes any other material economic term of the Mortgage Loan,
o 60 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,
o     immediately after a borrower declares bankruptcy, and
o     immediately after a Mortgage Loan becomes an REO Mortgage Loan.

            The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less
o     the excess, if any, of:
      1. 90% of the appraised or otherwise estimated value of the related Mortgaged Property or Properties, plus the amount of any escrows or reserves for the Mortgage Loan that are not related to taxes or insurance, over
      2.    the sum of:
            (a) all unpaid interest on the principal balance of the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer or the trustee,
            (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate, and
            (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed and are not the subject of an Advance).

            Within 60 days after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must:

o obtain a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or
o at its discretion, conduct an internal property valuation in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than $1,000,000.

            Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.

            If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.

            The master servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the master servicer will adjust the

Appraisal Reduction to take into account the Updated Appraisal.

            The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the controlling class representative may at any time request the special servicer to obtain (at the controlling class representative's expense) an Updated Appraisal. The master servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. The master servicer will deliver a copy of each Updated Appraisal to the trustee and the controlling class representative within 15 days after it receives the Updated Appraisal from the special servicer. Upon request, the trustee will provide each Updated Appraisal to any holder of the privately offered certificates.

            The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan or if the Mortgage Loan becomes a Corrected Mortgage Loan and the borrower makes three consecutive monthly debt service payments.

            An Appraisal Reduction:

o will reduce the master servicer's and the trustee's obligation to advance delinquent interest on the Mortgage Loan;
o may reduce current distributions to one or more of the then most subordinate classes of principal balance certificates; and
o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of principal balance certificates.

            See "The Pooling and Servicing Agreement--Advances".

    Application of Realized Losses and Expense Losses to Principal Balances

            If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total principal balance of the principal balance certificates, then the principal balances of the various classes of the principal balance certificates will be reduced as follows:

o First, the principal balances of the various classes of the subordinate certificates will be reduced, sequentially in reverse alphabetical and numerical order beginning with the class D certificates. The principal balance of the lowest class will be reduced until:
      o     the deficit is reduced to zero; or
      o     the principal balance of that class is reduced to zero.
o Any deficit remaining after reducing the principal balance of the most subordinate class to zero will be applied to reduce the principal balance of the next lowest class, and so forth until the deficit is eliminated or until the total principal balance on all the subordinate certificates is reduced to zero.

            If any portion of the deficit remains after the total principal balance of all the subordinate certificates is reduced to zero, then the class principal balances of the class A-1A and class A-1B certificates will be reduced, in proportion to their remaining class principal balances, until:

o     the deficit is reduced to zero; or
o the principal balance of the class A-1A and A-1B certificates is reduced to zero.

            In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the principal balances allocate Realized Losses and Expense Losses among the certificates.

            Any reduction in the principal balance of any class of principal balance certificates also reduces the notional amount of the interest only certificates.

            Within a given class of principal balance certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

            Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o     fraud;
o     bankruptcy; or
o     an uninsured casualty loss.

            If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o     the sum of:

      1.    the outstanding principal balance;
      2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs, excluding Deferred Interest and default interest in excess of the mortgage interest rate;
      3.    all unreimbursed Servicing Advances; and
      4.    all outstanding liquidation expenses;
                                     minus
o     the total liquidation proceeds received, if any.

            If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

            The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses that are not of the type typically subject to a Servicing Advance or are of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

            "Additional Trust Fund Expenses" include, among other things:

o     special servicing fees, workout fees and disposition fees,
o interest on Advances not paid from default interest and late payment charges,
o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund, if these costs are not covered by a Servicing Advance or paid by a borrower,
o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including:
      1. indemnities and reimbursements to the trustee, the master servicer, the special servicer and the depositor, and
      2. certain federal, state and local taxes, and related expenses payable out of the trust fund,
o expenses to remedy an environmental condition on a Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans - Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans"), if these costs are not covered by a Servicing Advance, and
o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

Prepayment Interest Excesses and Shortfalls

            If a borrower prepays all or part of a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month through the day preceding the prepayment date, then such interest (less related master servicer fees) is a "Prepayment Interest Excess".

            If a borrower prepays all or part of a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicer fees) is a "Prepayment Interest Shortfall".

            Prepayment Interest Excesses collected during a Collection Period will be used to offset Prepayment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

            The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.015% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment."

            The total of all Prepayment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment Interest Shortfall" for the distribution date.

            The trustee will allocate any Net Aggregate Prepayment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

            See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                        Scheduled Final Distribution Date

            The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its principal balance or notional amount would become zero if there is no:

o     early termination of the trust,
o     repurchase of any loan,
o     default or delinquency on any loan,
o prepayment of any kind, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates, or
o     modification or extension of any loan.

            It is very unlikely that these assumptions will hold true.

            The Scheduled Final Distribution Date for each class of the offered certificates is the distribution date in the month and year listed for such class in the "Scheduled Final Distribution Date" column in the table on the cover page. These Scheduled Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

            Since the rate of payment (including voluntary and involuntary prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and may exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.

                                  Subordination

            The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o     the senior certificates, and
o each other class of subordinate certificates with an earlier alphabetical and numerical class designation.

            This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and
o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A-1A and class A-1B certificateholders of principal equal to the initial class principal balance of those classes.

            Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

            The subordination will be accomplished by:

o     applying Available Funds as described above under "--Distributions", and
o allocating Realized Losses and Expense Losses to the principal balance certificates in reverse alphabetical and numerical order.

            Realized Losses and Expense Losses are allocated to the class A-1A and class A-1B certificates in proportion to their principal balances.

            No losses are allocated to the class S certificates, but any reduction in the principal balance of a class of principal balance certificates will reduce the notional amount of the class S certificates.

            No other form of credit enhancement is provided.

                              Optional Termination

            If on any distribution date the total Stated Principal Balance of the Mortgage Loans is less than 1% of the Initial Pool Balance, then each of the following (in this order) has an option to terminate the trust:

o     the majority holders of the Controlling Class,
o     the master servicer,

o     the special servicer, and
o     the holder of the majority of the class R-I certificate interests.

            The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

            The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:
      1. loans as to which the special servicer has determined all payments or recoveries have been made, and
      2.    loans as to which the Mortgaged Property has become an REO Property,
o accrued and unpaid interest on those Mortgage Loans to the due date in the Collection Period when the termination occurs,
o     unreimbursed Servicing Advances plus interest at the Advance Rate, and
o the fair market value of any other property (including REO Property) remaining in the trust fund.

            The option exercise price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.

                                  Voting Rights

            At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 98% to the holders of the classes of principal balance certificates in proportion to the principal balances of these classes, and
o     2% to the holders of the interest only certificates.

            Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.

                         Delivery, Form and Denomination

Book-Entry Certificates

            Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates except in the limited circumstances described below.

            DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Cedelbank or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and the Brussels, Belgium office of Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

            Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their rules.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Cedelbank's or Euroclear's depositary. Cedelbank participants and Euroclear participants may not deliver instructions directly to these depositaries.

            Because of time-zone differences, credits of certificates received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Cedelbank or Euroclear participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of certificates by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

            The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

            In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

            So long as any class of offered certificates are held in book-entry form:

o actions by certificateholders will be taken by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners of those certificates, and
o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee as the registered holder of those certificates for ultimate distribution to beneficial owners of those certificates in accordance with DTC procedures and applicable law.

            Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued by the beneficial owners of those certificates.

            Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

            Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

Definitive Certificates

            The trustee will issue definitive physical certificates to certificateholders only if:

o     the depositor elects to terminate the book-entry system, or
o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

            The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the beneficial owners. Upon becoming registered holders of certificates, those beneficial owners will then be entitled directly to:

o     receive payments,
o     exercise voting rights, and
o     transfer and exchange their certificates.

            Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.

The Depository Trust Company

            DTC is:

o     a limited purpose trust company organized under New York law,
o     a "banking corporation" within the meaning of the New York Banking Law,
o     a member of the Federal Reserve System,
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
o a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic computerized book-entry changes in participants' securities and cash accounts. This greatly reduces the need for physical movement of certificates and cash in securities transactions. Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system is available to banks, brokers, dealers, trust companies and other institutions who maintain a clearing or custodial relationship with a direct participant. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

            To facilitate transfers, all offered certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of offered certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

            DTC does not know who are the ultimate beneficial owners of the offered certificates. DTC's records reflect only the identity of the direct participants to whose account offered certificates are credited on DTC's records. The participants are responsible for keeping account of the certificates that they hold for their customers.

            If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

            DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that DTC's systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on or after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

            However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to its participants, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

o impress upon them the importance of such services being Year 2000 compliant; and
o determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

            In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

            According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Cedelbank

            Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Cedelbank interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Cedelbank as a professional depository. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Cedelbank participant.

Euroclear

            The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

            The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

            The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

Denominations

            The trust will issue the offered certificates in minimum denominations of $5,000 initial principal balance or notional amount (or in any whole dollar amount in excess of $5,000). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.

              Registration and Transfer of Definitive Certificates

            Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination --Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or
o     a written request for exchange, in the case of exchange.

            The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person within a reasonable period of time.

            New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

            The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.

            The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

            For a discussion of certain transfer restrictions, see "ERISA Considerations".

                       YIELD AND MATURITY CONSIDERATIONS

            The yield on any offered certificate will depend on:

o     the pass-through rate in effect from time to time for the certificate;
o     the price paid for the certificate, plus accrued interest;
o     the rate and timing of payments of principal on the certificate; and
o     the aggregate amount of distributions on the certificate.

                      Rate and Timing of Principal Payments

            The yield to holders of the class S certificates and any other offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balance or notional amount of those certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the holders of the class A-1A and/or class A-1B certificates until their principal balance is reduced to zero, and then will be distributed to the holders of each remaining class of principal balance certificates, sequentially in alphabetical and numerical order of class designation, in each case until the principal balance of each class of certificates is, in turn, reduced to zero.

            Reductions in the principal balance of the principal balance certificates will reduce the notional amount of the class S certificates.

            The rate and timing of principal payments made in reduction of the principal balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o the amortization schedules of the loans, including any hyper-amortization of a Hyper-Amortization Loan following its Anticipated Repayment Date,
o     the dates on which balloon payments are due, and
o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:
      1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or
      2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".

            Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the principal balance certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

            The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),
o     prevailing interest rates,
o     the market value of the Mortgaged Properties,
o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,
o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,
o     the quality of management of the Mortgaged Properties,
o     the servicing of the Mortgage Loans,
o     federal and state tax laws (which are subject to change), and
o     other opportunities for investment.

            The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of converting to another fixed rate loan with a lower interest rate.

            However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

            You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the principal balance certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the yield on your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the principal balance certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

            If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

            Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,
o     the relative importance of such factors,
o     the percentage of the Mortgage Loans that will default or be prepaid, or
o the overall rate of prepayment, default or principal payment on the Mortgage Loans.

            The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any principal balance certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and
o in the case of any principal balance certificate purchased at a premium (or the interest only certificates, which have no principal balances), principal payments on the Mortgage Loans are faster than you anticipated.

            In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the principal balance of any principal balance certificate purchased at a discount or premium (or, in the case of an interest only certificate, applied in reduction of its notional amount), the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

            The yield to maturity of the interest only certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on the Mortgage Loans. If you intend to purchase the interest only certificates, you should fully consider the risk that if there is an extremely rapid rate of amortization and prepayment on the principal balance certificates, you may not recover your initial investment. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments and Anticipated Repayment Date Payments

            Most of the Mortgage Loans are either balloon loans that will have substantial balloon payments due at their stated maturities or are Hyper-Amortization Loans that will have a substantial balance still owing on their Anticipated Repayment Dates. A borrower's ability to pay a balloon payment, or pay-off a loan on its Anticipated Repayment Date, may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and
o changes in federal, state or local laws, including tax, environmental and safety laws.

            A failure to make a balloon payment on time, or to pay-off an Hyper-Amortization Loan on its Anticipated Repayment Date, will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Exhibit A-2 for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

            The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

            Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),
o     additional master servicer or special servicer compensation,
o     Additional Trust Fund Expenses, including interest on Advances, or
o     other similar items.

            Shortfalls in Available Funds (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne by holders of each class of principal balance certificates in reverse alphabetical and numerical order in each case to the extent of amounts otherwise payable to the class. Any such shortfalls will be allocated to the holders of the class A-1A and class A-1B certificates on a pro rata basis.

            Realized Losses and Expense Losses will be:

o allocated to the principal balance certificates in reverse alphabetical and numerical order of their class designation, and
o applied to reduce the principal balance of each affected class and the notional amount of the interest only certificates.

            As a result, a loss on any one of the Mortgage Loans could cause a significant loss of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic and numeric designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

            The pass-through rate for the class S certificates is sensitive to changes in:

o     the weighted average of the Net Mortgage Rates, and
o the weighted average of the pass-through rates for the principal balance certificates.

            The pass-through rates for the offered certificates (other than the class A-1A certificates) are sensitive to changes in the weighted average of the Net Mortgage Rates.

            The weighted average of the pass-through rates for the principal balance certificates will fluctuate based on the relative sizes of the principal balances of those classes.

            The weighted average of the Net Mortgage Rates will fluctuate over the lives of the offered certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

            If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the class S, class B-1 and class B-2 certificates will be adversely affected.

            In addition, the pass-through rates for the class A-1B, class A-2, class A-3 and class A-4 certificates may not exceed the weighted average of the Net Mortgage Rates.

Delay in Payment of Distributions

            Monthly distributions will be made no earlier than the 10th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the offered certificates.

               Yield Sensitivity of the Interest Only Certificates

            The yield to maturity of the interest only certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments (including prepayments resulting from liquidations and repurchases) will have a material negative effect on the yield to maturity of the interest only certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. If you intend to purchase interest only certificates, you should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in your receiving total distributions that are less than the amount you paid for the interest only certificates.

            The table in Exhibit E indicates the sensitivity of the pre-tax yield to maturity on the interest only certificates to various constant rates of prepayment on the Mortgage Loans. That table projects the monthly total payments of interest on the interest only certificates and computes the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the following assumptions:

o     the Maturity Assumptions described under "--Weighted Average Life" below,
o     that the total purchase prices of the interest only certificates are:
      o expressed in 32nds (e.g. 4-03 means 4.09375%) as a percentage of the initial aggregate notional amount of the class S certificates, and
      o     exclusive of accrued interest, and
o that the initial pass-through rate and the initial notional amount for the interest only certificates are as set forth in this prospectus supplement.

            Any differences between these assumptions and the actual characteristics and performance of the Mortgage Loans and the interest only certificates will likely result in yields differing from those shown in the table in Exhibit E. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of that table. The depositor has provided that table to give you a general sense of the sensitivity of yields in varying prepayment scenarios.

            The pre-tax yields in the table in Exhibit E were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the interest only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of those certificates, including accrued interest. These monthly rates were then converted to semi-annual corporate bond equivalent rates. Such calculation does not take into account:

o     Prepayment Interest Shortfalls, or
o the interest rates at which you may be able to reinvest distributions on the interest only certificates.

            Accordingly, the table in Exhibit E does not reflect the return on an investment in the interest only certificates when such reinvestment rates are considered.

            Notwithstanding the assumed prepayment rates reflected in the table in Exhibit E, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest only certificates is likely to differ from those shown in that table, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the interest only certificates.

            You should make your investment decision based on your assessment of the anticipated rates of prepayment under a variety of scenarios.

                              Weighted Average Life

            Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of principal balance certificates is determined by:

o multiplying the amount of each distribution in reduction of the principal balance of that class by the number of years from the date of purchase to the related distribution date,
o     adding the results, and
o dividing the sum by the total distributions in reduction of the principal balance of that class.

            The weighted average life of any principal balance certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and
o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's principal balance.

            Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. As used in each of the tables in Exhibit D, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each Hyper-Amortization Loan is assumed to pay on its Anticipated Repayment Date. The columns headed "25%", "50%", "75%"and"100%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of a class of offered certificates (other than the interest only certificates) to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of any class of offered certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,
o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or
o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.

            The tables in Exhibit D and E have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o     the Initial Pool Balance is approximately $760,414,266,
o the initial principal balance or notional amount for each class of offered certificates is the amount on the cover page,
o the pass-through rate for each class of certificates is as described in this prospectus supplement,
o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Exhibit A-1,
o all Monthly Payments are due and timely received on the first day of each month,
o     there are no delinquencies or losses on the Mortgage Loans,
o     there are no extensions of maturity of the Mortgage Loans,
o     there are no Appraisal Reductions for the Mortgage Loans,
o     there are no casualties or condemnations affecting the Mortgaged
      Properties,
o prepayments are made on each of the Mortgage Loans at the indicated CPRs, except that:
      1. no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period, and
      2. Hyper-Amortization Loans are paid in full on their Anticipated Repayment Dates,
o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",
o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,
o     no Prepayment Interest Shortfalls are incurred,
o     there are no Additional Trust Fund Expenses,
o distributions on the certificates are made on the 10th day of each month, commencing in January 2000,
o     the certificates are settled with investors on December 7, 1999,
o the only expenses payable out of the trust are the master servicer and the trustee fees, and
o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

            To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables in Exhibit D, the offered certificates (other than the interest only certificates) may mature earlier or later than indicated by the tables.

            It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial class principal balances (and weighted average lives) shown in the tables in Exhibit D. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

            You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

            Subject to the above discussion and assumptions, the tables in Exhibit D indicate:

o the weighted average life of each class of the offered certificates (other than the interest only certificates), and
o the percentages of the initial principal balance of each class of the offered certificates (other than the interest only certificates) that would be outstanding after each of the listed distribution dates at various CPRs, starting after the expiration of lockout, defeasance and yield maintenance periods.

                      THE POOLING AND SERVICING AGREEMENT

            The certificates will be issued under a pooling and servicing agreement to be dated as of December 1, 1999, among the depositor, the master servicer, the special servicer and the trustee.

            You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

            PNC Mortgage Acceptance Corp.
            210 West 10th Street, 6th Floor
            Kansas City, Missouri 64105
            Attention: Lawrence D. Ashley

            You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

            By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. Each seller must also deliver the following documents, among others, for each of its Mortgage Loans:

o the original note, endorsed (without recourse) to the order of the trustee;
o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of any such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o an assignment of each related mortgage in favor of the trustee in recordable form;
o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;
o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);
o originals or copies of all assumptions, modifications and substitution agreements in those instances where the terms or provisions of the mortgage have been modified or the Mortgage Loan assumed; and
o a copy of each assignment in favor of the trustee of each effective UCC financing statement.

            If a seller cannot deliver any original recorded document described above or a copy of such document showing evidence of having been recorded on the closing date, the seller will deliver it promptly after receipt from the recording office, and in any case shall use best efforts to deliver such documents not later than 180 days after the closing date.

            The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 45 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor and the controlling class representative. Ninety days after the closing date, the sellers will make an inquiry with each appropriate recording office regarding the status of each unreturned assignment and will notify the trustee of the results of their inquires. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received in the manner specified. None of the trustee, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

             Servicing of the Mortgage Loans; Collection of Payments

            The pooling and servicing agreement will require:

o     the master servicer to service and administer the Mortgage Loans; and
o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee in accordance with the mortgage loan documents and the pooling and servicing agreement.

            Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or
o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

            In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they must disregard:

o any other relationship that the master servicer, the special servicer, any sub-servicer or any of their affiliates have with any borrower or its affiliates;
o the ownership of any certificate by the master servicer, the special servicer or their affiliates;
o     their obligation to make Advances or incur servicing expenses;
o the master servicer's, the special servicer's or any sub-servicer's right to receive compensation for its services;
o the ownership, servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and
o any obligation of the master servicer, the special servicer, any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.

            However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o     taking any action or refraining from taking any action in good faith; or
o     for errors in judgment.

            The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,
o     breaching the servicing standards in the pooling and servicing agreement,
o willful misfeasance, misrepresentation, bad faith, fraud or negligence in performing its duties under the pooling and servicing agreement, or

o negligent disregard of its obligations or duties under the pooling and servicing agreement.

            The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

            The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,
o     prepares several regular delinquency reports,
o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and
o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

            A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

            Except as noted below, if a loan is delinquent at the close of business on the Determination Date for a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable (each such amount, a "P&I Advance").

            The master servicer must make the P&I Advance on the business day before each distribution date.

            The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1. the amount of interest that would otherwise be required to be advanced, and
2.    a fraction,
      o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and
      o     whose denominator is such Stated Principal Balance.

            In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances," and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,
o delinquent real estate taxes, assessments and hazard insurance premiums, and
o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.

            If the master servicer fails to make a required Advance and the trustee is aware of the failure, the trustee must make the Advance.

            However, each of the master servicer and the trustee only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. Neither the master servicer nor the trustee is required to make any Advance that it determines is not so recoverable. If the master servicer makes such a nonrecoverability determination, it must deliver to the trustee an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master servicer or the trustee, such as:

o     property operating statements,
o     rent rolls,
o     property inspection reports, and
o     engineering reports.

            The trustee will be entitled to rely conclusively on a nonrecoverability determination by the master servicer.

            Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

            If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the master servicer or the trustee previously advanced, and the master servicer or the trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

            The master servicer and the trustee will each be entitled to recover any P&I Advances made by it, out of its own funds, from collections on the Mortgage Loan as to which the Advance was made. If the master servicer or the trustee determines that an Advance previously made is not so recoverable, that Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

            Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. Advance interest will be paid first from default interest on any Mortgage Loan and late payment charges collected on the related Mortgage Loan. If those collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

            However, no interest will accrue for any P&I Advance until after the grace period for the related Mortgage Loan has expired. In addition, no interest will accrue for a P&I Advance if the borrower pays the delinquent Monthly Payment on or before the business day before the related distribution date.

            If interest on Advances is not offset by default interest or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

            The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o     all principal payments;
o all payments of interest, including default interest and Deferred Interest, and any prepayment premiums, late fees and late payment charges;
o     any amounts required to be deposited by the master servicer for:
      1. losses realized on permitted investments of funds in the Collection Account, and
      2.    Prepayment Interest Shortfalls;
o     all Net REO Proceeds transferred from an REO Account;
o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;
o     any amounts received from borrowers as recoveries of Servicing Advances;
o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller; and
o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

            The master servicer will deposit these amounts into the Collection Account within one day after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

            See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

            "REO Proceeds" for any REO Property and the related Mortgage Loan are all revenues received by the special servicer on the REO Property or REO Mortgage Loan other than liquidation proceeds.

            "Net REO Proceeds" for any REO Property and the related Mortgage Loan are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

            The master servicer need not deposit into the Collection Account any payments in the nature of NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

            The master servicer will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the master servicer will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The master servicer will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The master servicer will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the master servicer will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Distribution Account

            The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account or the Interest Reserve Account);
o any prepayment premiums and Deferred Interest received during the Collection Period; and
o all P&I Advances required for the distribution date and not already included in the Available Funds.

            The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

            The Collection Account and the Distribution Account must each be either:

o for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are related "AA" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch), and "AA-" or better by Standard & Poor's (or, if not so rated by Standard & Poor's, then otherwise approved by Standard & Poor's); or
o for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "F-1+" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch), and "A-1" or better by Standard & Poor's (or, if not so rated by Standard & Poor's, then otherwise approved by Standard & Poor's); or
o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:
      1.    having a combined capital and surplus of at least $50,000,000,
      2. subject to supervision or examination by a federal or state authority, and
      3. for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or
o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates.

Investment of Funds in the Accounts

            Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the

Certificates--Accounts" in the prospectus for a listing of permitted investments.

                    Withdrawals from the Collection Account

            The master servicer may withdraw funds from the Collection Account for the following purposes:

o to remit Available Funds, Deferred Interest and prepayment premiums to the Distribution Account,
o to pay or reimburse itself or the trustee for Advances and interest on Advances, that payment or reimbursement to be made from the sources described under "--Advances" above,
o to pay the unpaid portion of the master servicing fee and special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),
o     to pay the trustee fee to the trustee,
o to pay to itself any investment income earned on funds deposited in the Collection Account,
o to pay any Prepayment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,
o to pay to itself or the special servicer other amounts constituting additional servicing compensation,
o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,
o to reimburse or pay itself, the special servicer, the trustee and/or the depositor for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,
o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,
o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,
o to withdraw any amount mistakenly deposited into the Collection Account, and
o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.

                      Enforcement of "Due-on-Sale" Clauses

            The master servicer or the special servicer will exercise or waive "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, the master servicer or the special servicer, as applicable, may waive a "due-on-sale" clause only if it first obtains written confirmation from:

o Standard & Poor's, with respect to any Mortgage Loan, group of cross-collateralized Mortgage Loans or group of Mortgage Loans with affiliated borrowers that has a then outstanding principal balance equal to or greater than the lesser of $20 million and 5% of the then outstanding principal balance of all of the Mortgage Loans, and
o Fitch, with respect to any Mortgage Loan that at such time is one of the 10 largest loans in the trust,

that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. The master servicer or the special servicer must use reasonable efforts to require the new borrower to pay the cost of the Rating Agency confirmation. The master servicer will advance any costs not paid by the new borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

            See "--The Controlling Class Representative" for additional limitations on the ability of the master servicer and the special servicer to waive "due-on-sale" clauses.

            If the master servicer or the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or
o     enter into an assumption agreement with the new owner of the Mortgaged
      Property.

            To the extent permitted by law, the master servicer or the special servicer, as applicable, will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the master servicer's or the special servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria,

o     the terms of the Mortgage Loan, and
o any other standards set by the master servicer or the special servicer, as applicable, consistent with the servicing standard.

            If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers."

            The master servicer or special servicer may retain as additional servicing compensation any assumption fees paid by the borrower or the new owner. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

            In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

            The Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or
o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.

            Such clauses usually permit the owner of the Mortgage Loan to either:

o     accelerate the payments due on the Mortgage Loan, or
o withhold its consent to the creation of any such lien or other encumbrance.

            The master servicer or the special servicer, as applicable, may in accordance with the servicing standard either exercise or waive the trust fund's rights under the "due-on-encumbrance" clause. However, the master servicer or the special servicer, as applicable, may consent to the creation of any lien or encumbrance only if it first obtains written confirmation from each of the Rating Agencies that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.

            The master servicer or the special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

            See "--The Controlling Class Representative" for additional limitations on the ability of the master servicer and the special servicer to waive "due-on-encumbrance" clauses.

            The master servicer or the special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

            The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. The special servicer may at its option assume the master servicer's obligation to inspect some or all of the Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years. If a Mortgage Loan has a then current principal balance of at least $2 million or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The annual inspections described above will be done at the expense of the servicer performing the inspection. In addition, the special servicer will inspect any Mortgaged Property if the related borrower is 60 or more days delinquent in the payment of a Monthly Payment or other obligation. If the last annual inspection was performed more than nine months ago, the special servicer will perform the inspection at its expense. Otherwise, the master servicer will advance the cost of any such inspection as a Servicing Advance (unless the Advance would be nonrecoverable). The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the controlling class representative within 15 days after its preparation.

                         Realization Upon Mortgage Loans

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

            The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.

            The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and delivers an officer's certificate to the trustee to that effect.

            Until the conditions listed in the next sentence are satisfied, the special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. The special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and
o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation or, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take such actions.

            The cost of any environmental assessments, as well as the cost of any remedial, corrective or other further action contemplated by the prior paragraph will be advanced as a Servicing Advance, unless the advance would not be recoverable.

            If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund, which must occur before the close of the third taxable year following the taxable year in which the trust acquired the property. The Internal Revenue Service has the authority to grant a three year extension of this period. The principal balance of the loan will be reduced by Net REO Proceeds allocated to it as a recovery of principal.

            If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The expense of the legal opinion will be covered by a Servicing Advance, unless the advance would not be recoverable. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

            "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

            "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property."

            Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property." Finally, any income from the sale of REO Property that is held by REMIC I as a dealer in property is not considered "rent from real property."

            If the REO Property remains "foreclosure property", any income that is not "rent from real property" is subject to tax at the highest corporate rate (currently 35%). REMIC I may also be subject to state and local taxes on such amounts. In addition, certain income from REO Property may be subject to a "prohibited transactions" tax. Any such income would be subject to a 100% tax; however, REMIC I does not expect any income from any REO Property to be subject to this 100% tax. See "Material Federal Income Tax Consequences--Taxation of the REMIC--Prohibited Transactions Tax and Other Taxes" in the prospectus.

            Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC", "--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" and "Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

            The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines that:

o no satisfactory arrangements can be made to collect delinquent payments, and
o     the sale would be in the best economic interests of the trust fund.

            The special servicer must give the trustee and the controlling class representative written notice that it is contemplating a sale at least 10 business days before considering any further action. The controlling class representative may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

            If the controlling class representative (or a designated affiliate) fails to purchase the loan or property within 30 days after the controlling class representative receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

            If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

            The controlling class representative, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or
o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

            In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price.

            Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

            The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

                      Amendments, Modifications and Waivers

            Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term that does not affect the maturity date, interest rate, principal balance, amortization term or payment frequency (each, a "Money Term") of, or materially impair the collateral securing, any loan that is not a Specially Serviced Mortgage Loan.

            Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and
o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.

            See, however, "--The Controlling Class Representative".

            Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,
o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,
o not enforcing any right granted under any note or mortgage relating to the loan,
o     extending the maturity date of the loan, and/or
o     accepting a principal prepayment during a Lockout Period.

            However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o     two years before the Rated Final Distribution Date,
o     20 years before any ground lease that secures the loan expires, or
o     60 months after the original maturity date for the Mortgage Loan.

            Modifications of a Mortgage Loan that forgive principal or interest (other than Deferred Interest and, in some cases, default interest) will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Realized Losses and Allocations of Certain Expenses".

                                   The Trustee

            Norwest Bank Minnesota, National Association will act as trustee. The address of the trustee's corporate trust office is:

            11000 Broken Land Parkway
            Columbia, Maryland 21044-3562
            Attn: Corporate Trust Services
            (CMBS)--PNC Mortgage Acceptance
            Corp. Commercial Mortgage Pass-Through
            Certificates, 1999-CM1

            All requests relating to the transfer of certificates should be delivered to the trustee at:

            Norwest Center
            Sixth and Marquette-MAC#N9303-121
            Minneapolis, Minnesota 55479-0113
            Attn: Corporate Trust Services
            (CMBS) -PNC Mortgage Acceptance Corp.
            Commercial Mortgage Pass-Through
            Certificates Series 1999-CM1

Resignation and Removal of Trustee

            The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The master servicer will appoint the successor trustee. Before appointing a successor trustee, the master servicer must obtain confirmation from Fitch that the successor trustee's appointment will not adversely affect the rating then assigned by Fitch to any of the certificates. The resigning trustee must pay any cost of obtaining the confirmation from Fitch. However, if the certificateholders remove the trustee without cause, the costs and expenses of the trustee incurred in connection with the removal and the cost of obtaining the confirmation from Fitch will be paid as an Additional Trust Fund Expense. If the successor trustee is not appointed within 30 days after the notice of resignation, the resigning trustee may petition a court of competent jurisdiction to appoint a successor trustee.

            The depositor or the master servicer may remove the trustee if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,
o     the trustee becomes incapable of acting,
o     the trustee is adjudged bankrupt or insolvent,
o     a receiver is appointed for the trustee or its property, or
o     any public officer takes charge or control of the trustee or its property.

            The holders of certificates evidencing a majority of the total voting rights may remove the trustee upon written notice to the master servicer, the special servicer, the depositor and the trustee.

            Resignation or removal of the trustee is effective only when the successor trustee accepts the appointment.

Trustee Fee

            The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The fee is equal to .0023% of the then outstanding principal balance of each Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

Indemnification of Trustee

            The trust will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the indemnified person or for any expense or liability specifically required to be borne by the trustee in the pooling and servicing agreement. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

            The master servicer and the special servicer will each indemnify the trustee and its directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance or negligent disregard by the master servicer or the special servicer, as the case may be, of its duties under the pooling and servicing agreement.

Duties of the Trustee

            If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

            If the master servicer fails to make a required Advance and the trustee is aware of the failure, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

            Except for funds held by the trustee, the trustee will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,
o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or
o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

            The trustee, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or
o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                 Servicing Compensation and Payment of Expenses

            The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Exhibit A-1 based on the then outstanding principal balance of the loan. The master servicing fee is calculated on a 30/360 basis.

            The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer may also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,
o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges or late fees (to the extent not offset against advance interest on the related Mortgage Loan), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),
o all insufficient funds check charges (including insufficient funds check charges arising from Specially Serviced Mortgage Loans), and
o any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall).

            If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

            The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Controlling Class Representative to Remove Special Servicer

            Midland will be the initial special servicer. The controlling class representative may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and
o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

            The controlling class representative must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal.

Duties of Special Servicer

            The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist:

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or other obligation(regardless of whether P&I Advances have been reimbursed), or
o the borrower has failed to make a balloon payment (except where the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),
o     the borrower makes three consecutive full and timely monthly payments, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,
o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,
o the master servicer or special servicer has received notice that the borrower has:
      1. become the subject of any bankruptcy, insolvency or similar proceeding,
      2. admitted in writing the inability to pay its debts as they come due, or
      3.    made an assignment for the benefit of creditors, or
o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith judgment of the special servicer, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o     the default is cured, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

            A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders.

            The special servicer will prepare an asset status report within 30 days after a loan becomes a Specially Serviced Mortgage Loan. The asset status report will be delivered to the controlling class representative and each Rating Agency.

Special Servicer Compensation

            The special servicer is entitled to a monthly special servicing fee. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property
                                      less
o     any broker's commission and related brokerage referral fees.

            No disposition fee will be paid in connection with:

o the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase",
o the termination of the trust as described under "Description of the Certificates--Optional Termination", or
o the purchase of any defaulted Mortgage Loan by the controlling class representative, the master servicer or special servicer as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Specially Serviced Mortgage Loans and REO Properties".

            Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

            The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

            A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a modification, restructuring or workout negotiated by the special servicer evidenced by a signed writing is a "Corrected Mortgage Loan".

            If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will retain the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.

            The special servicer may also retain as additional servicing compensation:

o     all investment income earned on amounts on deposit in any REO Account, and
o if permitted under the Mortgage Loan, late payment charges or late fees (to the extent not offset against advance interest on the related Mortgage
      Loan), assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans.

            Additional special servicing compensation does not include default interest or prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

                      The Controlling Class Representative

Selection

            Holders of more than 50% of the principal balance of the Controlling Class may appoint a controlling class representative to represent their interests. If at any time the holders of the Controlling Class have not appointed a controlling class representative, the holder owning the largest percentage of the principal balance of the Controlling Class will be the controlling class representative.

            The "Controlling Class" is the most subordinate class of principal balance certificates that still has at least 25% of its original principal balance outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Rights and Powers

            The controlling class representative has the right to direct the special servicer (and the master servicer solely with respect to clause 2 below) about the following matters:

1. foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,
2. any material amendment, waiver or modification of any Mortgage Loan and any amendment, waiver or modification of a Specially Serviced Mortgage Loan,
3. proposed sale of a defaulted Mortgage Loan or REO Property, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",
4.    acceptance of a discounted payoff,
5. determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,
6. release of collateral, other than in accordance with the terms or upon satisfaction of a loan,

7. acceptance of substitute or additional collateral, other than in accordance with the terms of a loan,
8.    any waiver of a "due-on-sale" or "due-on-encumbrance" clause, and
9. acceptance of an assumption agreement releasing a borrower from liability under a loan.

            The special servicer or the master servicer, as applicable, may not take any of the above actions unless the controlling class representative has approved such action in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The controlling class representative will be considered to have approved any such action if the controlling class representative does not notify the special servicer or the master servicer, as applicable, within 10 business days.

            In addition, except as otherwise described below, the controlling class representative may direct the special servicer to take, or refrain from taking, such actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

            Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may:

o require or cause the special servicer or the master servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the pooling and servicing agreement including the special servicer's or the master servicer's obligation to act in accordance with the servicing standard described in this prospectus supplement;
o     a result in certain adverse tax consequences for the trust;
o expose the trust, the depositor, the master servicer, the special servicer, the trustee or any of their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or
o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer and the master servicer are to disregard any such advice, direction or objection that does so. In addition, unless the pooling and servicing agreement provides otherwise, the special servicer will not be required to seek approval from the controlling class representative for any actions listed in clauses 1, 2 (but only for a waiver, modification or amendment involving a Money Term) and 3 above that it seeks to take with respect to any particular Specially Serviced Mortgage Loan if:

o the special servicer has, as described above, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that Mortgage Loan, and
o for 60 days following the first notice, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer reasonably considers to be consistent with the servicing standard.

            You should consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

Limitation on Liability of Controlling Class Representative

            The controlling class representative and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. By accepting certificates, each certificateholder agrees that the controlling class representative:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,
o     may act solely in the interests of the holders of the Controlling Class,
o has no duties to certificateholders, except for holders of the Controlling Class,
o may act to favor the interests of the Controlling Class over the interests of other classes, and
o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.

            No certificateholder may take legal action against the controlling class representative because it acted solely in the interests of the Controlling Class. The special servicer generally must keep confidential all advice, directions, recommendations and/or


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objections received from the controlling class representative.

                                  Sub-Servicers

            The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. However, the special servicer must obtain the approval of Fitch before it may retain sub-servicers for Mortgage Loans with outstanding principal balances greater than or equal to 25% or more of the then outstanding principal balance of all the Mortgage Loans. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. On the closing date, only one Mortgage Loan (1.1%) will be serviced by a sub-servicer. Except for the sub-servicing agreement related to this Mortgage Loan, each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or
o     terminate the sub-servicer without payment of a termination fee.

            The sub-servicing agreement for the one Mortgage Loan that will be sub-serviced on the closing date provides that the sub-servicer may only be terminated if it is in default under the subservicing agreement.

            The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if those fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

       Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

            On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail upon request and otherwise make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the controlling class representative and each Rating Agency. The trustee will use the form of monthly distribution statement included as Exhibit C to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of initial principal balance or notional amount of the class:
      1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;
      2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;
      3.    any Class Interest Shortfall allocable to the class;
      4. the principal balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and
      5. the amount of any prepayment premiums received during the related Collection Period and distributed to the class;
o The pass-through rate applicable to each class of offered certificates for the distribution date, other than the class A-1A certificates;
o The amount of any P&I Advances by the master servicer or the trustee included in the amounts distributed to the certificateholders;
o Realized Losses and Expense Losses and their allocation to the principal balance of any class of certificates;
o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;
o     The number and aggregate principal balance of Mortgage Loans:
      1.    delinquent 30-59 days,
      2.    delinquent 60-89 days,
      3.    delinquent 90 or more days, and
      4.    as to which foreclosure proceedings have been commenced;
o     For each delinquent Mortgage Loan:
      1.    the amount of the P&I Advances made on the distribution date; and
      2. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;
o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;
o     For any REO Property sold during the related Collection Period:
      1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;
      2. the amount of the proceeds of such sale deposited into the Collection Account; and
      3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;
o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;
o The appraised value of each REO Property as shown on the most recent appraisal;
o The amount of the servicing compensation and additional servicing compensation paid to the master servicer for the distribution date;
o The amount of any special servicing fee, disposition fee or workout fee paid to the special servicer for the distribution date;
o     The amount of default interest received during the related Collection
      Period;
o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date; and
o     Any other information required under the pooling and servicing agreement.

      The master servicer will provide the trustee with the following Commercial Mortgage Securities Association Standard Investor Package reports for inclusion in the monthly distribution statement:

o     Property File,
o     Watch List Report,
o     Delinquent Loan Status Report,
o     REO Status Report,
o     Comparative Financial Status Report,
o     Historical Loan Modification Report,
o     Historical Loss Estimate Report,
o     Operating Statement Analysis Report, and
o     NOI Adjustment Worksheet.

            Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide these reports before the distribution date in March 2000.

            Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The Trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986.

            In addition, the trustee will forward or make available to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders, which information the trustee may attach to the monthly distribution statement.

            The distribution date statements referred to above may be obtained electronically from the trustee as follows:

1. by facsimile through the trustee's fax-on-demand service by calling (301) 815-6610; or
2.    on the Internet at www.ctslink.com/cmbs.

            For assistance with the above mentioned services, you may call (301) 815-6600. The Trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet website.

Loan Portfolio Analysis System

            The master servicer maintains a computerized database that has information on the various commercial mortgage-backed securities transactions that it services. The master servicer commonly refers to the database as the "Loan Portfolio Analysis System". The master servicer will provide electronic, on-line access to the database to certificateholders, prospective transferees and other appropriate persons. You may contact Brad Hauger at (816) 435-5175 to arrange access.

Other Available Information

            The master servicer or special servicer will notify or report to the trustee and the controlling class representative about any other occurrences of which the master servicer or special servicer is aware that it determines may materially affect a Mortgage Loan or REO Property, including all loan extensions.

            In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the controlling class representative, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that certifies to the trustee that it is a certificateholder, an owner of a beneficial interest in a book entry certificate, or a potential owner of a certificate or an interest in a certificate. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

            The following are available for your review at the trustee's offices during normal business hours:

o     the pooling and servicing agreement,
o     all monthly statements to certificateholders,
o     annual compliance statements, and
o     annual accountants' reports.

See "Servicing of the Mortgage Loans - Evidence of Compliance" in the prospectus.

            Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o     the property inspection reports,
o     all modifications, waivers and amendments of the Mortgage Loans, and
o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable.

            The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the controlling class representative will not have to pay any such charge.

Filings with the SEC

            Within 15 days after each distribution date, the trustee will file with the Securities and Exchange Commission, a Form 8-K with a copy of the related distribution date statement. Before January 30, 2000, the trustee will file a Form 15 Suspension Notification for the trust, if applicable. Before March 30, 2000, the trustee will file a Form 10-K for the trust, in substance conforming to industry standards.

            The depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

            The trustee, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to respective portions of the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986;
o the class A-1A, class A-1B, class S, class A-2, class A-3, class A-4, class B-1, class B-2, class B-3, class B-4, class B-5, class B-6, class B-7, class B-8, class C and class D certificates will be, or will represent ownership of, REMIC "regular interests";
o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC; and
o the class E certificates will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which portion will be treated as a grantor trust for federal income tax purposes.

            The certificates representing regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The class A-1A, class A-1B, class A-2, class A-3 and class A-4 certificates are not expected to be treated as having been issued with original issue discount for federal income tax reporting purposes. The class B-1 certificates are expected to be treated as having been issued with de minimis original issue discount for federal income tax purposes. The class S and class B-2 certificates are expected to be deemed to have been issued with original issue discount.

            The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. Holders of the offered certificates should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that holders consult with their own tax advisor concerning the tax treatment of the offered certificates.

            The trust intends to treat the class S certificates as having no "qualified stated interest". Accordingly, the class S certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on the class S certificates over their respective issue prices (including interest accrued prior to the closing date, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date). Certificateholders will not be able to deduct currently any "negative" amounts of original issue discount on the class S certificates attributable to rapid prepayments on the Mortgage Loans, but they may offset these amounts against future positive accruals of original issue discount, if any. However, holders of a class S certificate may be entitled to a loss deduction if it becomes certain that such holder will not recover a portion of its basis in the certificate. No representation is made as to the timing, amount or character of such loss, if any.

            See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular
Certificates--Interest and Acquisition Discount" and "--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular
Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" in the prospectus.

            For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, the Prepayment Assumption (as defined in the prospectus) is that the Mortgage Loans will prepay at the rate of 0% CPR, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Date. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the class A-1B, class A-2, class A-3, class A-4, class B-1 and class B-2 certificates will qualify as "variable rate instruments" under treasury regulations, the trustee will assume for purposes of determining the original issue discount for these certificates that the certificates so qualify. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Interest and Acquisition Discount and--Interest Weighted Certificates" in the prospectus.

            Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates" in the prospectus.

            Generally, the offered certificates will be "real estate assets" within the meaning of Section

856(c)(5)(B) of the Internal Revenue Code of 1986. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

            As of the closing date, 41.3% of the Mortgage Loans are secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code of 1986 will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at times required by applicable Treasury regulations.

            Finally, the offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

            If the trust collects a prepayment premium on a mortgage loan, it is anticipated that the prepayment premium will be reported as ordinary income and allocated to the class of certificates entitled to the premium. For federal income tax reporting purposes, the premium or charge will be reported as income upon actual receipt by the master servicer. The correct characterization of and timing for recognition of, prepayment premiums is not entirely clear. Certificateholders should consult their tax advisors concerning the tax treatment of prepayment premiums.

            For more information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of the REMIC" in the prospectus.

            Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.

    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA AND TEXAS

            The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (15.0%) and Texas (11.6%) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                   California

            Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                                      Texas

            Under Texas law, deed of trusts are customarily foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property.

                              ERISA CONSIDERATIONS

            A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (each a "Plan") and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any applicable statutory or administrative exemption. Examples of the types of Plans that are subject to these rules include:

o     individual retirement accounts,
o     annuity plans,
o     Keogh plans, and
o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.

            Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code of 1986 and exempt from taxation under section 501(a) of the Internal Revenue Code of 1986 is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code of 1986.

            In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o     permitted under the governing Plan instruments, and
o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

            A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".

            Certain fiduciary and prohibited transaction issues arise only if the assets of the trust fund are "plan assets" for the purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust fund will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates (as discussed below under "--Plan Asset Regulation") that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

                              Plan Asset Regulation

            The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the

Internal Revenue Code of 1986, as an asset of each Plan that acquires and holds the offered certificates.

            The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors". Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity or any person who provide investment advice directly or indirectly for a fee with respect to the assets of the entity (or any affiliate of either such person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

                              Individual Exemption

            The Department of Labor has issued to each of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-83, as amended by Prohibited Transaction Exemption No. 97-34, to Donaldson, Lufkin & Jenrette Securities Corporation, Prohibited Transaction Exemption No. 90-32, as amended by Prohibited Transaction Exemption No. 97-34, to Prudential Securities Incorporated, and Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc.). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and
o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".

            For purposes of this discussion, the term "underwriter" includes:

1.    Donaldson, Lufkin & Jenrette Securities Corporation,
2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Donaldson, Lufkin & Jenrette Securities Corporation, and
3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including PNC Capital Markets, Inc. and Prudential Securities Incorporated.

            Each of the individual prohibited transaction exemptions sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.
o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.
o Third, at the time of acquisition by the Plan the senior certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Service or Fitch IBCA.
o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which, in addition to the trustee, consists of:
      o     the underwriters,
      o     the depositor,
      o     the master servicer,
      o     the special servicer,
      o     any sub-servicer,
      o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates, and
      o     any and all affiliates of any of the above persons.
o     Fifth, the sum of all payments made to and retained by:
      o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;
      o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of those obligations; and

      o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.
o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

            Because the senior certificates are not subordinated to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "AAA" by each of the Rating Agencies, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. As the initial trustee is not an affiliate of any other members of the restricted group, the fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.

            Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;
o certificates in those other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Duff & Phelps, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and
o certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

            Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;
o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);
o in the case of an acquisition in connection with the initial issuance of a class of senior certificates, at least 50% of that class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;
o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and
o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

            Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986 for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.

            You should be aware, however, that even if the conditions specified in one or more parts of the individual prohibited transaction exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.

            Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions

            The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.    a Plan,
2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code of 1986 ("Other Plans"),
3. a collective investment fund in which Plans or Other Plans are invested, or
4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations
      Section 2510.3-101).

            Each prospective transferee of a definitive subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or
o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:
      o constitute or result in aprohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar law, and
      o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or
            Section 4975 of the Internal Revenue Code of 1986.

If you purchase a beneficial interest in a book-entry subordinate certificate, you will be deemed to have made the representation in the first bullet point above.

            The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

                          Insurance Company Purchasers

            Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of Section III of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.

            In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code of 1986, for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

            Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or
o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

            Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o     after December 31, 1998, or
o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,

may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA.

                                LEGAL INVESTMENT

            The class S, A-1A, A-1B and A-2 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The class A-3, A-4, B-1 and B-2 certificates will not be "mortgage related securities" for purposes of SMMEA.

            The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or
o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

            In addition, some states have enacted legislation overriding the legal investment provisions of SMMEA.

            All depository institutions considering investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

            There may be other restrictions on the ability of certain investors to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

            Subject to the underwriting agreement, each underwriter has agreed to purchase the principal or notional amounts of offered certificates (expressed, in the case of each class thereof, as a percentage of the total principal balance or notional amount) set forth opposite its name below:

Underwriter                                             Class S   Class A-1A   Class A-1B   Class A-2
Donaldson, Lufkin & Jenrette Securities Corporation      100.0%        75.6%        74.6%      100.0%
PNC Capital Markets, Inc.                                   --         12.2         12.7          --
Prudential Securities Incorporated                          --         12.2         12.7          --
                                                         -----        -----        -----       -----
      Total                                              100.0%       100.0%       100.0%      100.0%
                                                         =====        =====        =====       =====

Underwriter                                           Class A-3    Class A-4    Class B-1   Class B-2
Donaldson, Lufkin & Jenrette Securities Corporation      100.0%       100.0%       100.0%      100.0%
PNC Capital Markets, Inc.                                   --           --           --          --
Prudential Securities Incorporated                          --           --           --          --
                                                         -----        -----        -----       -----
Total                                                      100%         100%         100%        100%

            The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the depositor's registration statement shall be in effect, and that no proceeding for the purpose of obtaining a stop order shall be pending before or threatened by the Securities and Exchange Commission.

            The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.

            The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

            It is expected that delivery of the offered certificates to the underwriters will be made in book-entry form through the facilities of DTC against payment therefor on or about December 2, 1999, which is the 7th business day following the date of pricing of the certificates. The underwriters intend to settle with investors on December 7, 1999. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.

            The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

            The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

            The depositor also has been advised by Donaldson, Lufkin & Jenrette and Prudential Securities that they presently intend to make a market in the offered certificates. They have no obligation to do so, however, and any market making may be discontinued at any time.

                                USE OF PROCEEDS

            The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.

                                 LEGAL MATTERS

            The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

            It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. (the "Rating Agencies"):

                   Class            S&P               Fitch

                   Class S          AAAr              AAA
                   Class A-1A       AAA               AAA
                   Class A-1B       AAA               AAA
                   Class A-2         AA                AA
                   Class A-3         A                 A
                   Class A-4         A-               A-
                   Class B-1        BBB               BBB
                   Class B-2        BBB-              BBB-

            The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in December 2032 (the "Rated Final Distribution Date"). This date is the distribution date occurring three years after the end of the amortization term for the mortgage loan with the longest remaining amortization term on the closing date. The ratings take into consideration:

o     the credit quality of the Mortgage Loans in the Mortgage Pool,
o     structural and legal aspects associated with the certificates, and
o the extent to which the payment stream from the Mortgage Pool is adequate to make the required payments on the certificates.

            The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

            The ratings of the certificates do not represent any assessment of:

o     the tax attributes of the offered certificates or of the trust,
o     the likelihood or frequency of principal prepayments on the Mortgage
      Loans,
o the degree to which such prepayments might differ from those originally anticipated,
o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized,
o     the yield to maturity that investors may experience, or
o the possibility that the holders of the interest only certificates might fail to recover their investment if prepayments are rapid, including both voluntary and involuntary prepayments.

            The ratings thus address credit risk and not prepayment risk.

            As described in this prospectus supplement, the amounts payable on the interest only certificates consist only of interest and prepayment premiums. If all of the Mortgage Loans were to prepay in the initial month, then the interest only certificateholders would receive only a single month's interest and suffer a nearly complete loss of their investment despite having received all amounts "due" under their certificates. This outcome is consistent with the ratings received on the interest only certificates from Standard & Poor's and Fitch. The total notional amount used to calculate interest on the interest only certificates are reduced by allocations of Realized Losses, Expense Losses and voluntary or involuntary principal prepayments. The ratings do not address the timing or magnitude of reductions of such total notional amount, but only the obligation to pay interest timely on whatever the proper notional amount may be from time to time. Accordingly, potential purchasers of the interest only certificates should evaluate the ratings of the interest only certificates differently from similar ratings on other types of securities.

            Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

            It is possible that a rating agency other than Standard & Poor's and Fitch could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by Standard & Poor's and Fitch.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses ............................................S-57
Advance Rate ..............................................................S-71
Advances ..................................................................S-70
Anticipated Repayment Date ................................................S-32
Appraisal Reduction .......................................................S-55
Appraisal Reduction Estimate ..............................................S-55
Appraisal Reduction Events" ...............................................S-55
ARD .......................................................................S-32
Assumed Monthly Payment ...................................................S-54
Available Funds ...........................................................S-51
Class Interest Shortfall ..................................................S-53
Collection Account ........................................................S-71
Collection Period .........................................................S-52
Compensating Interest Payment .............................................S-57
Constant Prepayment Rate ..................................................S-67
Controlling Class .........................................................S-81
Corrected Mortgage Loan ...................................................S-81
CPR .......................................................................S-67
Cross-Collateralized Loans ................................................S-31
Cut-off Date ..............................................................S-30
Cut-off Date Loan-to-Value ................................................S-40
Cut-off Date LTV ..........................................................S-40
Cut-off Date Principal Balance ............................................S-30
Debt Service Coverage Ratio ...............................................S-39
Defeasance Loans ..........................................................S-34
Deferred Interest .........................................................S-32
Determination Date ........................................................S-52
Discount Rate .............................................................S-54
Distributable Certificate Interest ........................................S-53
Distribution Account ......................................................S-72
DSCR ......................................................................S-39
ERISA .....................................................................S-88
Euroclear Operator ........................................................S-62
Expense Losses ............................................................S-57
Hyper-Amortization Loans ..................................................S-32
Initial Interest Rate .....................................................S-32
Initial Pool Balance ......................................................S-30
Interest Reserve Account" .................................................S-72
Interest Reserve Amount ...................................................S-72
Interest Reserve Loans ..............................................S-50, S-72
Lock-out Period ...........................................................S-33
Maturity Assumptions ......................................................S-67
Maturity/ARD Balance ......................................................S-40
Maturity/ARD LTV ..........................................................S-40
Maturity/ARD LTV Ratio ....................................................S-40
Money Term ................................................................S-77
Monthly Payment ...........................................................S-53
Mortgage ..................................................................S-30
Mortgage Loans ............................................................S-30
Mortgaged Property ........................................................S-30
Mortgages .................................................................S-30
Most Recent DSCR ..........................................................S-39
Multiple Property Loans ...................................................S-31
Net Aggregate Prepayment Interest Shortfall ...............................S-57
Net Collections ...........................................................S-81
Net Mortgage Rate .........................................................S-50
Net REO Proceeds ..........................................................S-71
Other Plans ...............................................................S-91
P&I Advance ...............................................................S-70
Plan ......................................................................S-88
Prepayment Interest Excess ................................................S-57
Prepayment Interest Shortfall .............................................S-57
Principal Distribution Amount .............................................S-53
Principal Prepayments .....................................................S-52
Qualified Substitute Mortgage Loan ........................................S-45
Rated Final Distribution Date .............................................S-94
Rating Agencies ...........................................................S-94
Realized Loss .............................................................S-57
Record Date ...............................................................S-51
REMIC .....................................................................S-85
REO Account ...............................................................S-49
REO Mortgage Loan .........................................................S-54
REO Proceeds ..............................................................S-71
REO Property ..............................................................S-49
Repurchase Price ..........................................................S-44
Reserve Accounts ..........................................................S-36
Restricted Group ..........................................................S-89
Revised Interest Rate .....................................................S-32
Scheduled Final Distribution Date .........................................S-58
Servicing Advances ........................................................S-70
SMMEA .....................................................................S-92
Specially Serviced Mortgage Loan ..........................................S-80
Stated Principal Balance ..................................................S-50
Treasury Rate .............................................................S-54
Underwritable Cash Flow ...................................................S-39
Underwritable Debt Service Coverage Ratio .................................S-39
Updated Appraisal .........................................................S-55
U/W DSCR ..................................................................S-39
Yield Maintenance Period ..................................................S-33

                                   EXHIBIT A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                       See this Exhibit for tables titled:

            Managers and Locations of the Mortgaged Properties

            Descriptions of the Mortgaged Properties

            Characteristics of the Mortgage Loans

            Additional Mortgage Loan Information

            Engineering Reserves and Recurring Replacement Reserves

            Major Tenants of the Commercial Properties

            Multifamily Schedule


                                     A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]


                                     A-1-2

PNC Mortgage Acceptance Corp.
Commercial Mortgage Pass-Through Certificates Series 1999-CM1
Preliminary Information - November 19, 1999

#    Property Name                                  Management Company
----------------------------------------------------------------------------------------------------------------------
1    The Wilton Mall                                Genessee Management, Inc.
2    Frandor Mall                                   The Frandorson Corporation
3    The Alliance Loan
3a   Hampton Court Apartments                       Alliance Residential Management, L.L.C.
3b   Lake of the Woods Apartments                   Alliance Residential Management, L.L.C.
3c   Holly Tree Apartments                          Alliance Residential Management, L.L.C.
4    Stanford Square                                Stanford Square Management Co. and Tarlton Properties, Inc.
5    Woodscape Apartments                           Case & Associates Properties, Inc.
6    Westminster Apartments                         Intervest Management
7    Sycamore Square Office Center                  Brookhill Management Corporation
8    Inner Tech Park                                Pinnacle Properties Mgmt. Inc.
9    40 West 55th Street                            Manhattan Pacific Management Co., Inc.
10   Mill Creek Mobile Home Park                    Investment Realty Management, Inc.
11   The Villas Apartments                          I.D.M. Management, Inc.
12   Vista Plaza Shopping Center                    Peter D. Cummings & Associates, Inc.
13   Shadow Ridge Apartments                        Case & Associates Properties, Inc.
14   Beverly Plaza Hotel                            P & K, Inc.
15   The Woodland Hills Village Apartments          MBS Management Services, Inc.
16   Lakewood House Apartments (1A)                 General Properties, Inc.
17   Vali Hi Shopping Center (1A)                   General Properties, Inc.
18   Somers Plaza Shopping Center (1A)              General Properties, Inc.
19   Apple Valley Shopping Center (1A)              General Properties, Inc.
20   Lakewood Shopping Center (1A)                  General Properties, Inc.
21   North Side Plaza                               The MEG Companies
22   Orchard Square Shopping Center                 Broder & Sachse Real Estate Services, Inc.
23   Hacienda San Dieguito Corporate Center         Silverado Management Company
24   New Wave Entertainment Building                Owner Managed
25   Copperfield Apartments                         Case & Associates Properties, Inc.
26   Bachman Oaks Apartments                        Flagship Management Corporation
27   The Grove Apartments                           MBS Management Services, Inc.

#    Property Name                                 Address                                                     City
------------------------------------------------------------------------------------------------------------------------------------
1    The Wilton Mall                               3065 Route 50                                               Saratoga Springs
2    Frandor Mall                                  300 Frandor Avenue                                          Lansing
3    The Alliance Loan
3a   Hampton Court Apartments                      441 North Armistead Street                                  Alexandria
3b   Lake of the Woods Apartments                  746 Garden Walk Boulevard                                   College Park
3c   Holly Tree Apartments                         2481 Lake Drive                                             Waldorf
4    Stanford Square                               100 Hamilton Avenue                                         Palo Alto
5    Woodscape Apartments                          4401 Northwest 39th Street                                  Oklahoma City
6    Westminster Apartments                        4858 South 78th East Place                                  Tulsa
7    Sycamore Square Office Center                 1699-1733 Sycamore View Road                                Memphis
8    Inner Tech Park                               52-56 Roland Street                                         Boston
9    40 West 55th Street                           40 West 55th Street                                         New York
10   Mill Creek Mobile Home Park                   Camp Betty Washington Road & Allen Road                     York
11   The Villas Apartments                         2360 Northwest 56th Avenue                                  Lauderhill
12   Vista Plaza Shopping Center                   2550 Northwest Federal Highway                              Jensen Beach
13   Shadow Ridge Apartments                       9375 Viscount Boulevard                                     El Paso
14   Beverly Plaza Hotel                           8384 West Third Street                                      Los Angeles
15   The Woodland Hills Village Apartments         2139 Lake Hills Drive                                       Kingwood
16   Lakewood House Apartments (1A)                4801 North Hills Boulevard                                  North Little Rock
17   Vali Hi Shopping Center (1A)                  4600, 4602-4622 & 4540-4560 John F. Kennedy Boulevard       North Little Rock
18   Somers Plaza Shopping Center (1A)             5111 Warden Road                                            North Little Rock
19   Apple Valley Shopping Center (1A)             8000 State Highway 107                                      Sherwood
20   Lakewood Shopping Center (1A)                 2513 Mccain Boulevard and 4501 Fairway Avenue               North Little Rock
21   North Side Plaza                              1050 Bicentennial Drive                                     Manchester/Hooksett
22   Orchard Square Shopping Center                64660-64980 Van Dyke Road                                   Washington Township
23   Hacienda San Dieguito Corporate Center        12625 High Bluff Drive                                      San Diego
24   New Wave Entertainment Building               2660 West Olive Avenue                                      Burbank
25   Copperfield Apartments                        2400 Northwest 30th Street                                  Oklahoma City
26   Bachman Oaks Apartments                       2501 Webb Chapel Extension                                  Dallas
27   The Grove Apartments                          2320 South Conway Road                                      Orlando

                                                                                          Zip
#    Property Name                                 County                      State     Code    Property Type
-------------------------------------------------------------------------------------------------------------------------------
1    The Wilton Mall                               Saratoga                      NY     12866    Retail
2    Frandor Mall                                  Ingham                        MI     48912    Retail
3    The Alliance Loan
3a   Hampton Court Apartments                      Alexandria City               VA     22312    Multifamily
3b   Lake of the Woods Apartments                  Clayton                       GA     30349    Multifamily
3c   Holly Tree Apartments                         Charles                       MD     20601    Multifamily
4    Stanford Square                               Santa Clara                   CA     94301    Office
5    Woodscape Apartments                          Oklahoma                      OK     73112    Multifamily
6    Westminster Apartments                        Tulsa                         OK     74145    Multifamily
7    Sycamore Square Office Center                 Shelby                        TN     38134    Office
8    Inner Tech Park                               Suffolk                       MA     02118    Mixed Use
9    40 West 55th Street                           New York                      NY     10019    Multifamily
10   Mill Creek Mobile Home Park                   York                          PA     17402    Manufactured Housing
11   The Villas Apartments                         Broward                       FL     33313    Multifamily
12   Vista Plaza Shopping Center                   Martin                        FL     34994    Retail
13   Shadow Ridge Apartments                       El Paso                       TX     79925    Multifamily
14   Beverly Plaza Hotel                           Los Angeles                   CA     90048    Hotel
15   The Woodland Hills Village Apartments         Harris                        TX     77339    Multifamily
16   Lakewood House Apartments (1A)                Pulaski                       AR     72116    Multifamily
17   Vali Hi Shopping Center (1A)                  Pulaski                       AR     72116    Retail
18   Somers Plaza Shopping Center (1A)             Pulaski                       AR     72116    Retail
19   Apple Valley Shopping Center (1A)             Pulaski                       AR     72120    Retail
20   Lakewood Shopping Center (1A)                 Pulaski                       AR     72114    Retail
21   North Side Plaza                              Hillsborough                  NH     03104    Retail
22   Orchard Square Shopping Center                Macomb                        MI     48094    Retail
23   Hacienda San Dieguito Corporate Center        San Diego                     CA     92130    Office
24   New Wave Entertainment Building               Los Angeles                   CA     91505    Office
25   Copperfield Apartments                        Oklahoma                      OK     73112    Multifamily
26   Bachman Oaks Apartments                       Dallas                        TX     75220    Multifamily
27   The Grove Apartments                          Orange                        FL     32812    Multifamily

                                                                                                            Units/
                                                                                                           Sq. Ft./
                                                                                     Mortgage               Rooms/
#      Property Name                                     Property Sub-type           Loan Seller             Pads
-------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                       Anchored                Column                 540,021
2      Frandor Mall                                          Anchored                Column                 457,978
3      The Alliance Loan                                                             Column
3a     Hampton Court Apartments                                                                                 307
3b     Lake of the Woods Apartments                                                                             216
3c     Holly Tree Apartments                                                                                    143
4      Stanford Square                                                               Column                  70,816
5      Woodscape Apartments                                                          Midland                    498
6      Westminster Apartments                                                        Column                     467
7      Sycamore Square Office Center                                                 Column                 127,484
8      Inner Tech Park                                   Office/Industrial           Midland                154,550
9      40 West 55th Street                                                           Column                      36
10     Mill Creek Mobile Home Park                                                   Midland                    587
11     The Villas Apartments                                                         Column                     405
12     Vista Plaza Shopping Center                           Anchored                Column                 109,255
13     Shadow Ridge Apartments                                                       Midland                    352
14     Beverly Plaza Hotel                                 Full Service              Midland                     98
15     The Woodland Hills Village Apartments                                         Midland                    260
16     Lakewood House Apartments (1A)                                                Midland                    107
17     Vali Hi Shopping Center (1A)                         Unanchored               Midland                 39,900
18     Somers Plaza Shopping Center (1A)                    Unanchored               Midland                 30,400
19     Apple Valley Shopping Center (1A)                    Unanchored               Midland                 23,450
20     Lakewood Shopping Center (1A)                      Shadow Anchored            Midland                 12,000
21     North Side Plaza                                      Anchored                Midland                115,187
22     Orchard Square Shopping Center                        Anchored                Column                  92,450
23     Hacienda San Dieguito Corporate Center                                        Midland                 67,132
24     New Wave Entertainment Building                                               Column                  39,967
25     Copperfield Apartments                                                        Midland                    262
26     Bachman Oaks Apartments                                                       Column                     208
27     The Grove Apartments                                                          Midland                    232


                                                                                                       Occupancy
                                                        Fee Simple/    Year             Year            Rate at
#      Property Name                                     Leasehold     Built         Renovated          U/W (3)
----------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                      Fee        1990             1991              91%
2      Frandor Mall                                         Fee        1950             1999              95%
3      The Alliance Loan
3a     Hampton Court Apartments                             Fee        1965             1992              98%
3b     Lake of the Woods Apartments                         Fee        1988             1989              95%
3c     Holly Tree Apartments                                Fee        1974             1994              95%
4      Stanford Square                                      Fee        1983             N/A              100%
5      Woodscape Apartments                                 Fee        1984             N/A               94%
6      Westminster Apartments                               Fee        1973             1992              95%
7      Sycamore Square Office Center                        Fee        1984             1998             100%
8      Inner Tech Park                                      Fee        1900             1989              98%
9      40 West 55th Street                                  Fee        1920             1998             100%
10     Mill Creek Mobile Home Park                          Fee        1972             1989              95%
11     The Villas Apartments                                Fee        1988             N/A               95%
12     Vista Plaza Shopping Center                          Fee        1998             1999             100%
13     Shadow Ridge Apartments                              Fee        1985             N/A              100%
14     Beverly Plaza Hotel                                  Fee        1984             1996              N/A
15     The Woodland Hills Village Apartments                Fee        1977             1993              93%
16     Lakewood House Apartments (1A)                       Fee        1967             N/A               98%
17     Vali Hi Shopping Center (1A)                         Fee        1984             1986              96%
18     Somers Plaza Shopping Center (1A)                    Fee        1986             N/A              100%
19     Apple Valley Shopping Center (1A)                    Fee        1986             N/A              100%
20     Lakewood Shopping Center (1A)                        Fee        1987             N/A              100%
21     North Side Plaza                                     Fee        1983             N/A               95%
22     Orchard Square Shopping Center                       Fee        1998             N/A               99%
23     Hacienda San Dieguito Corporate Center               Fee        1985             N/A              100%
24     New Wave Entertainment Building                      Fee        1946             1999             100%
25     Copperfield Apartments                               Fee        1985             N/A               99%
26     Bachman Oaks Apartments                              Fee        1979             1998              91%
27     The Grove Apartments                                 Fee        1973             1990              97%

                                                                                                        Maturity/
                                                         Date of                       Cut-off            ARD
                                                        Occupancy    Appraised        Date LTV          Date LTV      Underwritable
#      Property Name                                       Rate        Value          Ratio (4)       Ratio (4) (5)        NOI
-----------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                   6/30/99    $ 64,500,000        69.7%             63.2%        $ 5,609,129
2      Frandor Mall                                       7/1/99      50,000,000        72.9%             65.3%          4,379,082
3      The Alliance Loan                                              42,450,000        77.2%             68.9%          3,657,754
3a     Hampton Court Apartments                          9/23/99      19,800,000
3b     Lake of the Woods Apartments                      9/24/99      12,850,000
3c     Holly Tree Apartments                             9/23/99       9,800,000
4      Stanford Square                                    8/1/99      35,000,000        60.0%             53.7%          3,033,682
5      Woodscape Apartments                               8/3/99      17,500,000        77.6%             68.5%          1,589,529
6      Westminster Apartments                            8/24/99      16,500,000        75.7%             67.4%          1,709,968
7      Sycamore Square Office Center                      8/1/99      16,500,000        73.9%             69.8%          1,631,906
8      Inner Tech Park                                   6/15/99      16,300,000        71.6%             64.5%          1,578,952
9      40 West 55th Street                               10/1/99      17,400,000        65.5%             59.0%          1,261,932
10     Mill Creek Mobile Home Park                       8/17/99      15,175,000        74.9%             64.9%          1,356,837
11     The Villas Apartments                             9/20/99      13,800,000        79.6%             71.6%          1,491,163
12     Vista Plaza Shopping Center                        7/1/99      13,800,000        79.6%             71.5%          1,249,144
13     Shadow Ridge Apartments                           8/22/99      13,200,000        77.7%             68.0%          1,243,773
14     Beverly Plaza Hotel                                 N/A        18,600,000        53.6%             45.1%          1,574,039
15     The Woodland Hills Village Apartments             6/30/99      11,875,000        79.7%             70.7%          1,061,291
16     Lakewood House Apartments (1A)                    8/25/99       5,925,000        71.4%             64.5%            544,980
17     Vali Hi Shopping Center (1A)                      8/25/99       2,400,000        71.4%             64.5%            255,792
18     Somers Plaza Shopping Center (1A)                 8/25/99       1,700,000        71.4%             64.5%            168,591
19     Apple Valley Shopping Center (1A)                 8/25/99       1,400,000        71.4%             64.5%            126,737
20     Lakewood Shopping Center (1A)                     8/25/99       1,000,000        71.4%             64.5%            101,883
21     North Side Plaza                                  7/20/99      10,800,000        78.9%             68.5%            955,897
22     Orchard Square Shopping Center                    9/27/99      10,600,000        79.9%             71.6%            993,683
23     Hacienda San Dieguito Corporate Center             8/5/99      11,540,000        68.3%             61.2%          1,063,013
24     New Wave Entertainment Building                   9/13/99      10,250,000        72.9%             65.2%            859,519
25     Copperfield Apartments                             8/3/99       9,300,000        77.3%             68.3%            850,522
26     Bachman Oaks Apartments                           8/25/99       8,950,000        80.0%             72.5%            916,821
27     The Grove Apartments                              9/13/99       8,900,000        79.7%             70.6%            782,325

                                                                                                    Contractual
                                                                                      Engineering    Recurring           Contractual
                                                       Underwritable                  Reserve at    Replacement           Recurring
#      Property Name                                     NCF (6)          DSCR (7)    Origination     Reserve               LC&TI
------------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                  $ 5,286,893        1.26x        $14,338       $98,340              $99,996
2      Frandor Mall                                       4,051,315        1.26         $62,037         N/A                  N/A
3      The Alliance Loan                                  3,491,254        1.24         $591,313      $166,500               N/A
3a     Hampton Court Apartments                                                         $492,000      $76,750                N/A
3b     Lake of the Woods Apartments                                                     $68,813       $54,000                N/A
3c     Holly Tree Apartments                                                            $30,500       $35,750                N/A
4      Stanford Square                                    2,913,281        1.57         $208,938        N/A                  N/A
5      Woodscape Apartments                               1,465,029        1.29         $30,415         N/A                  N/A
6      Westminster Apartments                             1,593,218        1.48         $76,499       $91,752                N/A
7      Sycamore Square Office Center                      1,472,120        1.30          $7,606       $25,497             $150,000
8      Inner Tech Park                                    1,369,687        1.31           N/A         $23,182                N/A
9      40 West 55th Street                                1,252,617        1.21          $1,863        $9,315                N/A
10     Mill Creek Mobile Home Park                        1,317,787        1.54           N/A         $48,000                N/A
11     The Villas Apartments                              1,363,183        1.38         $67,625       $127,980               N/A
12     Vista Plaza Shopping Center                        1,183,590        1.21           N/A           N/A                  N/A
13     Shadow Ridge Apartments                            1,155,773        1.44         $165,000        N/A                  N/A
14     Beverly Plaza Hotel                                1,376,276        1.41           N/A          4.00%                 N/A
15     The Woodland Hills Village Apartments                996,291        1.25         $260,000      $65,000                N/A
16     Lakewood House Apartments (1A)                       497,621        1.28           N/A         $34,668              $6,000
17     Vali Hi Shopping Center (1A)                         214,656        1.28           N/A         $10,776              $24,000
18     Somers Plaza Shopping Center (1A)                    133,446        1.28           N/A          $4,560              $20,004
19     Apple Valley Shopping Center (1A)                    104,867        1.28           N/A          $3,528              $12,000
20     Lakewood Shopping Center (1A)                         85,708        1.28           N/A          $2,400              $12,708
21     North Side Plaza                                     869,512        1.27           N/A         $15,528              $35,232
22     Orchard Square Shopping Center                       940,293        1.25           N/A           N/A                $15,000
23     Hacienda San Dieguito Corporate Center               934,165        1.34           N/A         $13,431                N/A
24     New Wave Entertainment Building                      795,066        1.22           N/A          $5,995              $10,000
25     Copperfield Apartments                               785,022        1.31         $47,080         N/A                  N/A
26     Bachman Oaks Apartments                              864,821        1.30          $5,250       $52,000                N/A
27     The Grove Apartments                                 724,325        1.21         $175,000      $58,000                N/A

                                                      Underwritable
                                                        Recurring                                                      Percentage of
                                                       Replacement     Underwritable      Original        Cut-off         Initial
#      Property Name                                     Reserve           LC&TI           Balance      Balance (8)     Pool Balance
------------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                   $81,003          $241,233      $ 45,000,000   $ 44,973,184        5.9%
2      Frandor Mall                                      $68,697          $259,070        36,500,000     36,434,197        4.8%
3      The Alliance Loan                                $166,500            N/A           32,874,000     32,777,802        4.3%
3a     Hampton Court Apartments                          $76,750            N/A
3b     Lake of the Woods Apartments                      $54,000            N/A
3c     Holly Tree Apartments                             $35,750            N/A
4      Stanford Square                                   $14,163          $106,238        21,000,000     20,986,080        2.8%
5      Woodscape Apartments                             $124,500            N/A           13,600,000     13,571,925        1.8%
6      Westminster Apartments                           $116,750            N/A           12,500,000     12,485,046        1.6%
7      Sycamore Square Office Center                     $25,497          $134,289        12,200,000     12,188,403        1.6%
8      Inner Tech Park                                   $27,510          $181,755        11,700,000     11,669,757        1.5%
9      40 West 55th Street                               $9,315             N/A           11,400,000     11,392,819        1.5%
10     Mill Creek Mobile Home Park                       $39,050            N/A           11,500,000     11,365,842        1.5%
11     The Villas Apartments                            $127,980            N/A           11,000,000     10,988,270        1.4%
12     Vista Plaza Shopping Center                       $10,926          $54,628         11,000,000     10,987,946        1.4%
13     Shadow Ridge Apartments                           $88,000            N/A           10,380,000     10,251,140        1.3%
14     Beverly Plaza Hotel                                5.00%             N/A           10,000,000      9,966,650        1.3%
15     The Woodland Hills Village Apartments             $65,000            N/A            9,500,000      9,462,872        1.2%
16     Lakewood House Apartments (1A)                    $34,668          $12,691          4,478,000      4,473,106        0.6%
17     Vali Hi Shopping Center (1A)                      $10,773          $30,362          1,757,000      1,755,378        0.2%
18     Somers Plaza Shopping Center (1A)                 $4,560           $30,587          1,089,000      1,087,994        0.1%
19     Apple Valley Shopping Center (1A)                 $3,518           $18,351            856,000        855,210        0.1%
20     Lakewood Shopping Center (1A)                     $2,400           $13,775            699,000        698,355        0.1%
21     North Side Plaza                                  $17,278          $69,107          8,640,000      8,519,081        1.1%
22     Orchard Square Shopping Center                    $13,868          $39,522          8,480,000      8,474,356        1.1%
23     Hacienda San Dieguito Corporate Center            $13,387          $115,461         7,900,000      7,885,723        1.0%
24     New Wave Entertainment Building                   $7,993           $56,460          7,485,000      7,476,346        1.0%
25     Copperfield Apartments                            $65,500            N/A            7,200,000      7,185,137        0.9%
26     Bachman Oaks Apartments                           $52,000            N/A            7,160,000      7,155,725        0.9%
27     The Grove Apartments                              $58,000            N/A            7,100,000      7,091,078        0.9%

                                                                            Orig   Rem.         Orig           Rem.
                                                          Maturity          Amort. Amort.      Term to        Term to      Interest
#      Property Name                                      Balance           Term   Term      Maturity (9)   Maturity (9)     Rate
-----------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                 $ 40,791,671          360    359         120            119          8.580%
2      Frandor Mall                                      32,646,771          360    357         120            117          8.000%
3      The Alliance Loan                                 29,229,389          360    355         120            115          7.740%
3a     Hampton Court Apartments
3b     Lake of the Woods Apartments
3c     Holly Tree Apartments
4      Stanford Square                                   18,809,149          360    359         120            119          8.060%
5      Woodscape Apartments                              11,994,954          360    357         120            117          7.430%
6      Westminster Apartments                            11,117,291          360    358         120            118          7.760%
7      Sycamore Square Office Center                     11,514,430          360    358         84             82           8.600%
8      Inner Tech Park                                   10,513,568          360    355         120            115          8.180%
9      40 West 55th Street                               10,270,568          360    359         120            119          8.310%
10     Mill Creek Mobile Home Park                        9,843,688          360    347         120            107          6.320%
11     The Villas Apartments                              9,884,546          360    358         120            118          8.190%
12     Vista Plaza Shopping Center                        9,861,295          360    358         120            118          8.090%
13     Shadow Ridge Apartments                            8,979,958          360    345         120            105          6.700%
14     Beverly Plaza Hotel                                8,397,516          300    296         120            116          8.650%
15     The Woodland Hills Village Apartments              8,391,062          360    354         120            114          7.480%
16     Lakewood House Apartments (1A)                     4,015,393          360    358         120            118          8.100%
17     Vali Hi Shopping Center (1A)                       1,597,312          360    358         120            118          8.700%
18     Somers Plaza Shopping Center (1A)                    990,024          360    358         120            118          8.700%
19     Apple Valley Shopping Center (1A)                    778,201          360    358         120            118          8.700%
20     Lakewood Shopping Center (1A)                        635,471          360    358         120            118          8.700%
21     North Side Plaza                                   7,394,893          360    344         120            104          6.890%
22     Orchard Square Shopping Center                     7,591,710          360    359         120            119          8.040%
23     Hacienda San Dieguito Corporate Center             7,064,327          360    357         120            117          7.990%
24     New Wave Entertainment Building                    6,678,133          360    358         120            118          7.890%
25     Copperfield Apartments                             6,350,270          360    357         120            117          7.430%
26     Bachman Oaks Apartments                            6,488,951          360    359         120            119          8.570%
27     The Grove Apartments                               6,284,994          360    358         120            118          7.570%



                                                                                             First
                                                  Interest Calculation         Monthly      Payment   Maturity
#      Property Name                              (30/360 / Actual/360)        Payment       Date       Date     ARD (10)  Seasoning
------------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                 Actual/360         $    348,565.63   12/1/99   11/1/29    11/1/09       1
2      Frandor Mall                                    Actual/360              267,824.07   10/1/99    9/1/09                  3
3      The Alliance Loan                               Actual/360              235,286.23   8/1/99     7/1/09                  5
3a     Hampton Court Apartments
3b     Lake of the Woods Apartments
3c     Holly Tree Apartments
4      Stanford Square                                 Actual/360              154,969.83   12/1/99   11/1/09                  1
5      Woodscape Apartments                            Actual/360               94,442.14   10/1/99    9/1/09                  3
6      Westminster Apartments                          Actual/360               89,637.93   11/1/99   10/1/09                  2
7      Sycamore Square Office Center                   Actual/360               94,673.43   11/1/99   10/1/06                  2
8      Inner Tech Park                                 Actual/360               87,323.09   8/1/99     7/1/09                  5
9      40 West 55th Street                             Actual/360               86,125.73   12/1/99   11/1/09                  1
10     Mill Creek Mobile Home Park                     Actual/360               71,331.87   12/1/98   11/1/08                  13
11     The Villas Apartments                           Actual/360               82,175.80   11/1/99   10/1/09                  2
12     Vista Plaza Shopping Center                     Actual/360               81,405.31   11/1/99   10/1/09                  2
13     Shadow Ridge Apartments                         Actual/360               66,979.86   10/1/98    9/1/08                  15
14     Beverly Plaza Hotel                             Actual/360               81,536.05   9/1/99     8/1/09                  4
15     The Woodland Hills Village Apartments           Actual/360               66,295.32   7/1/99     6/1/09                  6
16     Lakewood House Apartments (1A)                  Actual/360               33,170.68   11/1/99   10/1/09                  2
17     Vali Hi Shopping Center (1A)                    Actual/360               13,759.63   11/1/99   10/1/09                  2
18     Somers Plaza Shopping Center (1A)               Actual/360                8,528.31   11/1/99   10/1/09                  2
19     Apple Valley Shopping Center (1A)               Actual/360                6,703.61   11/1/99   10/1/09                  2
20     Lakewood Shopping Center (1A)                   Actual/360                5,474.09   11/1/99   10/1/09                  2
21     North Side Plaza                                  30/360                 56,845.27   9/1/98     8/1/28     8/1/08       16
22     Orchard Square Shopping Center                  Actual/360               62,459.86   12/1/99   11/1/09                  1
23     Hacienda San Dieguito Corporate Center          Actual/360               57,912.34   10/1/99    9/1/09                  3
24     New Wave Entertainment Building                 Actual/360               54,349.39   11/1/99   10/1/09                  2
25     Copperfield Apartments                          Actual/360               49,998.78   10/1/99    9/1/09                  3
26     Bachman Oaks Apartments                         Actual/360               55,409.80   12/1/99   11/1/09                  1
27     The Grove Apartments                            Actual/360               49,984.99   11/1/99   10/1/09                  2


                                                                                                             Original
                                                                                                             Lockout
                                                       Servicing and      Prepayment Provision                Period
#      Property Name                                    Trustee Fees      as of Origination (11)             (Months)
---------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                    0.0523%         L (9.5), O (0.5)                     114
2      Frandor Mall                                       0.0523%         L (9.5), O (0.5)                     114
3      The Alliance Loan                                  0.0523%         L (9.5), O (0.5)                     114
3a     Hampton Court Apartments
3b     Lake of the Woods Apartments
3c     Holly Tree Apartments
4      Stanford Square                                    0.0523%         L (9.5), O (0.5)                     114
5      Woodscape Apartments                               0.1153%         L (4.92), YM 1% (4.75), O (0.33)      59
6      Westminster Apartments                             0.0523%         L (9.5), O (0.5)                     114
7      Sycamore Square Office Center                      0.0523%         L (6.5), O (0.5)                      78
8      Inner Tech Park                                    0.0823%         L (9.67), O (0.33)                   116
9      40 West 55th Street                                0.0523%         L (9.5), O (0.5)                     114
10     Mill Creek Mobile Home Park                        0.0823%         L (2.92), YM 1% (6.75), O (0.33)      35
11     The Villas Apartments                              0.0523%         L (9.5), O (0.5)                     114
12     Vista Plaza Shopping Center                        0.0523%         L (9.5), O (0.5)                     114
13     Shadow Ridge Apartments                            0.0823%         L (4.92), YM 1% (4.75), O (0.33)      59
14     Beverly Plaza Hotel                                0.0823%         L (9.67), O (0.33)                   116
15     The Woodland Hills Village Apartments              0.0823%         L (2.92), YM 1% (6.75), O (0.33)      35
16     Lakewood House Apartments (1A)                     0.0823%         L (9.67), O (0.33)                   116
17     Vali Hi Shopping Center (1A)                       0.0823%         L (9.67), O (0.33)                   116
18     Somers Plaza Shopping Center (1A)                  0.0823%         L (9.67), O (0.33)                   116
19     Apple Valley Shopping Center (1A)                  0.0823%         L (9.67), O (0.33)                   116
20     Lakewood Shopping Center (1A)                      0.0823%         L (9.67), O (0.33)                   116
21     North Side Plaza                                   0.1214%         L (3.92), YM 1% (5.5), O (0.58)       47
22     Orchard Square Shopping Center                     0.0523%         L (9.5), O (0.5)                     114
23     Hacienda San Dieguito Corporate Center             0.1723%         L (9.67), O (0.33)                   116
24     New Wave Entertainment Building                    0.0523%         L (9.5), O (0.5)                     114
25     Copperfield Apartments                             0.1453%         L (4.92), YM 1% (4.75), O (0.33)      59
26     Bachman Oaks Apartments                            0.0523%         L (9.5), O (0.5)                     114
27     The Grove Apartments                               0.0823%         L (3), YM 1% (6.67), O (0.33)         36

                                                        Original     Original
                                                         Yield      Prepayment   Original                                   Yield
                                                      Maintenance     Premium      Open                        Lockout   Maintenance
                                                         Period       Period      Period                     Expiration   Expiration
#      Property Name                                    (Months)     (Months)    (Months)  Defeasance (12)      Date         Date
------------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                     0             0          6           Yes            5/1/09        N/A
2      Frandor Mall                                        0             0          6           Yes            3/1/09        N/A
3      The Alliance Loan                                   0             0          6           Yes            1/1/09        N/A
3a     Hampton Court Apartments
3b     Lake of the Woods Apartments
3c     Holly Tree Apartments
4      Stanford Square                                     0             0          6           Yes            5/1/09        N/A
5      Woodscape Apartments                                57            0          4           No             8/1/04       5/1/09
6      Westminster Apartments                              0             0          6           Yes            4/1/09        N/A
7      Sycamore Square Office Center                       0             0          6           Yes            4/1/06        N/A
8      Inner Tech Park                                     0             0          4           Yes            3/1/09        N/A
9      40 West 55th Street                                 0             0          6           Yes            5/1/09        N/A
10     Mill Creek Mobile Home Park                         81            0          4           No             10/1/01      7/1/08
11     The Villas Apartments                               0             0          6           Yes            4/1/09        N/A
12     Vista Plaza Shopping Center                         0             0          6           Yes            4/1/09        N/A
13     Shadow Ridge Apartments                             57            0          4           No             8/1/03       5/1/08
14     Beverly Plaza Hotel                                 0             0          4           Yes            4/1/09        N/A
15     The Woodland Hills Village Apartments               81            0          4           No             5/1/02       2/1/09
16     Lakewood House Apartments (1A)                      0             0          4           Yes            6/1/09        N/A
17     Vali Hi Shopping Center (1A)                        0             0          4           Yes            6/1/09        N/A
18     Somers Plaza Shopping Center (1A)                   0             0          4           Yes            6/1/09        N/A
19     Apple Valley Shopping Center (1A)                   0             0          4           Yes            6/1/09        N/A
20     Lakewood Shopping Center (1A)                       0             0          4           Yes            6/1/09        N/A
21     North Side Plaza                                    66            0          7           No             7/1/02       1/1/08
22     Orchard Square Shopping Center                      0             0          6           Yes            5/1/09        N/A
23     Hacienda San Dieguito Corporate Center              0             0          4           Yes            5/1/09        N/A
24     New Wave Entertainment Building                     0             0          6           Yes            4/1/09        N/A
25     Copperfield Apartments                              57            0          4           No             8/1/04       5/1/09
26     Bachman Oaks Apartments                             0             0          6           Yes            5/1/09        N/A
27     The Grove Apartments                                80            0          4           No             10/1/02      6/1/09

                                                      Prepayment
                                                       Premium                          Utilities                         Subject
                                                      Expiration       Hotel        Multifamily Tenant      Multifamily    Studio
#      Property Name                                     Date        Franchise             Pays              Elevators     Units
---------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                   N/A            N/A                N/A                  N/A         N/A
2      Frandor Mall                                      N/A            N/A                N/A                  N/A         N/A
3      The Alliance Loan                                 N/A
3a     Hampton Court Apartments                                         N/A            Electric/Gas              0          N/A
3b     Lake of the Woods Apartments                                     N/A              Electric                0          N/A
3c     Holly Tree Apartments                                            N/A      Electric/Gas/Water/Sewer        0          N/A
4      Stanford Square                                   N/A            N/A                N/A                  N/A         N/A
5      Woodscape Apartments                              N/A            N/A              Electric                0          N/A
6      Westminster Apartments                            N/A            N/A              Electric                0          N/A
7      Sycamore Square Office Center                     N/A            N/A                N/A                  N/A         N/A
8      Inner Tech Park                                   N/A            N/A                N/A                  N/A         N/A
9      40 West 55th Street                               N/A            N/A              Electric                2          N/A
10     Mill Creek Mobile Home Park                       N/A            N/A                N/A                  N/A         N/A
11     The Villas Apartments                             N/A            N/A              Electric                0          N/A
12     Vista Plaza Shopping Center                       N/A            N/A                N/A                  N/A         N/A
13     Shadow Ridge Apartments                           N/A            N/A      Electric/Gas/Water/Sewer        0           20
14     Beverly Plaza Hotel                               N/A           None                N/A                  N/A         N/A
15     The Woodland Hills Village Apartments             N/A            N/A              Electric                0          N/A
16     Lakewood House Apartments (1A)                    N/A            N/A                None                  2          N/A
17     Vali Hi Shopping Center (1A)                      N/A            N/A                N/A                  N/A         N/A
18     Somers Plaza Shopping Center (1A)                 N/A            N/A                N/A                  N/A         N/A
19     Apple Valley Shopping Center (1A)                 N/A            N/A                N/A                  N/A         N/A
20     Lakewood Shopping Center (1A)                     N/A            N/A                N/A                  N/A         N/A
21     North Side Plaza                                  N/A            N/A                N/A                  N/A         N/A
22     Orchard Square Shopping Center                    N/A            N/A                N/A                  N/A         N/A
23     Hacienda San Dieguito Corporate Center            N/A            N/A                N/A                  N/A         N/A
24     New Wave Entertainment Building                   N/A            N/A                N/A                  N/A         N/A
25     Copperfield Apartments                            N/A            N/A              Electric                0          N/A
26     Bachman Oaks Apartments                           N/A            N/A              Electric                0          N/A
27     The Grove Apartments                              N/A            N/A        Electric/Water/Sewer          0           40


                                                        Subject         Subject        Subject        Subject         Subject
                                                        Studio           Studio          1 BR          1 BR             1 BR
#      Property Name                                   Avg. Rent       Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                    N/A             N/A            N/A            N/A             N/A
2      Frandor Mall                                       N/A             N/A            N/A            N/A             N/A
3      The Alliance Loan
3a     Hampton Court Apartments                           N/A             N/A             83           $659             $745
3b     Lake of the Woods Apartments                       N/A             N/A             72           $581             $600
3c     Holly Tree Apartments                              N/A             N/A             43           $718             $766
4      Stanford Square                                    N/A             N/A            N/A            N/A             N/A
5      Woodscape Apartments                               N/A             N/A            384           $435             $574
6      Westminster Apartments                             N/A             N/A             30           $349             $379
7      Sycamore Square Office Center                      N/A             N/A            N/A            N/A             N/A
8      Inner Tech Park                                    N/A             N/A            N/A            N/A             N/A
9      40 West 55th Street                                N/A             N/A             1           $4,400           $4,400
10     Mill Creek Mobile Home Park                        N/A             N/A            N/A            N/A             N/A
11     The Villas Apartments                              N/A             N/A             96           $538             $570
12     Vista Plaza Shopping Center                        N/A             N/A            N/A            N/A             N/A
13     Shadow Ridge Apartments                           $425             $459           156           $430             $559
14     Beverly Plaza Hotel                                N/A             N/A            N/A            N/A             N/A
15     The Woodland Hills Village Apartments              N/A             N/A            120           $548             $569
16     Lakewood House Apartments (1A)                     N/A             N/A             42           $731             $850
17     Vali Hi Shopping Center (1A)                       N/A             N/A            N/A            N/A             N/A
18     Somers Plaza Shopping Center (1A)                  N/A             N/A            N/A            N/A             N/A
19     Apple Valley Shopping Center (1A)                  N/A             N/A            N/A            N/A             N/A
20     Lakewood Shopping Center (1A)                      N/A             N/A            N/A            N/A             N/A
21     North Side Plaza                                   N/A             N/A            N/A            N/A             N/A
22     Orchard Square Shopping Center                     N/A             N/A            N/A            N/A             N/A
23     Hacienda San Dieguito Corporate Center             N/A             N/A            N/A            N/A             N/A
24     New Wave Entertainment Building                    N/A             N/A            N/A            N/A             N/A
25     Copperfield Apartments                             N/A             N/A            214           $437             $530
26     Bachman Oaks Apartments                            N/A             N/A            132           $564             $665
27     The Grove Apartments                              $437             $455           116           $496             $520


                                                       Subject        Subject         Subject        Subject        Subject
                                                         2 BR          2 BR             2 BR           3 BR          3 BR
#      Property Name                                    Units        Avg. Rent       Max. Rent        Units        Avg. Rent
------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                   N/A            N/A             N/A            N/A            N/A
2      Frandor Mall                                      N/A            N/A             N/A            N/A            N/A
3      The Alliance Loan
3a     Hampton Court Apartments                          168           $797             $901            56           $924
3b     Lake of the Woods Apartments                      144           $684             $802           N/A            N/A
3c     Holly Tree Apartments                             100           $769             $927           N/A            N/A
4      Stanford Square                                   N/A            N/A             N/A            N/A            N/A
5      Woodscape Apartments                              114           $643             $715           N/A            N/A
6      Westminster Apartments                            393           $537             $649            44           $670
7      Sycamore Square Office Center                     N/A            N/A             N/A            N/A            N/A
8      Inner Tech Park                                   N/A            N/A             N/A            N/A            N/A
9      40 West 55th Street                                35          $3,968           $6,000          N/A            N/A
10     Mill Creek Mobile Home Park                       N/A            N/A             N/A            N/A            N/A
11     The Villas Apartments                             260           $647             $685            49           $758
12     Vista Plaza Shopping Center                       N/A            N/A             N/A            N/A            N/A
13     Shadow Ridge Apartments                           152           $608             $689            24           $687
14     Beverly Plaza Hotel                               N/A            N/A             N/A            N/A            N/A
15     The Woodland Hills Village Apartments             124           $721             $853            16           $933
16     Lakewood House Apartments (1A)                     45           $912            $1,070           20          $1,009
17     Vali Hi Shopping Center (1A)                      N/A            N/A             N/A            N/A            N/A
18     Somers Plaza Shopping Center (1A)                 N/A            N/A             N/A            N/A            N/A
19     Apple Valley Shopping Center (1A)                 N/A            N/A             N/A            N/A            N/A
20     Lakewood Shopping Center (1A)                     N/A            N/A             N/A            N/A            N/A
21     North Side Plaza                                  N/A            N/A             N/A            N/A            N/A
22     Orchard Square Shopping Center                    N/A            N/A             N/A            N/A            N/A
23     Hacienda San Dieguito Corporate Center            N/A            N/A             N/A            N/A            N/A
24     New Wave Entertainment Building                   N/A            N/A             N/A            N/A            N/A
25     Copperfield Apartments                             48           $628             $710           N/A            N/A
26     Bachman Oaks Apartments                            76           $691             $710           N/A            N/A
27     The Grove Apartments                               66           $627             $715            10           $720

                                                        Subject        Subject        Subject         Subject
                                                          3 BR           4 BR          4 BR             4 BR
#      Property Name                                   Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                    N/A            N/A            N/A             N/A
2      Frandor Mall                                       N/A            N/A            N/A             N/A
3      The Alliance Loan
3a     Hampton Court Apartments                           $935           N/A            N/A             N/A
3b     Lake of the Woods Apartments                       N/A            N/A            N/A             N/A
3c     Holly Tree Apartments                              N/A            N/A            N/A             N/A
4      Stanford Square                                    N/A            N/A            N/A             N/A
5      Woodscape Apartments                               N/A            N/A            N/A             N/A
6      Westminster Apartments                             $759           N/A            N/A             N/A
7      Sycamore Square Office Center                      N/A            N/A            N/A             N/A
8      Inner Tech Park                                    N/A            N/A            N/A             N/A
9      40 West 55th Street                                N/A            N/A            N/A             N/A
10     Mill Creek Mobile Home Park                        N/A            N/A            N/A             N/A
11     The Villas Apartments                              $785           N/A            N/A             N/A
12     Vista Plaza Shopping Center                        N/A            N/A            N/A             N/A
13     Shadow Ridge Apartments                            $735           N/A            N/A             N/A
14     Beverly Plaza Hotel                                N/A            N/A            N/A             N/A
15     The Woodland Hills Village Apartments              $995           N/A            N/A             N/A
16     Lakewood House Apartments (1A)                    $1,585          N/A            N/A             N/A
17     Vali Hi Shopping Center (1A)                       N/A            N/A            N/A             N/A
18     Somers Plaza Shopping Center (1A)                  N/A            N/A            N/A             N/A
19     Apple Valley Shopping Center (1A)                  N/A            N/A            N/A             N/A
20     Lakewood Shopping Center (1A)                      N/A            N/A            N/A             N/A
21     North Side Plaza                                   N/A            N/A            N/A             N/A
22     Orchard Square Shopping Center                     N/A            N/A            N/A             N/A
23     Hacienda San Dieguito Corporate Center             N/A            N/A            N/A             N/A
24     New Wave Entertainment Building                    N/A            N/A            N/A             N/A
25     Copperfield Apartments                             N/A            N/A            N/A             N/A
26     Bachman Oaks Apartments                            N/A            N/A            N/A             N/A
27     The Grove Apartments                               $735           N/A            N/A             N/A

                                                                         Major                       Major                Major
                                                                       Tenant #1                   Tenant #1         Tenant #1 Lease
#      Property Name                                                     Name                       Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                                   Sears                       82,352              7/17/05
2      Frandor Mall                                                       N/A                         N/A                  N/A
3      The Alliance Loan
3a     Hampton Court Apartments                                           N/A                         N/A                  N/A
3b     Lake of the Woods Apartments                                       N/A                         N/A                  N/A
3c     Holly Tree Apartments                                              N/A                         N/A                  N/A
4      Stanford Square                                             PHB Hagler Bailey                 18,331              8/1/02
5      Woodscape Apartments                                               N/A                         N/A                  N/A
6      Westminster Apartments                                             N/A                         N/A                  N/A
7      Sycamore Square Office Center                               SITEL Corporation                 81,850              11/1/07
8      Inner Tech Park                                         Bay State Computer Group              33,873              3/31/01
9      40 West 55th Street                                                N/A                         N/A                  N/A
10     Mill Creek Mobile Home Park                                        N/A                         N/A                  N/A
11     The Villas Apartments                                              N/A                         N/A                  N/A
12     Vista Plaza Shopping Center                              Bed, Bath & Beyond Inc.              34,900              6/1/13
13     Shadow Ridge Apartments                                            N/A                         N/A                  N/A
14     Beverly Plaza Hotel                                                N/A                         N/A                  N/A
15     The Woodland Hills Village Apartments                              N/A                         N/A                  N/A
16     Lakewood House Apartments (1A)                                     N/A                         N/A                  N/A
17     Vali Hi Shopping Center (1A)                           The Crafters' Village, Inc.            5,600              12/31/00
18     Somers Plaza Shopping Center (1A)                              Tops Shoes                     8,800               8/31/03
19     Apple Valley Shopping Center (1A)                           Chinese Pavilion                  5,700              12/31/02
20     Lakewood Shopping Center (1A)                                  Jeri Nevins                    2,000               1/31/00
21     North Side Plaza                                        Alexander's Shop N' Save              64,160             12/31/10
22     Orchard Square Shopping Center                                 Farmer Jack                    48,750              1/1/19
23     Hacienda San Dieguito Corporate Center                    Landgrant Development               8,587               4/30/01
24     New Wave Entertainment Building                          NW Entertainment, Inc.               39,967              9/6/09
25     Copperfield Apartments                                             N/A                         N/A                  N/A
26     Bachman Oaks Apartments                                            N/A                         N/A                  N/A
27     The Grove Apartments                                               N/A                         N/A                  N/A


                                                                     Major                     Major                Major
                                                                   Tenant #2                 Tenant #2         Tenant #2 Lease
#      Property Name                                                  Name                    Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                              Bon Ton                   71,222                1/1/04
2      Frandor Mall                                                   N/A                       N/A                  N/A
3      The Alliance Loan
3a     Hampton Court Apartments                                       N/A                       N/A                  N/A
3b     Lake of the Woods Apartments                                   N/A                       N/A                  N/A
3c     Holly Tree Apartments                                          N/A                       N/A                  N/A
4      Stanford Square                                       Bon Appetit Mgmt. Co.            17,825                7/1/09
5      Woodscape Apartments                                           N/A                       N/A                  N/A
6      Westminster Apartments                                         N/A                       N/A                  N/A
7      Sycamore Square Office Center                          Telecorp Realty LLC             45,634               12/1/08
8      Inner Tech Park                                         Virtual Ink Corp.              20,402               8/30/04
9      40 West 55th Street                                            N/A                       N/A                  N/A
10     Mill Creek Mobile Home Park                                    N/A                       N/A                  N/A
11     The Villas Apartments                                          N/A                       N/A                  N/A
12     Vista Plaza Shopping Center                          Circuit City Stores Inc.          28,190                1/1/19
13     Shadow Ridge Apartments                                        N/A                       N/A                  N/A
14     Beverly Plaza Hotel                                            N/A                       N/A                  N/A
15     The Woodland Hills Village Apartments                          N/A                       N/A                  N/A
16     Lakewood House Apartments (1A)                                 N/A                       N/A                  N/A
17     Vali Hi Shopping Center (1A)                       Clean Threads of Little Rock         3,700               5/31/03
18     Somers Plaza Shopping Center (1A)                        Sport Four, Inc.               4,770               2/28/02
19     Apple Valley Shopping Center (1A)                     Social Security Admin.            4,800               12/31/02
20     Lakewood Shopping Center (1A)                          Lakewood Foods, Inc.             2,000               9/30/01
21     North Side Plaza                                   M.G.A., Inc. (Attn: RE Dept)         7,200               2/28/01
22     Orchard Square Shopping Center                                 N/A                       N/A                  N/A
23     Hacienda San Dieguito Corporate Center                   Jason Associates               4,710               3/31/00
24     New Wave Entertainment Building                                N/A                       N/A                  N/A
25     Copperfield Apartments                                         N/A                       N/A                  N/A
26     Bachman Oaks Apartments                                        N/A                       N/A                  N/A
27     The Grove Apartments                                           N/A                       N/A                  N/A

                                                                     Major                        Major                 Major
                                                                   Tenant #3                    Tenant #3          Tenant #3 Lease
#      Property Name                                                  Name                       Sq. Ft.           Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
1      The Wilton Mall                                                N/A                          N/A                   N/A
2      Frandor Mall                                                   N/A                          N/A                   N/A
3      The Alliance Loan
3a     Hampton Court Apartments                                       N/A                          N/A                   N/A
3b     Lake of the Woods Apartments                                   N/A                          N/A                   N/A
3c     Holly Tree Apartments                                          N/A                          N/A                   N/A
4      Stanford Square                                                N/A                          N/A                   N/A
5      Woodscape Apartments                                           N/A                          N/A                   N/A
6      Westminster Apartments                                         N/A                          N/A                   N/A
7      Sycamore Square Office Center                                  N/A                          N/A                   N/A
8      Inner Tech Park                                       ChiRex Technology Ctr.               14,859              10/31/03
9      40 West 55th Street                                            N/A                          N/A                   N/A
10     Mill Creek Mobile Home Park                                    N/A                          N/A                   N/A
11     The Villas Apartments                                          N/A                          N/A                   N/A
12     Vista Plaza Shopping Center                           Michaels Stores, Inc.                23,725               2/1/09
13     Shadow Ridge Apartments                                        N/A                          N/A                   N/A
14     Beverly Plaza Hotel                                            N/A                          N/A                   N/A
15     The Woodland Hills Village Apartments                          N/A                          N/A                   N/A
16     Lakewood House Apartments (1A)                                 N/A                          N/A                   N/A
17     Vali Hi Shopping Center (1A)                       Armstrong's Furniture Sales             3,700                9/30/00
18     Somers Plaza Shopping Center (1A)                     John Brown University                4,200               10/31/00
19     Apple Valley Shopping Center (1A)                    Partners Jewelry & Loan               2,400                3/31/01
20     Lakewood Shopping Center (1A)                           Dr. Richard Rankin                 2,000               12/31/00
21     North Side Plaza                                  Shorty's Mexican Roadhouse Inn           6,000                9/1/01
22     Orchard Square Shopping Center                                 N/A                          N/A                   N/A
23     Hacienda San Dieguito Corporate Center                       Dialpro                       4,513               12/31/00
24     New Wave Entertainment Building                                N/A                          N/A                   N/A
25     Copperfield Apartments                                         N/A                          N/A                   N/A
26     Bachman Oaks Apartments                                        N/A                          N/A                   N/A
27     The Grove Apartments                                           N/A                          N/A                   N/A

#    Property Name                                  Management Company
----------------------------------------------------------------------------------------------------------------------
28   Selma Square Shopping Center                   Owner Managed
29   Holmdel Corporate Plaza/One Misco Plaza        JGT Management
30   Commons on Sanger Apartments                   Brothers Management Company
31   The Marbrisa Apartments                        MBS Management Services, Inc.
32   Point of Pines Apartments                      Heritage Management Company, Inc.
33   Tammaron Village Apartments                    Case & Associates Properties, Inc.
34   TownePlace Suites by Marriott - Brookfield     CSM Lodging Services Incorporated
35   Pittsfield Plaza                               Atlantic Retail Properties
36   Hurstbourne Office Park                        Jefferson Development Group, Inc.
37   Trails East Apartments                         Case & Associates Properties, Inc.
38   TownePlace Suites by Marriott - Eden Prairie   CSM Lodging Services Incorporated
39   Brookside Plaza Shopping Center                Rosen Associates Management Corp.
40   The Sun City Shopping Center                   Tapley Commercial Real Estate
41   The Judson House                               SHP Management
42   Long Lake Office Center                        Stern Management Services, Inc.
43   Copper Beech Townhomes II                      McWhirter Property Management, Inc.
44   Town & Country Business Park                   AmeriCo Realty Services, Inc.
45   Four Winds Apartments                          The Barrington Group Incorporated
46   Allora Way Apartments                          Flagship Management Corporation
47   Sycamore Park Apartments                       HSC California, Inc.
48   Promotions Distributor Services Corp. (1B)     Bernard Gainey
49   Production Distribution Services Corp. (1B)    PDS
50   Alltel Office Building                         RealVest Partners, Inc.
51   Winn Medical Center                            Meadows & Ohly
52   56-62 Canal Street                             North Star Management Company
53   16 Herbert Street                              Owner Managed
54   Beau Rivage Apartments                         Rudeen Development
55   Tierra Corners Shopping Center                 C. W. Clark, Inc.
56   Two Technology Way                             Wiggin Properties, Inc.
57   Crossroads Shopping Center                     Westar Management, Inc.
58   County Mall                                    Greenwich-American Operating Company
59   The Radisson Graystone Castle Hotel            Doramar Hotels, Inc.
60   Palms East Apartments                          Strong Properties, Inc
61   North Creek Condominiums                       Oakwood Property Company
62   Fallbrook Office Park                          The Simay Company, Inc.
63   Miami One Office Building                      Savitar Realty Advisors
64   Huntington Place Apartments                    Chase National Management Corporation
65   Comfort Inn-South Burlington-VT                KW Companies
66   City Centre Building                           The Rudolph Company
67   Country Village Apartments                     MBS Management Services, Inc.
68   185 Commerce Drive                             Keystone Real Estate
69   The South Point Apartments                     MBS Management Services, Inc.
70   Copper Beech Townhomes I                       McWhirter Property Management, Inc.
71   Southbridge Office Buildings                   Owner Managed
72   Pro-Met, Inc.                                  Wolfe Investment Company
73   Super Food Town Plaza                          National Realty & Development Corporation
74   The Hamptons at Central Apartments             DMJ Management, Inc.
75   Southwest Plaza                                Colliers & Co.
76   The Basin Street Complex                       John J. Albarano, P.E.
77   Waterford Plaza                                Atlantic Retail Properties
78   Cerritos State Road Industrial Park            Kenski Properties, Inc.
79   Chambers Center Shopping Center                Trammell Crow Company
80   Hackettstown Commerce Park Building I          B&W Associates LLP
81   Nationsbank Service Center                     Gihls Properties, Inc.
82   Freeport Self Storage                          Rhumbline Realty Management Co.
83   The Virginia Highland Loan
83a  842 North Highland Avenue                      The Simpson Organization, Inc.
83b  1052-1062 St. Charles Avenue                   The Simpson Organization, Inc.
83c  784-792 North Highland Avenue                  The Simpson Organization, Inc.
83d  776-778 North Highland Avenue                  The Simpson Organization, Inc.
84   Dolphin Self Storage (1C)                      Accountable Management & Realty, Inc.
85   Kangaroom Mini-Storage (1C)                    Accountable Management & Realty, Inc.
86   Airport Self Storage (1C)                      Accountable Management & Realty, Inc.
87   Stonehurst Court Apartments                    Woodward Properties, Inc.
88   The River Meadows Mobile Home Park             Newport Pacific Capital Company
89   Maplewood Apartments (1D)                      C & R Realty
90   Columbus Village Apartments (1D)               C & R Realty
91   Dominion Center                                CDC Management Group, Inc.
92   The Argyle Apartments                          Hicks King Investments
93   Guthrie Medical Center                         L&S Development
94   The Hope Group Corporate Headquarters          The Hope Group Corporation
95   SavMax Foods                                   Charles Dunn Real Estate Services, Inc.


#    Property Name                                 Address                                                     City
------------------------------------------------------------------------------------------------------------------------------------
28   Selma Square Shopping Center                  2803-2883 South Highland Drive                              Selma
29   Holmdel Corporate Plaza/One Misco Plaza       2137 and 2139 Highway 35 North                              Holmdel
30   Commons on Sanger Apartments                  5000 Sanger Avenue                                          Waco
31   The Marbrisa Apartments                       4405 North Navarro Street                                   Victoria
32   Point of Pines Apartments                     190 North Shore Road                                        Revere
33   Tammaron Village Apartments                   11100 Roxboro Avenue                                        Oklahoma City
34   TownePlace Suites by Marriott - Brookfield    600 North Calhoun Road                                      Brookfield
35   Pittsfield Plaza                              676-690 Merrill Road                                        Pittsfield
36   Hurstbourne Office Park                       Whittington Parkway and Leesgate Road                       Louisville
37   Trails East Apartments                        1653 East Harris Street                                     Mesa
38   TownePlace Suites by Marriott - Eden Prairie  11576 and 11588 Leona Road                                  Eden Prairie
39   Brookside Plaza Shopping Center               13750-13780 Millard Avenue                                  Omaha
40   The Sun City Shopping Center                  26800 Cherry Hills Boulevard                                Sun City
41   The Judson House                              40 Welcome Street                                           Haverhill
42   Long Lake Office Center                       900 Long Lake Road                                          New Brighton
43   Copper Beech Townhomes II                     1003 West Aaron Drive                                       State College
44   Town & Country Business Park                  3990-3998 and 4030-4052 East Bijou Street                   Colorado Springs
45   Four Winds Apartments                         2601 Morning Star Lane                                      Anderson
46   Allora Way Apartments                         4101 East Rancier Avenue                                    Killeen
47   Sycamore Park Apartments                      1151 West Arrow Highway                                     Azusa
48   Promotions Distributor Services Corp. (1B)    10303 Norris Avenue                                         Pacoima
49   Production Distribution Services Corp. (1B)   12760 Foothill Boulevard                                    Sylmar
50   Alltel Office Building                        2200 Lucien Way                                             Maitland
51   Winn Medical Center                           497 Winn Way                                                Decatur
52   56-62 Canal Street                            56-62 Canal Street                                          Boston
53   16 Herbert Street                             16 Herbert Street                                           Newark
54   Beau Rivage Apartments                        4707 East Upriver Drive                                     Spokane
55   Tierra Corners Shopping Center                1000-1020 Tierra Del Rey                                    Chula Vista
56   Two Technology Way                            Two Technology Way                                          Norwood
57   Crossroads Shopping Center                    SWQ Betteravia Road & Highway 101                           Santa Maria
58   County Mall                                   250 Westport Avenue                                         Norwalk
59   The Radisson Graystone Castle Hotel           83 East 120th Avenue                                        Thornton
60   Palms East Apartments                         211 Caroline Street                                         Cape Canaveral
61   North Creek Condominiums                      9351 Pinyon Tree Lane                                       Dallas
62   Fallbrook Office Park                         6700 Fallbrook Avenue                                       Los Angeles
63   Miami One Office Building                     8725 Northwest 18th Terrace                                 Miami
64   Huntington Place Apartments                   1401 North Midwest Boulevard                                Midwest City
65   Comfort Inn-South Burlington-VT               1285 Williston Road                                         South Burlington
66   City Centre Building                          One South Nevada Avenue                                     Colorado Springs
67   Country Village Apartments                    2551 Loop 35 South                                          Alvin
68   185 Commerce Drive                            185 Commerce Drive                                          Upper Dublin Township
69   The South Point Apartments                    1021 Pecan Crossing Drive                                   Desoto
70   Copper Beech Townhomes I                      1100 West Aaron Drive                                       State College
71   Southbridge Office Buildings                  1030 Main Street                                            St. Helena
72   Pro-Met, Inc.                                 950 Bridgeview Street North                                 Zilwaukee
73   Super Food Town Plaza                         1080 South Main Street                                      Bowling Green
74   The Hamptons at Central Apartments            805 Central Drive                                           Bedford
75   Southwest Plaza                               115 North El Camino Real                                    Oceanside
76   The Basin Street Complex                      201 Basin Street                                            Williamsport
77   Waterford Plaza                               825-829 Hartford Turnpike Route 85                          Waterford
78   Cerritos State Road Industrial Park           20014-20210 State Road                                      Cerritos
79   Chambers Center Shopping Center               15200-15290 East 6th Avenue                                 Aurora
80   Hackettstown Commerce Park Building I         101 Bilby Road                                              Hackettstown
81   Nationsbank Service Center                    2901 West Cypress Creek Road                                Ft Lauderdale
82   Freeport Self Storage                         73 East Merrick Road                                        Freeport
83   The Virginia Highland Loan
83a  842 North Highland Avenue                     842 North Highland Avenue                                   Atlanta
83b  1052-1062 St. Charles Avenue                  1052-1062 St. Charles Avenue                                Atlanta
83c  784-792 North Highland Avenue                 784-792 North Highland Avenue                               Atlanta
83d  776-778 North Highland Avenue                 776-778 North Highland Avenue                               Atlanta
84   Dolphin Self Storage (1C)                     6350 Babcock Street Southeast                               Palm Bay
85   Kangaroom Mini-Storage (1C)                   5717 14th Street West                                       Bradenton
86   Airport Self Storage (1C)                     6953 Nasa Boulevard                                         West Melbourne
87   Stonehurst Court Apartments                   7250 Walnut Street                                          Upper Darby Township
88   The River Meadows Mobile Home Park            62880 West Lasalle Road                                     Montrose
89   Maplewood Apartments (1D)                     2161-95 Maplewood Drive                                     Salem
90   Columbus Village Apartments (1D)              1794 Southwest Fellows Street                               Mcminnville
91   Dominion Center                               13540, 13550 and 13598 Minnieville Road                     Woodbridge
92   The Argyle Apartments                         3721 North Hall Street                                      Dallas
93   Guthrie Medical Center                        31 Arnot Road                                               Big Flats
94   The Hope Group Corporate Headquarters         70 Bearfoot Road                                            Northborough
95   SavMax Foods                                  563 Lewelling Boulevard                                     San Leandro

                                                                                          Zip
#    Property Name                                 County                      State     Code    Property Type
-------------------------------------------------------------------------------------------------------------------------------
28   Selma Square Shopping Center                  Fresno                        CA     93662    Retail
29   Holmdel Corporate Plaza/One Misco Plaza       Monmouth                      NJ     07733    Office
30   Commons on Sanger Apartments                  McLennan                      TX     76710    Multifamily
31   The Marbrisa Apartments                       Victoria                      TX     77904    Multifamily
32   Point of Pines Apartments                     Suffolk                       MA     02151    Multifamily
33   Tammaron Village Apartments                   Oklahoma                      OK     73162    Multifamily
34   TownePlace Suites by Marriott - Brookfield    Waukesha                      WI     53005    Hotel
35   Pittsfield Plaza                              Berkshire                     MA     01201    Retail
36   Hurstbourne Office Park                       Jefferson                     KY     40222    Office
37   Trails East Apartments                        Maricopa                      AZ     85204    Multifamily
38   TownePlace Suites by Marriott - Eden Prairie  Hennepin                      MN     55344    Hotel
39   Brookside Plaza Shopping Center               Douglas                       NE     68137    Retail
40   The Sun City Shopping Center                  Riverside                     CA     92586    Retail
41   The Judson House                              Essex                         MA     01830    Multifamily
42   Long Lake Office Center                       Ramsey                        MN     55112    Office
43   Copper Beech Townhomes II                     Centre                        PA     16803    Multifamily
44   Town & Country Business Park                  El Paso                       CO     80918    Office
45   Four Winds Apartments                         Madison                       IN     46011    Multifamily
46   Allora Way Apartments                         Bell                          TX     76543    Multifamily
47   Sycamore Park Apartments                      Los Angeles                   CA     91702    Multifamily
48   Promotions Distributor Services Corp. (1B)    Los Angeles                   CA     91331    Industrial
49   Production Distribution Services Corp. (1B)   Los Angeles                   CA     91342    Industrial
50   Alltel Office Building                        Orange                        FL     32751    Office
51   Winn Medical Center                           DeKalb                        GA     30030    Office
52   56-62 Canal Street                            Suffolk                       MA     02111    Mixed Use
53   16 Herbert Street                             Essex                         NJ     07105    Industrial
54   Beau Rivage Apartments                        Spokane                       WA     99217    Multifamily
55   Tierra Corners Shopping Center                San Diego                     CA     91910    Retail
56   Two Technology Way                            Norfolk                       MA     02062    Industrial
57   Crossroads Shopping Center                    Santa Barbara                 CA     93454    Retail
58   County Mall                                   Fairfield                     CT     06851    Retail
59   The Radisson Graystone Castle Hotel           Adams                         CO     80233    Hotel
60   Palms East Apartments                         Brevard                       FL     32920    Multifamily
61   North Creek Condominiums                      Dallas                        TX     75243    Multifamily
62   Fallbrook Office Park                         Los Angeles                   CA     91307    Office
63   Miami One Office Building                     Miami-Dade                    FL     33172    Office
64   Huntington Place Apartments                   Oklahoma                      OK     73110    Multifamily
65   Comfort Inn-South Burlington-VT               Chittenden                    VT     05403    Hotel
66   City Centre Building                          El Paso                       CO     80903    Office
67   Country Village Apartments                    Brazoria                      TX     77511    Multifamily
68   185 Commerce Drive                            Montgomery                    PA     19034    Office
69   The South Point Apartments                    Dallas                        TX     75115    Multifamily
70   Copper Beech Townhomes I                      Centre                        PA     16803    Multifamily
71   Southbridge Office Buildings                  Napa                          CA     94574    Office
72   Pro-Met, Inc.                                 Saginaw                       MI     48604    Industrial
73   Super Food Town Plaza                         Wood                          OH     43402    Retail
74   The Hamptons at Central Apartments            Tarrant                       TX     76022    Multifamily
75   Southwest Plaza                               San Diego                     CA     92054    Retail
76   The Basin Street Complex                      Lycoming                      PA     17701    Mixed Use
77   Waterford Plaza                               New London                    CT     06785    Retail
78   Cerritos State Road Industrial Park           Los Angeles                   CA     90703    Industrial
79   Chambers Center Shopping Center               Arapahoe                      CO     80011    Office
80   Hackettstown Commerce Park Building I         Warren                        NJ     07840    Industrial
81   Nationsbank Service Center                    Broward                       FL     33309    Office
82   Freeport Self Storage                         Nassau                        NY     11520    Mixed Use
83   The Virginia Highland Loan
83a  842 North Highland Avenue                     Fulton                        GA     30306    Retail
83b  1052-1062 St. Charles Avenue                  Fulton                        GA     30306    Retail
83c  784-792 North Highland Avenue                 Fulton                        GA     30306    Retail
83d  776-778 North Highland Avenue                 Fulton                        GA     30306    Retail
84   Dolphin Self Storage (1C)                     Brevard                       FL     32909    Self Storage
85   Kangaroom Mini-Storage (1C)                   Manatee                       FL     34207    Self Storage
86   Airport Self Storage (1C)                     Brevard                       FL     32904    Self Storage
87   Stonehurst Court Apartments                   Delaware                      PA     19082    Multifamily
88   The River Meadows Mobile Home Park            Montrose                      CO     81401    Manufactured Housing
89   Maplewood Apartments (1D)                     Marion                        OR     97306    Multifamily
90   Columbus Village Apartments (1D)              Yamhill                       OR     97128    Multifamily
91   Dominion Center                               Prince William                VA     22192    Retail
92   The Argyle Apartments                         Dallas                        TX     75219    Multifamily
93   Guthrie Medical Center                        Chemung                       NY     14845    Office
94   The Hope Group Corporate Headquarters         Worcester                     MA     01532    Industrial
95   SavMax Foods                                  Alameda                       CA     94579    Retail

                                                                                                            Units/
                                                                                                           Sq. Ft./
                                                                                     Mortgage               Rooms/
#      Property Name                                     Property Sub-type           Loan Seller             Pads
-------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                          Anchored                Column                  77,383
29     Holmdel Corporate Plaza/One Misco Plaza                                       Midland                120,160
30     Commons on Sanger Apartments                                                  Column                     327
31     The Marbrisa Apartments                                                       Midland                    288
32     Point of Pines Apartments                                                     Midland                     72
33     Tammaron Village Apartments                                                   Midland                    400
34     TownePlace Suites by Marriott - Brookfield         Limited Service            Column                     112
35     Pittsfield Plaza                                      Anchored                Midland                127,402
36     Hurstbourne Office Park                                                       Midland                105,116
37     Trails East Apartments                                                        Midland                    209
38     TownePlace Suites by Marriott - Eden Prairie       Limited Service            Column                     103
39     Brookside Plaza Shopping Center                       Anchored                Column                  90,420
40     The Sun City Shopping Center                       Shadow Anchored            Midland                 83,513
41     The Judson House                                                              Midland                    117
42     Long Lake Office Center                                                       Midland                 68,043
43     Copper Beech Townhomes II                                                     Midland                     86
44     Town & Country Business Park                                                  Midland                 79,645
45     Four Winds Apartments                                                         Column                     168
46     Allora Way Apartments                                                         Column                     200
47     Sycamore Park Apartments                                                      Midland                    122
48     Promotions Distributor Services Corp. (1B)                                    Midland                 68,403
49     Production Distribution Services Corp. (1B)                                   Midland                 43,850
50     Alltel Office Building                                                        Midland                 59,997
51     Winn Medical Center                                                           Midland                 61,028
52     56-62 Canal Street                                Office/Industrial           Midland                 44,985
53     16 Herbert Street                                                             Column                 304,696
54     Beau Rivage Apartments                                                        Midland                    132
55     Tierra Corners Shopping Center                        Anchored                Midland                 38,966
56     Two Technology Way                                                            Midland                 76,376
57     Crossroads Shopping Center                         Shadow Anchored            Midland                 25,788
58     County Mall                                          Unanchored               Column                  44,247
59     The Radisson Graystone Castle Hotel                 Full Service              Column                     135
60     Palms East Apartments                                                         Midland                    216
61     North Creek Condominiums                                                      Column                     158
62     Fallbrook Office Park                                                         Column                  52,723
63     Miami One Office Building                                                     Column                  57,244
64     Huntington Place Apartments                                                   Midland                    287
65     Comfort Inn-South Burlington-VT                    Limited Service            Midland                    105
66     City Centre Building                                                          Midland                 36,061
67     Country Village Apartments                                                    Midland                    152
68     185 Commerce Drive                                                            Midland                 41,744
69     The South Point Apartments                                                    Midland                    128
70     Copper Beech Townhomes I                                                      Midland                     59
71     Southbridge Office Buildings                                                  Column                  26,398
72     Pro-Met, Inc.                                                                 Midland                 92,052
73     Super Food Town Plaza                                 Anchored                Midland                 91,325
74     The Hamptons at Central Apartments                                            Column                     136
75     Southwest Plaza                                      Unanchored               Midland                 35,368
76     The Basin Street Complex                            Office/Retail             Column                  90,258
77     Waterford Plaza                                      Unanchored               Midland                 20,531
78     Cerritos State Road Industrial Park                                           Column                  78,614
79     Chambers Center Shopping Center                                               Midland                 81,308
80     Hackettstown Commerce Park Building I                                         Midland                 65,671
81     Nationsbank Service Center                                                    Midland                 39,978
82     Freeport Self Storage                          Self Storage/Industrial        Midland                 48,313
83     The Virginia Highland Loan                                                    Column
83a    842 North Highland Avenue                            Unanchored                                       15,411
83b    1052-1062 St. Charles Avenue                         Unanchored                                        8,556
83c    784-792 North Highland Avenue                        Unanchored                                        5,688
83d    776-778 North Highland Avenue                        Unanchored                                        3,812
84     Dolphin Self Storage (1C)                                                     Column                  34,813
85     Kangaroom Mini-Storage (1C)                                                   Column                  35,252
86     Airport Self Storage (1C)                                                     Column                  21,630
87     Stonehurst Court Apartments                                                   Midland                    144
88     The River Meadows Mobile Home Park                                            Midland                    195
89     Maplewood Apartments (1D)                                                     Midland                     33
90     Columbus Village Apartments (1D)                                              Midland                     66
91     Dominion Center                                      Unanchored               Column                  27,977
92     The Argyle Apartments                                                         Midland                     48
93     Guthrie Medical Center                                                        Midland                 35,000
94     The Hope Group Corporate Headquarters                                         Midland                 61,280
95     SavMax Foods                                         Unanchored               Column                  49,050


                                                                                                       Occupancy
                                                        Fee Simple/    Year             Year            Rate at
#      Property Name                                     Leasehold     Built         Renovated          U/W (3)
------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                         Fee        1999             N/A               88%
29     Holmdel Corporate Plaza/One Misco Plaza              Fee        1990             N/A               96%
30     Commons on Sanger Apartments                         Fee        1978             1997              94%
31     The Marbrisa Apartments                              Fee        1982             N/A               91%
32     Point of Pines Apartments                            Fee        1987             N/A              100%
33     Tammaron Village Apartments                          Fee        1983             N/A               97%
34     TownePlace Suites by Marriott - Brookfield           Fee        1997             1998              N/A
35     Pittsfield Plaza                                     Fee        1970             1998              87%
36     Hurstbourne Office Park                              Fee        1975             1997              95%
37     Trails East Apartments                               Fee        1983             N/A               95%
38     TownePlace Suites by Marriott - Eden Prairie         Fee        1997             1998              N/A
39     Brookside Plaza Shopping Center                      Fee        1990             1991              99%
40     The Sun City Shopping Center                         Fee        1965             N/A               91%
41     The Judson House                                     Fee        1979             N/A               97%
42     Long Lake Office Center                              Fee        1990             N/A              100%
43     Copper Beech Townhomes II                       Fee/Leasehold   1998             N/A              100%
44     Town & Country Business Park                         Fee        1983             1997             100%
45     Four Winds Apartments                                Fee        1970             1998              89%
46     Allora Way Apartments                                Fee        1974             1994              94%
47     Sycamore Park Apartments                             Fee        1987             N/A               99%
48     Promotions Distributor Services Corp. (1B)           Fee        1990             1996             100%
49     Production Distribution Services Corp. (1B)          Fee        1982             N/A              100%
50     Alltel Office Building                               Fee        1984             N/A              100%
51     Winn Medical Center                                  Fee        1976             N/A               94%
52     56-62 Canal Street                                   Fee        1899             1997             100%
53     16 Herbert Street                                    Fee        1930             1970             100%
54     Beau Rivage Apartments                               Fee        1997             N/A               98%
55     Tierra Corners Shopping Center                       Fee        1998             N/A              100%
56     Two Technology Way                                   Fee        1979             N/A              100%
57     Crossroads Shopping Center                           Fee        1999             N/A               89%
58     County Mall                                          Fee        1974             1998             100%
59     The Radisson Graystone Castle Hotel                  Fee        1984             1999              N/A
60     Palms East Apartments                                Fee        1966             1990              94%
61     North Creek Condominiums                             Fee        1969             1999              93%
62     Fallbrook Office Park                                Fee        1981             1993             100%
63     Miami One Office Building                            Fee        1983             1999              87%
64     Huntington Place Apartments                          Fee        1974             1997              97%
65     Comfort Inn-South Burlington-VT                   Leasehold     1988             N/A               N/A
66     City Centre Building                                 Fee        1999             N/A              100%
67     Country Village Apartments                           Fee        1977             N/A               93%
68     185 Commerce Drive                                   Fee        1958             1998             100%
69     The South Point Apartments                           Fee        1984             N/A               98%
70     Copper Beech Townhomes I                             Fee        1996             N/A              100%
71     Southbridge Office Buildings                         Fee        1912             1997             100%
72     Pro-Met, Inc.                                        Fee        1996             N/A              100%
73     Super Food Town Plaza                                Fee        1970             1991             100%
74     The Hamptons at Central Apartments                   Fee        1969             1993              94%
75     Southwest Plaza                                      Fee        1980             N/A               93%
76     The Basin Street Complex                             Fee        1934             1998              96%
77     Waterford Plaza                                      Fee        1986             1995             100%
78     Cerritos State Road Industrial Park                  Fee        1972             N/A              100%
79     Chambers Center Shopping Center                      Fee        1980             N/A               83%
80     Hackettstown Commerce Park Building I                Fee        1988             N/A              100%
81     Nationsbank Service Center                           Fee        1982             1994             100%
82     Freeport Self Storage                                Fee        1969             1997              94%
83     The Virginia Highland Loan
83a    842 North Highland Avenue                            Fee        1960             1992             100%
83b    1052-1062 St. Charles Avenue                         Fee        1940             1992             100%
83c    784-792 North Highland Avenue                        Fee        1927             1992             100%
83d    776-778 North Highland Avenue                        Fee        1920             1992             100%
84     Dolphin Self Storage (1C)                            Fee        1986             1999              98%
85     Kangaroom Mini-Storage (1C)                          Fee        1986             N/A               85%
86     Airport Self Storage (1C)                            Fee        1979             1994              98%
87     Stonehurst Court Apartments                          Fee        1927             1998              92%
88     The River Meadows Mobile Home Park                   Fee        1979             N/A               99%
89     Maplewood Apartments (1D)                            Fee        1997             N/A              100%
90     Columbus Village Apartments (1D)                     Fee        1995             N/A               99%
91     Dominion Center                                      Fee        1988             1989              98%
92     The Argyle Apartments                                Fee        1926             1991              96%
93     Guthrie Medical Center                               Fee        1968             1995             100%
94     The Hope Group Corporate Headquarters                Fee        1984             N/A              100%
95     SavMax Foods                                         Fee        1986             1992             100%

                                                                                                        Maturity/
                                                         Date of                       Cut-off            ARD
                                                        Occupancy    Appraised        Date LTV          Date LTV      Underwritable
#      Property Name                                       Rate        Value          Ratio (4)       Ratio (4) (5)        NOI
-----------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       5/1/99       8,855,000        79.0%             71.3%            817,944
29     Holmdel Corporate Plaza/One Misco Plaza            7/9/99       9,500,000        72.5%             64.9%            900,602
30     Commons on Sanger Apartments                      7/26/99       9,590,000        69.3%             62.2%            813,817
31     The Marbrisa Apartments                           6/24/99       8,400,000        78.9%             70.6%            778,222
32     Point of Pines Apartments                         8/10/99       8,310,000        78.1%             69.8%            744,058
33     Tammaron Village Apartments                       7/15/99       8,300,000        77.9%             68.6%            749,203
34     TownePlace Suites by Marriott - Brookfield          N/A         9,200,000        69.0%             57.5%            977,861
35     Pittsfield Plaza                                   8/9/99      10,400,000        59.8%             49.6%            781,329
36     Hurstbourne Office Park                           8/10/99       7,300,000        78.3%             70.4%            767,195
37     Trails East Apartments                            6/20/99       7,388,000        77.2%             68.8%            638,946
38     TownePlace Suites by Marriott - Eden Prairie        N/A         8,600,000        65.6%             54.7%            901,936
39     Brookside Plaza Shopping Center                    5/1/99       7,000,000        80.0%             72.2%            657,904
40     The Sun City Shopping Center                       8/1/99       7,530,000        73.8%             61.1%            826,399
41     The Judson House                                  9/13/99       7,000,000        77.7%             70.1%            674,354
42     Long Lake Office Center                           8/31/99       7,600,000        71.4%             64.4%            717,153
43     Copper Beech Townhomes II                         7/28/99       7,271,000        74.1%             66.1%            675,673
44     Town & Country Business Park                      8/31/99       7,000,000        74.7%             66.7%            657,312
45     Four Winds Apartments                              9/3/99       6,560,000        78.5%             70.1%            595,951
46     Allora Way Apartments                             8/25/99       6,250,000        80.0%             72.5%            655,324
47     Sycamore Park Apartments                          6/25/99       6,400,000        77.6%             61.5%            640,506
48     Promotions Distributor Services Corp. (1B)         9/7/99       4,400,000        73.8%             64.6%            391,596
49     Production Distribution Services Corp. (1B)        8/2/99       2,300,000        73.8%             64.6%            214,711
50     Alltel Office Building                             5/1/99       6,520,000        71.1%             63.7%            620,638
51     Winn Medical Center                               6/30/99       6,275,000        72.4%             65.2%            665,276
52     56-62 Canal Street                                7/31/99       6,250,000        72.2%             56.9%            806,951
53     16 Herbert Street                                  9/1/99       6,400,000        70.2%             58.9%            671,158
54     Beau Rivage Apartments                            9/16/99       5,300,000        83.6%             74.4%            510,441
55     Tierra Corners Shopping Center                     9/7/99       5,600,000        78.3%             69.5%            502,890
56     Two Technology Way                                6/30/99       5,600,000        77.8%             62.6%            533,722
57     Crossroads Shopping Center                         4/9/99       6,300,000        68.0%             60.7%            510,585
58     County Mall                                        2/1/99       6,850,000        61.3%             54.0%            563,001
59     The Radisson Graystone Castle Hotel                 N/A         8,275,000        49.5%             41.6%            802,297
60     Palms East Apartments                              9/1/99       5,300,000        75.5%             68.3%            582,096
61     North Creek Condominiums                           6/8/99       5,050,000        79.0%             71.1%            486,308
62     Fallbrook Office Park                              7/1/99       5,700,000        68.4%             61.6%            524,644
63     Miami One Office Building                          9/1/99       5,200,000        75.0%             67.2%            481,119
64     Huntington Place Apartments                       10/29/99      5,265,000        73.2%             64.5%            541,479
65     Comfort Inn-South Burlington-VT                     N/A         5,335,000        71.5%             58.6%            652,564
66     City Centre Building                              7/19/99       4,800,000        74.9%             67.5%            461,542
67     Country Village Apartments                         6/8/99       4,500,000        79.7%             70.3%            424,034
68     185 Commerce Drive                                 8/1/99       4,500,000        76.5%             69.0%            444,017
69     The South Point Apartments                        6/30/99       4,280,000        78.0%             69.8%            384,513
70     Copper Beech Townhomes I                          7/28/99       4,850,000        68.3%             60.1%            471,911
71     Southbridge Office Buildings                       9/1/99       4,800,000        68.7%             61.7%            416,305
72     Pro-Met, Inc.                                     9/22/99       4,200,000        78.5%             70.5%            418,468
73     Super Food Town Plaza                              9/3/99       4,150,000        79.2%             69.6%            407,630
74     The Hamptons at Central Apartments                 5/3/99       4,450,000        72.9%             68.7%            436,033
75     Southwest Plaza                                   6/11/99       4,375,000        73.0%             65.9%            419,077
76     The Basin Street Complex                           6/1/99       4,500,000        70.9%             60.5%            531,848
77     Waterford Plaza                                   7/27/99       4,200,000        74.7%             62.2%            401,355
78     Cerritos State Road Industrial Park                4/1/99       4,430,000        68.2%             60.4%            436,202
79     Chambers Center Shopping Center                   9/13/99       4,840,000        61.8%             51.9%            494,058
80     Hackettstown Commerce Park Building I             7/23/99       4,000,000        74.8%             62.0%            390,489
81     Nationsbank Service Center                        4/15/99       3,900,000        74.7%             67.0%            379,414
82     Freeport Self Storage                              6/9/99       4,250,000        68.4%             57.5%            387,821
83     The Virginia Highland Loan                                      4,185,000        68.6%             57.4%            406,105
83a    842 North Highland Avenue                          7/1/99       1,760,000
83b    1052-1062 St. Charles Avenue                       7/1/99       1,110,000
83c    784-792 North Highland Avenue                      7/1/99         800,000
83d    776-778 North Highland Avenue                      7/1/99         515,000
84     Dolphin Self Storage (1C)                         7/31/99       1,850,000        63.6%             53.8%            199,565
85     Kangaroom Mini-Storage (1C)                       7/31/99       1,900,000        63.6%             53.8%            142,999
86     Airport Self Storage (1C)                         7/31/99         650,000        63.6%             53.8%             67,666
87     Stonehurst Court Apartments                       7/26/99       3,900,000        71.6%             63.9%            352,009
88     The River Meadows Mobile Home Park                6/18/99       3,420,000        78.7%             75.7%            313,510
89     Maplewood Apartments (1D)                         6/29/99       1,400,000        67.5%             59.7%            113,369
90     Columbus Village Apartments (1D)                  6/29/99       2,550,000        67.5%             59.7%            216,358
91     Dominion Center                                    8/1/99       3,600,000        73.0%             65.9%            347,783
92     The Argyle Apartments                             8/26/99       3,400,000        75.0%             66.3%            279,257
93     Guthrie Medical Center                            8/12/99       4,000,000        63.3%              1.7%            395,596
94     The Hope Group Corporate Headquarters              7/6/99       3,350,000        75.5%             54.0%            359,377
95     SavMax Foods                                      6/30/99       4,210,000        59.3%             48.7%            378,063

                                                                                                    Contractual
                                                                                      Engineering    Recurring           Contractual
                                                       Underwritable                  Reserve at    Replacement           Recurring
#      Property Name                                     NCF (6)          DSCR (7)    Origination     Reserve               LC&TI
------------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                         788,334        1.24           N/A           N/A                  N/A
29     Holmdel Corporate Plaza/One Misco Plaza              762,802        1.26         $20,938       $18,024             $100,000
30     Commons on Sanger Apartments                         732,067        1.24         $65,000       $81,750                N/A
31     The Marbrisa Apartments                              706,222        1.22         $550,000      $72,000                N/A
32     Point of Pines Apartments                            726,058        1.28           N/A         $14,400                N/A
33     Tammaron Village Apartments                          649,203        1.26         $105,000        N/A                  N/A
34     TownePlace Suites by Marriott - Brookfield           877,465        1.45         $20,000        4.00%                 N/A
35     Pittsfield Plaza                                     722,341        1.25           N/A         $19,140              $24,000
36     Hurstbourne Office Park                              640,816        1.25         $100,000      $21,021              $50,000
37     Trails East Apartments                               586,696        1.24         $275,000        N/A                  N/A
38     TownePlace Suites by Marriott - Eden Prairie         803,922        1.49           N/A          4.00%                 N/A
39     Brookside Plaza Shopping Center                      619,242        1.21          $4,313       $13,563              $18,000
40     The Sun City Shopping Center                         715,964        1.43           N/A         $16,704              $64,404
41     The Judson House                                     645,354        1.30           N/A         $102,560               N/A
42     Long Lake Office Center                              615,067        1.25         $20,000       $13,609              $60,000
43     Copper Beech Townhomes II                            645,573        1.39           N/A         $25,800                N/A
44     Town & Country Business Park                         589,184        1.31           N/A         $12,000              $24,000
45     Four Winds Apartments                                553,951        1.23           N/A         $25,200                N/A
46     Allora Way Apartments                                605,324        1.30         $14,875       $50,000                N/A
47     Sycamore Park Apartments                             610,006        1.45           N/A         $30,500                N/A
48     Promotions Distributor Services Corp. (1B)           367,765        1.25           N/A          $6,840                N/A
49     Production Distribution Services Corp. (1B)          194,090        1.25           N/A          $9,209                N/A
50     Alltel Office Building                               535,461        1.31           N/A         $11,948                N/A
51     Winn Medical Center                                  568,804        1.39           N/A         $13,426              $36,000
52     56-62 Canal Street                                   754,472        1.75           N/A           N/A                  N/A
53     16 Herbert Street                                    549,574        1.26         $66,500       $30,500              $99,996
54     Beau Rivage Apartments                               477,441        1.31           N/A           N/A                  N/A
55     Tierra Corners Shopping Center                       483,281        1.30           N/A          $3,032              $35,000
56     Two Technology Way                                   480,257        1.32         $340,825      $11,456              $25,800
57     Crossroads Shopping Center                           483,043        1.31           N/A          $2,579              $12,000
58     County Mall                                          519,336        1.28          $4,540         N/A                $40,800
59     The Radisson Graystone Castle Hotel                  604,232        1.50         $171,250       4.00%                 N/A
60     Palms East Apartments                                528,096        1.49           N/A         $54,000                N/A
61     North Creek Condominiums                             446,808        1.25         $24,125       $39,500                N/A
62     Fallbrook Office Park                                450,848        1.28           N/A           N/A                $52,723
63     Miami One Office Building                            417,987        1.21           N/A         $11,449                N/A
64     Huntington Place Apartments                          469,479        1.52           N/A           N/A                  N/A
65     Comfort Inn-South Burlington-VT                      555,283        1.65           N/A          4.00%                 N/A
66     City Centre Building                                 412,254        1.27           N/A          $5,500              $15,000
67     Country Village Apartments                           386,034        1.30         $150,000      $38,000                N/A
68     185 Commerce Drive                                   394,945        1.27         $24,438        $8,350              $45,000
69     The South Point Apartments                           352,513        1.21           N/A         $32,000                N/A
70     Copper Beech Townhomes I                             454,211        1.72           N/A         $12,957                N/A
71     Southbridge Office Buildings                         371,428        1.26           N/A           N/A                  N/A
72     Pro-Met, Inc.                                        389,879        1.33           N/A          $9,000              $15,000
73     Super Food Town Plaza                                358,749        1.37          $4,375        $8,830              $15,000
74     The Hamptons at Central Apartments                   402,033        1.36           N/A         $34,000                N/A
75     Southwest Plaza                                      382,081        1.32           N/A          $5,065                N/A
76     The Basin Street Complex                             444,784        1.37          $2,500       $13,539                N/A
77     Waterford Plaza                                      380,775        1.28           N/A          $3,080              $15,000
78     Cerritos State Road Industrial Park                  382,169        1.33          $7,500         N/A                  N/A
79     Chambers Center Shopping Center                      413,101        1.42           N/A         $12,026              $50,004
80     Hackettstown Commerce Park Building I                352,102        1.26           N/A          $7,350                N/A
81     Nationsbank Service Center                           337,974        1.32           N/A          $8,000              $32,000
82     Freeport Self Storage                                369,684        1.30         $99,063        $7,198              $11,303
83     The Virginia Highland Loan                           368,274        1.33           N/A           N/A                $24,924
83a    842 North Highland Avenue                                                          N/A           N/A                $10,483
83b    1052-1062 St. Charles Avenue                                                       N/A           N/A                $6,610
83c    784-792 North Highland Avenue                                                      N/A           N/A                $4,764
83d    776-778 North Highland Avenue                                                      N/A           N/A                $3,067
84     Dolphin Self Storage (1C)                            194,343        1.42           N/A          $6,960                N/A
85     Kangaroom Mini-Storage (1C)                          137,711        1.42           N/A          $7,050                N/A
86     Airport Self Storage (1C)                             64,421        1.42           N/A          $4,376                N/A
87     Stonehurst Court Apartments                          316,009        1.31         $300,000      $36,000                N/A
88     The River Meadows Mobile Home Park                   303,760        1.27           N/A          $9,750                N/A
89     Maplewood Apartments (1D)                            105,119        1.41           N/A           N/A                  N/A
90     Columbus Village Apartments (1D)                     199,858        1.41           N/A           N/A                  N/A
91     Dominion Center                                      310,644        1.30         $12,500         N/A                $47,568
92     The Argyle Apartments                                262,954        1.27           N/A         $12,735                N/A
93     Guthrie Medical Center                               362,313        1.20           N/A          $7,000                N/A
94     The Hope Group Corporate Headquarters                341,067        1.32           N/A          $6,132                N/A
95     SavMax Foods                                         346,113        1.52           N/A           N/A                  N/A

                                                      Underwritable
                                                        Recurring                                                      Percentage of
                                                       Replacement     Underwritable      Original        Cut-off         Initial
#      Property Name                                     Reserve           LC&TI           Balance      Balance (8)     Pool Balance
------------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                      $8,500           $21,110          7,000,000      6,995,600        0.9%
29     Holmdel Corporate Plaza/One Misco Plaza           $18,024          $119,776         6,900,000      6,884,317        0.9%
30     Commons on Sanger Apartments                      $81,750            N/A            6,650,000      6,642,732        0.9%
31     The Marbrisa Apartments                           $72,000            N/A            6,650,000      6,631,331        0.9%
32     Point of Pines Apartments                         $18,000            N/A            6,500,000      6,488,024        0.9%
33     Tammaron Village Apartments                      $100,000            N/A            6,550,000      6,462,194        0.8%
34     TownePlace Suites by Marriott - Brookfield         5.00%             N/A            6,350,000      6,343,714        0.8%
35     Pittsfield Plaza                                  $19,139          $39,849          6,260,000      6,223,800        0.8%
36     Hurstbourne Office Park                           $21,021          $105,358         5,725,000      5,715,099        0.8%
37     Trails East Apartments                            $52,250            N/A            5,800,000      5,702,303        0.7%
38     TownePlace Suites by Marriott - Eden Prairie       5.00%             N/A            5,645,000      5,639,412        0.7%
39     Brookside Plaza Shopping Center                   $13,563          $25,099          5,600,000      5,596,509        0.7%
40     The Sun City Shopping Center                      $16,703          $93,732          5,675,000      5,560,431        0.7%
41     The Judson House                                  $29,000            N/A            5,440,000      5,436,622        0.7%
42     Long Lake Office Center                           $13,609          $88,477          5,432,000      5,426,380        0.7%
43     Copper Beech Townhomes II                         $30,100            N/A            5,400,000      5,389,711        0.7%
44     Town & Country Business Park                      $12,743          $55,385          5,250,000      5,230,800        0.7%
45     Four Winds Apartments                             $42,000            N/A            5,150,000      5,146,502        0.7%
46     Allora Way Apartments                             $50,000            N/A            5,000,000      4,997,014        0.7%
47     Sycamore Park Apartments                          $30,500            N/A            5,050,000      4,966,433        0.7%
48     Promotions Distributor Services Corp. (1B)        $6,840           $16,991          3,300,000      3,296,423        0.4%
49     Production Distribution Services Corp. (1B)       $9,542           $11,079          1,650,000      1,645,244        0.2%
50     Alltel Office Building                            $11,948          $73,229          4,646,000      4,637,624        0.6%
51     Winn Medical Center                               $13,426          $83,046          4,550,000      4,545,201        0.6%
52     56-62 Canal Street                                $6,748           $45,731          4,600,000      4,514,716        0.6%
53     16 Herbert Street                                 $30,470          $91,114          4,500,000      4,492,412        0.6%
54     Beau Rivage Apartments                            $33,000            N/A            4,500,000      4,433,118        0.6%
55     Tierra Corners Shopping Center                    $3,032           $16,577          4,400,000      4,383,106        0.6%
56     Two Technology Way                                $11,456          $42,009          4,430,000      4,356,373        0.6%
57     Crossroads Shopping Center                        $2,579           $24,963          4,299,000      4,281,174        0.6%
58     County Mall                                       $8,048           $35,617          4,200,000      4,196,959        0.6%
59     The Radisson Graystone Castle Hotel                4.00%             N/A            4,100,000      4,096,137        0.5%
60     Palms East Apartments                             $54,000            N/A            4,050,000      4,003,157        0.5%
61     North Creek Condominiums                          $39,500            N/A            4,000,000      3,989,600        0.5%
62     Fallbrook Office Park                             $10,933          $62,863          3,900,000      3,897,518        0.5%
63     Miami One Office Building                         $8,587           $54,545          3,900,000      3,897,425        0.5%
64     Huntington Place Apartments                       $72,000            N/A            3,900,000      3,854,115        0.5%
65     Comfort Inn-South Burlington-VT                    5.00%             N/A            3,875,000      3,812,987        0.5%
66     City Centre Building                              $7,212           $42,076          3,600,000      3,593,911        0.5%
67     Country Village Apartments                        $38,000            N/A            3,600,000      3,588,151        0.5%
68     185 Commerce Drive                                $7,515           $41,557          3,450,000      3,444,136        0.5%
69     The South Point Apartments                        $32,000            N/A            3,350,000      3,340,464        0.4%
70     Copper Beech Townhomes I                          $17,700            N/A            3,350,000      3,310,140        0.4%
71     Southbridge Office Buildings                      $5,280           $39,597          3,300,000      3,297,857        0.4%
72     Pro-Met, Inc.                                     $9,200           $19,389          3,300,000      3,296,413        0.4%
73     Super Food Town Plaza                             $13,699          $35,182          3,320,000      3,285,903        0.4%
74     The Hamptons at Central Apartments                $34,000            N/A            3,250,000      3,242,008        0.4%
75     Southwest Plaza                                   $5,305           $31,691          3,202,500      3,194,436        0.4%
76     The Basin Street Complex                          $13,538          $73,526          3,200,000      3,192,374        0.4%
77     Waterford Plaza                                   $3,080           $17,500          3,150,000      3,138,520        0.4%
78     Cerritos State Road Industrial Park               $11,792          $42,241          3,025,000      3,021,393        0.4%
79     Chambers Center Shopping Center                   $14,338          $66,619          3,000,000      2,991,961        0.4%
80     Hackettstown Commerce Park Building I             $7,350           $31,037          3,000,000      2,991,257        0.4%
81     Nationsbank Service Center                        $8,000           $33,440          2,925,000      2,914,768        0.4%
82     Freeport Self Storage                             $7,198           $10,939          2,911,000      2,906,161        0.4%
83     The Virginia Highland Loan                        $5,020           $32,811          2,875,000      2,870,042        0.4%
83a    842 North Highland Avenue                         $2,312           $15,109
83b    1052-1062 St. Charles Avenue                      $1,283            $8,388
83c    784-792 North Highland Avenue                      $853             $5,577
83d    776-778 North Highland Avenue                      $572             $3,737
84     Dolphin Self Storage (1C)                         $5,222             N/A            1,300,000      1,298,817        0.2%
85     Kangaroom Mini-Storage (1C)                       $5,288             N/A            1,100,000      1,098,999        0.1%
86     Airport Self Storage (1C)                         $3,245             N/A              400,000        399,636        0.1%
87     Stonehurst Court Apartments                       $36,000            N/A            2,800,000      2,793,344        0.4%
88     The River Meadows Mobile Home Park                $9,750             N/A            2,700,000      2,692,755        0.4%
89     Maplewood Apartments (1D)                         $8,250             N/A              860,000        849,504        0.1%
90     Columbus Village Apartments (1D)                  $16,500            N/A            1,840,000      1,817,543        0.2%
91     Dominion Center                                   $9,232           $27,907          2,630,000      2,627,309        0.3%
92     The Argyle Apartments                             $12,735           $3,568          2,580,000      2,550,393        0.3%
93     Guthrie Medical Center                            $7,000           $26,284          2,553,000      2,532,305        0.3%
94     The Hope Group Corporate Headquarters             $6,128           $12,182          2,546,000      2,530,113        0.3%
95     SavMax Foods                                      $7,358           $24,592          2,500,000      2,497,302        0.3%

                                                                            Orig   Rem.         Orig           Rem.
                                                          Maturity          Amort. Amort.      Term to        Term to      Interest
#      Property Name                                      Balance           Term   Term      Maturity (9)   Maturity (9)     Rate
-----------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       6,315,631          360    359         119            118          8.320%
29     Holmdel Corporate Plaza/One Misco Plaza            6,169,779          360    356         120            116          7.980%
30     Commons on Sanger Apartments                       5,963,012          360    358         120            118          8.100%
31     The Marbrisa Apartments                            5,934,439          360    355         120            115          7.890%
32     Point of Pines Apartments                          5,801,277          360    357         120            117          7.910%
33     Tammaron Village Apartments                        5,692,762          360    343         120            103          6.860%
34     TownePlace Suites by Marriott - Brookfield         5,289,686          300    299         120            119          8.370%
35     Pittsfield Plaza                                   5,155,807          300    294         120            114          7.960%
36     Hurstbourne Office Park                            5,141,252          360    357         120            117          8.170%
37     Trails East Apartments                             5,081,143          360    338         120            98           7.190%
38     TownePlace Suites by Marriott - Eden Prairie       4,702,406          300    299         120            119          8.370%
39     Brookside Plaza Shopping Center                    5,051,003          360    359         120            119          8.360%
40     The Sun City Shopping Center                       4,599,452          300    282         120            102          7.420%
41     The Judson House                                   4,908,942          360    359         120            119          8.380%
42     Long Lake Office Center                            4,893,691          360    358         120            118          8.300%
43     Copper Beech Townhomes II                          4,803,177          360    357         120            117          7.770%
44     Town & Country Business Park                       4,667,302          360    354         120            114          7.740%
45     Four Winds Apartments                              4,599,536          360    359         120            119          7.940%
46     Allora Way Apartments                              4,531,389          360    359         120            119          8.570%
47     Sycamore Park Apartments                           3,938,685          360    337         180            157          7.440%
48     Promotions Distributor Services Corp. (1B)         2,961,185          360    358         120            118          8.130%
49     Production Distribution Services Corp. (1B)        1,365,264          300    297         120            117          8.130%
50     Alltel Office Building                             4,155,532          360    357         120            117          8.000%
51     Winn Medical Center                                4,092,432          360    358         120            118          8.230%
52     56-62 Canal Street                                 3,558,310          300    281         144            125          8.160%
53     16 Herbert Street                                  3,769,340          300    298         120            118          8.560%
54     Beau Rivage Apartments                             3,944,036          360    340         120            100          7.180%
55     Tierra Corners Shopping Center                     3,893,239          360    354         120            114          7.550%
56     Two Technology Way                                 3,503,474          300    287         120            107          6.640%
57     Crossroads Shopping Center                         3,824,396          360    353         120            113          7.760%
58     County Mall                                        3,700,839          330    329         120            119          8.790%
59     The Radisson Graystone Castle Hotel                3,443,830          300    299         120            119          8.670%
60     Palms East Apartments                              3,619,225          360    341         120            101          7.950%
61     North Creek Condominiums                           3,592,690          360    355         120            115          8.160%
62     Fallbrook Office Park                              3,509,551          360    359         120            119          8.260%
63     Miami One Office Building                          3,494,782          360    359         120            119          8.080%
64     Huntington Place Apartments                        3,395,914          360    345         120            105          6.940%
65     Comfort Inn-South Burlington-VT                    3,125,128          300    286         120            106          7.260%
66     City Centre Building                               3,239,722          360    357         120            117          8.260%
67     Country Village Apartments                         3,165,605          360    355         120            115          7.300%
68     185 Commerce Drive                                 3,103,290          360    357         120            117          8.240%
69     The South Point Apartments                         2,985,901          360    355         120            115          7.840%
70     Copper Beech Townhomes I                           2,913,106          360    345         120            105          6.890%
71     Southbridge Office Buildings                       2,962,701          360    359         120            119          8.160%
72     Pro-Met, Inc.                                      2,960,486          360    358         120            118          8.120%
73     Super Food Town Plaza                              2,887,705          360    347         120            107          6.900%
74     The Hamptons at Central Apartments                 3,056,794          360    355         84             79           8.350%
75     Southwest Plaza                                    2,883,819          360    355         120            115          8.270%
76     The Basin Street Complex                           2,721,408          300    297         120            117          9.130%
77     Waterford Plaza                                    2,612,933          300    296         120            116          8.210%
78     Cerritos State Road Industrial Park                2,674,251          336    334         120            118          8.610%
79     Chambers Center Shopping Center                    2,509,637          300    297         120            117          8.520%
80     Hackettstown Commerce Park Building I              2,478,045          300    297         120            117          8.070%
81     Nationsbank Service Center                         2,611,145          360    354         120            114          7.910%
82     Freeport Self Storage                              2,443,049          300    298         120            118          8.630%
83     The Virginia Highland Loan                         2,400,854          300    298         120            118          8.450%
83a    842 North Highland Avenue
83b    1052-1062 St. Charles Avenue
83c    784-792 North Highland Avenue
83d    776-778 North Highland Avenue
84     Dolphin Self Storage (1C)                          1,098,176          300    299         120            119          8.880%
85     Kangaroom Mini-Storage (1C)                          929,226          300    299         120            119          8.880%
86     Airport Self Storage (1C)                            337,900          300    299         120            119          8.880%
87     Stonehurst Court Apartments                        2,493,412          360    356         120            116          7.810%
88     The River Meadows Mobile Home Park                 2,587,919          360    355         60             55           8.050%
89     Maplewood Apartments (1D)                            750,742          360    344         120            104          7.030%
90     Columbus Village Apartments (1D)                   1,606,239          360    344         120            104          7.030%
91     Dominion Center                                    2,371,560          360    358         120            118          8.340%
92     The Argyle Apartments                              2,253,088          360    345         120            105          7.050%
93     Guthrie Medical Center                                68,041          180    177         180            177          8.510%
94     The Hope Group Corporate Headquarters              1,808,086          240    236         120            116          8.190%
95     SavMax Foods                                       2,051,259          300    299         120            119          7.840%



                                                                                             First
                                                     Interest Calculation      Monthly      Payment   Maturity
#      Property Name                                 (30/360 / Actual/360)     Payment       Date       Date     ARD (10)  Seasoning
------------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       Actual/360            52,933.53   12/1/99   10/1/09                  1
29     Holmdel Corporate Plaza/One Misco Plaza            Actual/360            50,533.59   9/1/99     8/1/09                  4
30     Commons on Sanger Apartments                       Actual/360            49,259.72   11/1/99   10/1/09                  2
31     The Marbrisa Apartments                            Actual/360            48,286.37   8/1/99     7/1/09                  5
32     Point of Pines Apartments                          Actual/360            47,287.52   10/1/99    9/1/09                  3
33     Tammaron Village Apartments                        Actual/360            42,963.21   8/1/98     7/1/08                  17
34     TownePlace Suites by Marriott - Brookfield         Actual/360            50,576.82   12/1/99   11/1/09                  1
35     Pittsfield Plaza                                   Actual/360            48,149.94   7/1/99     6/1/09                  6
36     Hurstbourne Office Park                            Actual/360            42,688.46   10/1/99    9/1/09                  3
37     Trails East Apartments                             Actual/360            39,330.46   3/1/98     2/1/08                  22
38     TownePlace Suites by Marriott - Eden Prairie       Actual/360            44,961.60   12/1/99   11/1/09                  1
39     Brookside Plaza Shopping Center                    Actual/360            42,504.77   12/1/99   11/1/09                  1
40     The Sun City Shopping Center                       Actual/360            41,642.89   7/1/98     6/1/08                  18
41     The Judson House                                   Actual/360            41,367.13   12/1/99   11/1/09                  1
42     Long Lake Office Center                            Actual/360            40,999.90   11/1/99   10/1/09                  2
43     Copper Beech Townhomes II                          Actual/360            38,760.92   10/1/99    9/1/09                  3
44     Town & Country Business Park                       Actual/360            37,575.37   7/1/99     6/1/09                  6
45     Four Winds Apartments                              Actual/360            37,573.69   12/1/99   11/1/09                  1
46     Allora Way Apartments                              Actual/360            38,694.00   12/1/99   11/1/09                  1
47     Sycamore Park Apartments                           Actual/360            35,103.09   2/1/98     1/1/13                  23
48     Promotions Distributor Services Corp. (1B)         Actual/360            24,513.96   11/1/99   10/1/09                  2
49     Production Distribution Services Corp. (1B)        Actual/360            12,877.39   10/1/99    9/1/09                  3
50     Alltel Office Building                             Actual/360            34,090.70   10/1/99    9/1/09                  3
51     Winn Medical Center                                Actual/360            34,118.68   11/1/99   10/1/09                  2
52     56-62 Canal Street                                 Actual/360            35,992.48   6/1/98     5/1/10                  19
53     16 Herbert Street                                  Actual/360            36,417.35   11/1/99   10/1/09                  2
54     Beau Rivage Apartments                             Actual/360            30,484.57   5/1/98     4/1/08                  20
55     Tierra Corners Shopping Center                     Actual/360            30,916.22   7/1/99     6/1/09                  6
56     Two Technology Way                                 Actual/360            30,300.37   12/1/98   11/1/08                  13
57     Crossroads Shopping Center                         Actual/360            30,828.28   6/1/99     5/1/09                  7
58     County Mall                                        Actual/360            33,806.04   12/1/99   11/1/09                  1
59     The Radisson Graystone Castle Hotel                Actual/360            33,485.33   12/1/99   11/1/09                  1
60     Palms East Apartments                              Actual/360            29,576.42   6/1/98     5/1/08                  19
61     North Creek Condominiums                           Actual/360            29,797.96   8/1/99     7/1/09                  5
62     Fallbrook Office Park                              Actual/360            29,326.82   12/1/99   11/1/09                  1
63     Miami One Office Building                          Actual/360            28,834.62   12/1/99   11/1/09                  1
64     Huntington Place Apartments                        Actual/360            25,789.83   10/1/98    9/1/08                  15
65     Comfort Inn-South Burlington-VT                    Actual/360            28,033.74   11/1/98   10/1/08                  14
66     City Centre Building                               Actual/360            27,070.91   10/1/99    9/1/09                  3
67     Country Village Apartments                         Actual/360            24,680.55   8/1/99     7/1/09                  5
68     185 Commerce Drive                                 Actual/360            25,894.45   10/1/99    9/1/09                  3
69     The South Point Apartments                         Actual/360            24,208.49   8/1/99     7/1/09                  5
70     Copper Beech Townhomes I                           Actual/360            22,040.70   10/1/98    9/1/28     9/1/08       15
71     Southbridge Office Buildings                       Actual/360            24,583.31   12/1/99   11/1/09                  1
72     Pro-Met, Inc.                                      Actual/360            24,490.86   11/1/99   10/1/09                  2
73     Super Food Town Plaza                              Actual/360            21,865.52   12/1/98   11/1/28    11/1/08       13
74     The Hamptons at Central Apartments                 Actual/360            24,645.02   8/1/99     7/1/06                  5
75     Southwest Plaza                                    Actual/360            24,104.36   8/1/99     7/1/09                  5
76     The Basin Street Complex                           Actual/360            27,139.73   10/1/99    9/1/24     9/1/09       3
77     Waterford Plaza                                    Actual/360            24,752.04   9/1/99     8/1/09                  4
78     Cerritos State Road Industrial Park                Actual/360            23,864.58   11/1/99   10/1/09                  2
79     Chambers Center Shopping Center                    Actual/360            24,197.26   10/1/99    9/1/09                  3
80     Hackettstown Commerce Park Building I              Actual/360            23,293.77   10/1/99    9/1/09                  3
81     Nationsbank Service Center                         Actual/360            21,279.38   7/1/99     6/1/09                  6
82     Freeport Self Storage                              Actual/360            23,695.73   11/1/99   10/1/09                  2
83     The Virginia Highland Loan                         Actual/360            23,053.49   11/1/99   10/1/09                  2
83a    842 North Highland Avenue
83b    1052-1062 St. Charles Avenue
83c    784-792 North Highland Avenue
83d    776-778 North Highland Avenue
84     Dolphin Self Storage (1C)                          Actual/360            10,802.93   12/1/99   11/1/09                  1
85     Kangaroom Mini-Storage (1C)                        Actual/360             9,140.94   12/1/99   11/1/09                  1
86     Airport Self Storage (1C)                          Actual/360             3,323.98   12/1/99   11/1/09                  1
87     Stonehurst Court Apartments                        Actual/360            20,175.76   9/1/99     8/1/09                  4
88     The River Meadows Mobile Home Park                 Actual/360            19,905.84   8/1/99     7/1/04                  5
89     Maplewood Apartments (1D)                          Actual/360             5,738.94   9/1/98     8/1/08                  16
90     Columbus Village Apartments (1D)                   Actual/360            12,278.66   9/1/98     8/1/08                  16
91     Dominion Center                                    Actual/360            19,924.96   11/1/99   10/1/09                  2
92     The Argyle Apartments                              Actual/360            17,251.53   10/1/98    9/1/08                  15
93     Guthrie Medical Center                             Actual/360            25,155.37   10/1/99    9/1/14                  3
94     The Hope Group Corporate Headquarters              Actual/360            21,597.80   9/1/99     8/1/09                  4
95     SavMax Foods                                       Actual/360            19,031.18   12/1/99   11/1/09                  1


                                                                                                             Original
                                                                                                             Lockout
                                                       Servicing and      Prepayment Provision                Period
#      Property Name                                    Trustee Fees      as of Origination (11)             (Months)
---------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       0.0523%         L (9.42), O (0.5)                    113
29     Holmdel Corporate Plaza/One Misco Plaza            0.0823%         L (9.67), O (0.33)                   116
30     Commons on Sanger Apartments                       0.0523%         L (9.5), O (0.5)                     114
31     The Marbrisa Apartments                            0.0823%         L (2.92), YM 1% (6.75), O (0.33)      35
32     Point of Pines Apartments                          0.0823%         L (9.42), O (0.58)                   113
33     Tammaron Village Apartments                        0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
34     TownePlace Suites by Marriott - Brookfield         0.0523%         L (9.25), O (0.75)                   111
35     Pittsfield Plaza                                   0.1543%         L (9.67), O (0.33)                   116
36     Hurstbourne Office Park                            0.1323%         L (9.67), O (0.33)                   116
37     Trails East Apartments                             0.1323%         L (4), YM 1% (5.5), O (0.5)           48
38     TownePlace Suites by Marriott - Eden Prairie       0.0523%         L (9.25), O (0.75)                   111
39     Brookside Plaza Shopping Center                    0.0523%         L (9.5), O (0.5)                     114
40     The Sun City Shopping Center                       0.1616%         L (4.92), YM 1% (4.5), O (0.58)       59
41     The Judson House                                   0.0823%         L (9.67), O (0.33)                   116
42     Long Lake Office Center                            0.0823%         L (9.67), O (0.33)                   116
43     Copper Beech Townhomes II                          0.0823%         L (9.67), O (0.33)                   116
44     Town & Country Business Park                       0.0823%         L (9.42), O (0.58)                   113
45     Four Winds Apartments                              0.0523%         L (9.5), O (0.5)                     114
46     Allora Way Apartments                              0.0523%         L (9.5), O (0.5)                     114
47     Sycamore Park Apartments                           0.1714%         L (8), YM 1% (6.5), O (0.5)           96
48     Promotions Distributor Services Corp. (1B)         0.0823%         L (9.67), O (0.33)                   116
49     Production Distribution Services Corp. (1B)        0.0823%         L (9.67), O (0.33)                   116
50     Alltel Office Building                             0.1793%         L (9.67), O (0.33)                   116
51     Winn Medical Center                                0.1823%         L (9.67), O (0.33)                   116
52     56-62 Canal Street                                 0.0823%         YM 5% (9.92), 5% (1), O (1.08)        0
53     16 Herbert Street                                  0.0523%         L (9.5), O (0.5)                     114
54     Beau Rivage Apartments                             0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
55     Tierra Corners Shopping Center                     0.0823%         L (9.67), O (0.33)                   116
56     Two Technology Way                                 0.1823%         L (4.92), YM 1% (4.75), O (0.33)      59
57     Crossroads Shopping Center                         0.1323%         L (9.67), O (0.33)                   116
58     County Mall                                        0.0523%         L (9.5), O (0.5)                     114
59     The Radisson Graystone Castle Hotel                0.0523%         L (9.5), O (0.5)                     114
60     Palms East Apartments                              0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
61     North Creek Condominiums                           0.0523%         L (9.5), O (0.5)                     114
62     Fallbrook Office Park                              0.0523%         L (9.5), O (0.5)                     114
63     Miami One Office Building                          0.0523%         L (9.5), O (0.5)                     114
64     Huntington Place Apartments                        0.1823%         L (4.92), YM 5% (4.5), O (0.58)       59
65     Comfort Inn-South Burlington-VT                    0.1823%         L (1.92), YM 1% (7.5), O (0.58)       23
66     City Centre Building                               0.0823%         L (9.67), O (0.33)                   116
67     Country Village Apartments                         0.0823%         L (2.92), YM 1% (6.75), O (0.33)      35
68     185 Commerce Drive                                 0.1573%         L (9.67), O (0.33)                   116
69     The South Point Apartments                         0.0823%         L (2.92), YM 1% (6.75), O (0.33)      35
70     Copper Beech Townhomes I                           0.0823%         L (3.92), YM 1% (5.5), O (0.58)       47
71     Southbridge Office Buildings                       0.0523%         L (9.5), O (0.5)                     114
72     Pro-Met, Inc.                                      0.0823%         L (9.67), O (0.33)                   116
73     Super Food Town Plaza                              0.0823%         L (3.92), YM 1% (5.5), O (0.58)       47
74     The Hamptons at Central Apartments                 0.0523%         L (6.5), O (0.5)                      78
75     Southwest Plaza                                    0.1823%         L (9.67), O (0.33)                   116
76     The Basin Street Complex                           0.0523%         L (9.5), O (0.5)                     114
77     Waterford Plaza                                    0.0823%         L (9.67), O (0.33)                   116
78     Cerritos State Road Industrial Park                0.0523%         L (9.5), O (0.5)                     114
79     Chambers Center Shopping Center                    0.0823%         L (9.42), O (0.58)                   113
80     Hackettstown Commerce Park Building I              0.0823%         L (9.67), O (0.33)                   116
81     Nationsbank Service Center                         0.1823%         L (9.67), O (0.33)                   116
82     Freeport Self Storage                              0.0823%         L (9.67), O (0.33)                   116
83     The Virginia Highland Loan                         0.0523%         L (9.5), O (0.5)                     114
83a    842 North Highland Avenue
83b    1052-1062 St. Charles Avenue
83c    784-792 North Highland Avenue
83d    776-778 North Highland Avenue
84     Dolphin Self Storage (1C)                          0.0523%         L (9.5), O (0.5)                     114
85     Kangaroom Mini-Storage (1C)                        0.0523%         L (9.5), O (0.5)                     114
86     Airport Self Storage (1C)                          0.0523%         L (9.5), O (0.5)                     114
87     Stonehurst Court Apartments                        0.1573%         L (9.67), O (0.33)                   116
88     The River Meadows Mobile Home Park                 0.0823%         L (4.67), O (0.33)                    56
89     Maplewood Apartments (1D)                          0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
90     Columbus Village Apartments (1D)                   0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
91     Dominion Center                                    0.0523%         L (9.5), O (0.5)                     114
92     The Argyle Apartments                              0.0823%         L (4.92), YM 1% (4.75), O (0.33)      59
93     Guthrie Medical Center                             0.1823%         L (14.67), O (0.33)                  176
94     The Hope Group Corporate Headquarters              0.1823%         L (9.67), O (0.33)                   116
95     SavMax Foods                                       0.0523%         L (9.5), O (0.5)                     114

                                                        Original     Original
                                                         Yield      Prepayment   Original                                   Yield
                                                      Maintenance     Premium      Open                        Lockout   Maintenance
                                                         Period       Period      Period                     Expiration   Expiration
#      Property Name                                    (Months)     (Months)    (Months)  Defeasance (12)      Date         Date
------------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                        0             0          6           Yes            4/1/09        N/A
29     Holmdel Corporate Plaza/One Misco Plaza             0             0          4           Yes            4/1/09        N/A
30     Commons on Sanger Apartments                        0             0          6           Yes            4/1/09        N/A
31     The Marbrisa Apartments                             81            0          4           No             6/1/02       3/1/09
32     Point of Pines Apartments                           0             0          7           Yes            2/1/09        N/A
33     Tammaron Village Apartments                         54            0          7           No             6/1/03      12/1/07
34     TownePlace Suites by Marriott - Brookfield          0             0          9           Yes            2/1/09        N/A
35     Pittsfield Plaza                                    0             0          4           Yes            2/1/09        N/A
36     Hurstbourne Office Park                             0             0          4           Yes            5/1/09        N/A
37     Trails East Apartments                              66            0          6           No             2/1/02       8/1/07
38     TownePlace Suites by Marriott - Eden Prairie        0             0          9           Yes            2/1/09        N/A
39     Brookside Plaza Shopping Center                     0             0          6           Yes            5/1/09        N/A
40     The Sun City Shopping Center                        54            0          7           No             5/1/03      11/1/07
41     The Judson House                                    0             0          4           Yes            7/1/09        N/A
42     Long Lake Office Center                             0             0          4           Yes            6/1/09        N/A
43     Copper Beech Townhomes II                           0             0          4           Yes            5/1/09        N/A
44     Town & Country Business Park                        0             0          7           Yes            11/1/08       N/A
45     Four Winds Apartments                               0             0          6           Yes            5/1/09        N/A
46     Allora Way Apartments                               0             0          6           Yes            5/1/09        N/A
47     Sycamore Park Apartments                            78            0          6           No             1/1/06       7/1/12
48     Promotions Distributor Services Corp. (1B)          0             0          4           Yes            6/1/09        N/A
49     Production Distribution Services Corp. (1B)         0             0          4           Yes            5/1/09        N/A
50     Alltel Office Building                              0             0          4           Yes            5/1/09        N/A
51     Winn Medical Center                                 0             0          4           Yes            6/1/09        N/A
52     56-62 Canal Street                                 119           12          13          No             5/1/98       4/1/08
53     16 Herbert Street                                   0             0          6           Yes            4/1/09        N/A
54     Beau Rivage Apartments                              54            0          7           No             3/1/03       9/1/07
55     Tierra Corners Shopping Center                      0             0          4           Yes            2/1/09        N/A
56     Two Technology Way                                  57            0          4           No             10/1/03      7/1/08
57     Crossroads Shopping Center                          0             0          4           Yes            1/1/09        N/A
58     County Mall                                         0             0          6           Yes            5/1/09        N/A
59     The Radisson Graystone Castle Hotel                 0             0          6           Yes            5/1/09        N/A
60     Palms East Apartments                               54            0          7           No             4/1/03      10/1/07
61     North Creek Condominiums                            0             0          6           Yes            1/1/09        N/A
62     Fallbrook Office Park                               0             0          6           Yes            5/1/09        N/A
63     Miami One Office Building                           0             0          6           Yes            5/1/09        N/A
64     Huntington Place Apartments                         54            0          7           No             8/1/03       2/1/08
65     Comfort Inn-South Burlington-VT                     90            0          7           No             9/1/00       3/1/08
66     City Centre Building                                0             0          4           Yes            5/1/09        N/A
67     Country Village Apartments                          81            0          4           No             6/1/02       3/1/09
68     185 Commerce Drive                                  0             0          4           Yes            5/1/09        N/A
69     The South Point Apartments                          81            0          4           No             6/1/02       3/1/09
70     Copper Beech Townhomes I                            66            0          7           No             8/1/02       2/1/08
71     Southbridge Office Buildings                        0             0          6           Yes            5/1/09        N/A
72     Pro-Met, Inc.                                       0             0          4           Yes            6/1/09        N/A
73     Super Food Town Plaza                               66            0          7           No             10/1/02      4/1/08
74     The Hamptons at Central Apartments                  0             0          6           Yes            1/1/06        N/A
75     Southwest Plaza                                     0             0          4           Yes            3/1/09        N/A
76     The Basin Street Complex                            0             0          6           Yes            3/1/09        N/A
77     Waterford Plaza                                     0             0          4           Yes            4/1/09        N/A
78     Cerritos State Road Industrial Park                 0             0          6           Yes            4/1/09        N/A
79     Chambers Center Shopping Center                     0             0          7           Yes            2/1/09        N/A
80     Hackettstown Commerce Park Building I               0             0          4           Yes            5/1/09        N/A
81     Nationsbank Service Center                          0             0          4           Yes            2/1/09        N/A
82     Freeport Self Storage                               0             0          4           Yes            6/1/09        N/A
83     The Virginia Highland Loan                          0             0          6           Yes            4/1/09        N/A
83a    842 North Highland Avenue
83b    1052-1062 St. Charles Avenue
83c    784-792 North Highland Avenue
83d    776-778 North Highland Avenue
84     Dolphin Self Storage (1C)                           0             0          6           Yes            5/1/09        N/A
85     Kangaroom Mini-Storage (1C)                         0             0          6           Yes            5/1/09        N/A
86     Airport Self Storage (1C)                           0             0          6           Yes            5/1/09        N/A
87     Stonehurst Court Apartments                         0             0          4           Yes            4/1/09        N/A
88     The River Meadows Mobile Home Park                  0             0          4           No             3/1/04        N/A
89     Maplewood Apartments (1D)                           54            0          7           No             7/1/03       1/1/08
90     Columbus Village Apartments (1D)                    54            0          7           No             7/1/03       1/1/08
91     Dominion Center                                     0             0          6           Yes            4/1/09        N/A
92     The Argyle Apartments                               57            0          4           No             8/1/03       5/1/08
93     Guthrie Medical Center                              0             0          4           Yes            5/1/14        N/A
94     The Hope Group Corporate Headquarters               0             0          4           Yes            4/1/09        N/A
95     SavMax Foods                                        0             0          6           Yes            5/1/09        N/A

                                                      Prepayment
                                                       Premium                          Utilities                         Subject
                                                      Expiration       Hotel        Multifamily Tenant      Multifamily    Studio
#      Property Name                                     Date        Franchise             Pays              Elevators     Units
---------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                      N/A            N/A                N/A                  N/A         N/A
29     Holmdel Corporate Plaza/One Misco Plaza           N/A            N/A                N/A                  N/A         N/A
30     Commons on Sanger Apartments                      N/A            N/A              Electric                0          N/A
31     The Marbrisa Apartments                           N/A            N/A              Electric                0          N/A
32     Point of Pines Apartments                         N/A            N/A      Electric/Gas/Water/Sewer        1          N/A
33     Tammaron Village Apartments                       N/A            N/A              Electric                0          100
34     TownePlace Suites by Marriott - Brookfield        N/A         Marriott              N/A                  N/A         N/A
35     Pittsfield Plaza                                  N/A            N/A                N/A                  N/A         N/A
36     Hurstbourne Office Park                           N/A            N/A                N/A                  N/A         N/A
37     Trails East Apartments                            N/A            N/A              Electric                0          N/A
38     TownePlace Suites by Marriott - Eden Prairie      N/A         Marriott              N/A                  N/A         N/A
39     Brookside Plaza Shopping Center                   N/A            N/A                N/A                  N/A         N/A
40     The Sun City Shopping Center                      N/A            N/A                N/A                  N/A         N/A
41     The Judson House                                  N/A            N/A                None                  2          N/A
42     Long Lake Office Center                           N/A            N/A                N/A                  N/A         N/A
43     Copper Beech Townhomes II                         N/A            N/A        Electric/Water/Sewer          0          N/A
44     Town & Country Business Park                      N/A            N/A                N/A                  N/A         N/A
45     Four Winds Apartments                             N/A            N/A            Electric/Gas              0          N/A
46     Allora Way Apartments                             N/A            N/A              Electric                0          N/A
47     Sycamore Park Apartments                          N/A            N/A              Electric                0          N/A
48     Promotions Distributor Services Corp. (1B)        N/A            N/A                N/A                  N/A         N/A
49     Production Distribution Services Corp. (1B)       N/A            N/A                N/A                  N/A         N/A
50     Alltel Office Building                            N/A            N/A                N/A                  N/A         N/A
51     Winn Medical Center                               N/A            N/A                N/A                  N/A         N/A
52     56-62 Canal Street                               4/1/09          N/A                N/A                  N/A         N/A
53     16 Herbert Street                                 N/A            N/A                N/A                  N/A         N/A
54     Beau Rivage Apartments                            N/A            N/A              Electric                0          N/A
55     Tierra Corners Shopping Center                    N/A            N/A                N/A                  N/A         N/A
56     Two Technology Way                                N/A            N/A                N/A                  N/A         N/A
57     Crossroads Shopping Center                        N/A            N/A                N/A                  N/A         N/A
58     County Mall                                       N/A            N/A                N/A                  N/A         N/A
59     The Radisson Graystone Castle Hotel               N/A         Radisson              N/A                  N/A         N/A
60     Palms East Apartments                             N/A            N/A            Electric/Gas              0           24
61     North Creek Condominiums                          N/A            N/A              Electric                0          N/A
62     Fallbrook Office Park                             N/A            N/A                N/A                  N/A         N/A
63     Miami One Office Building                         N/A            N/A                N/A                  N/A         N/A
64     Huntington Place Apartments                       N/A            N/A              Electric                0          N/A
65     Comfort Inn-South Burlington-VT                   N/A        Comfort Inn            N/A                  N/A         N/A
66     City Centre Building                              N/A            N/A                N/A                  N/A         N/A
67     Country Village Apartments                        N/A            N/A              Electric                0          N/A
68     185 Commerce Drive                                N/A            N/A                N/A                  N/A         N/A
69     The South Point Apartments                        N/A            N/A            Electric/Gas              0          N/A
70     Copper Beech Townhomes I                          N/A            N/A        Electric/Water/Sewer          0          N/A
71     Southbridge Office Buildings                      N/A            N/A                N/A                  N/A         N/A
72     Pro-Met, Inc.                                     N/A            N/A                N/A                  N/A         N/A
73     Super Food Town Plaza                             N/A            N/A                N/A                  N/A         N/A
74     The Hamptons at Central Apartments                N/A            N/A              Electric                0          N/A
75     Southwest Plaza                                   N/A            N/A                N/A                  N/A         N/A
76     The Basin Street Complex                          N/A            N/A                N/A                  N/A         N/A
77     Waterford Plaza                                   N/A            N/A                N/A                  N/A         N/A
78     Cerritos State Road Industrial Park               N/A            N/A                N/A                  N/A         N/A
79     Chambers Center Shopping Center                   N/A            N/A                N/A                  N/A         N/A
80     Hackettstown Commerce Park Building I             N/A            N/A                N/A                  N/A         N/A
81     Nationsbank Service Center                        N/A            N/A                N/A                  N/A         N/A
82     Freeport Self Storage                             N/A            N/A                N/A                  N/A         N/A
83     The Virginia Highland Loan                        N/A
83a    842 North Highland Avenue                                        N/A                N/A                  N/A         N/A
83b    1052-1062 St. Charles Avenue                                     N/A                N/A                  N/A         N/A
83c    784-792 North Highland Avenue                                    N/A                N/A                  N/A         N/A
83d    776-778 North Highland Avenue                                    N/A                N/A                  N/A         N/A
84     Dolphin Self Storage (1C)                         N/A            N/A                N/A                  N/A         N/A
85     Kangaroom Mini-Storage (1C)                       N/A            N/A                N/A                  N/A         N/A
86     Airport Self Storage (1C)                         N/A            N/A                N/A                  N/A         N/A
87     Stonehurst Court Apartments                       N/A            N/A              Electric                4           14
88     The River Meadows Mobile Home Park                N/A            N/A                N/A                  N/A         N/A
89     Maplewood Apartments (1D)                         N/A            N/A              Electric                0          N/A
90     Columbus Village Apartments (1D)                  N/A            N/A              Electric                0          N/A
91     Dominion Center                                   N/A            N/A                N/A                  N/A         N/A
92     The Argyle Apartments                             N/A            N/A                None                  4           12
93     Guthrie Medical Center                            N/A            N/A                N/A                  N/A         N/A
94     The Hope Group Corporate Headquarters             N/A            N/A                N/A                  N/A         N/A
95     SavMax Foods                                      N/A            N/A                N/A                  N/A         N/A


                                                        Subject         Subject        Subject        Subject         Subject
                                                        Studio           Studio          1 BR          1 BR             1 BR
#      Property Name                                   Avg. Rent       Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       N/A             N/A            N/A            N/A             N/A
29     Holmdel Corporate Plaza/One Misco Plaza            N/A             N/A            N/A            N/A             N/A
30     Commons on Sanger Apartments                       N/A             N/A            215           $389             $455
31     The Marbrisa Apartments                            N/A             N/A            168           $395             $465
32     Point of Pines Apartments                          N/A             N/A             1            $925             $925
33     Tammaron Village Apartments                       $282             $309           200           $311             $339
34     TownePlace Suites by Marriott - Brookfield         N/A             N/A            N/A            N/A             N/A
35     Pittsfield Plaza                                   N/A             N/A            N/A            N/A             N/A
36     Hurstbourne Office Park                            N/A             N/A            N/A            N/A             N/A
37     Trails East Apartments                             N/A             N/A            112           $492             $599
38     TownePlace Suites by Marriott - Eden Prairie       N/A             N/A            N/A            N/A             N/A
39     Brookside Plaza Shopping Center                    N/A             N/A            N/A            N/A             N/A
40     The Sun City Shopping Center                       N/A             N/A            N/A            N/A             N/A
41     The Judson House                                   N/A             N/A            104           $861             $861
42     Long Lake Office Center                            N/A             N/A            N/A            N/A             N/A
43     Copper Beech Townhomes II                          N/A             N/A            N/A            N/A             N/A
44     Town & Country Business Park                       N/A             N/A            N/A            N/A             N/A
45     Four Winds Apartments                              N/A             N/A             22           $422             $440
46     Allora Way Apartments                              N/A             N/A            120           $441             $875
47     Sycamore Park Apartments                           N/A             N/A             61           $673             $725
48     Promotions Distributor Services Corp. (1B)         N/A             N/A            N/A            N/A             N/A
49     Production Distribution Services Corp. (1B)        N/A             N/A            N/A            N/A             N/A
50     Alltel Office Building                             N/A             N/A            N/A            N/A             N/A
51     Winn Medical Center                                N/A             N/A            N/A            N/A             N/A
52     56-62 Canal Street                                 N/A             N/A            N/A            N/A             N/A
53     16 Herbert Street                                  N/A             N/A            N/A            N/A             N/A
54     Beau Rivage Apartments                             N/A             N/A             44           $493             $495
55     Tierra Corners Shopping Center                     N/A             N/A            N/A            N/A             N/A
56     Two Technology Way                                 N/A             N/A            N/A            N/A             N/A
57     Crossroads Shopping Center                         N/A             N/A            N/A            N/A             N/A
58     County Mall                                        N/A             N/A            N/A            N/A             N/A
59     The Radisson Graystone Castle Hotel                N/A             N/A            N/A            N/A             N/A
60     Palms East Apartments                             $375             $420            80           $423             $470
61     North Creek Condominiums                           N/A             N/A             94           $442             $530
62     Fallbrook Office Park                              N/A             N/A            N/A            N/A             N/A
63     Miami One Office Building                          N/A             N/A            N/A            N/A             N/A
64     Huntington Place Apartments                        N/A             N/A            176           $288             $340
65     Comfort Inn-South Burlington-VT                    N/A             N/A            N/A            N/A             N/A
66     City Centre Building                               N/A             N/A            N/A            N/A             N/A
67     Country Village Apartments                         N/A             N/A             84           $446             $895
68     185 Commerce Drive                                 N/A             N/A            N/A            N/A             N/A
69     The South Point Apartments                         N/A             N/A            104           $498             $635
70     Copper Beech Townhomes I                           N/A             N/A            N/A            N/A             N/A
71     Southbridge Office Buildings                       N/A             N/A            N/A            N/A             N/A
72     Pro-Met, Inc.                                      N/A             N/A            N/A            N/A             N/A
73     Super Food Town Plaza                              N/A             N/A            N/A            N/A             N/A
74     The Hamptons at Central Apartments                 N/A             N/A             64           $485             $555
75     Southwest Plaza                                    N/A             N/A            N/A            N/A             N/A
76     The Basin Street Complex                           N/A             N/A            N/A            N/A             N/A
77     Waterford Plaza                                    N/A             N/A            N/A            N/A             N/A
78     Cerritos State Road Industrial Park                N/A             N/A            N/A            N/A             N/A
79     Chambers Center Shopping Center                    N/A             N/A            N/A            N/A             N/A
80     Hackettstown Commerce Park Building I              N/A             N/A            N/A            N/A             N/A
81     Nationsbank Service Center                         N/A             N/A            N/A            N/A             N/A
82     Freeport Self Storage                              N/A             N/A            N/A            N/A             N/A
83     The Virginia Highland Loan
83a    842 North Highland Avenue                          N/A             N/A            N/A            N/A             N/A
83b    1052-1062 St. Charles Avenue                       N/A             N/A            N/A            N/A             N/A
83c    784-792 North Highland Avenue                      N/A             N/A            N/A            N/A             N/A
83d    776-778 North Highland Avenue                      N/A             N/A            N/A            N/A             N/A
84     Dolphin Self Storage (1C)                          N/A             N/A            N/A            N/A             N/A
85     Kangaroom Mini-Storage (1C)                        N/A             N/A            N/A            N/A             N/A
86     Airport Self Storage (1C)                          N/A             N/A            N/A            N/A             N/A
87     Stonehurst Court Apartments                       $400             $480           117           $520             $570
88     The River Meadows Mobile Home Park                 N/A             N/A            N/A            N/A             N/A
89     Maplewood Apartments (1D)                          N/A             N/A            N/A            N/A             N/A
90     Columbus Village Apartments (1D)                   N/A             N/A            N/A            N/A             N/A
91     Dominion Center                                    N/A             N/A            N/A            N/A             N/A
92     The Argyle Apartments                             $475             $475            18           $957             $957
93     Guthrie Medical Center                             N/A             N/A            N/A            N/A             N/A
94     The Hope Group Corporate Headquarters              N/A             N/A            N/A            N/A             N/A
95     SavMax Foods                                       N/A             N/A            N/A            N/A             N/A


                                                       Subject        Subject         Subject        Subject        Subject
                                                         2 BR          2 BR             2 BR           3 BR          3 BR
#      Property Name                                    Units        Avg. Rent       Max. Rent        Units        Avg. Rent
------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                      N/A            N/A             N/A            N/A            N/A
29     Holmdel Corporate Plaza/One Misco Plaza           N/A            N/A             N/A            N/A            N/A
30     Commons on Sanger Apartments                      112           $496             $545           N/A            N/A
31     The Marbrisa Apartments                            96           $518            $1,200           24           $650
32     Point of Pines Apartments                          71          $1,239           $1,500          N/A            N/A
33     Tammaron Village Apartments                       100           $407             $449           N/A            N/A
34     TownePlace Suites by Marriott - Brookfield        N/A            N/A             N/A            N/A            N/A
35     Pittsfield Plaza                                  N/A            N/A             N/A            N/A            N/A
36     Hurstbourne Office Park                           N/A            N/A             N/A            N/A            N/A
37     Trails East Apartments                             97           $600             $629           N/A            N/A
38     TownePlace Suites by Marriott - Eden Prairie      N/A            N/A             N/A            N/A            N/A
39     Brookside Plaza Shopping Center                   N/A            N/A             N/A            N/A            N/A
40     The Sun City Shopping Center                      N/A            N/A             N/A            N/A            N/A
41     The Judson House                                   13           $990             $990           N/A            N/A
42     Long Lake Office Center                           N/A            N/A             N/A            N/A            N/A
43     Copper Beech Townhomes II                          2            $788             $825            84           $938
44     Town & Country Business Park                      N/A            N/A             N/A            N/A            N/A
45     Four Winds Apartments                              98           $532             $575            48           $571
46     Allora Way Apartments                              80           $540             $620           N/A            N/A
47     Sycamore Park Apartments                           61           $785             $850           N/A            N/A
48     Promotions Distributor Services Corp. (1B)        N/A            N/A             N/A            N/A            N/A
49     Production Distribution Services Corp. (1B)       N/A            N/A             N/A            N/A            N/A
50     Alltel Office Building                            N/A            N/A             N/A            N/A            N/A
51     Winn Medical Center                               N/A            N/A             N/A            N/A            N/A
52     56-62 Canal Street                                N/A            N/A             N/A            N/A            N/A
53     16 Herbert Street                                 N/A            N/A             N/A            N/A            N/A
54     Beau Rivage Apartments                             88           $568             $595           N/A            N/A
55     Tierra Corners Shopping Center                    N/A            N/A             N/A            N/A            N/A
56     Two Technology Way                                N/A            N/A             N/A            N/A            N/A
57     Crossroads Shopping Center                        N/A            N/A             N/A            N/A            N/A
58     County Mall                                       N/A            N/A             N/A            N/A            N/A
59     The Radisson Graystone Castle Hotel               N/A            N/A             N/A            N/A            N/A
60     Palms East Apartments                             112           $521             $570           N/A            N/A
61     North Creek Condominiums                           64           $550             $650           N/A            N/A
62     Fallbrook Office Park                             N/A            N/A             N/A            N/A            N/A
63     Miami One Office Building                         N/A            N/A             N/A            N/A            N/A
64     Huntington Place Apartments                        79           $381             $420            32           $447
65     Comfort Inn-South Burlington-VT                   N/A            N/A             N/A            N/A            N/A
66     City Centre Building                              N/A            N/A             N/A            N/A            N/A
67     Country Village Apartments                         60           $570             $605            8            $700
68     185 Commerce Drive                                N/A            N/A             N/A            N/A            N/A
69     The South Point Apartments                         24           $631             $750           N/A            N/A
70     Copper Beech Townhomes I                          N/A            N/A             N/A             59           $941
71     Southbridge Office Buildings                      N/A            N/A             N/A            N/A            N/A
72     Pro-Met, Inc.                                     N/A            N/A             N/A            N/A            N/A
73     Super Food Town Plaza                             N/A            N/A             N/A            N/A            N/A
74     The Hamptons at Central Apartments                 60           $596             $760            12           $883
75     Southwest Plaza                                   N/A            N/A             N/A            N/A            N/A
76     The Basin Street Complex                          N/A            N/A             N/A            N/A            N/A
77     Waterford Plaza                                   N/A            N/A             N/A            N/A            N/A
78     Cerritos State Road Industrial Park               N/A            N/A             N/A            N/A            N/A
79     Chambers Center Shopping Center                   N/A            N/A             N/A            N/A            N/A
80     Hackettstown Commerce Park Building I             N/A            N/A             N/A            N/A            N/A
81     Nationsbank Service Center                        N/A            N/A             N/A            N/A            N/A
82     Freeport Self Storage                             N/A            N/A             N/A            N/A            N/A
83     The Virginia Highland Loan
83a    842 North Highland Avenue                         N/A            N/A             N/A            N/A            N/A
83b    1052-1062 St. Charles Avenue                      N/A            N/A             N/A            N/A            N/A
83c    784-792 North Highland Avenue                     N/A            N/A             N/A            N/A            N/A
83d    776-778 North Highland Avenue                     N/A            N/A             N/A            N/A            N/A
84     Dolphin Self Storage (1C)                         N/A            N/A             N/A            N/A            N/A
85     Kangaroom Mini-Storage (1C)                       N/A            N/A             N/A            N/A            N/A
86     Airport Self Storage (1C)                         N/A            N/A             N/A            N/A            N/A
87     Stonehurst Court Apartments                        13           $670             $700           N/A            N/A
88     The River Meadows Mobile Home Park                N/A            N/A             N/A            N/A            N/A
89     Maplewood Apartments (1D)                          33           $532             $545           N/A            N/A
90     Columbus Village Apartments (1D)                   66           $519             $520           N/A            N/A
91     Dominion Center                                   N/A            N/A             N/A            N/A            N/A
92     The Argyle Apartments                              18          $1,135           $1,135          N/A            N/A
93     Guthrie Medical Center                            N/A            N/A             N/A            N/A            N/A
94     The Hope Group Corporate Headquarters             N/A            N/A             N/A            N/A            N/A
95     SavMax Foods                                      N/A            N/A             N/A            N/A            N/A

                                                        Subject        Subject        Subject         Subject
                                                          3 BR           4 BR          4 BR             4 BR
#      Property Name                                   Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                       N/A            N/A            N/A             N/A
29     Holmdel Corporate Plaza/One Misco Plaza            N/A            N/A            N/A             N/A
30     Commons on Sanger Apartments                       N/A            N/A            N/A             N/A
31     The Marbrisa Apartments                           $1,450          N/A            N/A             N/A
32     Point of Pines Apartments                          N/A            N/A            N/A             N/A
33     Tammaron Village Apartments                        N/A            N/A            N/A             N/A
34     TownePlace Suites by Marriott - Brookfield         N/A            N/A            N/A             N/A
35     Pittsfield Plaza                                   N/A            N/A            N/A             N/A
36     Hurstbourne Office Park                            N/A            N/A            N/A             N/A
37     Trails East Apartments                             N/A            N/A            N/A             N/A
38     TownePlace Suites by Marriott - Eden Prairie       N/A            N/A            N/A             N/A
39     Brookside Plaza Shopping Center                    N/A            N/A            N/A             N/A
40     The Sun City Shopping Center                       N/A            N/A            N/A             N/A
41     The Judson House                                   N/A            N/A            N/A             N/A
42     Long Lake Office Center                            N/A            N/A            N/A             N/A
43     Copper Beech Townhomes II                         $1,035          N/A            N/A             N/A
44     Town & Country Business Park                       N/A            N/A            N/A             N/A
45     Four Winds Apartments                              $625           N/A            N/A             N/A
46     Allora Way Apartments                              N/A            N/A            N/A             N/A
47     Sycamore Park Apartments                           N/A            N/A            N/A             N/A
48     Promotions Distributor Services Corp. (1B)         N/A            N/A            N/A             N/A
49     Production Distribution Services Corp. (1B)        N/A            N/A            N/A             N/A
50     Alltel Office Building                             N/A            N/A            N/A             N/A
51     Winn Medical Center                                N/A            N/A            N/A             N/A
52     56-62 Canal Street                                 N/A            N/A            N/A             N/A
53     16 Herbert Street                                  N/A            N/A            N/A             N/A
54     Beau Rivage Apartments                             N/A            N/A            N/A             N/A
55     Tierra Corners Shopping Center                     N/A            N/A            N/A             N/A
56     Two Technology Way                                 N/A            N/A            N/A             N/A
57     Crossroads Shopping Center                         N/A            N/A            N/A             N/A
58     County Mall                                        N/A            N/A            N/A             N/A
59     The Radisson Graystone Castle Hotel                N/A            N/A            N/A             N/A
60     Palms East Apartments                              N/A            N/A            N/A             N/A
61     North Creek Condominiums                           N/A            N/A            N/A             N/A
62     Fallbrook Office Park                              N/A            N/A            N/A             N/A
63     Miami One Office Building                          N/A            N/A            N/A             N/A
64     Huntington Place Apartments                        $470           N/A            N/A             N/A
65     Comfort Inn-South Burlington-VT                    N/A            N/A            N/A             N/A
66     City Centre Building                               N/A            N/A            N/A             N/A
67     Country Village Apartments                         $705           N/A            N/A             N/A
68     185 Commerce Drive                                 N/A            N/A            N/A             N/A
69     The South Point Apartments                         N/A            N/A            N/A             N/A
70     Copper Beech Townhomes I                          $1,060          N/A            N/A             N/A
71     Southbridge Office Buildings                       N/A            N/A            N/A             N/A
72     Pro-Met, Inc.                                      N/A            N/A            N/A             N/A
73     Super Food Town Plaza                              N/A            N/A            N/A             N/A
74     The Hamptons at Central Apartments                 $930           N/A            N/A             N/A
75     Southwest Plaza                                    N/A            N/A            N/A             N/A
76     The Basin Street Complex                           N/A            N/A            N/A             N/A
77     Waterford Plaza                                    N/A            N/A            N/A             N/A
78     Cerritos State Road Industrial Park                N/A            N/A            N/A             N/A
79     Chambers Center Shopping Center                    N/A            N/A            N/A             N/A
80     Hackettstown Commerce Park Building I              N/A            N/A            N/A             N/A
81     Nationsbank Service Center                         N/A            N/A            N/A             N/A
82     Freeport Self Storage                              N/A            N/A            N/A             N/A
83     The Virginia Highland Loan
83a    842 North Highland Avenue                          N/A            N/A            N/A             N/A
83b    1052-1062 St. Charles Avenue                       N/A            N/A            N/A             N/A
83c    784-792 North Highland Avenue                      N/A            N/A            N/A             N/A
83d    776-778 North Highland Avenue                      N/A            N/A            N/A             N/A
84     Dolphin Self Storage (1C)                          N/A            N/A            N/A             N/A
85     Kangaroom Mini-Storage (1C)                        N/A            N/A            N/A             N/A
86     Airport Self Storage (1C)                          N/A            N/A            N/A             N/A
87     Stonehurst Court Apartments                        N/A            N/A            N/A             N/A
88     The River Meadows Mobile Home Park                 N/A            N/A            N/A             N/A
89     Maplewood Apartments (1D)                          N/A            N/A            N/A             N/A
90     Columbus Village Apartments (1D)                   N/A            N/A            N/A             N/A
91     Dominion Center                                    N/A            N/A            N/A             N/A
92     The Argyle Apartments                              N/A            N/A            N/A             N/A
93     Guthrie Medical Center                             N/A            N/A            N/A             N/A
94     The Hope Group Corporate Headquarters              N/A            N/A            N/A             N/A
95     SavMax Foods                                       N/A            N/A            N/A             N/A

                                                                         Major                       Major                Major
                                                                       Tenant #1                   Tenant #1         Tenant #1 Lease
#      Property Name                                                     Name                       Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                                     Fleming                      49,950              4/1/14
29     Holmdel Corporate Plaza/One Misco Plaza                    Misco America, Inc.                51,269              2/28/02
30     Commons on Sanger Apartments                                       N/A                         N/A                  N/A
31     The Marbrisa Apartments                                            N/A                         N/A                  N/A
32     Point of Pines Apartments                                          N/A                         N/A                  N/A
33     Tammaron Village Apartments                                        N/A                         N/A                  N/A
34     TownePlace Suites by Marriott - Brookfield                         N/A                         N/A                  N/A
35     Pittsfield Plaza                                           TJX Companies, Inc.                35,000             11/30/07
36     Hurstbourne Office Park                                      The Kroger Co.                   23,799              3/31/04
37     Trails East Apartments                                             N/A                         N/A                  N/A
38     TownePlace Suites by Marriott - Eden Prairie                       N/A                         N/A                  N/A
39     Brookside Plaza Shopping Center                           No Frills Supermarket               79,220              2/4/11
40     The Sun City Shopping Center                          Sun City Gift & Hardware Inc.           6,650               5/31/00
41     The Judson House                                                   N/A                         N/A                  N/A
42     Long Lake Office Center                                     American Express                  30,803              4/30/02
43     Copper Beech Townhomes II                                          N/A                         N/A                  N/A
44     Town & Country Business Park                          System Technology Assoc. Inc.           59,892              11/7/05
45     Four Winds Apartments                                              N/A                         N/A                  N/A
46     Allora Way Apartments                                              N/A                         N/A                  N/A
47     Sycamore Park Apartments                                           N/A                         N/A                  N/A
48     Promotions Distributor Services Corp. (1B)        Promotions Distributor Services Corp.       68,403              5/31/14
49     Production Distribution Services Corp. (1B)       Promotions Distributor Services Corp.       43,850              5/31/14
50     Alltel Office Building                                           Alltel                       20,920             10/31/02
51     Winn Medical Center                                      Bio-Medical Application              13,433             11/30/05
52     56-62 Canal Street                                          Advantage School                  21,360              1/31/08
53     16 Herbert Street                                           General Business                 141,529              4/1/05
54     Beau Rivage Apartments                                             N/A                         N/A                  N/A
55     Tierra Corners Shopping Center                         Pep Boys (Manny, Moe, Jack)            18,560             12/31/19
56     Two Technology Way                                     Advanced Instruments, Inc.             46,701              6/30/07
57     Crossroads Shopping Center                                    Kinko's, Inc.                   5,000               2/7/09
58     County Mall                                                    TSI Norwalk                    17,587              5/1/14
59     The Radisson Graystone Castle Hotel                                N/A                         N/A                  N/A
60     Palms East Apartments                                              N/A                         N/A                  N/A
61     North Creek Condominiums                                           N/A                         N/A                  N/A
62     Fallbrook Office Park                                   Fallbrook Mortgage Corp.              9,871               11/1/03
63     Miami One Office Building                                  Tradco, LTD., Inc.                 10,271              3/31/06
64     Huntington Place Apartments                                        N/A                         N/A                  N/A
65     Comfort Inn-South Burlington-VT                                    N/A                         N/A                  N/A
66     City Centre Building                             Colorado Information Technologies, Inc.      5,450               6/30/04
67     Country Village Apartments                                         N/A                         N/A                  N/A
68     185 Commerce Drive                                            Decision Data                   11,754              6/14/03
69     The South Point Apartments                                         N/A                         N/A                  N/A
70     Copper Beech Townhomes I                                           N/A                         N/A                  N/A
71     Southbridge Office Buildings                       St. Helena Club Spa Associates, LP         7,495               9/1/07
72     Pro-Met, Inc.                                                    Promet                       92,000              2/28/08
73     Super Food Town Plaza                                    Seaway Food Town, Inc.               61,600              5/31/06
74     The Hamptons at Central Apartments                                 N/A                         N/A                  N/A
75     Southwest Plaza                                              Hollywood Video                  7,910               5/31/06
76     The Basin Street Complex                             Lycoming-Clinton Joinder Board           38,042              6/1/01
77     Waterford Plaza                                        Petco Animal Supplies, Inc.            13,498              1/31/10
78     Cerritos State Road Industrial Park                                N/A                         N/A                  N/A
79     Chambers Center Shopping Center                             It's All 99 Cents                 10,246             11/30/03
80     Hackettstown Commerce Park Building I                         Andrex, Inc.                    18,200              3/31/02
81     Nationsbank Service Center                                     Nationsbank                    39,978              4/15/04
82     Freeport Self Storage                                         Dentaco Corp.                   12,900              3/31/06
83     The Virginia Highland Loan
83a    842 North Highland Avenue                            Virginia Highland Primary Care           7,390               2/1/00
83b    1052-1062 St. Charles Avenue                              Ten Thousand Village                2,016               9/1/04
83c    784-792 North Highland Avenue                            Chameleon Trading, Inc.              3,559               6/1/04
83d    776-778 North Highland Avenue                               Van Michael Salon                 2,340               7/1/02
84     Dolphin Self Storage (1C)                                          N/A                         N/A                  N/A
85     Kangaroom Mini-Storage (1C)                                        N/A                         N/A                  N/A
86     Airport Self Storage (1C)                                          N/A                         N/A                  N/A
87     Stonehurst Court Apartments                                        N/A                         N/A                  N/A
88     The River Meadows Mobile Home Park                                 N/A                         N/A                  N/A
89     Maplewood Apartments (1D)                                          N/A                         N/A                  N/A
90     Columbus Village Apartments (1D)                                   N/A                         N/A                  N/A
91     Dominion Center                                          American Transportation              9,000               7/1/03
92     The Argyle Apartments                                              N/A                         N/A                  N/A
93     Guthrie Medical Center                            Guthrie Clinic Ltd - Family Practice        17,500              9/30/10
94     The Hope Group Corporate Headquarters                  The Hope Group Corporation             61,280              3/31/19
95     SavMax Foods                                               SavMax Foods, Inc.                 49,050              8/14/12

                                                                     Major                     Major                Major
                                                                   Tenant #2                 Tenant #2         Tenant #2 Lease
#      Property Name                                                  Name                    Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                                   N/A                       N/A                  N/A
29     Holmdel Corporate Plaza/One Misco Plaza             Lucent Technologies, Inc.          20,599               8/31/01
30     Commons on Sanger Apartments                                   N/A                       N/A                  N/A
31     The Marbrisa Apartments                                        N/A                       N/A                  N/A
32     Point of Pines Apartments                                      N/A                       N/A                  N/A
33     Tammaron Village Apartments                                    N/A                       N/A                  N/A
34     TownePlace Suites by Marriott - Brookfield                     N/A                       N/A                  N/A
35     Pittsfield Plaza                                         Home Goods, Inc.              24,808               1/31/09
36     Hurstbourne Office Park                                Dept. Of Corrections            17,308               6/30/04
37     Trails East Apartments                                         N/A                       N/A                  N/A
38     TownePlace Suites by Marriott - Eden Prairie                   N/A                       N/A                  N/A
39     Brookside Plaza Shopping Center                                N/A                       N/A                  N/A
40     The Sun City Shopping Center                        Boston Billie's Restaurant          6,019               9/30/02
41     The Judson House                                               N/A                       N/A                  N/A
42     Long Lake Office Center                                Control Corporation             11,887               3/31/01
43     Copper Beech Townhomes II                                      N/A                       N/A                  N/A
44     Town & Country Business Park                         United States Of America           8,050               6/29/05
45     Four Winds Apartments                                          N/A                       N/A                  N/A
46     Allora Way Apartments                                          N/A                       N/A                  N/A
47     Sycamore Park Apartments                                       N/A                       N/A                  N/A
48     Promotions Distributor Services Corp. (1B)                     N/A                       N/A                  N/A
49     Production Distribution Services Corp. (1B)                    N/A                       N/A                  N/A
50     Alltel Office Building                                         RVP                     12,059               12/31/01
51     Winn Medical Center                                 Eye Physicians & Surgeons          13,295               1/31/04
52     56-62 Canal Street                                         AIDS Action                  9,385               2/28/06
53     16 Herbert Street                                          Tile & Stone                47,115                9/1/01
54     Beau Rivage Apartments                                         N/A                       N/A                  N/A
55     Tierra Corners Shopping Center                          Krauses Furniture              10,600               3/31/09
56     Two Technology Way                                     Analog Devices, Inc.            29,675               6/30/07
57     Crossroads Shopping Center                                 Shoe Factory                 2,960               2/25/04
58     County Mall                                                   Big M                    10,000                1/1/04
59     The Radisson Graystone Castle Hotel                            N/A                       N/A                  N/A
60     Palms East Apartments                                          N/A                       N/A                  N/A
61     North Creek Condominiums                                       N/A                       N/A                  N/A
62     Fallbrook Office Park                                          N/A                       N/A                  N/A
63     Miami One Office Building                               Systeam of Florida              6,417               4/30/03
64     Huntington Place Apartments                                    N/A                       N/A                  N/A
65     Comfort Inn-South Burlington-VT                                N/A                       N/A                  N/A
66     City Centre Building                                    Commonwealth Title              3,953               8/14/03
67     Country Village Apartments                                     N/A                       N/A                  N/A
68     185 Commerce Drive                                        Decision Data                 9,579               6/14/03
69     The South Point Apartments                                     N/A                       N/A                  N/A
70     Copper Beech Townhomes I                                       N/A                       N/A                  N/A
71     Southbridge Office Buildings                           St. Helena Hospital              3,639                9/1/02
72     Pro-Met, Inc.                                                  N/A                       N/A                  N/A
73     Super Food Town Plaza                              Staples Superstore East, Inc        23,925               5/31/13
74     The Hamptons at Central Apartments                             N/A                       N/A                  N/A
75     Southwest Plaza                                           Great Western                 3,520               7/24/01
76     The Basin Street Complex                                       N/A                       N/A                  N/A
77     Waterford Plaza                                      Ritz Camera Center, Inc.           7,033               6/30/03
78     Cerritos State Road Industrial Park                            N/A                       N/A                  N/A
79     Chambers Center Shopping Center                      Blockbuster Video #08081           8,000               12/31/01
80     Hackettstown Commerce Park Building I                Union Stove Works, Inc.           15,800               6/30/03
81     Nationsbank Service Center                                     N/A                       N/A                  N/A
82     Freeport Self Storage                                          N/A                       N/A                  N/A
83     The Virginia Highland Loan
83a    842 North Highland Avenue                               American Roadhouse              3,494                3/1/06
83b    1052-1062 St. Charles Avenue                         Bill and Laraine Devenie           1,904                7/1/01
83c    784-792 North Highland Avenue                         Bill Hallman Boutique             1,178               10/1/03
83d    776-778 North Highland Avenue                             Hallman Shoes                 1,472                9/1/03
84     Dolphin Self Storage (1C)                                      N/A                       N/A                  N/A
85     Kangaroom Mini-Storage (1C)                                    N/A                       N/A                  N/A
86     Airport Self Storage (1C)                                      N/A                       N/A                  N/A
87     Stonehurst Court Apartments                                    N/A                       N/A                  N/A
88     The River Meadows Mobile Home Park                             N/A                       N/A                  N/A
89     Maplewood Apartments (1D)                                      N/A                       N/A                  N/A
90     Columbus Village Apartments (1D)                               N/A                       N/A                  N/A
91     Dominion Center                                             Dance Etc.                  5,377               12/1/02
92     The Argyle Apartments                                          N/A                       N/A                  N/A
93     Guthrie Medical Center                             Guthrie Clinic-Ophthamology         11,000                7/1/19
94     The Hope Group Corporate Headquarters                          N/A                       N/A                  N/A
95     SavMax Foods                                                   N/A                       N/A                  N/A

                                                                     Major                        Major                 Major
                                                                   Tenant #3                    Tenant #3          Tenant #3 Lease
#      Property Name                                                  Name                       Sq. Ft.           Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
28     Selma Square Shopping Center                                   N/A                          N/A                   N/A
29     Holmdel Corporate Plaza/One Misco Plaza               Linden Trading Company               11,653               3/31/03
30     Commons on Sanger Apartments                                   N/A                          N/A                   N/A
31     The Marbrisa Apartments                                        N/A                          N/A                   N/A
32     Point of Pines Apartments                                      N/A                          N/A                   N/A
33     Tammaron Village Apartments                                    N/A                          N/A                   N/A
34     TownePlace Suites by Marriott - Brookfield                     N/A                          N/A                   N/A
35     Pittsfield Plaza                                             Pep Boys                      22,990               8/31/18
36     Hurstbourne Office Park                                  Board Of Nursing                  11,284               6/30/02
37     Trails East Apartments                                         N/A                          N/A                   N/A
38     TownePlace Suites by Marriott - Eden Prairie                   N/A                          N/A                   N/A
39     Brookside Plaza Shopping Center                                N/A                          N/A                   N/A
40     The Sun City Shopping Center                      Sun City Medical-Dental Center           5,482                5/31/04
41     The Judson House                                               N/A                          N/A                   N/A
42     Long Lake Office Center                                 Health Dimensions                  6,101                9/14/03
43     Copper Beech Townhomes II                                      N/A                          N/A                   N/A
44     Town & Country Business Park                           AFBA Industrial Bank                6,303                3/31/03
45     Four Winds Apartments                                          N/A                          N/A                   N/A
46     Allora Way Apartments                                          N/A                          N/A                   N/A
47     Sycamore Park Apartments                                       N/A                          N/A                   N/A
48     Promotions Distributor Services Corp. (1B)                     N/A                          N/A                   N/A
49     Production Distribution Services Corp. (1B)                    N/A                          N/A                   N/A
50     Alltel Office Building                                         TWC                         6,570                1/31/02
51     Winn Medical Center                                    Central Home Health                 10,794               8/31/01
52     56-62 Canal Street                                       Landauer Assoc.                   7,120                1/31/04
53     16 Herbert Street                                            Tru Mask                      38,627                 MTM
54     Beau Rivage Apartments                                         N/A                          N/A                   N/A
55     Tierra Corners Shopping Center                          Simmons Beautyrest                 2,500                2/28/09
56     Two Technology Way                                             N/A                          N/A                   N/A
57     Crossroads Shopping Center                             Payless Shoes #3442                 2,934                2/10/09
58     County Mall                                              Chinese Buffett                   4,440                9/1/01
59     The Radisson Graystone Castle Hotel                            N/A                          N/A                   N/A
60     Palms East Apartments                                          N/A                          N/A                   N/A
61     North Creek Condominiums                                       N/A                          N/A                   N/A
62     Fallbrook Office Park                                          N/A                          N/A                   N/A
63     Miami One Office Building                                      N/A                          N/A                   N/A
64     Huntington Place Apartments                                    N/A                          N/A                   N/A
65     Comfort Inn-South Burlington-VT                                N/A                          N/A                   N/A
66     City Centre Building                                  Burger King Corporate                3,640                3/31/04
67     Country Village Apartments                                     N/A                          N/A                   N/A
68     185 Commerce Drive                                           Kinko's                       8,911                6/30/03
69     The South Point Apartments                                     N/A                          N/A                   N/A
70     Copper Beech Townhomes I                                       N/A                          N/A                   N/A
71     Southbridge Office Buildings                   California Medical Foundation, Inc.         2,756                12/1/02
72     Pro-Met, Inc.                                                  N/A                          N/A                   N/A
73     Super Food Town Plaza                                     Shastar, Inc.                    4,900                4/30/04
74     The Hamptons at Central Apartments                             N/A                          N/A                   N/A
75     Southwest Plaza                                          National Petcare                  3,200                1/31/00
76     The Basin Street Complex                                       N/A                          N/A                   N/A
77     Waterford Plaza                                                N/A                          N/A                   N/A
78     Cerritos State Road Industrial Park                            N/A                          N/A                   N/A
79     Chambers Center Shopping Center                          Imagination Plus                  6,400                1/31/00
80     Hackettstown Commerce Park Building I                Yamakazi Tableware, Inc.              7,800                5/31/00
81     Nationsbank Service Center                                     N/A                          N/A                   N/A
82     Freeport Self Storage                                          N/A                          N/A                   N/A
83     The Virginia Highland Loan
83a    842 North Highland Avenue                         Harper's Bazar Trading Company           2,227                9/1/01
83b    1052-1062 St. Charles Avenue                           Fox Glove & Ivy, LLC                1,800                4/1/09
83c    784-792 North Highland Avenue                              Khamit Kinks                     951                 6/1/00
83d    776-778 North Highland Avenue                                  N/A                          N/A                   N/A
84     Dolphin Self Storage (1C)                                      N/A                          N/A                   N/A
85     Kangaroom Mini-Storage (1C)                                    N/A                          N/A                   N/A
86     Airport Self Storage (1C)                                      N/A                          N/A                   N/A
87     Stonehurst Court Apartments                                    N/A                          N/A                   N/A
88     The River Meadows Mobile Home Park                             N/A                          N/A                   N/A
89     Maplewood Apartments (1D)                                      N/A                          N/A                   N/A
90     Columbus Village Apartments (1D)                               N/A                          N/A                   N/A
91     Dominion Center                                      Southern Financial Bank               3,060                12/1/03
92     The Argyle Apartments                                          N/A                          N/A                   N/A
93     Guthrie Medical Center                              Guthrie Clinic-Ambulatory              6,500               12/31/20
94     The Hope Group Corporate Headquarters                          N/A                          N/A                   N/A
95     SavMax Foods                                                   N/A                          N/A                   N/A

#    Property Name                                  Management Company
----------------------------------------------------------------------------------------------------------------------
96   Sweetbriar Apartments                          Century 21 Nachman Realty
97   Dobbin Square                                  K & M Development Corp.
98   Bayside Village Apartments                     East Suburban Management I
99   Wickshire On Lane Apartments                   Strong Properties, Inc
100  Sun City Plaza                                 H.S. Brown Associates
101  Village Green Apartments                       Irwin R. Rose & Company
102  Lot 1 of Silver Creek Business Park            Ronald J. Sharp & Associates, Inc.
103  The Continental House Apartments               John Holmes & Company
104  West End Shopping Center                       Vannland LTD
105  Wyle Laboratories                              Owner Managed
106  Thunderbird Professional Center                Plaza del Rio Property Management
107  Petsmart at the Crossroads Center              Westar Management, Inc.
108  Meadow Estates Apartments                      Holste & Associates, Inc.
109  Comfort Inn-Weeki Wachee-FL                    Maya Motels, Inc.
110  Springfield Place Office Building              The Simpson Companies
111  Okatibbee Ridge Apartments                     The Pueblo Group, Inc.
112  The Center Place Apartments                    Wells Asset Management
113  Thompson Executive Center                      Commercial Realty of Pinellas, Inc.
114  CVS Pharmacy - Atlanta, GA (2)                 Owner Managed
115  Staples at Tri-County Plaza                    Glimcher Group, Inc.
116  Valley-Grove Apartments                        SMC Management Corporation
117  Palm Ridge Shopping Center                     Business Real Estate Management Company
118  Simtec Building                                Chalmers Property Company
119  Eckerd's Drug Store-Salina-NY                  Eckerd Drug Store
120  Hawthorn Duplexes                              First Management Company
121  Village Square Apartments                      Income Property Management Co.
122  Pine Terrace Apartments                        RAS Management
123  Pentagon Garden Apartments                     Patricia Jordan
124  Menlo Townhomes                                Top City Management
125  Heritage House II Apartments                   Chase National Management Corporation
126  General Power Warehouse                        Owner Managed
127  Century Hills Shopping Center                  CSM Corporation
128  Cayuga Lake Estates (1E)                       Owner Managed
129  Erin Estates (1E)                              Owner Managed
130  River Park Village                             Westwood Financial Corp.
131  Eckerd's Drug Store-Clay-NY                    Leroy Cowen
132  Granada Apartments                             Western Management Associates
133  Hampton Garden Apartments                      The Galman Group
134  Berkley Flats                                  Nolan Real Estate
135  King's Court Apartments                        Castlegate Apartments, LLC
136  Legacy Business Park Medical Office Bldg.      Priority One Commercial
137  Bel Air Square                                 MacKenzie Management Company
138  The Roussos Office Building                    Realty Management, Inc.
139  The Brookwood Apartments                       WTA Management
140  CVS Drugstore                                  Lee & Urbahns Company
141  Castlegate II                                  Sycamore Group, LLC
142  Eagle - Vail Commercial Service Center         Southwestern Investment Group, LLC
143  Martins Crossing Apartments                    Billy Pettit
144  Smithville Self Storage                        Long Property Management Co.
145  The Oak Grove Apartments                       Ui Rivera
146  Ashford Hill Apartments                        First Phillips, Inc.
147  Half Moon Bay Office Building                  Marcus & Millichap
148  University Park Retail Center                  RBI Management Services, LLC
149  2650 Franklin Apartments                       Owner Managed
150  Salomon Smith Barney                           Arnold Gewirtz
151  Meadow Glen Townhomes                          Hurt & Stell Management
152  3100 Building                                  Clarkson Management
153  Brookhollow Apartments                         Leinbach Company
154  Tropical Isle                                  Mayport Repair, Inc.
155  1001 Pacific Buidling                          NW Real Estate Property Management
156  Action Wear USA/Peerless Maintenance           Damavandi Capital
157  Rockville Plaza                                Lee & Urbahns Company
158  Existing Shopping Center                       Landmark Properties, Inc.
159  Silverthorn Court                              Brown & Associates, Ltd.
160  Campus View Apartments                         Premier Properties
161  State Street Industrial Park                   Anndon Company
162  DeWolfe Plaza                                  First Phillips Inc.
163  Midland Self Storage                           Midland Self-Storage, LTD
164  Lake Pointe Condominiums                       Owner Managed
165  Sandalfoot Pointe Apartments                   Real Estate Property Management
166  Canterberry Apartments                         Chamberlain & Associates
167  Lakeshore Villa Apartments                     Owner Managed


#    Property Name                                 Address                                                     City
------------------------------------------------------------------------------------------------------------------------------------
96   Sweetbriar Apartments                         1585 Briarfield Road                                        Hampton
97   Dobbin Square                                 6480 Dobbin Center Way                                      Columbia
98   Bayside Village Apartments                    8855 North Port Washington Road                             Bayside
99   Wickshire On Lane Apartments                  1570 Lane Avenue South                                      Jacksonville
100  Sun City Plaza                                26100 Newport Road                                          Sun City
101  Village Green Apartments                      201 South First Street                                      San Marcos
102  Lot 1 of Silver Creek Business Park           6400 and 6410 Business Park Loop Road                       Park City
103  The Continental House Apartments              4848 Alcott Street                                          Dallas
104  West End Shopping Center                      124 B West End Avenue                                       Farragut
105  Wyle Laboratories                             3200 Magruder Boulevard                                     Hampton
106  Thunderbird Professional Center               13760 North 93rd Avenue                                     Peoria
107  Petsmart at the Crossroads Center             2306 Bradley Road                                           Santa Maria
108  Meadow Estates Apartments                     8515 Hammerly Boulevard                                     Houston
109  Comfort Inn-Weeki Wachee-FL                   9373 Cortez Boulevard                                       Weeki Wachee
110  Springfield Place Office Building             6506 Loisdale Road                                          Springfield
111  Okatibbee Ridge Apartments                    1719 Highway 19 North                                       Meridian
112  The Center Place Apartments                   3005 South Center Street                                    Arlington
113  Thompson Executive Center                     120 South Myrtle Avenue                                     Clearwater
114  CVS Pharmacy - Atlanta, GA (2)                3615 Clairmont Road                                         Atlanta
115  Staples at Tri-County Plaza                   796 Tri-County Plaza                                        Rostraver Township
116  Valley-Grove Apartments                       722-744 Valley Street & 733-739 Grove Street                Manchester
117  Palm Ridge Shopping Center                    4350, 4370 and 4380 Palm Avenue                             San Diego
118  Simtec Building                               10356-10376 Battleview Parkway                              Manassas
119  Eckerd's Drug Store-Salina-NY                 701-707 Old Liverpool Road                                  Salina
120  Hawthorn Duplexes                             2300 Hawthorn                                               Lawrence
121  Village Square Apartments                     1625 Southeast Roberts Avenue                               Gresham
122  Pine Terrace Apartments                       1912 North Seventh Street                                   West Monroe
123  Pentagon Garden Apartments                    46 West New Haven Avenue                                    Melbourne
124  Menlo Townhomes                               2726-2816 Menlo Avenue                                      Los Angeles
125  Heritage House II Apartments                  1307 North Meridian Avenue                                  Oklahoma City
126  General Power Warehouse                       2625 International Street                                   Columbus
127  Century Hills Shopping Center                 2670-2730 County Road E East                                White Bear Lake
128  Cayuga Lake Estates (1E)                      Tollgate Hill Road & State Highway 38                       Locke and Moravia
129  Erin Estates (1E)                             1356 Breesport Road                                         Erin
130  River Park Village                            5075 and 5095 North La Canada Road                          Tuscon
131  Eckerd's Drug Store-Clay-NY                   4975-4977 Bear Road                                         Clay
132  Granada Apartments                            1731-1759 Bowling Avenue                                    Taylorsville
133  Hampton Garden Apartments                     13451 Philmont Avenue                                       Philadelphia
134  Berkley Flats                                 1101-1127 Indiana/1100-1124 Mississippi                     Lawrence
135  King's Court Apartments                       2888 Dougherty Drive                                        Baton Rouge
136  Legacy Business Park Medical Office Bldg.     1701-2 and 1701-3 Green Valley Parkway                      Henderson
137  Bel Air Square                                260 Gateway Drive                                           Bel Air
138  The Roussos Office Building                   5115 South Decatur Boulevard                                Las Vegas
139  The Brookwood Apartments                      1601 Valley View                                            College Station
140  CVS Drugstore                                 2419 Nichol Avenue                                          Anderson
141  Castlegate II                                 9231-9273 Castlegate Drive                                  Indianapolis
142  Eagle - Vail Commercial Service Center        4078 US Highway 6/24                                        Eagle-Vail
143  Martins Crossing Apartments                   10144 Henderson Drive                                       Covington
144  Smithville Self Storage                       36 New York Road                                            Smithville
145  The Oak Grove Apartments                      3625 South First Street                                     Austin
146  Ashford Hill Apartments                       95 Varga Road                                               Ashford
147  Half Moon Bay Office Building                 248 Main Street                                             Half Moon Bay
148  University Park Retail Center                 960 West University Drive                                   Tempe
149  2650 Franklin Apartments                      2650 Franklin Street                                        San Francisco
150  Salomon Smith Barney                          290-296 Merrick Road                                        Rockville Centre
151  Meadow Glen Townhomes                         5534 and 5569 93rd Street                                   Lubbock
152  3100 Building                                 3100 South University Boulevard                             Jacksonville
153  Brookhollow Apartments                        965 Biloxi Drive                                            Norman
154  Tropical Isle                                 15175 Stringfellow Road                                     Bokeelia
155  1001 Pacific Buidling                         1001 Pacific Avenue                                         Tacoma
156  Action Wear USA/Peerless Maintenance          10537 Glenoaks Boulevard                                    Pacoima
157  Rockville Plaza                               50-150 (except 118) South Girls School Road                 Indianapolis
158  Existing Shopping Center                      4848 Route 8, William Flynn Highway                         Hampton Township
159  Silverthorn Court                             167 Meraly Way                                              Silverthorne
160  Campus View Apartments                        2030 South Dmacc Boulevard                                  Ankeny
161  State Street Industrial Park                  1750 East State Street                                      Eagle
162  DeWolfe Plaza                                 337 Amherst Street                                          Nashua
163  Midland Self Storage                          3600 and 3610 Big Spring Street                             Midland
164  Lake Pointe Condominiums                      2181-2255 Piccardo Circle                                   Stockton
165  Sandalfoot Pointe Apartments                  9410 Southwest 8th Street                                   Boca Raton
166  Canterberry Apartments                        2433 West Campbell Avenue                                   Phoenix
167  Lakeshore Villa Apartments                    206 Curve Drive                                             Monroe

                                                                                          Zip
#    Property Name                                 County                      State     Code    Property Type
-------------------------------------------------------------------------------------------------------------------------------
96   Sweetbriar Apartments                         Hampton                       VA     23666    Multifamily
97   Dobbin Square                                 Howard                        MD     21045    Retail
98   Bayside Village Apartments                    Milwaukee                     WI     53211    Multifamily
99   Wickshire On Lane Apartments                  Duval                         FL     32210    Multifamily
100  Sun City Plaza                                Riverside                     CA     92586    Retail
101  Village Green Apartments                      Hays                          TX     78666    Multifamily
102  Lot 1 of Silver Creek Business Park           Summit                        UT     84060    Industrial
103  The Continental House Apartments              Dallas                        TX     75204    Multifamily
104  West End Shopping Center                      Knox                          TN     37922    Retail
105  Wyle Laboratories                             Hampton City                  VA     23666    Industrial
106  Thunderbird Professional Center               Maricopa                      AZ     85381    Office
107  Petsmart at the Crossroads Center             Santa Barbara                 CA     93458    Retail
108  Meadow Estates Apartments                     Harris                        TX     77055    Multifamily
109  Comfort Inn-Weeki Wachee-FL                   Hernando                      FL     34613    Hotel
110  Springfield Place Office Building             Fairfax                       VA     22150    Office
111  Okatibbee Ridge Apartments                    Lauderdale                    MS     39302    Multifamily
112  The Center Place Apartments                   Tarrant                       TX     76014    Multifamily
113  Thompson Executive Center                     Pinellas                      FL     33756    Office
114  CVS Pharmacy - Atlanta, GA (2)                DeKalb                        GA     30319    CTL
115  Staples at Tri-County Plaza                   Westmoreland                  PA     15012    Retail
116  Valley-Grove Apartments                       Hillsborough                  NH     03103    Multifamily
117  Palm Ridge Shopping Center                    San Diego                     CA     92154    Retail
118  Simtec Building                               Prince William                VA     22110    Office
119  Eckerd's Drug Store-Salina-NY                 Onondaga                      NY     13088    Retail
120  Hawthorn Duplexes                             Douglas                       KS     66049    Multifamily
121  Village Square Apartments                     Multnomah                     OR     97080    Multifamily
122  Pine Terrace Apartments                       Ouachita Parish               LA     71291    Multifamily
123  Pentagon Garden Apartments                    Brevard                       FL     32901    Multifamily
124  Menlo Townhomes                               Los Angeles                   CA     90007    Multifamily
125  Heritage House II Apartments                  Oklahoma                      OK     73107    Multifamily
126  General Power Warehouse                       Franklin                      OH     43228    Industrial
127  Century Hills Shopping Center                 Ramsey                        MN     55110    Retail
128  Cayuga Lake Estates (1E)                      Cayuga                        NY     13118    Manufactured Housing
129  Erin Estates (1E)                             Chemung                       NY     14838    Manufactured Housing
130  River Park Village                            Pima                          AZ     85704    Retail
131  Eckerd's Drug Store-Clay-NY                   Onondaga                      NY     13088    Retail
132  Granada Apartments                            Salt Lake                     UT     84119    Multifamily
133  Hampton Garden Apartments                     Philadelphia                  PA     19116    Multifamily
134  Berkley Flats                                 Douglas                       KS     66044    Multifamily
135  King's Court Apartments                       East Baton Rouge Parish       LA     70805    Multifamily
136  Legacy Business Park Medical Office Bldg.     Clark                         NV     89014    Office
137  Bel Air Square                                Harford                       MD     21014    Office
138  The Roussos Office Building                   Clark                         NV     89118    Office
139  The Brookwood Apartments                      Brazos                        TX     77840    Multifamily
140  CVS Drugstore                                 Madison                       IN     46016    Retail
141  Castlegate II                                 Marion                        IN     46256    Industrial
142  Eagle - Vail Commercial Service Center        Eagle                         CO     81620    Retail
143  Martins Crossing Apartments                   Newton                        GA     30015    Multifamily
144  Smithville Self Storage                       Atlantic                      NJ     08201    Self Storage
145  The Oak Grove Apartments                      Travis                        TX     78704    Multifamily
146  Ashford Hill Apartments                       Windham                       CT     06278    Multifamily
147  Half Moon Bay Office Building                 San Mateo                     CA     94019    Office
148  University Park Retail Center                 Maricopa                      AZ     85281    Retail
149  2650 Franklin Apartments                      San Francisco                 CA     94123    Multifamily
150  Salomon Smith Barney                          Nassau                        NY     11570    Office
151  Meadow Glen Townhomes                         Lubbock                       TX     79424    Multifamily
152  3100 Building                                 Duval                         FL     32207    Office
153  Brookhollow Apartments                        Cleveland                     OK     73071    Multifamily
154  Tropical Isle                                 Lee                           FL     33922    Manufactured Housing
155  1001 Pacific Buidling                         Pierce                        WA     98402    Office
156  Action Wear USA/Peerless Maintenance          Los Angeles                   CA     91331    Industrial
157  Rockville Plaza                               Marion                        IN     46231    Retail
158  Existing Shopping Center                      Allegheny                     PA     15101    Retail
159  Silverthorn Court                             Summit                        CO     80498    Retail
160  Campus View Apartments                        Polk                          IA     50021    Multifamily
161  State Street Industrial Park                  Ada                           ID     83616    Industrial
162  DeWolfe Plaza                                 Hillsborough                  NH     03063    Mixed Use
163  Midland Self Storage                          Midland                       TX     79705    Self Storage
164  Lake Pointe Condominiums                      San Joaquin                   CA     95207    Multifamily
165  Sandalfoot Pointe Apartments                  Palm Beach                    FL     33428    Multifamily
166  Canterberry Apartments                        Maricopa                      AZ     85015    Multifamily
167  Lakeshore Villa Apartments                    Ouachita                      LA     71203    Multifamily

                                                                                                            Units/
                                                                                                           Sq. Ft./
                                                                                     Mortgage               Rooms/
#      Property Name                                     Property Sub-type           Loan Seller             Pads
-------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                                         Midland                    180
97     Dobbin Square                                        Unanchored               Midland                 24,295
98     Bayside Village Apartments                                                    Midland                     48
99     Wickshire On Lane Apartments                                                  Midland                    123
100    Sun City Plaza                                     Shadow Anchored            Midland                 14,200
101    Village Green Apartments                                                      Midland                    125
102    Lot 1 of Silver Creek Business Park                                           Midland                 29,704
103    The Continental House Apartments                                              Midland                    170
104    West End Shopping Center                             Unanchored               Midland                 54,822
105    Wyle Laboratories                                                             Column                  59,125
106    Thunderbird Professional Center                                               Midland                 25,801
107    Petsmart at the Crossroads Center                  Shadow Anchored            Midland                 26,120
108    Meadow Estates Apartments                                                     Midland                    188
109    Comfort Inn-Weeki Wachee-FL                        Limited Service            Midland                     68
110    Springfield Place Office Building                                             Midland                 40,663
111    Okatibbee Ridge Apartments                                                    Midland                    104
112    The Center Place Apartments                                                   Midland                    100
113    Thompson Executive Center                                                     Midland                 38,305
114    CVS Pharmacy - Atlanta, GA (2)                                                Column                  10,125
115    Staples at Tri-County Plaza                           Anchored                Midland                 24,049
116    Valley-Grove Apartments                                                       Midland                     96
117    Palm Ridge Shopping Center                           Unanchored               Midland                 27,600
118    Simtec Building                                                               Midland                 39,091
119    Eckerd's Drug Store-Salina-NY                         Anchored                Midland                 11,317
120    Hawthorn Duplexes                                                             Midland                     38
121    Village Square Apartments                                                     Midland                     72
122    Pine Terrace Apartments                                                       Midland                    120
123    Pentagon Garden Apartments                                                    Midland                    120
124    Menlo Townhomes                                                               Midland                     25
125    Heritage House II Apartments                                                  Midland                    110
126    General Power Warehouse                                                       Midland                 72,000
127    Century Hills Shopping Center                        Unanchored               Column                  54,165
128    Cayuga Lake Estates (1E)                                                      Column                     149
129    Erin Estates (1E)                                                             Column                      67
130    River Park Village                                 Shadow Anchored            Column                  16,650
131    Eckerd's Drug Store-Clay-NY                           Anchored                Midland                 11,347
132    Granada Apartments                                                            Midland                     57
133    Hampton Garden Apartments                                                     Midland                     72
134    Berkley Flats                                                                 Midland                    100
135    King's Court Apartments                                                       Midland                    183
136    Legacy Business Park Medical Office Bldg.                                     Midland                 13,800
137    Bel Air Square                                                                Midland                 38,016
138    The Roussos Office Building                                                   Midland                 11,991
139    The Brookwood Apartments                                                      Midland                     80
140    CVS Drugstore                                         Anchored                Midland                 10,125
141    Castlegate II                                                                 Column                  45,200
142    Eagle - Vail Commercial Service Center               Unanchored               Midland                 14,350
143    Martins Crossing Apartments                                                   Midland                     64
144    Smithville Self Storage                                                       Midland                 50,000
145    The Oak Grove Apartments                                                      Midland                     62
146    Ashford Hill Apartments                                                       Midland                     52
147    Half Moon Bay Office Building                                                 Midland                  8,365
148    University Park Retail Center                        Unanchored               Midland                 22,525
149    2650 Franklin Apartments                                                      Column                      27
150    Salomon Smith Barney                                                          Midland                 12,290
151    Meadow Glen Townhomes                                                         Midland                     36
152    3100 Building                                                                 Midland                 42,564
153    Brookhollow Apartments                                                        Midland                    121
154    Tropical Isle                                                                 Midland                    146
155    1001 Pacific Buidling                                                         Midland                 34,156
156    Action Wear USA/Peerless Maintenance                                          Midland                 36,516
157    Rockville Plaza                                      Unanchored               Midland                 59,124
158    Existing Shopping Center                             Unanchored               Midland                 53,247
159    Silverthorn Court                                    Unanchored               Midland                 10,030
160    Campus View Apartments                                                        Midland                     51
161    State Street Industrial Park                                                  Midland                 52,080
162    DeWolfe Plaza                                       Retail/Office             Midland                 19,563
163    Midland Self Storage                                                          Midland                 57,160
164    Lake Pointe Condominiums                                                      Column                      28
165    Sandalfoot Pointe Apartments                                                  Midland                     36
166    Canterberry Apartments                                                        Midland                     76
167    Lakeshore Villa Apartments                                                    Column                      81


                                                                                                       Occupancy
                                                        Fee Simple/    Year             Year            Rate at
#      Property Name                                     Leasehold     Built         Renovated          U/W (3)
------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                Fee        1971             N/A               89%
97     Dobbin Square                                        Fee        1987             N/A               89%
98     Bayside Village Apartments                           Fee        1973             1995             100%
99     Wickshire On Lane Apartments                         Fee        1973             N/A               96%
100    Sun City Plaza                                       Fee        1998             N/A              100%
101    Village Green Apartments                             Fee        1985             1997              98%
102    Lot 1 of Silver Creek Business Park                  Fee        1997             N/A               91%
103    The Continental House Apartments                     Fee        1960             1995              98%
104    West End Shopping Center                             Fee        1984             N/A              100%
105    Wyle Laboratories                                    Fee        1968             1994             100%
106    Thunderbird Professional Center                      Fee        1990             N/A              100%
107    Petsmart at the Crossroads Center                    Fee        1999             N/A              100%
108    Meadow Estates Apartments                            Fee        1970             1991              99%
109    Comfort Inn-Weeki Wachee-FL                          Fee        1993             N/A               N/A
110    Springfield Place Office Building                 Leasehold     1982             1995             100%
111    Okatibbee Ridge Apartments                           Fee        1976             N/A               89%
112    The Center Place Apartments                          Fee        1984             N/A               99%
113    Thompson Executive Center                            Fee        1983             1998              93%
114    CVS Pharmacy - Atlanta, GA (2)                       Fee        1998             N/A              100%
115    Staples at Tri-County Plaza                       Leasehold     1999             N/A              100%
116    Valley-Grove Apartments                              Fee        1980             N/A               99%
117    Palm Ridge Shopping Center                           Fee        1980             N/A               91%
118    Simtec Building                                      Fee        1987             N/A              100%
119    Eckerd's Drug Store-Salina-NY                        Fee        1999             N/A              100%
120    Hawthorn Duplexes                                    Fee        1982             1997             100%
121    Village Square Apartments                            Fee        1992             N/A               94%
122    Pine Terrace Apartments                              Fee        1973             1997              99%
123    Pentagon Garden Apartments                           Fee        1965             1993              98%
124    Menlo Townhomes                                      Fee        1989             N/A              100%
125    Heritage House II Apartments                         Fee        1972             1995              96%
126    General Power Warehouse                              Fee        1998             N/A              100%
127    Century Hills Shopping Center                        Fee        1974             1998              97%
128    Cayuga Lake Estates (1E)                             Fee        1970             N/A               80%
129    Erin Estates (1E)                                    Fee        1970             N/A               94%
130    River Park Village                                   Fee        1998             N/A               81%
131    Eckerd's Drug Store-Clay-NY                          Fee        1998             N/A              100%
132    Granada Apartments                                   Fee        1968             1996              93%
133    Hampton Garden Apartments                            Fee        1962             1992              94%
134    Berkley Flats                                        Fee        1962             1985              95%
135    King's Court Apartments                              Fee        1968             1987              99%
136    Legacy Business Park Medical Office Bldg.            Fee        1996             N/A              100%
137    Bel Air Square                                       Fee        1989             N/A               89%
138    The Roussos Office Building                          Fee        1998             N/A              100%
139    The Brookwood Apartments                             Fee        1982             N/A               98%
140    CVS Drugstore                                        Fee        1998             N/A              100%
141    Castlegate II                                        Fee        1986             N/A              100%
142    Eagle - Vail Commercial Service Center               Fee        1975             1997             100%
143    Martins Crossing Apartments                          Fee        1985             1996              95%
144    Smithville Self Storage                              Fee        1988             N/A               84%
145    The Oak Grove Apartments                             Fee        1979             N/A              100%
146    Ashford Hill Apartments                              Fee        1969             1999             100%
147    Half Moon Bay Office Building                        Fee        1998             N/A              100%
148    University Park Retail Center                        Fee        1987             N/A              100%
149    2650 Franklin Apartments                             Fee        1920             1997             100%
150    Salomon Smith Barney                            Fee/Leasehold   1949             1999              97%
151    Meadow Glen Townhomes                                Fee        1984             1985              92%
152    3100 Building                                        Fee        1975             N/A               97%
153    Brookhollow Apartments                               Fee        1972             1990              92%
154    Tropical Isle                                        Fee        1982             N/A               88%
155    1001 Pacific Buidling                                Fee        1942             1998             100%
156    Action Wear USA/Peerless Maintenance                 Fee        1987             1998             100%
157    Rockville Plaza                                      Fee        1976             1997              96%
158    Existing Shopping Center                             Fee        1981             1991             100%
159    Silverthorn Court                                    Fee        1992             1997             100%
160    Campus View Apartments                            Leasehold     1989             1996              79%
161    State Street Industrial Park                         Fee        1990             1995             100%
162    DeWolfe Plaza                                        Fee        1982             N/A              100%
163    Midland Self Storage                                 Fee        1975             1992              94%
164    Lake Pointe Condominiums                             Fee        1984             1999             100%
165    Sandalfoot Pointe Apartments                         Fee        1986             N/A              100%
166    Canterberry Apartments                               Fee        1972             N/A               93%
167    Lakeshore Villa Apartments                           Fee        1974             1999              98%

                                                                                                        Maturity/
                                                        Date of                        Cut-off            ARD
                                                       Occupancy     Appraised        Date LTV          Date LTV      Underwritable
#      Property Name                                      Rate         Value          Ratio (4)       Ratio (4) (5)        NOI
-----------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                            8/30/99        3,150,000        79.3%             71.2%            340,601
97     Dobbin Square                                    8/24/99        3,700,000        67.5%             60.9%            362,619
98     Bayside Village Apartments                       7/31/99        3,300,000        74.9%             65.8%            253,416
99     Wickshire On Lane Apartments                     10/1/99        2,850,000        86.4%             77.9%            305,414
100    Sun City Plaza                                    9/1/99        3,420,000        71.6%             64.3%            294,327
101    Village Green Apartments                         5/12/99        3,500,000        69.2%             55.5%            306,000
102    Lot 1 of Silver Creek Business Park              8/19/99        3,494,000        68.6%             62.0%            302,656
103    The Continental House Apartments                  9/1/99        3,775,000        63.2%             51.6%            327,270
104    West End Shopping Center                         6/16/99        3,400,000        69.8%             62.7%            299,116
105    Wyle Laboratories                                10/13/99       3,150,000        73.8%             61.8%            315,210
106    Thunderbird Professional Center                   8/4/99        2,925,000        79.4%             71.5%            331,730
107    Petsmart at the Crossroads Center                 8/1/99        3,600,000        64.5%             58.1%            277,217
108    Meadow Estates Apartments                        8/16/99        3,100,000        74.8%             62.1%            349,516
109    Comfort Inn-Weeki Wachee-FL                        N/A          3,100,000        70.9%             60.6%            455,356
110    Springfield Place Office Building                7/20/99        3,400,000        64.5%             53.2%            389,132
111    Okatibbee Ridge Apartments                       6/11/99        2,745,000        78.7%             70.8%            266,744
112    The Center Place Apartments                      7/20/99        3,830,000        56.1%             46.2%            326,683
113    Thompson Executive Center                        8/24/99        2,890,000        73.6%             66.3%            287,478
114    CVS Pharmacy - Atlanta, GA (2)                   6/29/99        2,400,000        87.2%             22.6%            195,311
115    Staples at Tri-County Plaza                      9/22/99        2,665,000        78.4%             70.5%            237,701
116    Valley-Grove Apartments                           7/1/99        2,700,000        76.3%             62.0%            251,288
117    Palm Ridge Shopping Center                       7/12/99        2,625,000        78.3%             65.6%            299,165
118    Simtec Building                                   8/6/99        2,700,000        74.0%             66.9%            263,563
119    Eckerd's Drug Store-Salina-NY                    8/20/99        2,475,000        79.6%             70.9%            205,285
120    Hawthorn Duplexes                                6/24/99        2,500,000        78.8%             76.3%            232,354
121    Village Square Apartments                         9/7/99        3,770,000        51.0%             45.8%            232,474
122    Pine Terrace Apartments                          6/30/99        2,825,000        67.8%             55.2%            267,157
123    Pentagon Garden Apartments                       9/20/99        2,900,000        65.4%             54.0%            251,759
124    Menlo Townhomes                                  9/24/99        2,350,000        79.9%             71.8%            224,127
125    Heritage House II Apartments                     6/21/99        2,550,000        73.6%             60.6%            242,965
126    General Power Warehouse                           4/2/99        2,500,000        73.7%             60.6%            238,539
127    Century Hills Shopping Center                     9/1/99        3,000,000        60.0%             54.7%            301,600
128    Cayuga Lake Estates (1E)                          8/1/99        1,450,000        80.0%             72.4%            152,742
129    Erin Estates (1E)                                 8/1/99          800,000        80.0%             72.4%             79,590
130    River Park Village                                9/1/99        2,750,000        65.4%             59.2%            234,624
131    Eckerd's Drug Store-Clay-NY                      8/25/99        2,430,000        73.9%             66.0%            201,732
132    Granada Apartments                               6/30/99        2,310,000        77.5%             64.0%            221,740
133    Hampton Garden Apartments                        6/30/99        2,300,000        77.2%             68.2%            236,089
134    Berkley Flats                                    6/25/99        2,250,000        78.6%             63.8%            250,152
135    King's Court Apartments                          6/22/99        2,365,000        74.7%             62.4%            294,381
136    Legacy Business Park Medical Office Bldg.         4/9/99        2,380,000        74.1%             66.3%            217,930
137    Bel Air Square                                   6/28/99        2,350,000        74.2%             61.8%            292,706
138    The Roussos Office Building                      6/15/99        2,200,000        76.0%             68.6%            219,455
139    The Brookwood Apartments                          9/7/99        2,200,000        75.9%             50.2%            224,952
140    CVS Drugstore                                    9/24/99        2,080,000        79.5%              3.4%            176,743
141    Castlegate II                                    7/15/99        2,310,000        71.4%             64.4%            221,277
142    Eagle - Vail Commercial Service Center            9/7/99        2,530,000        65.1%             54.6%            216,936
143    Martins Crossing Apartments                      7/26/99        2,150,000        76.5%             63.5%            232,698
144    Smithville Self Storage                          9/14/99        2,200,000        74.5%             61.7%            210,265
145    The Oak Grove Apartments                          9/7/99        2,100,000        78.0%             70.0%            200,497
146    Ashford Hill Apartments                           9/2/99        2,100,000        76.7%             68.9%            192,958
147    Half Moon Bay Office Building                    6/29/99        2,515,000        63.5%             57.1%            195,846
148    University Park Retail Center                     6/1/99        2,100,000        74.7%             62.6%            232,969
149    2650 Franklin Apartments                          9/1/99        3,000,000        51.6%             46.5%            193,541
150    Salomon Smith Barney                              9/9/99        2,000,000        77.4%             69.5%            176,124
151    Meadow Glen Townhomes                            7/30/99        1,980,000        78.1%             70.2%            183,831
152    3100 Building                                    7/20/99        2,240,000        68.1%             56.8%            226,152
153    Brookhollow Apartments                           9/30/99        2,200,000        69.2%             56.8%            275,687
154    Tropical Isle                                    9/13/99        2,100,000        71.3%             59.9%            196,095
155    1001 Pacific Buidling                            8/27/99        2,775,000        54.0%             44.8%            256,792
156    Action Wear USA/Peerless Maintenance              3/1/99        2,150,000        69.6%             62.7%            188,275
157    Rockville Plaza                                  6/17/99        3,200,000        46.7%             33.4%            228,897
158    Existing Shopping Center                         7/14/99        2,300,000        64.1%             52.5%            219,699
159    Silverthorn Court                                 3/1/99        2,050,000        71.0%             64.0%            186,390
160    Campus View Apartments                            4/6/99        2,160,000        66.6%             29.7%            213,719
161    State Street Industrial Park                     6/15/99        2,200,000        64.3%              2.1%            198,537
162    DeWolfe Plaza                                    5/20/99        2,100,000        67.1%             56.2%            202,818
163    Midland Self Storage                             7/28/99        2,000,000        69.8%             58.4%            186,227
164    Lake Pointe Condominiums                         7/21/99        1,770,000        76.1%             68.7%            161,376
165    Sandalfoot Pointe Apartments                     7/14/99        1,850,000        72.4%             64.9%            156,191
166    Canterberry Apartments                           8/31/99        1,825,000        71.1%             59.1%            174,873
167    Lakeshore Villa Apartments                       7/30/99        1,700,000        76.3%             63.4%            178,160

                                                                                                    Contractual
                                                                                      Engineering    Recurring           Contractual
                                                       Underwritable                  Reserve at    Replacement           Recurring
#      Property Name                                     NCF (6)          DSCR (7)    Origination     Reserve               LC&TI
------------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                295,601        1.33         $69,120       $45,000                N/A
97     Dobbin Square                                        332,538        1.46           N/A          $5,102                N/A
98     Bayside Village Apartments                           240,456        1.22          $4,125       $12,960                N/A
99     Wickshire On Lane Apartments                         274,664        1.28           N/A         $27,675                N/A
100    Sun City Plaza                                       280,361        1.28           N/A          $2,130                N/A
101    Village Green Apartments                             274,750        1.29           N/A         $31,250                N/A
102    Lot 1 of Silver Creek Business Park                  281,367        1.28           N/A          $2,976              $12,000
103    The Continental House Apartments                     284,770        1.37         $161,780      $42,492                N/A
104    West End Shopping Center                             263,483        1.25           N/A         $10,964              $25,000
105    Wyle Laboratories                                    281,886        1.25           N/A           N/A                  N/A
106    Thunderbird Professional Center                      286,743        1.37           N/A          $5,160              $18,000
107    Petsmart at the Crossroads Center                    261,924        1.25           N/A          $2,612                N/A
108    Meadow Estates Apartments                            302,516        1.39         $140,000      $47,000                N/A
109    Comfort Inn-Weeki Wachee-FL                          400,727        1.77         $30,000        4.00%                 N/A
110    Springfield Place Office Building                    321,284        1.59         $25,000       $15,200                N/A
111    Okatibbee Ridge Apartments                           240,744        1.25           N/A         $26,000                N/A
112    The Center Place Apartments                          301,683        1.52           N/A           N/A                  N/A
113    Thompson Executive Center                            240,515        1.25           N/A          $7,661              $12,000
114    CVS Pharmacy - Atlanta, GA (2)                       194,088        1.01           N/A          $3,443                N/A
115    Staples at Tri-County Plaza                          234,094        1.25           N/A          $3,607                N/A
116    Valley-Grove Apartments                              227,538        1.29           N/A         $23,750                N/A
117    Palm Ridge Shopping Center                           271,656        1.41         $175,000       $4,200              $20,400
118    Simtec Building                                      234,826        1.29           N/A          $7,036              $24,000
119    Eckerd's Drug Store-Salina-NY                        203,649        1.20           N/A           N/A                  N/A
120    Hawthorn Duplexes                                    220,954        1.30           N/A           N/A                  N/A
121    Village Square Apartments                            214,474        1.25         $49,781       $18,000                N/A
122    Pine Terrace Apartments                              236,385        1.43           N/A         $30,772                N/A
123    Pentagon Garden Apartments                           221,759        1.26           N/A           N/A                  N/A
124    Menlo Townhomes                                      216,627        1.29           N/A          $7,500                N/A
125    Heritage House II Apartments                         215,215        1.25         $33,000         N/A                  N/A
126    General Power Warehouse                              209,893        1.25           N/A          $7,200                N/A
127    Century Hills Shopping Center                        249,796        1.46           N/A           N/A                $12,000
128    Cayuga Lake Estates (1E)                             145,292        1.34           N/A           N/A                  N/A
129    Erin Estates (1E)                                     76,240        1.34           N/A           N/A                  N/A
130    River Park Village                                   215,523        1.30           N/A          $2,498                N/A
131    Eckerd's Drug Store-Clay-NY                          200,096        1.28           N/A          $1,636                N/A
132    Granada Apartments                                   207,409        1.26          $8,750       $14,331                N/A
133    Hampton Garden Apartments                            218,089        1.53           N/A         $17,320                N/A
134    Berkley Flats                                        220,152        1.46           N/A         $30,000                N/A
135    King's Court Apartments                              248,631        1.47           N/A         $45,768                N/A
136    Legacy Business Park Medical Office Bldg.            192,875        1.25           N/A          $2,760              $12,000
137    Bel Air Square                                       223,041        1.35           N/A          $8,550              $20,000
138    The Roussos Office Building                          198,741        1.31           N/A          $2,398              $12,000
139    The Brookwood Apartments                             200,952        1.33           N/A         $24,000                N/A
140    CVS Drugstore                                        174,718        1.06           N/A          $2,025                N/A
141    Castlegate II                                        192,190        1.28           $500          N/A                  N/A
142    Eagle - Vail Commercial Service Center               200,893        1.25           N/A          $2,153              $10,000
143    Martins Crossing Apartments                          216,698        1.40           N/A         $16,000                N/A
144    Smithville Self Storage                              202,765        1.32           N/A          $7,500                N/A
145    The Oak Grove Apartments                             184,997        1.27           N/A         $15,500                N/A
146    Ashford Hill Apartments                              179,958        1.25           N/A         $13,000                N/A
147    Half Moon Bay Office Building                        181,729        1.27           N/A           N/A                $9,000
148    University Park Retail Center                        208,436        1.38           N/A          $3,384              $9,996
149    2650 Franklin Apartments                             186,791        1.34           N/A          $6,750                N/A
150    Salomon Smith Barney                                 172,526        1.25           N/A          $3,073                N/A
151    Meadow Glen Townhomes                                174,831        1.27           N/A          $9,000                N/A
152    3100 Building                                        181,694        1.25         $24,921        $8,513              $24,600
153    Brookhollow Apartments                               239,387        1.78           N/A           N/A                  N/A
154    Tropical Isle                                        186,015        1.27           N/A         $10,080                N/A
155    1001 Pacific Buidling                                202,052        1.43           N/A          $6,889              $25,000
156    Action Wear USA/Peerless Maintenance                 168,195        1.25           N/A          $3,652              $30,000
157    Rockville Plaza                                      196,064        1.27           N/A          $9,600              $20,000
158    Existing Shopping Center                             186,654        1.44           N/A           N/A                  N/A
159    Silverthorn Court                                    173,325        1.32           N/A          $1,505              $11,430
160    Campus View Apartments                               198,419        1.36           N/A         $15,000                N/A
161    State Street Industrial Park                         176,079        1.31           N/A          $5,328                N/A
162    DeWolfe Plaza                                        176,356        1.30           N/A          $8,412              $12,000
163    Midland Self Storage                                 177,257        1.32           N/A          $8,574                N/A
164    Lake Pointe Condominiums                             154,376        1.26         $82,684        $7,000                N/A
165    Sandalfoot Pointe Apartments                         147,191        1.25           N/A          $9,000                N/A
166    Canterberry Apartments                               155,873        1.27         $48,750       $19,000                N/A
167    Lakeshore Villa Apartments                           157,910        1.29          $2,125       $20,250                N/A

                                                      Underwritable
                                                        Recurring                                                      Percentage of
                                                       Replacement     Underwritable      Original        Cut-off         Initial
#      Property Name                                     Reserve           LC&TI           Balance      Balance (8)     Pool Balance
------------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                             $45,000            N/A            2,500,000      2,497,297        0.3%
97     Dobbin Square                                     $5,102           $24,979          2,500,000      2,495,876        0.3%
98     Bayside Village Apartments                        $12,960            N/A            2,500,000      2,470,119        0.3%
99     Wickshire On Lane Apartments                      $30,750            N/A            2,500,000      2,462,845        0.3%
100    Sun City Plaza                                    $2,130           $11,836          2,450,000      2,447,351        0.3%
101    Village Green Apartments                          $31,250            N/A            2,432,000      2,423,648        0.3%
102    Lot 1 of Silver Creek Business Park               $3,267           $18,022          2,400,000      2,397,592        0.3%
103    The Continental House Apartments                  $42,500            N/A            2,425,000      2,385,151        0.3%
104    West End Shopping Center                          $8,223           $27,410          2,380,000      2,374,705        0.3%
105    Wyle Laboratories                                 $11,825          $21,499          2,327,900      2,325,656        0.3%
106    Thunderbird Professional Center                   $5,160           $39,827          2,325,000      2,321,048        0.3%
107    Petsmart at the Crossroads Center                 $2,612           $12,681          2,325,000      2,321,048        0.3%
108    Meadow Estates Apartments                         $47,000            N/A            2,325,000      2,318,323        0.3%
109    Comfort Inn-Weeki Wachee-FL                        5.00%             N/A            2,200,000      2,196,812        0.3%
110    Springfield Place Office Building                 $15,200          $52,648          2,200,000      2,191,463        0.3%
111    Okatibbee Ridge Apartments                        $26,000            N/A            2,166,000      2,160,270        0.3%
112    The Center Place Apartments                       $25,000            N/A            2,150,000      2,147,721        0.3%
113    Thompson Executive Center                         $7,661           $39,302          2,128,000      2,125,786        0.3%
114    CVS Pharmacy - Atlanta, GA (2)                    $1,223             N/A            2,095,726      2,092,645        0.3%
115    Staples at Tri-County Plaza                       $3,607             N/A            2,092,000      2,090,644        0.3%
116    Valley-Grove Apartments                           $23,750            N/A            2,100,000      2,061,214        0.3%
117    Palm Ridge Shopping Center                        $4,140           $23,369          2,090,000      2,054,356        0.3%
118    Simtec Building                                   $7,980           $20,757          2,000,000      1,996,725        0.3%
119    Eckerd's Drug Store-Salina-NY                     $1,636             N/A            1,972,000      1,969,641        0.3%
120    Hawthorn Duplexes                                 $11,400            N/A            2,000,000      1,969,368        0.3%
121    Village Square Apartments                         $18,000            N/A            1,926,000      1,923,907        0.3%
122    Pine Terrace Apartments                           $30,772            N/A            1,950,000      1,914,597        0.3%
123    Pentagon Garden Apartments                        $30,000            N/A            1,900,000      1,897,996        0.2%
124    Menlo Townhomes                                   $7,500             N/A            1,880,000      1,877,979        0.2%
125    Heritage House II Apartments                      $27,750            N/A            1,883,000      1,875,636        0.2%
126    General Power Warehouse                           $7,200           $21,446          1,852,000      1,842,944        0.2%
127    Century Hills Shopping Center                     $8,125           $43,679          1,800,000      1,798,979        0.2%
128    Cayuga Lake Estates (1E)                          $7,450             N/A            1,170,000      1,169,290        0.2%
129    Erin Estates (1E)                                 $3,350             N/A              630,000        629,618        0.1%
130    River Park Village                                $2,498           $16,603          1,800,000      1,798,224        0.2%
131    Eckerd's Drug Store-Clay-NY                       $1,636             N/A            1,800,000      1,796,627        0.2%
132    Granada Apartments                                $14,331            N/A            1,800,000      1,789,429        0.2%
133    Hampton Garden Apartments                         $18,000            N/A            1,800,000      1,776,313        0.2%
134    Berkley Flats                                     $30,000            N/A            1,800,000      1,769,317        0.2%
135    King's Court Apartments                           $45,750            N/A            1,773,750      1,767,438        0.2%
136    Legacy Business Park Medical Office Bldg.         $2,760           $22,295          1,769,000      1,762,795        0.2%
137    Bel Air Square                                    $8,550           $61,115          1,750,000      1,743,610        0.2%
138    The Roussos Office Building                       $2,398           $18,316          1,675,000      1,671,490        0.2%
139    The Brookwood Apartments                          $24,000            N/A            1,700,000      1,670,131        0.2%
140    CVS Drugstore                                     $2,025             N/A            1,659,000      1,653,637        0.2%
141    Castlegate II                                     $6,780           $22,307          1,650,000      1,648,302        0.2%
142    Eagle - Vail Commercial Service Center            $2,156           $13,886          1,650,000      1,647,212        0.2%
143    Martins Crossing Apartments                       $16,000            N/A            1,650,000      1,645,235        0.2%
144    Smithville Self Storage                           $7,500             N/A            1,640,000      1,638,312        0.2%
145    The Oak Grove Apartments                          $15,500            N/A            1,640,000      1,638,203        0.2%
146    Ashford Hill Apartments                           $13,000            N/A            1,613,000      1,611,256        0.2%
147    Half Moon Bay Office Building                     $1,673           $12,444          1,600,000      1,596,517        0.2%
148    University Park Retail Center                     $5,181           $19,352          1,575,000      1,568,326        0.2%
149    2650 Franklin Apartments                          $6,750             N/A            1,550,000      1,548,361        0.2%
150    Salomon Smith Barney                              $2,383            $1,215          1,550,000      1,548,297        0.2%
151    Meadow Glen Townhomes                             $9,000             N/A            1,550,000      1,547,280        0.2%
152    3100 Building                                     $8,513           $35,945          1,529,000      1,524,730        0.2%
153    Brookhollow Apartments                            $36,300            N/A            1,550,000      1,523,242        0.2%
154    Tropical Isle                                     $10,080            N/A            1,500,000      1,497,486        0.2%
155    1001 Pacific Buidling                             $6,889           $47,851          1,500,000      1,497,269        0.2%
156    Action Wear USA/Peerless Maintenance              $3,652           $16,428          1,500,000      1,496,779        0.2%
157    Rockville Plaza                                   $8,869           $23,964          1,500,000      1,495,425        0.2%
158    Existing Shopping Center                          $8,258           $24,787          1,500,000      1,473,694        0.2%
159    Silverthorn Court                                 $1,505           $11,634          1,460,000      1,455,274        0.2%
160    Campus View Apartments                            $15,300            N/A            1,450,000      1,438,558        0.2%
161    State Street Industrial Park                      $5,112           $17,346          1,450,000      1,413,723        0.2%
162    DeWolfe Plaza                                     $8,412           $18,050          1,415,500      1,409,439        0.2%
163    Midland Self Storage                              $8,970             N/A            1,400,000      1,396,184        0.2%
164    Lake Pointe Condominiums                          $7,000             N/A            1,350,000      1,347,734        0.2%
165    Sandalfoot Pointe Apartments                      $9,000             N/A            1,343,000      1,339,923        0.2%
166    Canterberry Apartments                            $19,000            N/A            1,300,000      1,297,662        0.2%
167    Lakeshore Villa Apartments                        $20,250            N/A            1,300,000      1,297,643        0.2%

                                                                            Orig   Rem.         Orig           Rem.
                                                          Maturity          Amort. Amort.      Term to        Term to      Interest
#      Property Name                                      Balance           Term   Term      Maturity (9)   Maturity (9)     Rate
-----------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              2,243,851          360    358         120            118          8.140%
97     Dobbin Square                                      2,255,010          360    357         120            117          8.360%
98     Bayside Village Apartments                         2,172,793          360    345         120            105          6.870%
99     Wickshire On Lane Apartments                       2,220,610          360    338         120            98           7.740%
100    Sun City Plaza                                     2,198,973          360    358         120            118          8.140%
101    Village Green Apartments                           1,943,433          360    354         180            174          7.980%
102    Lot 1 of Silver Creek Business Park                2,167,646          360    358         120            118          8.410%
103    The Continental House Apartments                   1,946,726          300    286         120            106          7.110%
104    West End Shopping Center                           2,132,192          360    356         120            116          8.060%
105    Wyle Laboratories                                  1,947,834          300    299         120            119          8.530%
106    Thunderbird Professional Center                    2,091,347          360    357         120            117          8.240%
107    Petsmart at the Crossroads Center                  2,091,347          360    357         120            117          8.240%
108    Meadow Estates Apartments                          1,924,878          300    297         120            117          8.150%
109    Comfort Inn-Weeki Wachee-FL                        1,878,764          300    298         120            118          9.280%
110    Springfield Place Office Building                  1,808,191          300    296         120            116          7.890%
111    Okatibbee Ridge Apartments                         1,942,684          360    355         120            115          8.100%
112    The Center Place Apartments                        1,769,728          300    299         120            119          7.950%
113    Thompson Executive Center                          1,916,227          360    358         120            118          8.280%
114    CVS Pharmacy - Atlanta, GA (2)                       542,365          276    274         243            241          8.140%
115    Staples at Tri-County Plaza                        1,878,612          360    359         120            119          8.170%
116    Valley-Grove Apartments                            1,673,554          300    285         120            105          6.880%
117    Palm Ridge Shopping Center                         1,722,440          300    283         120            103          7.980%
118    Simtec Building                                    1,805,249          360    357         120            117          8.390%
119    Eckerd's Drug Store-Salina-NY                      1,753,864          360    358         120            118          7.760%
120    Hawthorn Duplexes                                  1,907,171          360    338         60             38           7.610%
121    Village Square Apartments                          1,727,849          360    358         120            118          8.120%
122    Pine Terrace Apartments                            1,558,891          300    285         120            105          6.980%
123    Pentagon Garden Apartments                         1,565,302          300    299         120            119          7.980%
124    Menlo Townhomes                                    1,688,170          360    358         120            118          8.160%
125    Heritage House II Apartments                       1,545,844          300    296         120            116          7.850%
126    General Power Warehouse                            1,516,245          300    295         120            115          7.750%
127    Century Hills Shopping Center                      1,640,372          360    359         120            119          8.820%
128    Cayuga Lake Estates (1E)                           1,058,433          360    359         120            119          8.490%
129    Erin Estates (1E)                                    569,926          360    359         120            119          8.490%
130    River Park Village                                 1,627,962          360    358         120            118          8.470%
131    Eckerd's Drug Store-Clay-NY                        1,603,791          360    357         120            117          7.840%
132    Granada Apartments                                 1,479,058          300    294         120            114          7.880%
133    Hampton Garden Apartments                          1,567,788          360    343         120            103          6.940%
134    Berkley Flats                                      1,435,560          300    286         120            106          6.900%
135    King's Court Apartments                            1,476,328          300    296         120            116          8.330%
136    Legacy Business Park Medical Office Bldg.          1,578,803          360    354         120            114          7.900%
137    Bel Air Square                                     1,451,217          300    296         120            116          8.200%
138    The Roussos Office Building                        1,508,372          360    356         120            116          8.280%
139    The Brookwood Apartments                           1,104,792          300    284         180            164          7.510%
140    CVS Drugstore                                         70,561          240    238         240            238          7.890%
141    Castlegate II                                      1,487,174          360    358         120            118          8.320%
142    Eagle - Vail Commercial Service Center             1,381,709          300    298         120            118          8.550%
143    Martins Crossing Apartments                        1,364,875          300    297         120            117          8.120%
144    Smithville Self Storage                            1,356,928          300    299         120            119          8.130%
145    The Oak Grove Apartments                           1,470,230          360    358         120            118          8.090%
146    Ashford Hill Apartments                            1,447,733          360    358         120            118          8.140%
147    Half Moon Bay Office Building                      1,436,123          360    356         120            116          8.140%
148    University Park Retail Center                      1,315,625          300    295         120            115          8.450%
149    2650 Franklin Apartments                           1,393,800          360    358         120            118          8.220%
150    Salomon Smith Barney                               1,389,217          360    358         120            118          8.080%
151    Meadow Glen Townhomes                              1,389,993          360    357         120            117          8.110%
152    3100 Building                                      1,271,253          300    297         120            117          8.300%
153    Brookhollow Apartments                             1,250,257          300    285         120            105          7.270%
154    Tropical Isle                                      1,257,486          300    298         120            118          8.590%
155    1001 Pacific Buidling                              1,243,136          300    298         120            118          8.180%
156    Action Wear USA/Peerless Maintenance               1,347,948          360    356         120            116          8.190%
157    Rockville Plaza                                    1,069,199          240    238         120            118          8.300%
158    Existing Shopping Center                           1,206,597          300    285         120            105          7.180%
159    Silverthorn Court                                  1,312,359          360    354         120            114          8.200%
160    Campus View Apartments                               640,824          240    235         180            175          8.030%
161    State Street Industrial Park                          45,722          240    227         240            227          6.950%
162    DeWolfe Plaza                                      1,180,739          300    295         120            115          8.400%
163    Midland Self Storage                               1,168,243          300    297         120            117          8.430%
164    Lake Pointe Condominiums                           1,215,740          360    357         120            117          8.290%
165    Sandalfoot Pointe Apartments                       1,200,007          360    356         120            116          7.950%
166    Canterberry Apartments                             1,079,220          300    298         120            118          8.240%
167    Lakeshore Villa Apartments                         1,077,997          300    298         120            118          8.200%



                                                                                             First
                                                     Interest Calculation      Monthly      Payment   Maturity
#      Property Name                                 (30/360 / Actual/360)     Payment       Date       Date     ARD (10)  Seasoning
------------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              Actual/360            18,588.69   11/1/99   10/1/09                  2
97     Dobbin Square                                      Actual/360            18,975.34   10/1/99    9/1/09                  3
98     Bayside Village Apartments                         Actual/360            16,414.87   10/1/98    9/1/28     9/1/08       15
99     Wickshire On Lane Apartments                       Actual/360            17,893.03   3/1/98     2/1/08                  22
100    Sun City Plaza                                     Actual/360            18,216.92   11/1/99   10/1/09                  2
101    Village Green Apartments                           Actual/360            17,811.26   7/1/99     6/1/14                  6
102    Lot 1 of Silver Creek Business Park                Actual/360            18,301.06   11/1/99   10/1/09                  2
103    The Continental House Apartments                   Actual/360            17,309.94   11/1/98   10/1/08                  14
104    West End Shopping Center                           Actual/360            17,563.25   9/1/99     8/1/09                  4
105    Wyle Laboratories                                  Actual/360            18,791.97   12/1/99   11/1/09                  1
106    Thunderbird Professional Center                    Actual/360            17,450.61   10/1/99    9/1/09                  3
107    Petsmart at the Crossroads Center                  Actual/360            17,450.61   10/1/99    9/1/09                  3
108    Meadow Estates Apartments                          Actual/360            18,176.37   10/1/99    9/1/09                  3
109    Comfort Inn-Weeki Wachee-FL                        Actual/360            18,885.96   11/1/99   10/1/09                  2
110    Springfield Place Office Building                  Actual/360            16,819.96   9/1/99     8/1/09                  4
111    Okatibbee Ridge Apartments                         Actual/360            16,044.60   8/1/99     7/1/09                  5
112    The Center Place Apartments                        Actual/360            16,522.90   12/1/99   11/1/09                  1
113    Thompson Executive Center                          Actual/360            16,031.86   11/1/99   10/1/09                  2
114    CVS Pharmacy - Atlanta, GA (2)                     Actual/360            15,989.06   11/1/99    1/1/20                  2
115    Staples at Tri-County Plaza                        Actual/360            15,599.00   12/1/99   11/1/09                  1
116    Valley-Grove Apartments                            Actual/360            14,681.99   10/1/98    9/1/08                  15
117    Palm Ridge Shopping Center                         Actual/360            16,103.28   8/1/98     7/1/08                  17
118    Simtec Building                                    Actual/360            15,222.63   10/1/99    9/1/09                  3
119    Eckerd's Drug Store-Salina-NY                      Actual/360            14,141.28   11/1/99   10/1/09                  2
120    Hawthorn Duplexes                                  Actual/360            14,135.24   3/1/98     2/1/03                  22
121    Village Square Apartments                          Actual/360            14,293.75   11/1/99   10/1/09                  2
122    Pine Terrace Apartments                            Actual/360            13,757.33   10/1/98    9/1/08                  15
123    Pentagon Garden Apartments                         Actual/360            14,639.34   12/1/99   11/1/09                  1
124    Menlo Townhomes                                    Actual/360            14,005.04   11/1/99   10/1/09                  2
125    Heritage House II Apartments                       Actual/360            14,346.69   9/1/99     8/1/09                  4
126    General Power Warehouse                            Actual/360            13,988.69   8/1/99     7/1/09                  5
127    Century Hills Shopping Center                      Actual/360            14,250.69   12/1/99   11/1/09                  1
128    Cayuga Lake Estates (1E)                           Actual/360             8,988.00   12/1/99   11/1/09                  1
129    Erin Estates (1E)                                  Actual/360             4,839.69   12/1/99   11/1/09                  1
130    River Park Village                                 Actual/360            13,802.19   11/1/99   10/1/09                  2
131    Eckerd's Drug Store-Clay-NY                        Actual/360            13,007.55   10/1/99    9/1/09                  3
132    Granada Apartments                                 Actual/360            13,749.91   7/1/99     6/1/09                  6
133    Hampton Garden Apartments                          Actual/360            11,903.00   8/1/98     7/1/28     7/1/08       17
134    Berkley Flats                                      Actual/360            12,607.43   11/1/98   10/1/08                  14
135    King's Court Apartments                            Actual/360            14,080.09   9/1/99     8/1/09                  4
136    Legacy Business Park Medical Office Bldg.          Actual/360            12,857.19   7/1/99     6/1/09                  6
137    Bel Air Square                                     Actual/360            13,739.46   9/1/99     8/1/09                  4
138    The Roussos Office Building                        Actual/360            12,619.06   9/1/99     8/1/09                  4
139    The Brookwood Apartments                           Actual/360            12,573.91   9/1/98     8/1/13                  16
140    CVS Drugstore                                      Actual/360            13,763.18   11/1/99   10/1/19                  2
141    Castlegate II                                      Actual/360            12,477.19   11/1/99   10/1/09                  2
142    Eagle - Vail Commercial Service Center             Actual/360            13,341.89   11/1/99   10/1/09                  2
143    Martins Crossing Apartments                        Actual/360            12,866.41   10/1/99    9/1/09                  3
144    Smithville Self Storage                            Actual/360            12,799.34   12/1/99   11/1/09                  1
145    The Oak Grove Apartments                           Actual/360            12,136.79   11/1/99   10/1/09                  2
146    Ashford Hill Apartments                            Actual/360            11,993.42   11/1/99   10/1/09                  2
147    Half Moon Bay Office Building                      Actual/360            11,896.76   9/1/99     8/1/09                  4
148    University Park Retail Center                      Actual/360            12,629.30   8/1/99     7/1/09                  5
149    2650 Franklin Apartments                           Actual/360            11,611.96   11/1/99   10/1/09                  2
150    Salomon Smith Barney                               Actual/360            11,459.91   11/1/99   10/1/09                  2
151    Meadow Glen Townhomes                              Actual/360            11,492.43   10/1/99    9/1/09                  3
152    3100 Building                                      Actual/360            12,106.53   10/1/99    9/1/09                  3
153    Brookhollow Apartments                             Actual/360            11,223.49   10/1/98    9/1/08                  15
154    Tropical Isle                                      Actual/360            12,169.52   11/1/99   10/1/09                  2
155    1001 Pacific Buidling                              Actual/360            11,756.67   11/1/99   10/1/09                  2
156    Action Wear USA/Peerless Maintenance               Actual/360            11,205.79   9/1/99     8/1/09                  4
157    Rockville Plaza                                    Actual/360            12,828.10   11/1/99   10/1/09                  2
158    Existing Shopping Center                           Actual/360            10,774.55   10/1/98    9/1/23     9/1/08       15
159    Silverthorn Court                                  Actual/360            10,917.22   7/1/99     6/1/09                  6
160    Campus View Apartments                             Actual/360            12,155.47   8/1/99     7/1/14                  5
161    State Street Industrial Park                       Actual/360            11,198.36   12/1/98   11/1/18                  13
162    DeWolfe Plaza                                      Actual/360            11,302.76   8/1/99     7/1/09                  5
163    Midland Self Storage                               Actual/360            11,207.21   10/1/99    9/1/09                  3
164    Lake Pointe Condominiums                           Actual/360            10,180.09   10/1/99    9/1/09                  3
165    Sandalfoot Pointe Apartments                       Actual/360             9,807.69   9/1/99     8/1/09                  4
166    Canterberry Apartments                             Actual/360            10,241.17   11/1/99   10/1/09                  2
167    Lakeshore Villa Apartments                         Actual/360            10,206.45   11/1/99   10/1/09                  2


                                                                                                             Original
                                                                                                             Lockout
                                                       Servicing and      Prepayment Provision                Period
#      Property Name                                    Trustee Fees      as of Origination (11)             (Months)
---------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              0.1623%         L (9.67), O (0.33)                   116
97     Dobbin Square                                      0.0823%         L (9.67), O (0.33)                   116
98     Bayside Village Apartments                         0.0823%         L (4.92), YM 1% (4.75), O (0.33)      59
99     Wickshire On Lane Apartments                       0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
100    Sun City Plaza                                     0.0823%         L (9.67), O (0.33)                   116
101    Village Green Apartments                           0.1823%         L (4.92), YM 1% (9.75), O (0.33)      59
102    Lot 1 of Silver Creek Business Park                0.0823%         L (9.67), O (0.33)                   116
103    The Continental House Apartments                   0.0823%         L (4.92), YM 1% (4.75), O (0.33)      59
104    West End Shopping Center                           0.1323%         L (9.67), O (0.33)                   116
105    Wyle Laboratories                                  0.0523%         L (9.5), O (0.5)                     114
106    Thunderbird Professional Center                    0.1323%         L (4.92), YM 1% (4.75), O (0.33)      59
107    Petsmart at the Crossroads Center                  0.0823%         L (9.67), O (0.33)                   116
108    Meadow Estates Apartments                          0.1823%         L (9.67), O (0.33)                   116
109    Comfort Inn-Weeki Wachee-FL                        0.1623%         L (5), YM (4.75), O (0.25)            60
110    Springfield Place Office Building                  0.1823%         L (9.67), O (0.33)                   116
111    Okatibbee Ridge Apartments                         0.0823%         L (9.67), O (0.33)                   116
112    The Center Place Apartments                        0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
113    Thompson Executive Center                          0.1623%         L (9.58), O (0.42)                   115
114    CVS Pharmacy - Atlanta, GA (2)                     0.0523%         L (19.75), O (0.5)                   237
115    Staples at Tri-County Plaza                        0.0823%         L (9.67), O (0.33)                   116
116    Valley-Grove Apartments                            0.0823%         L (5), YM 1% (4.5), O (0.5)           60
117    Palm Ridge Shopping Center                         0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
118    Simtec Building                                    0.0823%         L (9.42), O (0.58)                   113
119    Eckerd's Drug Store-Salina-NY                      0.0823%         L (9.42), O (0.58)                   113
120    Hawthorn Duplexes                                  0.0823%         L (2.5), YM 1% (2), O (0.5)           30
121    Village Square Apartments                          0.0823%         L (9.67), O (0.33)                   116
122    Pine Terrace Apartments                            0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
123    Pentagon Garden Apartments                         0.0823%         L (2.92), YM 1% (6.5), O (0.58)       35
124    Menlo Townhomes                                    0.0823%         L (9.67), O (0.33)                   116
125    Heritage House II Apartments                       0.0823%         L (9.67), O (0.33)                   116
126    General Power Warehouse                            0.0823%         L (9.67), O (0.33)                   116
127    Century Hills Shopping Center                      0.0523%         L (9.25), O (0.75)                   111
128    Cayuga Lake Estates (1E)                           0.0523%         L (9.5), O (0.5)                     114
129    Erin Estates (1E)                                  0.0523%         L (9.5), O (0.5)                     114
130    River Park Village                                 0.0523%         L (9.5), O (0.5)                     114
131    Eckerd's Drug Store-Clay-NY                        0.0823%         L (9.67), O (0.33)                   116
132    Granada Apartments                                 0.0823%         L (9.67), O (0.33)                   116
133    Hampton Garden Apartments                          0.1573%         L (3.92), YM 1% (5.5), O (0.58)       47
134    Berkley Flats                                      0.0823%         L (2.92), YM 1% (6.5), O (0.58)       35
135    King's Court Apartments                            0.0823%         L (9.67), O (0.33)                   116
136    Legacy Business Park Medical Office Bldg.          0.1823%         L (4.92), YM 1% (4.58), O (0.5)       59
137    Bel Air Square                                     0.0823%         L (3.92), YM 1% (5.75), O (0.33)      47
138    The Roussos Office Building                        0.0823%         L (9.67), O (0.33)                   116
139    The Brookwood Apartments                           0.0823%         L (7.42), YM 1% (7), O (0.58)         89
140    CVS Drugstore                                      0.0823%         L (19.67), O (0.33)                  236
141    Castlegate II                                      0.0523%         L (9.5), O (0.5)                     114
142    Eagle - Vail Commercial Service Center             0.0823%         L (9.67), O (0.33)                   116
143    Martins Crossing Apartments                        0.0823%         L (9.67), O (0.33)                   116
144    Smithville Self Storage                            0.0823%         L (9.67), O (0.33)                   116
145    The Oak Grove Apartments                           0.0823%         L (9.67), O (0.33)                   116
146    Ashford Hill Apartments                            0.1823%         L (9.67), O (0.33)                   116
147    Half Moon Bay Office Building                      0.0823%         L (9.67), O (0.33)                   116
148    University Park Retail Center                      0.0823%         L (9.67), O (0.33)                   116
149    2650 Franklin Apartments                           0.0523%         L (9.5), O (0.5)                     114
150    Salomon Smith Barney                               0.0823%         L (9.67), O (0.33)                   116
151    Meadow Glen Townhomes                              0.1823%         L (9.67), O (0.33)                   116
152    3100 Building                                      0.1823%         L (9.42), O (0.58)                   113
153    Brookhollow Apartments                             0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
154    Tropical Isle                                      0.1823%         L (9.67), O (0.33)                   116
155    1001 Pacific Buidling                              0.1823%         L (9.58), O (0.42)                   115
156    Action Wear USA/Peerless Maintenance               0.0823%         L (9.67), O (0.33)                   116
157    Rockville Plaza                                    0.0823%         L (9.67), O (0.33)                   116
158    Existing Shopping Center                           0.0823%         L (3.92), YM 1% (5.5), O (0.58)       47
159    Silverthorn Court                                  0.0823%         L (9.67), O (0.33)                   116
160    Campus View Apartments                             0.0823%         L (14.67), O (0.33)                  176
161    State Street Industrial Park                       0.1823%         L (9.92), YM 1% (9.75), O (0.33)     119
162    DeWolfe Plaza                                      0.1823%         L (9.67), O (0.33)                   116
163    Midland Self Storage                               0.0823%         L (9.67), O (0.33)                   116
164    Lake Pointe Condominiums                           0.0523%         L (9.5), O (0.5)                     114
165    Sandalfoot Pointe Apartments                       0.0823%         L (9.67), O (0.33)                   116
166    Canterberry Apartments                             0.0823%         L (9.67), O (0.33)                   116
167    Lakeshore Villa Apartments                         0.0523%         L (9.5), O (0.5)                     114

                                                       Original     Original
                                                        Yield      Prepayment   Original                                    Yield
                                                     Maintenance     Premium      Open                        Lockout    Maintenance
                                                        Period       Period      Period                     Expiration    Expiration
#      Property Name                                   (Months)     (Months)    (Months)  Defeasance (12)      Date          Date
------------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              0             0          4           Yes            6/1/09         N/A
97     Dobbin Square                                      0             0          4           Yes            5/1/09         N/A
98     Bayside Village Apartments                         57            0          4           No             8/1/03        5/1/08
99     Wickshire On Lane Apartments                       54            0          7           No             1/1/03        7/1/07
100    Sun City Plaza                                     0             0          4           Yes            6/1/09         N/A
101    Village Green Apartments                          117            0          4           No             5/1/04        2/1/14
102    Lot 1 of Silver Creek Business Park                0             0          4           Yes            6/1/09         N/A
103    The Continental House Apartments                   57            0          4           No             9/1/03        6/1/08
104    West End Shopping Center                           0             0          4           Yes            4/1/09         N/A
105    Wyle Laboratories                                  0             0          6           Yes            5/1/09         N/A
106    Thunderbird Professional Center                    57            0          4           No             8/1/04        5/1/09
107    Petsmart at the Crossroads Center                  0             0          4           Yes            5/1/09         N/A
108    Meadow Estates Apartments                          0             0          4           Yes            5/1/09         N/A
109    Comfort Inn-Weeki Wachee-FL                        57            0          3           No             10/1/04       7/1/09
110    Springfield Place Office Building                  0             0          4           Yes            4/1/09         N/A
111    Okatibbee Ridge Apartments                         0             0          4           Yes            3/1/09         N/A
112    The Center Place Apartments                        54            0          7           No             10/1/04       4/1/09
113    Thompson Executive Center                          0             0          5           Yes            5/1/09         N/A
114    CVS Pharmacy - Atlanta, GA (2)                     0             0          6           Yes            7/1/19         N/A
115    Staples at Tri-County Plaza                        0             0          4           Yes            7/1/09         N/A
116    Valley-Grove Apartments                            54            0          6           No             9/1/03        3/1/08
117    Palm Ridge Shopping Center                         54            0          7           No             6/1/03       12/1/07
118    Simtec Building                                    0             0          7           Yes            2/1/09         N/A
119    Eckerd's Drug Store-Salina-NY                      0             0          7           Yes            3/1/09         N/A
120    Hawthorn Duplexes                                  24            0          6           No             8/1/00        8/1/02
121    Village Square Apartments                          0             0          4           Yes            6/1/09         N/A
122    Pine Terrace Apartments                            54            0          7           No             8/1/03        2/1/08
123    Pentagon Garden Apartments                         78            0          7           No             10/1/02       4/1/09
124    Menlo Townhomes                                    0             0          4           Yes            6/1/09         N/A
125    Heritage House II Apartments                       0             0          4           Yes            4/1/09         N/A
126    General Power Warehouse                            0             0          4           Yes            3/1/09         N/A
127    Century Hills Shopping Center                      0             0          9           Yes            2/1/09         N/A
128    Cayuga Lake Estates (1E)                           0             0          6           Yes            5/1/09         N/A
129    Erin Estates (1E)                                  0             0          6           Yes            5/1/09         N/A
130    River Park Village                                 0             0          6           Yes            4/1/09         N/A
131    Eckerd's Drug Store-Clay-NY                        0             0          4           Yes            5/1/09         N/A
132    Granada Apartments                                 0             0          4           Yes            2/1/09         N/A
133    Hampton Garden Apartments                          66            0          7           No             6/1/02       12/1/07
134    Berkley Flats                                      78            0          7           No             9/1/01        3/1/08
135    King's Court Apartments                            0             0          4           Yes            4/1/09         N/A
136    Legacy Business Park Medical Office Bldg.          55            0          6           No             5/1/04       12/1/08
137    Bel Air Square                                     69            0          4           No             7/1/03        4/1/09
138    The Roussos Office Building                        0             0          4           Yes            4/1/09         N/A
139    The Brookwood Apartments                           84            0          7           No             1/1/06        1/1/13
140    CVS Drugstore                                      0             0          4           Yes            6/1/19         N/A
141    Castlegate II                                      0             0          6           Yes            4/1/09         N/A
142    Eagle - Vail Commercial Service Center             0             0          4           Yes            6/1/09         N/A
143    Martins Crossing Apartments                        0             0          4           Yes            5/1/09         N/A
144    Smithville Self Storage                            0             0          4           Yes            7/1/09         N/A
145    The Oak Grove Apartments                           0             0          4           Yes            6/1/09         N/A
146    Ashford Hill Apartments                            0             0          4           Yes            6/1/09         N/A
147    Half Moon Bay Office Building                      0             0          4           Yes            4/1/09         N/A
148    University Park Retail Center                      0             0          4           Yes            3/1/09         N/A
149    2650 Franklin Apartments                           0             0          6           Yes            4/1/09         N/A
150    Salomon Smith Barney                               0             0          4           Yes            6/1/09         N/A
151    Meadow Glen Townhomes                              0             0          4           Yes            5/1/09         N/A
152    3100 Building                                      0             0          7           Yes            2/1/09         N/A
153    Brookhollow Apartments                             54            0          7           No             8/1/03        2/1/08
154    Tropical Isle                                      0             0          4           Yes            6/1/09         N/A
155    1001 Pacific Buidling                              0             0          5           Yes            5/1/09         N/A
156    Action Wear USA/Peerless Maintenance               0             0          4           Yes            4/1/09         N/A
157    Rockville Plaza                                    0             0          4           Yes            6/1/09         N/A
158    Existing Shopping Center                           66            0          7           No             8/1/02        2/1/08
159    Silverthorn Court                                  0             0          4           Yes            2/1/09         N/A
160    Campus View Apartments                             0             0          4           Yes            3/1/14         N/A
161    State Street Industrial Park                      117            0          4           No             10/1/08       7/1/18
162    DeWolfe Plaza                                      0             0          4           Yes            3/1/09         N/A
163    Midland Self Storage                               0             0          4           Yes            5/1/09         N/A
164    Lake Pointe Condominiums                           0             0          6           Yes            3/1/09         N/A
165    Sandalfoot Pointe Apartments                       0             0          4           Yes            4/1/09         N/A
166    Canterberry Apartments                             0             0          4           Yes            6/1/09         N/A
167    Lakeshore Villa Apartments                         0             0          6           Yes            4/1/09         N/A

                                                      Prepayment
                                                       Premium                          Utilities                         Subject
                                                      Expiration       Hotel        Multifamily Tenant      Multifamily    Studio
#      Property Name                                     Date        Franchise             Pays              Elevators     Units
---------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                             N/A            N/A              Electric                0          N/A
97     Dobbin Square                                     N/A            N/A                N/A                  N/A         N/A
98     Bayside Village Apartments                        N/A            N/A            Electric/Gas              1          N/A
99     Wickshire On Lane Apartments                      N/A            N/A            Electric/Gas              0          N/A
100    Sun City Plaza                                    N/A            N/A                N/A                  N/A         N/A
101    Village Green Apartments                          N/A            N/A              Electric                0          N/A
102    Lot 1 of Silver Creek Business Park               N/A            N/A                N/A                  N/A         N/A
103    The Continental House Apartments                  N/A            N/A                None                  0           16
104    West End Shopping Center                          N/A            N/A                N/A                  N/A         N/A
105    Wyle Laboratories                                 N/A            N/A                N/A                  N/A         N/A
106    Thunderbird Professional Center                   N/A            N/A                N/A                  N/A         N/A
107    Petsmart at the Crossroads Center                 N/A            N/A                N/A                  N/A         N/A
108    Meadow Estates Apartments                         N/A            N/A              Electric                0          N/A
109    Comfort Inn-Weeki Wachee-FL                       N/A        Comfort Inn            N/A                  N/A         N/A
110    Springfield Place Office Building                 N/A            N/A                N/A                  N/A         N/A
111    Okatibbee Ridge Apartments                        N/A            N/A              Electric                0          N/A
112    The Center Place Apartments                       N/A            N/A              Electric                0          N/A
113    Thompson Executive Center                         N/A            N/A                N/A                  N/A         N/A
114    CVS Pharmacy - Atlanta, GA (2)                    N/A            N/A                N/A                  N/A         N/A
115    Staples at Tri-County Plaza                       N/A            N/A                N/A                  N/A         N/A
116    Valley-Grove Apartments                           N/A            N/A                None                  0           4
117    Palm Ridge Shopping Center                        N/A            N/A                N/A                  N/A         N/A
118    Simtec Building                                   N/A            N/A                N/A                  N/A         N/A
119    Eckerd's Drug Store-Salina-NY                     N/A            N/A                N/A                  N/A         N/A
120    Hawthorn Duplexes                                 N/A            N/A      Electric/Gas/Water/Sewer        0          N/A
121    Village Square Apartments                         N/A            N/A              Electric                0          N/A
122    Pine Terrace Apartments                           N/A            N/A              Electric                0          N/A
123    Pentagon Garden Apartments                        N/A            N/A              Electric                0          N/A
124    Menlo Townhomes                                   N/A            N/A              Electric                0          N/A
125    Heritage House II Apartments                      N/A            N/A              Electric                0          N/A
126    General Power Warehouse                           N/A            N/A                N/A                  N/A         N/A
127    Century Hills Shopping Center                     N/A            N/A                N/A                  N/A         N/A
128    Cayuga Lake Estates (1E)                          N/A            N/A                N/A                  N/A         N/A
129    Erin Estates (1E)                                 N/A            N/A                N/A                  N/A         N/A
130    River Park Village                                N/A            N/A                N/A                  N/A         N/A
131    Eckerd's Drug Store-Clay-NY                       N/A            N/A                N/A                  N/A         N/A
132    Granada Apartments                                N/A            N/A              Electric                0          N/A
133    Hampton Garden Apartments                         N/A            N/A            Electric/Gas              0          N/A
134    Berkley Flats                                     N/A            N/A            Electric/Gas              0           28
135    King's Court Apartments                           N/A            N/A              Electric                0          N/A
136    Legacy Business Park Medical Office Bldg.         N/A            N/A                N/A                  N/A         N/A
137    Bel Air Square                                    N/A            N/A                N/A                  N/A         N/A
138    The Roussos Office Building                       N/A            N/A                N/A                  N/A         N/A
139    The Brookwood Apartments                          N/A            N/A              Electric                0          N/A
140    CVS Drugstore                                     N/A            N/A                N/A                  N/A         N/A
141    Castlegate II                                     N/A            N/A                N/A                  N/A         N/A
142    Eagle - Vail Commercial Service Center            N/A            N/A                N/A                  N/A         N/A
143    Martins Crossing Apartments                       N/A            N/A        Electric/Water/Sewer          0          N/A
144    Smithville Self Storage                           N/A            N/A                N/A                  N/A         N/A
145    The Oak Grove Apartments                          N/A            N/A        Electric/Water/Sewer          0          N/A
146    Ashford Hill Apartments                           N/A            N/A              Electric                1          N/A
147    Half Moon Bay Office Building                     N/A            N/A                N/A                  N/A         N/A
148    University Park Retail Center                     N/A            N/A                N/A                  N/A         N/A
149    2650 Franklin Apartments                          N/A            N/A            Electric/Gas              1           26
150    Salomon Smith Barney                              N/A            N/A                N/A                  N/A         N/A
151    Meadow Glen Townhomes                             N/A            N/A      Electric/Gas/Water/Sewer        0          N/A
152    3100 Building                                     N/A            N/A                N/A                  N/A         N/A
153    Brookhollow Apartments                            N/A            N/A              Electric                0           11
154    Tropical Isle                                     N/A            N/A                N/A                  N/A         N/A
155    1001 Pacific Buidling                             N/A            N/A                N/A                  N/A         N/A
156    Action Wear USA/Peerless Maintenance              N/A            N/A                N/A                  N/A         N/A
157    Rockville Plaza                                   N/A            N/A                N/A                  N/A         N/A
158    Existing Shopping Center                          N/A            N/A                N/A                  N/A         N/A
159    Silverthorn Court                                 N/A            N/A                N/A                  N/A         N/A
160    Campus View Apartments                            N/A            N/A                None                  0          N/A
161    State Street Industrial Park                      N/A            N/A                N/A                  N/A         N/A
162    DeWolfe Plaza                                     N/A            N/A                N/A                  N/A         N/A
163    Midland Self Storage                              N/A            N/A                N/A                  N/A         N/A
164    Lake Pointe Condominiums                          N/A            N/A            Electric/Gas              0          N/A
165    Sandalfoot Pointe Apartments                      N/A            N/A              Electric                0          N/A
166    Canterberry Apartments                            N/A            N/A              Electric                0          N/A
167    Lakeshore Villa Apartments                        N/A            N/A              Electric                0          N/A


                                                        Subject         Subject        Subject        Subject         Subject
                                                        Studio           Studio          1 BR          1 BR             1 BR
#      Property Name                                   Avg. Rent       Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              N/A             N/A            N/A            N/A             N/A
97     Dobbin Square                                      N/A             N/A            N/A            N/A             N/A
98     Bayside Village Apartments                         N/A             N/A             36           $728             $795
99     Wickshire On Lane Apartments                       N/A             N/A             60           $404             $430
100    Sun City Plaza                                     N/A             N/A            N/A            N/A             N/A
101    Village Green Apartments                           N/A             N/A             80           $461             $490
102    Lot 1 of Silver Creek Business Park                N/A             N/A            N/A            N/A             N/A
103    The Continental House Apartments                  $392             $450            31           $542             $575
104    West End Shopping Center                           N/A             N/A            N/A            N/A             N/A
105    Wyle Laboratories                                  N/A             N/A            N/A            N/A             N/A
106    Thunderbird Professional Center                    N/A             N/A            N/A            N/A             N/A
107    Petsmart at the Crossroads Center                  N/A             N/A            N/A            N/A             N/A
108    Meadow Estates Apartments                          N/A             N/A             66           $325             $345
109    Comfort Inn-Weeki Wachee-FL                        N/A             N/A            N/A            N/A             N/A
110    Springfield Place Office Building                  N/A             N/A            N/A            N/A             N/A
111    Okatibbee Ridge Apartments                         N/A             N/A             24           $429             $440
112    The Center Place Apartments                        N/A             N/A             48           $500             $515
113    Thompson Executive Center                          N/A             N/A            N/A            N/A             N/A
114    CVS Pharmacy - Atlanta, GA (2)                     N/A             N/A            N/A            N/A             N/A
115    Staples at Tri-County Plaza                        N/A             N/A            N/A            N/A             N/A
116    Valley-Grove Apartments                           $367             $425            44           $479             $525
117    Palm Ridge Shopping Center                         N/A             N/A            N/A            N/A             N/A
118    Simtec Building                                    N/A             N/A            N/A            N/A             N/A
119    Eckerd's Drug Store-Salina-NY                      N/A             N/A            N/A            N/A             N/A
120    Hawthorn Duplexes                                  N/A             N/A            N/A            N/A             N/A
121    Village Square Apartments                          N/A             N/A            N/A            N/A             N/A
122    Pine Terrace Apartments                            N/A             N/A             32           $366             $385
123    Pentagon Garden Apartments                         N/A             N/A             40           $399             $410
124    Menlo Townhomes                                    N/A             N/A            N/A            N/A             N/A
125    Heritage House II Apartments                       N/A             N/A             48           $268             $295
126    General Power Warehouse                            N/A             N/A            N/A            N/A             N/A
127    Century Hills Shopping Center                      N/A             N/A            N/A            N/A             N/A
128    Cayuga Lake Estates (1E)                           N/A             N/A            N/A            N/A             N/A
129    Erin Estates (1E)                                  N/A             N/A            N/A            N/A             N/A
130    River Park Village                                 N/A             N/A            N/A            N/A             N/A
131    Eckerd's Drug Store-Clay-NY                        N/A             N/A            N/A            N/A             N/A
132    Granada Apartments                                 N/A             N/A             12           $485             $510
133    Hampton Garden Apartments                          N/A             N/A             24           $453             $490
134    Berkley Flats                                     $174             $440            56           $392             $485
135    King's Court Apartments                            N/A             N/A            112           $300             $300
136    Legacy Business Park Medical Office Bldg.          N/A             N/A            N/A            N/A             N/A
137    Bel Air Square                                     N/A             N/A            N/A            N/A             N/A
138    The Roussos Office Building                        N/A             N/A            N/A            N/A             N/A
139    The Brookwood Apartments                           N/A             N/A            N/A            N/A             N/A
140    CVS Drugstore                                      N/A             N/A            N/A            N/A             N/A
141    Castlegate II                                      N/A             N/A            N/A            N/A             N/A
142    Eagle - Vail Commercial Service Center             N/A             N/A            N/A            N/A             N/A
143    Martins Crossing Apartments                        N/A             N/A            N/A            N/A             N/A
144    Smithville Self Storage                            N/A             N/A            N/A            N/A             N/A
145    The Oak Grove Apartments                           N/A             N/A             40           $515             $560
146    Ashford Hill Apartments                            N/A             N/A             28           $419             $450
147    Half Moon Bay Office Building                      N/A             N/A            N/A            N/A             N/A
148    University Park Retail Center                      N/A             N/A            N/A            N/A             N/A
149    2650 Franklin Apartments                          $809            $1,375           1             N/A             N/A
150    Salomon Smith Barney                               N/A             N/A            N/A            N/A             N/A
151    Meadow Glen Townhomes                              N/A             N/A            N/A            N/A             N/A
152    3100 Building                                      N/A             N/A            N/A            N/A             N/A
153    Brookhollow Apartments                            $343             $359            52           $382             $409
154    Tropical Isle                                      N/A             N/A            N/A            N/A             N/A
155    1001 Pacific Buidling                              N/A             N/A            N/A            N/A             N/A
156    Action Wear USA/Peerless Maintenance               N/A             N/A            N/A            N/A             N/A
157    Rockville Plaza                                    N/A             N/A            N/A            N/A             N/A
158    Existing Shopping Center                           N/A             N/A            N/A            N/A             N/A
159    Silverthorn Court                                  N/A             N/A            N/A            N/A             N/A
160    Campus View Apartments                             N/A             N/A            N/A            N/A             N/A
161    State Street Industrial Park                       N/A             N/A            N/A            N/A             N/A
162    DeWolfe Plaza                                      N/A             N/A            N/A            N/A             N/A
163    Midland Self Storage                               N/A             N/A            N/A            N/A             N/A
164    Lake Pointe Condominiums                           N/A             N/A            N/A            N/A             N/A
165    Sandalfoot Pointe Apartments                       N/A             N/A            N/A            N/A             N/A
166    Canterberry Apartments                             N/A             N/A            N/A            N/A             N/A
167    Lakeshore Villa Apartments                         N/A             N/A             24           $356             $375


                                                       Subject        Subject         Subject        Subject        Subject
                                                         2 BR          2 BR             2 BR           3 BR          3 BR
#      Property Name                                    Units        Avg. Rent       Max. Rent        Units        Avg. Rent
------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                             180           $383             $385           N/A            N/A
97     Dobbin Square                                     N/A            N/A             N/A            N/A            N/A
98     Bayside Village Apartments                         12           $889             $910           N/A            N/A
99     Wickshire On Lane Apartments                       51           $486             $535            12           $540
100    Sun City Plaza                                    N/A            N/A             N/A            N/A            N/A
101    Village Green Apartments                           35           $674             $685            10           $801
102    Lot 1 of Silver Creek Business Park               N/A            N/A             N/A            N/A            N/A
103    The Continental House Apartments                  123           $650             $750           N/A            N/A
104    West End Shopping Center                          N/A            N/A             N/A            N/A            N/A
105    Wyle Laboratories                                 N/A            N/A             N/A            N/A            N/A
106    Thunderbird Professional Center                   N/A            N/A             N/A            N/A            N/A
107    Petsmart at the Crossroads Center                 N/A            N/A             N/A            N/A            N/A
108    Meadow Estates Apartments                         104           $394             $445            18           $483
109    Comfort Inn-Weeki Wachee-FL                       N/A            N/A             N/A            N/A            N/A
110    Springfield Place Office Building                 N/A            N/A             N/A            N/A            N/A
111    Okatibbee Ridge Apartments                         52           $523             $610            28           $590
112    The Center Place Apartments                        52           $623             $655           N/A            N/A
113    Thompson Executive Center                         N/A            N/A             N/A            N/A            N/A
114    CVS Pharmacy - Atlanta, GA (2)                    N/A            N/A             N/A            N/A            N/A
115    Staples at Tri-County Plaza                       N/A            N/A             N/A            N/A            N/A
116    Valley-Grove Apartments                            48           $577             $615           N/A            N/A
117    Palm Ridge Shopping Center                        N/A            N/A             N/A            N/A            N/A
118    Simtec Building                                   N/A            N/A             N/A            N/A            N/A
119    Eckerd's Drug Store-Salina-NY                     N/A            N/A             N/A            N/A            N/A
120    Hawthorn Duplexes                                  13           $688             $710            25           $795
121    Village Square Apartments                          62           $567             $627            10           $689
122    Pine Terrace Apartments                            64           $427             $460            24           $490
123    Pentagon Garden Apartments                         80           $470             $530           N/A            N/A
124    Menlo Townhomes                                    15          $1,377           $1,400           10          $1,448
125    Heritage House II Apartments                       62           $436             $475           N/A            N/A
126    General Power Warehouse                           N/A            N/A             N/A            N/A            N/A
127    Century Hills Shopping Center                     N/A            N/A             N/A            N/A            N/A
128    Cayuga Lake Estates (1E)                          N/A            N/A             N/A            N/A            N/A
129    Erin Estates (1E)                                 N/A            N/A             N/A            N/A            N/A
130    River Park Village                                N/A            N/A             N/A            N/A            N/A
131    Eckerd's Drug Store-Clay-NY                       N/A            N/A             N/A            N/A            N/A
132    Granada Apartments                                 44           $537             $600            1            $650
133    Hampton Garden Apartments                          48           $565             $620           N/A            N/A
134    Berkley Flats                                      16           $470             $595           N/A            N/A
135    King's Court Apartments                            70           $340             $340            1            $465
136    Legacy Business Park Medical Office Bldg.         N/A            N/A             N/A            N/A            N/A
137    Bel Air Square                                    N/A            N/A             N/A            N/A            N/A
138    The Roussos Office Building                       N/A            N/A             N/A            N/A            N/A
139    The Brookwood Apartments                           80           $539             $550           N/A            N/A
140    CVS Drugstore                                     N/A            N/A             N/A            N/A            N/A
141    Castlegate II                                     N/A            N/A             N/A            N/A            N/A
142    Eagle - Vail Commercial Service Center            N/A            N/A             N/A            N/A            N/A
143    Martins Crossing Apartments                        64           $480             $495           N/A            N/A
144    Smithville Self Storage                           N/A            N/A             N/A            N/A            N/A
145    The Oak Grove Apartments                           22           $644             $690           N/A            N/A
146    Ashford Hill Apartments                            20           $517             $550            4            $625
147    Half Moon Bay Office Building                     N/A            N/A             N/A            N/A            N/A
148    University Park Retail Center                     N/A            N/A             N/A            N/A            N/A
149    2650 Franklin Apartments                          N/A            N/A             N/A            N/A            N/A
150    Salomon Smith Barney                              N/A            N/A             N/A            N/A            N/A
151    Meadow Glen Townhomes                              18           $703             $810            18           $778
152    3100 Building                                     N/A            N/A             N/A            N/A            N/A
153    Brookhollow Apartments                             46           $491             $509            12           $644
154    Tropical Isle                                     N/A            N/A             N/A            N/A            N/A
155    1001 Pacific Buidling                             N/A            N/A             N/A            N/A            N/A
156    Action Wear USA/Peerless Maintenance              N/A            N/A             N/A            N/A            N/A
157    Rockville Plaza                                   N/A            N/A             N/A            N/A            N/A
158    Existing Shopping Center                          N/A            N/A             N/A            N/A            N/A
159    Silverthorn Court                                 N/A            N/A             N/A            N/A            N/A
160    Campus View Apartments                             51          $1,039           $2,000          N/A            N/A
161    State Street Industrial Park                      N/A            N/A             N/A            N/A            N/A
162    DeWolfe Plaza                                     N/A            N/A             N/A            N/A            N/A
163    Midland Self Storage                              N/A            N/A             N/A            N/A            N/A
164    Lake Pointe Condominiums                           8            $804             $830            20           $876
165    Sandalfoot Pointe Apartments                       36           $762             $800           N/A            N/A
166    Canterberry Apartments                             76           $475             $525           N/A            N/A
167    Lakeshore Villa Apartments                         57           $381             $425           N/A            N/A

                                                        Subject        Subject        Subject         Subject
                                                          3 BR           4 BR          4 BR             4 BR
#      Property Name                                   Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                              N/A            N/A            N/A             N/A
97     Dobbin Square                                      N/A            N/A            N/A             N/A
98     Bayside Village Apartments                         N/A            N/A            N/A             N/A
99     Wickshire On Lane Apartments                       $620           N/A            N/A             N/A
100    Sun City Plaza                                     N/A            N/A            N/A             N/A
101    Village Green Apartments                           $850           N/A            N/A             N/A
102    Lot 1 of Silver Creek Business Park                N/A            N/A            N/A             N/A
103    The Continental House Apartments                   N/A            N/A            N/A             N/A
104    West End Shopping Center                           N/A            N/A            N/A             N/A
105    Wyle Laboratories                                  N/A            N/A            N/A             N/A
106    Thunderbird Professional Center                    N/A            N/A            N/A             N/A
107    Petsmart at the Crossroads Center                  N/A            N/A            N/A             N/A
108    Meadow Estates Apartments                          $565           N/A            N/A             N/A
109    Comfort Inn-Weeki Wachee-FL                        N/A            N/A            N/A             N/A
110    Springfield Place Office Building                  N/A            N/A            N/A             N/A
111    Okatibbee Ridge Apartments                         $630           N/A            N/A             N/A
112    The Center Place Apartments                        N/A            N/A            N/A             N/A
113    Thompson Executive Center                          N/A            N/A            N/A             N/A
114    CVS Pharmacy - Atlanta, GA (2)                     N/A            N/A            N/A             N/A
115    Staples at Tri-County Plaza                        N/A            N/A            N/A             N/A
116    Valley-Grove Apartments                            N/A            N/A            N/A             N/A
117    Palm Ridge Shopping Center                         N/A            N/A            N/A             N/A
118    Simtec Building                                    N/A            N/A            N/A             N/A
119    Eckerd's Drug Store-Salina-NY                      N/A            N/A            N/A             N/A
120    Hawthorn Duplexes                                  $825           N/A            N/A             N/A
121    Village Square Apartments                          $713           N/A            N/A             N/A
122    Pine Terrace Apartments                            $525           N/A            N/A             N/A
123    Pentagon Garden Apartments                         N/A            N/A            N/A             N/A
124    Menlo Townhomes                                   $1,600          N/A            N/A             N/A
125    Heritage House II Apartments                       N/A            N/A            N/A             N/A
126    General Power Warehouse                            N/A            N/A            N/A             N/A
127    Century Hills Shopping Center                      N/A            N/A            N/A             N/A
128    Cayuga Lake Estates (1E)                           N/A            N/A            N/A             N/A
129    Erin Estates (1E)                                  N/A            N/A            N/A             N/A
130    River Park Village                                 N/A            N/A            N/A             N/A
131    Eckerd's Drug Store-Clay-NY                        N/A            N/A            N/A             N/A
132    Granada Apartments                                 $720           N/A            N/A             N/A
133    Hampton Garden Apartments                          N/A            N/A            N/A             N/A
134    Berkley Flats                                      N/A            N/A            N/A             N/A
135    King's Court Apartments                            $465           N/A            N/A             N/A
136    Legacy Business Park Medical Office Bldg.          N/A            N/A            N/A             N/A
137    Bel Air Square                                     N/A            N/A            N/A             N/A
138    The Roussos Office Building                        N/A            N/A            N/A             N/A
139    The Brookwood Apartments                           N/A            N/A            N/A             N/A
140    CVS Drugstore                                      N/A            N/A            N/A             N/A
141    Castlegate II                                      N/A            N/A            N/A             N/A
142    Eagle - Vail Commercial Service Center             N/A            N/A            N/A             N/A
143    Martins Crossing Apartments                        N/A            N/A            N/A             N/A
144    Smithville Self Storage                            N/A            N/A            N/A             N/A
145    The Oak Grove Apartments                           N/A            N/A            N/A             N/A
146    Ashford Hill Apartments                            $650           N/A            N/A             N/A
147    Half Moon Bay Office Building                      N/A            N/A            N/A             N/A
148    University Park Retail Center                      N/A            N/A            N/A             N/A
149    2650 Franklin Apartments                           N/A            N/A            N/A             N/A
150    Salomon Smith Barney                               N/A            N/A            N/A             N/A
151    Meadow Glen Townhomes                              $920           N/A            N/A             N/A
152    3100 Building                                      N/A            N/A            N/A             N/A
153    Brookhollow Apartments                             $689           N/A            N/A             N/A
154    Tropical Isle                                      N/A            N/A            N/A             N/A
155    1001 Pacific Buidling                              N/A            N/A            N/A             N/A
156    Action Wear USA/Peerless Maintenance               N/A            N/A            N/A             N/A
157    Rockville Plaza                                    N/A            N/A            N/A             N/A
158    Existing Shopping Center                           N/A            N/A            N/A             N/A
159    Silverthorn Court                                  N/A            N/A            N/A             N/A
160    Campus View Apartments                             N/A            N/A            N/A             N/A
161    State Street Industrial Park                       N/A            N/A            N/A             N/A
162    DeWolfe Plaza                                      N/A            N/A            N/A             N/A
163    Midland Self Storage                               N/A            N/A            N/A             N/A
164    Lake Pointe Condominiums                          $1,000          N/A            N/A             N/A
165    Sandalfoot Pointe Apartments                       N/A            N/A            N/A             N/A
166    Canterberry Apartments                             N/A            N/A            N/A             N/A
167    Lakeshore Villa Apartments                         N/A            N/A            N/A             N/A

                                                                         Major                       Major                Major
                                                                       Tenant #1                   Tenant #1         Tenant #1 Lease
#      Property Name                                                     Name                       Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                              N/A                         N/A                  N/A
97     Dobbin Square                                             Rocky Run Tap & Grill               8,703              12/31/06
98     Bayside Village Apartments                                         N/A                         N/A                  N/A
99     Wickshire On Lane Apartments                                       N/A                         N/A                  N/A
100    Sun City Plaza                                              Tarbell Financial                 3,664               1/4/04
101    Village Green Apartments                                           N/A                         N/A                  N/A
102    Lot 1 of Silver Creek Business Park                     Black Diamond Gymnastics              5,148               3/31/04
103    The Continental House Apartments                                   N/A                         N/A                  N/A
104    West End Shopping Center                                        Food Lion                     30,302              6/30/04
105    Wyle Laboratories                                        Wyle Laboratories, Inc.              59,000             10/31/14
106    Thunderbird Professional Center                          Arizona Medical Clinic               16,751              8/11/05
107    Petsmart at the Crossroads Center                               PetsMart                      26,120              5/31/14
108    Meadow Estates Apartments                                          N/A                         N/A                  N/A
109    Comfort Inn-Weeki Wachee-FL                                        N/A                         N/A                  N/A
110    Springfield Place Office Building                        Chesapeake Center, Inc.              8,949               7/14/06
111    Okatibbee Ridge Apartments                                         N/A                         N/A                  N/A
112    The Center Place Apartments                                        N/A                         N/A                  N/A
113    Thompson Executive Center                            Bennett, Johnson & Savel, M.D.s          4,544               4/30/05
114    CVS Pharmacy - Atlanta, GA (2)                              Big B Drugs, Inc.                 10,125             1/31/2020
115    Staples at Tri-County Plaza                                   Staples #533                    24,049              4/30/14
116    Valley-Grove Apartments                                            N/A                         N/A                  N/A
117    Palm Ridge Shopping Center                     San Diego County Superintendent of Schools     5,400               4/30/04
118    Simtec Building                                               Simtec, Inc.                    32,877              2/29/04
119    Eckerd's Drug Store-Salina-NY                                 Eckerds Drug                    11,317              1/6/19
120    Hawthorn Duplexes                                                  N/A                         N/A                  N/A
121    Village Square Apartments                                          N/A                         N/A                  N/A
122    Pine Terrace Apartments                                            N/A                         N/A                  N/A
123    Pentagon Garden Apartments                                         N/A                         N/A                  N/A
124    Menlo Townhomes                                                    N/A                         N/A                  N/A
125    Heritage House II Apartments                                       N/A                         N/A                  N/A
126    General Power Warehouse                           General Powerhouse Equipment Company        36,000              1/31/14
127    Century Hills Shopping Center                                  Gold's Gym                     22,400              3/31/07
128    Cayuga Lake Estates (1E)                                           N/A                         N/A                  N/A
129    Erin Estates (1E)                                                  N/A                         N/A                  N/A
130    River Park Village                                          Blockbuster Video                 5,980               11/1/08
131    Eckerd's Drug Store-Clay-NY                                      Eckerds                      11,347              8/19/18
132    Granada Apartments                                                 N/A                         N/A                  N/A
133    Hampton Garden Apartments                                          N/A                         N/A                  N/A
134    Berkley Flats                                                      N/A                         N/A                  N/A
135    King's Court Apartments                                            N/A                         N/A                  N/A
136    Legacy Business Park Medical Office Bldg.                 Robert A. Gatlin, MD                2,850               4/30/04
137    Bel Air Square                                                 C.E.M. Inc.                    2,304               6/30/01
138    The Roussos Office Building                                 Interior Motives                  6,311              12/31/10
139    The Brookwood Apartments                                           N/A                         N/A                  N/A
140    CVS Drugstore                                               Hook-SupeRX, Inc.                 10,125             10/11/18
141    Castlegate II                                                Offset Printing                  7,500               6/30/00
142    Eagle - Vail Commercial Service Center                   Pine Factory Furniture               7,200              10/31/01
143    Martins Crossing Apartments                                        N/A                         N/A                  N/A
144    Smithville Self Storage                                            N/A                         N/A                  N/A
145    The Oak Grove Apartments                                           N/A                         N/A                  N/A
146    Ashford Hill Apartments                                            N/A                         N/A                  N/A
147    Half Moon Bay Office Building                                Coldwell Banker                  4,620               7/9/08
148    University Park Retail Center                            Crisis Pregnancy Center              7,020              12/31/01
149    2650 Franklin Apartments                                           N/A                         N/A                  N/A
150    Salomon Smith Barney                                       Smith Barney, Inc.                 10,450              9/30/13
151    Meadow Glen Townhomes                                              N/A                         N/A                  N/A
152    3100 Building                                               The Clarkson Co.                  6,743               7/31/00
153    Brookhollow Apartments                                             N/A                         N/A                  N/A
154    Tropical Isle                                                      N/A                         N/A                  N/A
155    1001 Pacific Buidling                                        Wynwood Agency                   10,807             12/31/01
156    Action Wear USA/Peerless Maintenance                         Action Wear USA                  27,407             12/31/01
157    Rockville Plaza                                                Ladies Only                    30,975              5/31/07
158    Existing Shopping Center                                   The Salvation Army                 13,524              5/31/01
159    Silverthorn Court                                           Specialty Sports                  7,200               8/31/06
160    Campus View Apartments                                             N/A                         N/A                  N/A
161    State Street Industrial Park                              Bledsoe Construction                5,760               5/31/99
162    DeWolfe Plaza                                                 Chen Yang Li                    6,356               6/30/08
163    Midland Self Storage                                               N/A                         N/A                  N/A
164    Lake Pointe Condominiums                                           N/A                         N/A                  N/A
165    Sandalfoot Pointe Apartments                                       N/A                         N/A                  N/A
166    Canterberry Apartments                                             N/A                         N/A                  N/A
167    Lakeshore Villa Apartments                                         N/A                         N/A                  N/A

                                                                     Major                     Major                Major
                                                                   Tenant #2                 Tenant #2         Tenant #2 Lease
#      Property Name                                                  Name                    Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                          N/A                       N/A                  N/A
97     Dobbin Square                                          Mattress Discounters             3,000               1/31/04
98     Bayside Village Apartments                                     N/A                       N/A                  N/A
99     Wickshire On Lane Apartments                                   N/A                       N/A                  N/A
100    Sun City Plaza                                              Donut Star                  2,000               12/14/04
101    Village Green Apartments                                       N/A                       N/A                  N/A
102    Lot 1 of Silver Creek Business Park               High Mountain Properties, Inc.        3,328               3/30/04
103    The Continental House Apartments                               N/A                       N/A                  N/A
104    West End Shopping Center                                    Publishers                  8,640               6/30/04
105    Wyle Laboratories                                              N/A                       N/A                  N/A
106    Thunderbird Professional Center                       Arizona Medical Clinic            5,592               8/11/01
107    Petsmart at the Crossroads Center                              N/A                       N/A                  N/A
108    Meadow Estates Apartments                                      N/A                       N/A                  N/A
109    Comfort Inn-Weeki Wachee-FL                                    N/A                       N/A                  N/A
110    Springfield Place Office Building                        Remtech Services               6,792               10/31/00
111    Okatibbee Ridge Apartments                                     N/A                       N/A                  N/A
112    The Center Place Apartments                                    N/A                       N/A                  N/A
113    Thompson Executive Center                               William M. Golson               4,296               8/31/00
114    CVS Pharmacy - Atlanta, GA (2)                                 N/A                       N/A                  N/A
115    Staples at Tri-County Plaza                                    N/A                       N/A                  N/A
116    Valley-Grove Apartments                                        N/A                       N/A                  N/A
117    Palm Ridge Shopping Center                              Fawzi Zaiya Liquor              3,000               12/31/99
118    Simtec Building                                        Aeronautical Systems             3,358               2/29/04
119    Eckerd's Drug Store-Salina-NY                                  N/A                       N/A                  N/A
120    Hawthorn Duplexes                                              N/A                       N/A                  N/A
121    Village Square Apartments                                      N/A                       N/A                  N/A
122    Pine Terrace Apartments                                        N/A                       N/A                  N/A
123    Pentagon Garden Apartments                                     N/A                       N/A                  N/A
124    Menlo Townhomes                                                N/A                       N/A                  N/A
125    Heritage House II Apartments                                   N/A                       N/A                  N/A
126    General Power Warehouse                                   Gardner, Inc.                36,000               1/31/14
127    Century Hills Shopping Center                             Hardware Hank                 8,000               4/30/08
128    Cayuga Lake Estates (1E)                                       N/A                       N/A                  N/A
129    Erin Estates (1E)                                              N/A                       N/A                  N/A
130    River Park Village                                             N/A                       N/A                  N/A
131    Eckerd's Drug Store-Clay-NY                                    N/A                       N/A                  N/A
132    Granada Apartments                                             N/A                       N/A                  N/A
133    Hampton Garden Apartments                                      N/A                       N/A                  N/A
134    Berkley Flats                                                  N/A                       N/A                  N/A
135    King's Court Apartments                                        N/A                       N/A                  N/A
136    Legacy Business Park Medical Office Bldg.             Gerorge E. Bonn, LTD.             2,200               10/31/03
137    Bel Air Square                                            Harford County                1,728               6/30/00
138    The Roussos Office Building                           Epic Westpark Resorts             5,680               1/22/02
139    The Brookwood Apartments                                       N/A                       N/A                  N/A
140    CVS Drugstore                                                  N/A                       N/A                  N/A
141    Castlegate II                                       Computers & Networks, Inc.          7,500               8/31/04
142    Eagle - Vail Commercial Service Center               Golden Sky Systems, Inc.           2,220                6/4/02
143    Martins Crossing Apartments                                    N/A                       N/A                  N/A
144    Smithville Self Storage                                        N/A                       N/A                  N/A
145    The Oak Grove Apartments                                       N/A                       N/A                  N/A
146    Ashford Hill Apartments                                        N/A                       N/A                  N/A
147    Half Moon Bay Office Building                          North American Title             2,258               10/31/03
148    University Park Retail Center                       Rosita's Fine Mexican Food          5,100               3/30/03
149    2650 Franklin Apartments                                       N/A                       N/A                  N/A
150    Salomon Smith Barney                                   Gerwitz & Co., Inc.              1,500               11/30/14
151    Meadow Glen Townhomes                                          N/A                       N/A                  N/A
152    3100 Building                                         Big Bros, Big Sisters             5,583               12/1/03
153    Brookhollow Apartments                                         N/A                       N/A                  N/A
154    Tropical Isle                                                  N/A                       N/A                  N/A
155    1001 Pacific Buidling                             Wynwood Services & Technology         8,020               1/31/07
156    Action Wear USA/Peerless Maintenance                Tuttle Family Enterprises           9,109               4/30/02
157    Rockville Plaza                                              T.R.L.T.                  10,125               7/31/04
158    Existing Shopping Center                          Schwebel's Baking Company Inc        11,760               1/31/03
159    Silverthorn Court                                            Cal Spas                   2,830               5/31/05
160    Campus View Apartments                                         N/A                       N/A                  N/A
161    State Street Industrial Park                              Delta Plastics                5,760               10/1/00
162    DeWolfe Plaza                                          Dewolfe Real Estate              3,427               4/30/03
163    Midland Self Storage                                           N/A                       N/A                  N/A
164    Lake Pointe Condominiums                                       N/A                       N/A                  N/A
165    Sandalfoot Pointe Apartments                                   N/A                       N/A                  N/A
166    Canterberry Apartments                                         N/A                       N/A                  N/A
167    Lakeshore Villa Apartments                                     N/A                       N/A                  N/A

                                                                     Major                        Major                 Major
                                                                   Tenant #3                    Tenant #3          Tenant #3 Lease
#      Property Name                                                  Name                       Sq. Ft.           Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
96     Sweetbriar Apartments                                          N/A                          N/A                   N/A
97     Dobbin Square                                           TechLab 2000, Inc.                 2,534               12/31/02
98     Bayside Village Apartments                                     N/A                          N/A                   N/A
99     Wickshire On Lane Apartments                                   N/A                          N/A                   N/A
100    Sun City Plaza                                            The Gift Shop                    1,500               11/30/03
101    Village Green Apartments                                       N/A                          N/A                   N/A
102    Lot 1 of Silver Creek Business Park                 Resort Property Management             2,952               10/31/03
103    The Continental House Apartments                               N/A                          N/A                   N/A
104    West End Shopping Center                                 Kalamata Kitchen                  5,000                12/2/03
105    Wyle Laboratories                                              N/A                          N/A                   N/A
106    Thunderbird Professional Center                        Oral & Mazillofacial                1,921                5/31/05
107    Petsmart at the Crossroads Center                              N/A                          N/A                   N/A
108    Meadow Estates Apartments                                      N/A                          N/A                   N/A
109    Comfort Inn-Weeki Wachee-FL                                    N/A                          N/A                   N/A
110    Springfield Place Office Building                   Newlink Global Engineering             5,093               12/31/00
111    Okatibbee Ridge Apartments                                     N/A                          N/A                   N/A
112    The Center Place Apartments                                    N/A                          N/A                   N/A
113    Thompson Executive Center                          Kast Orthotics & Prosthetics            2,790                1/31/01
114    CVS Pharmacy - Atlanta, GA (2)                                 N/A                          N/A                   N/A
115    Staples at Tri-County Plaza                                    N/A                          N/A                   N/A
116    Valley-Grove Apartments                                        N/A                          N/A                   N/A
117    Palm Ridge Shopping Center                        Cabrillo Federal Credit Union            2,400                9/30/03
118    Simtec Building                                   Galaxy Computer Services, Inc.           2,856               12/31/03
119    Eckerd's Drug Store-Salina-NY                                  N/A                          N/A                   N/A
120    Hawthorn Duplexes                                              N/A                          N/A                   N/A
121    Village Square Apartments                                      N/A                          N/A                   N/A
122    Pine Terrace Apartments                                        N/A                          N/A                   N/A
123    Pentagon Garden Apartments                                     N/A                          N/A                   N/A
124    Menlo Townhomes                                                N/A                          N/A                   N/A
125    Heritage House II Apartments                                   N/A                          N/A                   N/A
126    General Power Warehouse                                        N/A                          N/A                   N/A
127    Century Hills Shopping Center                                  N/A                          N/A                   N/A
128    Cayuga Lake Estates (1E)                                       N/A                          N/A                   N/A
129    Erin Estates (1E)                                              N/A                          N/A                   N/A
130    River Park Village                                             N/A                          N/A                   N/A
131    Eckerd's Drug Store-Clay-NY                                    N/A                          N/A                   N/A
132    Granada Apartments                                             N/A                          N/A                   N/A
133    Hampton Garden Apartments                                      N/A                          N/A                   N/A
134    Berkley Flats                                                  N/A                          N/A                   N/A
135    King's Court Apartments                                        N/A                          N/A                   N/A
136    Legacy Business Park Medical Office Bldg.                      ANPS                        2,020               11/30/03
137    Bel Air Square                                            Liberty Trust                    1,152               11/30/03
138    The Roussos Office Building                                    N/A                          N/A                   N/A
139    The Brookwood Apartments                                       N/A                          N/A                   N/A
140    CVS Drugstore                                                  N/A                          N/A                   N/A
141    Castlegate II                                          Lucent Technologies                 5,000               12/31/03
142    Eagle - Vail Commercial Service Center                 Custom Pack Shipping                1,800                6/30/02
143    Martins Crossing Apartments                                    N/A                          N/A                   N/A
144    Smithville Self Storage                                        N/A                          N/A                   N/A
145    The Oak Grove Apartments                                       N/A                          N/A                   N/A
146    Ashford Hill Apartments                                        N/A                          N/A                   N/A
147    Half Moon Bay Office Building                            Catalyst Equity                   1,487                6/30/03
148    University Park Retail Center                         Arizona Public Service               2,280               11/30/99
149    2650 Franklin Apartments                                       N/A                          N/A                   N/A
150    Salomon Smith Barney                                           N/A                          N/A                   N/A
151    Meadow Glen Townhomes                                          N/A                          N/A                   N/A
152    3100 Building                                                 Amtrak                       3,485                6/30/01
153    Brookhollow Apartments                                         N/A                          N/A                   N/A
154    Tropical Isle                                                  N/A                          N/A                   N/A
155    1001 Pacific Buidling                              T/P.C. Visitor & Convention             4,734                3/31/02
156    Action Wear USA/Peerless Maintenance                           N/A                          N/A                   N/A
157    Rockville Plaza                                            Curtain Call                    4,000               12/28/02
158    Existing Shopping Center                          A & S Carpet Collection, Inc.            6,804                5/31/00
159    Silverthorn Court                                              N/A                          N/A                   N/A
160    Campus View Apartments                                         N/A                          N/A                   N/A
161    State Street Industrial Park                           High Desert Hardwood                5,040                9/30/03
162    DeWolfe Plaza                                              John Hancock                    2,494                9/30/03
163    Midland Self Storage                                           N/A                          N/A                   N/A
164    Lake Pointe Condominiums                                       N/A                          N/A                   N/A
165    Sandalfoot Pointe Apartments                                   N/A                          N/A                   N/A
166    Canterberry Apartments                                         N/A                          N/A                   N/A
167    Lakeshore Villa Apartments                                     N/A                          N/A                   N/A

#    Property Name                                  Management Company
----------------------------------------------------------------------------------------------------------------------
168  College Station Apartments                     First Management Company
169  CoMax Realty Building                          Co/Max Realty
170  Guardian Self Storage                          Roy and Anne Connard
171  Villas Of Loiret                               Goehausen & Company
172  West Marine Center                             Owner Managed
173  33 St. Mark's Place                            Tri-Star Equities
174  The Space Place                                Alliance Financial Investment Services
175  University of Phoenix Building UPX II          L & M Asset Management, Inc.
176  The Chevelle Apartments                        G & G Properties
177  Foxborough Office Park                         Foxborough Office Building Partnership
178  Tree Tops Apartments                           Durr Property Management
179  Existing Industral Building                    Thomas Nickols
180  14255 North 79th Street                        B & H Enterprises of Arizona
181  Beverly Boulevard Retail                       Owner Managed
182  Littlefield Apartments                         The Gallagher Group, Inc.
183  The Woods of Old West Lawrence                 Roberts Realty Advisors, Inc.
184  Villa Fortuna Apartments                       Medina Properties
185  Clinton Heights Apartments                     Owner Managed
186  Green Acres Mobile Estates                     Owner Managed
187  University of Phoenix Building UPX III         L & M Asset Management, Inc.
188  The Cedars Apartments                          Leinbach Company
189  Parkview Apartments                            CP Management, Inc.
190  Highland Arms Apartments                       Owner Managed
191  Central CA Health Services                     Owner Managed
192  Panorama Place                                 First Flatiron, Inc.
193  Lone Oak Apartments                            RAS Management
194  Rio Mesa Self Storage                          Avilight Real Estate Development
195  Yorktown Apartments                            Coastline Equity Management
196  Crossings Center I                             Center Equities, Inc.
197  The Willow Woods Apartments                    Franks Real Estate, Inc.
198  409-415 Main Street                            Owner Managed
199  A-1 Mini-Storage                               E.R. Bishop
200  1740 Lynnwood Road                             Franklin Services Corporation
201  Williamsburg Apartments                        Owner Managed
202  3-5 Dana Drive                                 Owner Managed
203  Lamar Place Apartments                         The Chelsea Group
204  218-14 and 218-22 Jamaica Avenue               Owner Managed
205  Hines Plaza Apartments                         RAS Management
206  A-1 Self & Boat Storage                        Owner Managed
207  Valley Mini Storage                            Don Briggs


Total/Weighted Average (13):



#    Property Name                                 Address                                                     City
------------------------------------------------------------------------------------------------------------------------------------
168  College Station Apartments                    2541-2566 Redbud Lane                                       Lawrence
169  CoMax Realty Building                         6223 Richmond Avenue                                        Houston
170  Guardian Self Storage                         2961 Fruitridge Road                                        Sacramento
171  Villas Of Loiret                              9153-9227 Boehm Drive                                       Lenexa
172  West Marine Center                            6148 East County Line Road                                  Highlands Ranch
173  33 St. Mark's Place                           33 St. Mark's Place                                         New York
174  The Space Place                               2370 East Mulberry                                          Angleton
175  University of Phoenix Building UPX II         1290 Country Club Road                                      Sunland Park
176  The Chevelle Apartments                       2607-15 Throckmorton Street                                 Dallas
177  Foxborough Office Park                        700 East Southlake Boulevard                                Southlake
178  Tree Tops Apartments                          3601 Manchaca Road                                          Austin
179  Existing Industral Building                   12304 Mccann Drive                                          Santa Fe Springs
180  14255 North 79th Street                       14255 North 79th Street                                     Scottsdale
181  Beverly Boulevard Retail                      7366-7386 Beverly Boulevard & 176-178 North Martel Avenue   Los Angeles
182  Littlefield Apartments                        2606 Rio Grande Street                                      Austin
183  The Woods of Old West Lawrence                630 Michigan Street                                         Lawrence
184  Villa Fortuna Apartments                      1233 North 35th Street                                      Phoenix
185  Clinton Heights Apartments                    3668 Cleveland Avenue                                       Columbus
186  Green Acres Mobile Estates                    3051 North Mosswood Drive                                   Fresno
187  University of Phoenix Building UPX III        1270 Country Club Road                                      Sunland Park
188  The Cedars Apartments                         218 Bull Run                                                Norman
189  Parkview Apartments                           502 South Street                                            Bristol
190  Highland Arms Apartments                      43 Granite Street                                           New London
191  Central CA Health Services                    3567 East Mount Whitney Avenue                              Laton
192  Panorama Place                                500 & 502 Carroll Avenue                                    Southlake
193  Lone Oak Apartments                           3303 Lone Oak Drive                                         Baton Rouge
194  Rio Mesa Self Storage                         112 Rio Flor Place                                          El Paso
195  Yorktown Apartments                           417 Yorktown Avenue                                         Huntington Beach
196  Crossings Center I                            3040 Holcomb Bridge Road                                    Norcross
197  The Willow Woods Apartments                   812 North Center Street                                     Arlington
198  409-415 Main Street                           409-415 Main Street                                         Little Falls
199  A-1 Mini-Storage                              17536 Stuebner-Airline Road                                 Spring
200  1740 Lynnwood Road                            1740 Lynnwood Road                                          Allentown
201  Williamsburg Apartments                       722-746 Williamsburg Drive                                  Caro
202  3-5 Dana Drive                                3-5 Dana Drive                                              Hudson
203  Lamar Place Apartments                        709 Lamar Place                                             Austin
204  218-14 and 218-22 Jamaica Avenue              218-14 and 218-22 Jamaica Avenue                            Queens Village
205  Hines Plaza Apartments                        3629 Cypress Street                                         West Monroe
206  A-1 Self & Boat Storage                       9021 Ruland Road & 1611 Oak Tree Drive                      Houston
207  Valley Mini Storage                           64 Mulberry Avenue                                          Red Bluff


Total/Weighted Average (13):

                                                                                          Zip
#    Property Name                                 County                      State     Code    Property Type
-------------------------------------------------------------------------------------------------------------------------------
168  College Station Apartments                    Douglas                       KS     66046    Multifamily
169  CoMax Realty Building                         Harris                        TX     77057    Office
170  Guardian Self Storage                         Sacramento                    CA     95820    Self Storage
171  Villas Of Loiret                              Johnson                       KS     66219    Multifamily
172  West Marine Center                            Douglas                       CO     80126    Retail
173  33 St. Mark's Place                           New York                      NY     10003    Mixed Use
174  The Space Place                               Brazoria                      TX     77516    Self Storage
175  University of Phoenix Building UPX II         Dona Ana                      NM     88008    Office
176  The Chevelle Apartments                       Dallas                        TX     75219    Multifamily
177  Foxborough Office Park                        Tarrant                       TX     76092    Office
178  Tree Tops Apartments                          Travis                        TX     78704    Multifamily
179  Existing Industral Building                   Los Angeles                   CA     90670    Industrial
180  14255 North 79th Street                       Maricopa                      AZ     85260    Industrial
181  Beverly Boulevard Retail                      Los Angeles                   CA     90036    Retail
182  Littlefield Apartments                        Travis                        TX     78705    Multifamily
183  The Woods of Old West Lawrence                Douglas                       KS     66044    Multifamily
184  Villa Fortuna Apartments                      Maricopa                      AZ     85008    Multifamily
185  Clinton Heights Apartments                    Franklin                      OH     43224    Multifamily
186  Green Acres Mobile Estates                    Fresno                        CA     93722    Manufactured Housing
187  University of Phoenix Building UPX III        Dona Ana                      NM     88008    Office
188  The Cedars Apartments                         Cleveland                     OK     73071    Multifamily
189  Parkview Apartments                           Hartford                      CT     06010    Multifamily
190  Highland Arms Apartments                      New London                    CT     06320    Multifamily
191  Central CA Health Services                    Fresno                        CA     93242    Office
192  Panorama Place                                Tarrant                       TX     76092    Office
193  Lone Oak Apartments                           East Baton Rouge Parish       LA     70814    Multifamily
194  Rio Mesa Self Storage                         El Paso                       TX     79912    Self Storage
195  Yorktown Apartments                           Orange                        CA     92648    Multifamily
196  Crossings Center I                            Gwinnett                      GA     30071    Office
197  The Willow Woods Apartments                   Tarrant                       TX     76011    Multifamily
198  409-415 Main Street                           Passaic                       NJ     07424    Industrial
199  A-1 Mini-Storage                              Harris                        TX     77379    Self Storage
200  1740 Lynnwood Road                            Lehigh                        PA     18103    Office
201  Williamsburg Apartments                       Tuscola                       MI     48723    Multifamily
202  3-5 Dana Drive                                Hillsborough                  NH     03051    Multifamily
203  Lamar Place Apartments                        Travis                        TX     78752    Multifamily
204  218-14 and 218-22 Jamaica Avenue              Queens                        NY     11428    Mixed Use
205  Hines Plaza Apartments                        Ouachita Parish               LA     71291    Multifamily
206  A-1 Self & Boat Storage                       Harris                        TX     77055    Self Storage
207  Valley Mini Storage                           Tehama                        CA     96080    Self Storage


Total/Weighted Average (13):

                                                                                                            Units/
                                                                                                           Sq. Ft./
                                                                                     Mortgage               Rooms/
#      Property Name                                     Property Sub-type           Loan Seller             Pads
-------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                                                    Midland                     64
169    CoMax Realty Building                                                         Column                  39,450
170    Guardian Self Storage                                                         Midland                 35,035
171    Villas Of Loiret                                                              Midland                     12
172    West Marine Center                                   Unanchored               Column                  11,042
173    33 St. Mark's Place                              Retail/Multifamily           Midland                  2,912
174    The Space Place                                                               Midland                 51,614
175    University of Phoenix Building UPX II                                         Midland                 13,200
176    The Chevelle Apartments                                                       Midland                     64
177    Foxborough Office Park                                                        Midland                  9,986
178    Tree Tops Apartments                                                          Column                      32
179    Existing Industral Building                                                   Midland                 24,823
180    14255 North 79th Street                                                       Midland                 16,757
181    Beverly Boulevard Retail                             Unanchored               Column                  13,764
182    Littlefield Apartments                                                        Column                      16
183    The Woods of Old West Lawrence                                                Column                      40
184    Villa Fortuna Apartments                                                      Midland                     32
185    Clinton Heights Apartments                                                    Column                      68
186    Green Acres Mobile Estates                                                    Column                     112
187    University of Phoenix Building UPX III                                        Midland                 10,815
188    The Cedars Apartments                                                         Midland                     96
189    Parkview Apartments                                                           Midland                     48
190    Highland Arms Apartments                                                      Column                      31
191    Central CA Health Services                                                    Column                   9,400
192    Panorama Place                                                                Midland                 10,623
193    Lone Oak Apartments                                                           Midland                     60
194    Rio Mesa Self Storage                                                         Midland                 50,560
195    Yorktown Apartments                                                           Column                      17
196    Crossings Center I                                                            Column                  15,106
197    The Willow Woods Apartments                                                   Midland                     32
198    409-415 Main Street                                                           Column                  27,000
199    A-1 Mini-Storage                                                              Midland                 17,260
200    1740 Lynnwood Road                                                            Column                  11,450
201    Williamsburg Apartments                                                       Column                      34
202    3-5 Dana Drive                                                                Column                      24
203    Lamar Place Apartments                                                        Column                      30
204    218-14 and 218-22 Jamaica Avenue                    Office/Retail             Column                   8,075
205    Hines Plaza Apartments                                                        Midland                     40
206    A-1 Self & Boat Storage                                                       Column                  62,940
207    Valley Mini Storage                                                           Midland                 30,360


Total/Weighted Average (13):


                                                                                                       Occupancy
                                                        Fee Simple/    Year             Year            Rate at
#      Property Name                                     Leasehold     Built         Renovated          U/W (3)
-----------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                           Fee        1961             1987              95%
169    CoMax Realty Building                                Fee        1975             1998             100%
170    Guardian Self Storage                                Fee        1976             N/A               97%
171    Villas Of Loiret                                     Fee        1998             N/A              100%
172    West Marine Center                                   Fee        1998             N/A              100%
173    33 St. Mark's Place                                  Fee        1890             1995             100%
174    The Space Place                                      Fee        1995             1999              99%
175    University of Phoenix Building UPX II                Fee        1999             N/A              100%
176    The Chevelle Apartments                              Fee        1964             N/A              100%
177    Foxborough Office Park                               Fee        1998             N/A              100%
178    Tree Tops Apartments                                 Fee        1974             N/A               97%
179    Existing Industral Building                          Fee        1988             N/A              100%
180    14255 North 79th Street                              Fee        1985             N/A              100%
181    Beverly Boulevard Retail                             Fee        1946             1984             100%
182    Littlefield Apartments                               Fee        1984             N/A              100%
183    The Woods of Old West Lawrence                       Fee        1984             1998              98%
184    Villa Fortuna Apartments                             Fee        1985             1998             100%
185    Clinton Heights Apartments                           Fee        1948             1989              99%
186    Green Acres Mobile Estates                           Fee        1963             N/A               97%
187    University of Phoenix Building UPX III               Fee        1999             N/A              100%
188    The Cedars Apartments                                Fee        1981             N/A               91%
189    Parkview Apartments                                  Fee        1965             N/A               92%
190    Highland Arms Apartments                             Fee        1920             1991              97%
191    Central CA Health Services                           Fee        1997             N/A              100%
192    Panorama Place                                       Fee        1998             N/A              100%
193    Lone Oak Apartments                                  Fee        1970             1997              98%
194    Rio Mesa Self Storage                                Fee        1993             N/A               88%
195    Yorktown Apartments                                  Fee        1973             1999              94%
196    Crossings Center I                                   Fee        1981             1996             100%
197    The Willow Woods Apartments                          Fee        1986             N/A              100%
198    409-415 Main Street                                  Fee        1950             1973             100%
199    A-1 Mini-Storage                                     Fee        1994             N/A               79%
200    1740 Lynnwood Road                                   Fee        1969             1987             100%
201    Williamsburg Apartments                              Fee        1972             1997              88%
202    3-5 Dana Drive                                       Fee        1968             1998             100%
203    Lamar Place Apartments                               Fee        1969             1997             100%
204    218-14 and 218-22 Jamaica Avenue                     Fee        1931             1996             100%
205    Hines Plaza Apartments                               Fee        1971             1998             100%
206    A-1 Self & Boat Storage                              Fee        1971             1977              94%
207    Valley Mini Storage                                  Fee        1975             N/A               92%

                                                                    -----------------------------------------
Total/Weighted Average (13):                                           1976             1994              96%
                                                                    =========================================

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Promotions Distributor Services Corp. and Production Distribution Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.
(2) The Mortgage Loan secured by CVS Pharmacy - Atlanta, GA provides for the increase in monthly payment as follows: $16,799.06 in April 2004, $17,668.12 in April 2009 and $18,562.50 in April 2014.
(3)   Does not include any hotel properties.
(4) In the case of cross-collateralized and cross-defaulted Mortgage Loans, the combined LTV is presented for each and every related Mortgage Loan.
(5) At maturity with respect to Balloon Loans and Fully Amortizing Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.
(6) Underwritable NCF reflects the Net Cash Flow after Underwritable Replacement Reserves, Underwritable LC's and TI's and Underwritable FF&E.
(7) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined DSCR is presented for each and every related Mortgage Loan.
(8)   Assumes a Cut-off Date of December 1, 1999.
(9) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.
(10)  Anticipated Repayment Date.
(11)  Prepayment Provision as of Origination:
      L (x) = Lockout or Defeasance for x years
      YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x
        years
      A% (x) = A% Prepayment for x years
      O (x) = Prepayable at par for x years
(12)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.
(13) For the purpose of Weighted Average as it relates to DSCR and LTV, the CTL Loan has been excluded.

                                                                                                         Maturitywr
/
                                                          Date of                       Cut-off            ARD
                                                         Occupancy    Appraised        Date LTV          Date LTV      Underwritable
#      Property Name                                        Rate        Value          Ratio (4)       Ratio (4) (5)        NOI
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                          9/1/99       1,575,000        78.5%             64.3%            168,666
169    CoMax Realty Building                               9/1/99       1,900,000        64.5%             59.1%            189,878
170    Guardian Self Storage                              7/27/99       1,700,000        70.5%             59.1%            157,266
171    Villas Of Loiret                                   8/17/99       1,500,000        79.8%             63.3%            135,498
172    West Marine Center                                  9/1/99       1,600,000        74.2%             67.6%            151,994
173    33 St. Mark's Place                                7/31/99       1,665,000        71.0%             58.5%            168,924
174    The Space Place                                    9/21/99       1,650,000        71.1%             59.3%            157,254
175    University of Phoenix Building UPX II              10/6/99       2,025,000        54.0%             45.2%            154,205
176    The Chevelle Apartments                            7/20/99       1,515,000        71.3%             58.5%            160,597
177    Foxborough Office Park                             5/10/99       1,425,000        74.7%             67.5%            142,810
178    Tree Tops Apartments                                6/8/99       1,300,000        80.0%             72.6%            128,551
179    Existing Industral Building                        10/20/99      1,450,000        70.3%             67.4%            117,711
180    14255 North 79th Street                            7/21/99       1,425,000        70.9%             63.7%            126,559
181    Beverly Boulevard Retail                           7/29/99       2,495,000        40.5%              1.1%            227,506
182    Littlefield Apartments                              8/1/99       1,470,000        68.5%             61.4%            116,533
183    The Woods of Old West Lawrence                     9/28/99       1,275,000        78.4%             71.4%            129,190
184    Villa Fortuna Apartments                           7/30/99       1,285,000        77.7%             69.9%            126,942
185    Clinton Heights Apartments                          9/1/99       1,200,000        80.0%             72.8%            127,760
186    Green Acres Mobile Estates                          5/1/99       1,600,000        56.2%             50.7%            149,602
187    University of Phoenix Building UPX III             7/15/99       1,600,000        55.9%             46.8%            125,798
188    The Cedars Apartments                              9/30/99       1,325,000        66.8%             54.8%            176,211
189    Parkview Apartments                                6/30/99       1,100,000        78.7%             64.0%            111,748
190    Highland Arms Apartments                           10/7/99       1,200,000        70.7%             63.9%            103,844
191    Central CA Health Services                         2/12/99       1,250,000        67.7%             57.6%            129,541
192    Panorama Place                                      6/7/99       1,310,000        63.2%             57.4%            120,223
193    Lone Oak Apartments                                7/31/99       1,210,000        66.9%             54.5%            125,133
194    Rio Mesa Self Storage                              7/12/99       1,400,000        56.7%              1.4%            149,645
195    Yorktown Apartments                                 8/1/99       1,550,000        50.3%             45.5%             94,900
196    Crossings Center I                                  9/1/99         975,000        77.9%             70.9%            112,171
197    The Willow Woods Apartments                         7/6/99       1,035,000        72.3%             64.7%             90,156
198    409-415 Main Street                                 1/1/98       1,400,000        53.3%             26.8%            125,579
199    A-1 Mini-Storage                                   9/14/99       1,075,000        67.4%             56.4%             90,189
200    1740 Lynnwood Road                                 8/27/99         955,000        74.9%             63.3%            106,730
201    Williamsburg Apartments                            8/24/99         915,000        73.1%             66.3%             83,075
202    3-5 Dana Drive                                      7/1/99       1,020,000        64.9%             47.2%             92,319
203    Lamar Place Apartments                             10/26/99        900,000        72.8%             69.2%             85,849
204    218-14 and 218-22 Jamaica Avenue                    7/1/99       1,055,000        60.6%             55.7%             89,659
205    Hines Plaza Apartments                             7/31/99         835,000        73.5%             59.8%             80,293
206    A-1 Self & Boat Storage                            6/15/99         920,000        60.7%             44.2%             93,913
207    Valley Mini Storage                                7/28/99         715,000        75.8%             63.6%             73,094

                                                                  ------------------------------------------------------------------
Total/Weighted Average (13):                                      $ 1,057,738,000        72.6%             64.0%       $ 98,598,438
                                                                  ==================================================================

                                                                                                    Contractual
                                                                                      Engineering    Recurring           Contractual
                                                       Underwritable                  Reserve at    Replacement           Recurring
#      Property Name                                     NCF (6)          DSCR (7)    Origination     Reserve               LC&TI
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                           152,666        1.40         $40,000       $16,008                N/A
169    CoMax Realty Building                                154,303        1.30         $55,250         N/A                  N/A
170    Guardian Self Storage                                150,609        1.30         $26,969        $6,657                N/A
171    Villas Of Loiret                                     132,498        1.28           N/A          $3,000                N/A
172    West Marine Center                                   139,897        1.25           N/A           N/A                  N/A
173    33 St. Mark's Place                                  157,706        1.49         $11,063        $2,978              $8,263
174    The Space Place                                      150,739        1.34           N/A          $6,515                N/A
175    University of Phoenix Building UPX II                138,942        1.33           N/A          $2,640              $12,000
176    The Chevelle Apartments                              144,597        1.52           N/A         $16,020                N/A
177    Foxborough Office Park                               127,299        1.31           N/A           N/A                $10,000
178    Tree Tops Apartments                                 120,551        1.24         $75,000        $8,000                N/A
179    Existing Industral Building                          105,518        1.26           N/A          $2,496              $18,000
180    14255 North 79th Street                              112,389        1.25           N/A          $1,676              $5,000
181    Beverly Boulevard Retail                             211,677        1.75           N/A          $2,065                N/A
182    Littlefield Apartments                               111,733        1.25           N/A          $4,800                N/A
183    The Woods of Old West Lawrence                       119,190        1.26           N/A         $10,000                N/A
184    Villa Fortuna Apartments                             118,942        1.33           N/A          $8,000                N/A
185    Clinton Heights Apartments                           110,760        1.22           $313        $17,000                N/A
186    Green Acres Mobile Estates                           144,002        1.76           N/A          $5,600                N/A
187    University of Phoenix Building UPX III               113,293        1.33           N/A          $2,163              $12,000
188    The Cedars Apartments                                147,411        1.88           N/A           N/A                  N/A
189    Parkview Apartments                                   99,028        1.33         $28,000       $12,720                N/A
190    Highland Arms Apartments                              96,094        1.24          $4,688        $7,750                N/A
191    Central CA Health Services                           118,261        1.38           N/A           N/A                  N/A
192    Panorama Place                                       103,316        1.35           N/A          $2,125              $16,000
193    Lone Oak Apartments                                  110,133        1.58           N/A         $15,000                N/A
194    Rio Mesa Self Storage                                142,061        1.53           N/A           N/A                  N/A
195    Yorktown Apartments                                   90,042        1.25           N/A           N/A                  N/A
196    Crossings Center I                                    89,814        1.26           $188         $6,042                N/A
197    The Willow Woods Apartments                           81,196        1.24           N/A          $8,000                N/A
198    409-415 Main Street                                  108,179        1.20           N/A          $5,400                N/A
199    A-1 Mini-Storage                                      87,600        1.25           N/A          $2,589                N/A
200    1740 Lynnwood Road                                    89,674        1.26          $2,000         N/A                $21,000
201    Williamsburg Apartments                               74,575        1.21          $4,813        $8,500                N/A
202    3-5 Dana Drive                                        86,319        1.22         $16,975        $6,000                N/A
203    Lamar Place Apartments                                78,349        1.23         $12,000        $7,500                N/A
204    218-14 and 218-22 Jamaica Avenue                      78,595        1.25         $16,250        $2,347                N/A
205    Hines Plaza Apartments                                70,293        1.33           N/A         $10,000                N/A
206    A-1 Self & Boat Storage                               84,472        1.41         $10,000        $9,441                N/A
207    Valley Mini Storage                                   68,540        1.30           N/A          $4,554                N/A

                                                    -----------------
Total/Weighted Average (13):                           $ 90,055,615
                                                    =================

                                                      Underwritable
                                                        Recurring                                                      Percentage of
                                                       Replacement     Underwritable      Original        Cut-off         Initial
#      Property Name                                     Reserve           LC&TI           Balance      Balance (8)     Pool Balance
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                        $16,000            N/A            1,255,000      1,236,284        0.2%
169    CoMax Realty Building                             $11,835          $23,740          1,227,000      1,226,331        0.2%
170    Guardian Self Storage                             $6,657             N/A            1,202,000      1,198,742        0.2%
171    Villas Of Loiret                                  $3,000             N/A            1,200,000      1,197,703        0.2%
172    West Marine Center                                $1,104           $10,993          1,187,700      1,187,020        0.2%
173    33 St. Mark's Place                               $2,978            $8,240          1,200,000      1,181,502        0.2%
174    The Space Place                                   $6,515             N/A            1,173,750      1,172,594        0.2%
175    University of Phoenix Building UPX II             $2,640           $12,623          1,100,000      1,094,026        0.1%
176    The Chevelle Apartments                           $16,000            N/A            1,100,000      1,080,843        0.1%
177    Foxborough Office Park                            $1,997           $13,514          1,068,000      1,064,646        0.1%
178    Tree Tops Apartments                              $8,000             N/A            1,040,000      1,039,385        0.1%
179    Existing Industral Building                       $2,482            $9,711          1,029,000      1,019,082        0.1%
180    14255 North 79th Street                           $4,357            $9,813          1,012,000      1,010,215        0.1%
181    Beverly Boulevard Retail                          $2,065           $13,764          1,015,000      1,009,695        0.1%
182    Littlefield Apartments                            $4,800             N/A            1,007,000      1,006,338        0.1%
183    The Woods of Old West Lawrence                    $10,000            N/A            1,000,000        999,427        0.1%
184    Villa Fortuna Apartments                          $8,000             N/A            1,000,000        998,279        0.1%
185    Clinton Heights Apartments                        $17,000            N/A              960,000        959,450        0.1%
186    Green Acres Mobile Estates                        $5,600             N/A              900,000        899,440        0.1%
187    University of Phoenix Building UPX III            $2,163           $10,342            900,000        895,112        0.1%
188    The Cedars Apartments                             $28,800            N/A              900,000        884,463        0.1%
189    Parkview Apartments                               $12,720            N/A              880,000        865,284        0.1%
190    Highland Arms Apartments                          $7,750             N/A              850,000        848,591        0.1%
191    Central CA Health Services                        $1,880            $9,400            850,000        846,014        0.1%
192    Panorama Place                                    $2,125           $14,782            830,000        828,374        0.1%
193    Lone Oak Apartments                               $15,000            N/A              825,000        809,970        0.1%
194    Rio Mesa Self Storage                             $7,584             N/A              800,000        793,354        0.1%
195    Yorktown Apartments                               $4,858             N/A              780,000        779,528        0.1%
196    Crossings Center I                                $7,251           $15,106            760,000        759,300        0.1%
197    The Willow Woods Apartments                       $8,960             N/A              750,000        748,277        0.1%
198    409-415 Main Street                               $5,400           $12,000            750,000        746,107        0.1%
199    A-1 Mini-Storage                                  $2,589             N/A              725,000        724,296        0.1%
200    1740 Lynnwood Road                                $2,843           $14,213            716,250        715,115        0.1%
201    Williamsburg Apartments                           $8,500             N/A              670,000        668,933        0.1%
202    3-5 Dana Drive                                    $6,000             N/A              663,000        661,993        0.1%
203    Lamar Place Apartments                            $7,500             N/A              656,000        655,646        0.1%
204    218-14 and 218-22 Jamaica Avenue                  $2,372            $8,692            640,000        639,661        0.1%
205    Hines Plaza Apartments                            $10,000            N/A              625,000        613,653        0.1%
206    A-1 Self & Boat Storage                           $9,441             N/A              560,000        558,423        0.1%
207    Valley Mini Storage                               $4,554             N/A              543,750        542,290        0.1%

                                                                                       ---------------------------------------------
Total/Weighted Average (13):                                                           $ 763,409,826   $760,414,266      100.0%
                                                                                       =============================================

                                                                            Orig   Rem.         Orig           Rem.
                                                          Maturity          Amort. Amort.      Term to        Term to      Interest
#      Property Name                                      Balance           Term   Term      Maturity (9)   Maturity (9)     Rate
-----------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         1,012,267          300    287         120            107          7.270%
169    CoMax Realty Building                              1,122,802          360    359         120            119          9.010%
170    Guardian Self Storage                              1,003,857          300    297         120            117          8.460%
171    Villas Of Loiret                                     949,107          360    357         180            177          7.750%
172    West Marine Center                                 1,081,184          360    359         120            119          8.770%
173    33 St. Mark's Place                                  973,962          300    286         120            106          7.470%
174    The Space Place                                      978,578          300    299         120            119          8.400%
175    University of Phoenix Building UPX II                914,304          300    294         120            114          8.280%
176    The Chevelle Apartments                              885,924          300    285         120            105          7.220%
177    Foxborough Office Park                               962,463          360    354         120            114          8.310%
178    Tree Tops Apartments                                 943,587          360    359         120            119          8.620%
179    Existing Industral Building                          976,671          360    347         60             47           7.180%
180    14255 North 79th Street                              907,102          360    357         120            117          8.090%
181    Beverly Boulevard Retail                              28,426          180    178         180            178          8.660%
182    Littlefield Apartments                               902,797          360    359         120            119          8.100%
183    The Woods of Old West Lawrence                       910,318          360    359         120            119          8.770%
184    Villa Fortuna Apartments                             898,455          360    357         120            117          8.190%
185    Clinton Heights Apartments                           873,905          360    359         120            119          8.770%
186    Green Acres Mobile Estates                           811,956          360    359         120            119          8.370%
187    University of Phoenix Building UPX III               748,067          300    294         120            114          8.280%
188    The Cedars Apartments                                725,957          300    285         120            105          7.270%
189    Parkview Apartments                                  704,251          300    286         120            106          7.010%
190    Highland Arms Apartments                             766,350          360    357         120            117          8.340%
191    Central CA Health Services                           720,619          300    294         120            114          9.000%
192    Panorama Place                                       751,557          360    356         120            116          8.520%
193    Lone Oak Apartments                                  659,120          300    285         120            105          6.960%
194    Rio Mesa Self Storage                                 20,031          180    177         180            177          8.250%
195    Yorktown Apartments                                  705,942          360    359         120            119          8.510%
196    Crossings Center I                                   691,080          360    358         120            118          8.710%
197    The Willow Woods Apartments                          669,984          360    356         120            116          7.940%
198    409-415 Main Street                                  375,631          180    178         120            118          8.730%
199    A-1 Mini-Storage                                     605,962          300    299         120            119          8.490%
200    1740 Lynnwood Road                                   604,885          300    298         120            118          8.860%
201    Williamsburg Apartments                              606,276          360    357         120            117          8.500%
202    3-5 Dana Drive                                       481,875          240    239         120            119          8.890%
203    Lamar Place Apartments                               622,984          360    359         84             83           9.060%
204    218-14 and 218-22 Jamaica Avenue                     587,400          360    359         120            119          9.150%
205    Hines Plaza Apartments                               499,645          300    285         120            105          6.980%
206    A-1 Self & Boat Storage                              406,609          240    238         120            118          8.850%
207    Valley Mini Storage                                  454,745          300    297         120            117          8.510%

                                                      ----------------------------------------------------------------------------
Total/Wghted Average (13):                            $ 661,528,692          345    340         121            116          7.982%
                                                      ============================================================================



                                                                                             First
                                                  Interest Calculation         Monthly      Payment   Maturity
#      Property Name                              (30/360 / Actual/360)        Payment       Date       Date     ARD (10)  Seasoning
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                      Actual/360                9,087.40   12/1/98   11/1/08                  13
169    CoMax Realty Building                           Actual/360                9,881.55   12/1/99   11/1/09                  1
170    Guardian Self Storage                           Actual/360                9,646.45   10/1/99    9/1/09                  3
171    Villas Of Loiret                                Actual/360                8,596.95   10/1/99    9/1/14                  3
172    West Marine Center                              Actual/360                9,360.61   12/1/99   11/1/09                  1
173    33 St. Mark's Place                             Actual/360                8,844.49   11/1/98   10/1/23    10/1/08       14
174    The Space Place                                 Actual/360                9,372.39   12/1/99   11/1/09                  1
175    University of Phoenix Building UPX II           Actual/360                8,695.01   7/1/99     6/1/09                  6
176    The Chevelle Apartments                         Actual/360                7,929.63   10/1/98    9/1/08                  15
177    Foxborough Office Park                          Actual/360                8,068.62   7/1/99     6/1/09                  6
178    Tree Tops Apartments                            Actual/360                8,085.31   12/1/99   11/1/09                  1
179    Existing Industral Building                     Actual/360                6,970.80   12/1/98   11/1/03                  13
180    14255 North 79th Street                         Actual/360                7,489.29   10/1/99    9/1/09                  3
181    Beverly Boulevard Retail                        Actual/360               10,090.53   11/1/99   10/1/14                  2
182    Littlefield Apartments                          Actual/360                7,459.33   12/1/99   11/1/09                  1
183    The Woods of Old West Lawrence                  Actual/360                7,881.29   12/1/99   11/1/09                  1
184    Villa Fortuna Apartments                        Actual/360                7,470.53   10/1/99    9/1/09                  3
185    Clinton Heights Apartments                      Actual/360                7,566.04   12/1/99   11/1/09                  1
186    Green Acres Mobile Estates                      Actual/360                6,837.47   12/1/99   11/1/09                  1
187    University of Phoenix Building UPX III          Actual/360                7,114.10   7/1/99     6/1/09                  6
188    The Cedars Apartments                           Actual/360                6,516.86   10/1/98    9/1/08                  15
189    Parkview Apartments                             Actual/360                6,225.27   11/1/98   10/1/23    10/1/08       14
190    Highland Arms Apartments                        Actual/360                6,439.63   10/1/99    9/1/09                  3
191    Central CA Health Services                      Actual/360                7,133.17   7/1/99     6/1/09                  6
192    Panorama Place                                  Actual/360                6,393.75   9/1/99     8/1/09                  4
193    Lone Oak Apartments                             Actual/360                5,809.89   10/1/98    9/1/08                  15
194    Rio Mesa Self Storage                           Actual/360                7,761.12   10/1/99    9/1/14                  3
195    Yorktown Apartments                             Actual/360                6,003.05   12/1/99   11/1/09                  1
196    Crossings Center I                              Actual/360                5,957.22   11/1/99   10/1/09                  2
197    The Willow Woods Apartments                     Actual/360                5,471.90   9/1/99     8/1/09                  4
198    409-415 Main Street                             Actual/360                7,487.01   11/1/99   10/1/09                  2
199    A-1 Mini-Storage                                Actual/360                5,833.01   12/1/99   11/1/09                  1
200    1740 Lynnwood Road                              Actual/360                5,942.23   11/1/99   10/1/09                  2
201    Williamsburg Apartments                         Actual/360                5,151.72   10/1/99    9/1/09                  3
202    3-5 Dana Drive                                  Actual/360                5,918.36   12/1/99   11/1/09                  1
203    Lamar Place Apartments                          Actual/360                5,306.67   12/1/99   11/1/06                  1
204    218-14 and 218-22 Jamaica Avenue                Actual/360                5,218.81   12/1/99   11/1/09                  1
205    Hines Plaza Apartments                          Actual/360                4,409.40   10/1/98    9/1/08                  15
206    A-1 Self & Boat Storage                         Actual/360                4,984.57   11/1/99   10/1/09                  2
207    Valley Mini Storage                             Actual/360                4,382.09   10/1/99    9/1/09                  3

                                                                          ----------------                                ----------
Total/Weighted Average (13):                                              $  5,672,454.68                                      5
                                                                          ================                                ==========


                                                                                                             Original
                                                                                                             Lockout
                                                       Servicing and      Prepayment Provision                Period
#      Property Name                                    Trustee Fees      as of Origination (11)             (Months)
---------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         0.0823%         L (4.92), YM 1% (4.75), O (0.33)      59
169    CoMax Realty Building                              0.0523%         L (9.5), O (0.5)                     114
170    Guardian Self Storage                              0.0823%         L (9.67), O (0.33)                   116
171    Villas Of Loiret                                   0.0823%         L (14.67), O (0.33)                  176
172    West Marine Center                                 0.0523%         L (9.5), O (0.5)                     114
173    33 St. Mark's Place                                0.0823%         L (3.92), YM 1% (5.5), O (0.58)       47
174    The Space Place                                    0.0823%         L (9.67), O (0.33)                   116
175    University of Phoenix Building UPX II              0.1823%         L (9.67), O (0.33)                   116
176    The Chevelle Apartments                            0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
177    Foxborough Office Park                             0.0823%         L (9.67), O (0.33)                   116
178    Tree Tops Apartments                               0.0523%         L (9.5), O (0.5)                     114
179    Existing Industral Building                        0.0823%         L (2.42), YM 1% (2.25), O (0.33)      29
180    14255 North 79th Street                            0.1823%         L (9.67), O (0.33)                   116
181    Beverly Boulevard Retail                           0.0523%         L (14.5), O (0.5)                    174
182    Littlefield Apartments                             0.0523%         L (9.5), O (0.5)                     114
183    The Woods of Old West Lawrence                     0.0523%         L (9.5), O (0.5)                     114
184    Villa Fortuna Apartments                           0.0823%         L (9.67), O (0.33)                   116
185    Clinton Heights Apartments                         0.0523%         L (9.5), O (0.5)                     114
186    Green Acres Mobile Estates                         0.0523%         L (9.5), O (0.5)                     114
187    University of Phoenix Building UPX III             0.0823%         L (9.67), O (0.33)                   116
188    The Cedars Apartments                              0.1823%         L (4.92), YM 1% (4.5), O (0.58)       59
189    Parkview Apartments                                0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
190    Highland Arms Apartments                           0.0523%         L (9.5), O (0.5)                     114
191    Central CA Health Services                         0.0523%         L (9.5), O (0.5)                     114
192    Panorama Place                                     0.0823%         L (9.67), O (0.33)                   116
193    Lone Oak Apartments                                0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
194    Rio Mesa Self Storage                              0.0823%         L (14.67), O (0.33)                  176
195    Yorktown Apartments                                0.0523%         L (9.5), O (0.5)                     114
196    Crossings Center I                                 0.0523%         L (9.5), O (0.5)                     114
197    The Willow Woods Apartments                        0.0823%         L (9.67), O (0.33)                   116
198    409-415 Main Street                                0.0523%         L (9.5), O (0.5)                     114
199    A-1 Mini-Storage                                   0.0823%         L (9.67), O (0.33)                   116
200    1740 Lynnwood Road                                 0.0523%         L (9.5), O (0.5)                     114
201    Williamsburg Apartments                            0.0523%         L (9.5), O (0.5)                     114
202    3-5 Dana Drive                                     0.0523%         L (9.5), O (0.5)                     114
203    Lamar Place Apartments                             0.0523%         L (6.5), O (0.5)                      78
204    218-14 and 218-22 Jamaica Avenue                   0.0523%         L (9.5), O (0.5)                     114
205    Hines Plaza Apartments                             0.0823%         L (4.92), YM 1% (4.5), O (0.58)       59
206    A-1 Self & Boat Storage                            0.0523%         L (9.5), O (0.5)                     114
207    Valley Mini Storage                                0.0823%         L (9.67), O (0.33)                   116

                                                     -----------------
Total/Weighted Average (13):                              0.0849%
                                                     =================

                                                       Original     Original
                                                        Yield      Prepayment   Original                                    Yield
                                                     Maintenance     Premium      Open                        Lockout    Maintenance
                                                        Period       Period      Period                     Expiration    Expiration
#      Property Name                                   (Months)     (Months)    (Months)  Defeasance (12)      Date          Date
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         57            0          4           No             10/1/03       7/1/08
169    CoMax Realty Building                              0             0          6           Yes            5/1/09         N/A
170    Guardian Self Storage                              0             0          4           Yes            5/1/09         N/A
171    Villas Of Loiret                                   0             0          4           Yes            5/1/14         N/A
172    West Marine Center                                 0             0          6           Yes            5/1/09         N/A
173    33 St. Mark's Place                                66            0          7           No             9/1/02        3/1/08
174    The Space Place                                    0             0          4           Yes            7/1/09         N/A
175    University of Phoenix Building UPX II              0             0          4           Yes            2/1/09         N/A
176    The Chevelle Apartments                            54            0          7           No             8/1/03        2/1/08
177    Foxborough Office Park                             0             0          4           Yes            2/1/09         N/A
178    Tree Tops Apartments                               0             0          6           Yes            5/1/09         N/A
179    Existing Industral Building                        27            0          4           No             4/1/01        7/1/03
180    14255 North 79th Street                            0             0          4           Yes            5/1/09         N/A
181    Beverly Boulevard Retail                           0             0          6           Yes            4/1/14         N/A
182    Littlefield Apartments                             0             0          6           Yes            5/1/09         N/A
183    The Woods of Old West Lawrence                     0             0          6           Yes            5/1/09         N/A
184    Villa Fortuna Apartments                           0             0          4           Yes            5/1/09         N/A
185    Clinton Heights Apartments                         0             0          6           Yes            5/1/09         N/A
186    Green Acres Mobile Estates                         0             0          6           Yes            5/1/09         N/A
187    University of Phoenix Building UPX III             0             0          4           Yes            2/1/09         N/A
188    The Cedars Apartments                              54            0          7           No             8/1/03        2/1/08
189    Parkview Apartments                                54            0          7           No             9/1/03        3/1/08
190    Highland Arms Apartments                           0             0          6           Yes            3/1/09         N/A
191    Central CA Health Services                         0             0          6           Yes            12/1/08        N/A
192    Panorama Place                                     0             0          4           Yes            4/1/09         N/A
193    Lone Oak Apartments                                54            0          7           No             8/1/03        2/1/08
194    Rio Mesa Self Storage                              0             0          4           Yes            5/1/14         N/A
195    Yorktown Apartments                                0             0          6           Yes            5/1/09         N/A
196    Crossings Center I                                 0             0          6           Yes            4/1/09         N/A
197    The Willow Woods Apartments                        0             0          4           Yes            4/1/09         N/A
198    409-415 Main Street                                0             0          6           Yes            4/1/09         N/A
199    A-1 Mini-Storage                                   0             0          4           Yes            7/1/09         N/A
200    1740 Lynnwood Road                                 0             0          6           Yes            4/1/09         N/A
201    Williamsburg Apartments                            0             0          6           Yes            3/1/09         N/A
202    3-5 Dana Drive                                     0             0          6           Yes            5/1/09         N/A
203    Lamar Place Apartments                             0             0          6           Yes            5/1/06         N/A
204    218-14 and 218-22 Jamaica Avenue                   0             0          6           Yes            5/1/09         N/A
205    Hines Plaza Apartments                             54            0          7           No             8/1/03        2/1/08
206    A-1 Self & Boat Storage                            0             0          6           Yes            4/1/09         N/A
207    Valley Mini Storage                                0             0          4           Yes            5/1/09         N/A


Total/Weighted Average (13):

                                                      Prepayment
                                                       Premium                          Utilities                         Subject
                                                      Expiration       Hotel        Multifamily Tenant      Multifamily    Studio
#      Property Name                                     Date        Franchise             Pays              Elevators     Units
---------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                        N/A            N/A      Electric/Gas/Water/Sewer        0          N/A
169    CoMax Realty Building                             N/A            N/A                N/A                  N/A         N/A
170    Guardian Self Storage                             N/A            N/A                N/A                  N/A         N/A
171    Villas Of Loiret                                  N/A            N/A        Electric/Water/Sewer          0          N/A
172    West Marine Center                                N/A            N/A                N/A                  N/A         N/A
173    33 St. Mark's Place                               N/A            N/A                N/A                  N/A         N/A
174    The Space Place                                   N/A            N/A                N/A                  N/A         N/A
175    University of Phoenix Building UPX II             N/A            N/A                N/A                  N/A         N/A
176    The Chevelle Apartments                           N/A            N/A                None                  0           26
177    Foxborough Office Park                            N/A            N/A                N/A                  N/A         N/A
178    Tree Tops Apartments                              N/A            N/A              Electric                0           1
179    Existing Industral Building                       N/A            N/A                N/A                  N/A         N/A
180    14255 North 79th Street                           N/A            N/A                N/A                  N/A         N/A
181    Beverly Boulevard Retail                          N/A            N/A                N/A                  N/A         N/A
182    Littlefield Apartments                            N/A            N/A              Electric                0          N/A
183    The Woods of Old West Lawrence                    N/A            N/A              Electric                0           1
184    Villa Fortuna Apartments                          N/A            N/A        Electric/Water/Sewer          0          N/A
185    Clinton Heights Apartments                        N/A            N/A         Electric/Gas/Water           0          N/A
186    Green Acres Mobile Estates                        N/A            N/A                N/A                  N/A         N/A
187    University of Phoenix Building UPX III            N/A            N/A                N/A                  N/A         N/A
188    The Cedars Apartments                             N/A            N/A        Electric/Water/Sewer          0          N/A
189    Parkview Apartments                               N/A            N/A              Electric                1           4
190    Highland Arms Apartments                          N/A            N/A              Electric                1           3
191    Central CA Health Services                        N/A            N/A                N/A                  N/A         N/A
192    Panorama Place                                    N/A            N/A                N/A                  N/A         N/A
193    Lone Oak Apartments                               N/A            N/A              Electric                0          N/A
194    Rio Mesa Self Storage                             N/A            N/A                N/A                  N/A         N/A
195    Yorktown Apartments                               N/A            N/A              Electric                0          N/A
196    Crossings Center I                                N/A            N/A                N/A                  N/A         N/A
197    The Willow Woods Apartments                       N/A            N/A              Electric                0          N/A
198    409-415 Main Street                               N/A            N/A                N/A                  N/A         N/A
199    A-1 Mini-Storage                                  N/A            N/A                N/A                  N/A         N/A
200    1740 Lynnwood Road                                N/A            N/A                N/A                  N/A         N/A
201    Williamsburg Apartments                           N/A            N/A            Electric/Gas              0          N/A
202    3-5 Dana Drive                                    N/A            N/A        Electric/Water/Sewer          0          N/A
203    Lamar Place Apartments                            N/A            N/A              Electric                0          N/A
204    218-14 and 218-22 Jamaica Avenue                  N/A            N/A                N/A                  N/A         N/A
205    Hines Plaza Apartments                            N/A            N/A              Electric                0          N/A
206    A-1 Self & Boat Storage                           N/A            N/A                N/A                  N/A         N/A
207    Valley Mini Storage                               N/A            N/A                N/A                  N/A         N/A


Total/Weighted Average (13):


                                                        Subject         Subject        Subject        Subject         Subject
                                                        Studio           Studio          1 BR          1 BR             1 BR
#      Property Name                                   Avg. Rent       Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         N/A             N/A             16           $371             $395
169    CoMax Realty Building                              N/A             N/A            N/A            N/A             N/A
170    Guardian Self Storage                              N/A             N/A            N/A            N/A             N/A
171    Villas Of Loiret                                   N/A             N/A            N/A            N/A             N/A
172    West Marine Center                                 N/A             N/A            N/A            N/A             N/A
173    33 St. Mark's Place                                N/A             N/A            N/A            N/A             N/A
174    The Space Place                                    N/A             N/A            N/A            N/A             N/A
175    University of Phoenix Building UPX II              N/A             N/A            N/A            N/A             N/A
176    The Chevelle Apartments                           $394             $415            17           $500             $595
177    Foxborough Office Park                             N/A             N/A            N/A            N/A             N/A
178    Tree Tops Apartments                              $325             $325            16           $528             $625
179    Existing Industral Building                        N/A             N/A            N/A            N/A             N/A
180    14255 North 79th Street                            N/A             N/A            N/A            N/A             N/A
181    Beverly Boulevard Retail                           N/A             N/A            N/A            N/A             N/A
182    Littlefield Apartments                             N/A             N/A            N/A            N/A             N/A
183    The Woods of Old West Lawrence                    $465             $465           N/A            N/A             N/A
184    Villa Fortuna Apartments                           N/A             N/A            N/A            N/A             N/A
185    Clinton Heights Apartments                         N/A             N/A             68           $324             $335
186    Green Acres Mobile Estates                         N/A             N/A            N/A            N/A             N/A
187    University of Phoenix Building UPX III             N/A             N/A            N/A            N/A             N/A
188    The Cedars Apartments                              N/A             N/A             88           $298             $399
189    Parkview Apartments                               $437             $440            28           $505             $555
190    Highland Arms Apartments                          $422             $425            10           $523             $530
191    Central CA Health Services                         N/A             N/A            N/A            N/A             N/A
192    Panorama Place                                     N/A             N/A            N/A            N/A             N/A
193    Lone Oak Apartments                                N/A             N/A             14           $355             $360
194    Rio Mesa Self Storage                              N/A             N/A            N/A            N/A             N/A
195    Yorktown Apartments                                N/A             N/A            N/A            N/A             N/A
196    Crossings Center I                                 N/A             N/A            N/A            N/A             N/A
197    The Willow Woods Apartments                        N/A             N/A             1            $495             $495
198    409-415 Main Street                                N/A             N/A            N/A            N/A             N/A
199    A-1 Mini-Storage                                   N/A             N/A            N/A            N/A             N/A
200    1740 Lynnwood Road                                 N/A             N/A            N/A            N/A             N/A
201    Williamsburg Apartments                            N/A             N/A             12           $349             $350
202    3-5 Dana Drive                                     N/A             N/A             3            $525             $550
203    Lamar Place Apartments                             N/A             N/A             22           $430             $505
204    218-14 and 218-22 Jamaica Avenue                   N/A             N/A            N/A            N/A             N/A
205    Hines Plaza Apartments                             N/A             N/A             8            $365             $370
206    A-1 Self & Boat Storage                            N/A             N/A            N/A            N/A             N/A
207    Valley Mini Storage                                N/A             N/A            N/A            N/A             N/A


Total/Weighted Average (13):


                                                       Subject        Subject         Subject        Subject        Subject
                                                         2 BR          2 BR             2 BR           3 BR          3 BR
#      Property Name                                    Units        Avg. Rent       Max. Rent        Units        Avg. Rent
------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         48           $421             $450           N/A            N/A
169    CoMax Realty Building                             N/A            N/A             N/A            N/A            N/A
170    Guardian Self Storage                             N/A            N/A             N/A            N/A            N/A
171    Villas Of Loiret                                  N/A            N/A             N/A             12          $1,254
172    West Marine Center                                N/A            N/A             N/A            N/A            N/A
173    33 St. Mark's Place                               N/A            N/A             N/A            N/A            N/A
174    The Space Place                                   N/A            N/A             N/A            N/A            N/A
175    University of Phoenix Building UPX II             N/A            N/A             N/A            N/A            N/A
176    The Chevelle Apartments                            21           $623             $725           N/A            N/A
177    Foxborough Office Park                            N/A            N/A             N/A            N/A            N/A
178    Tree Tops Apartments                               15           $631             $650           N/A            N/A
179    Existing Industral Building                       N/A            N/A             N/A            N/A            N/A
180    14255 North 79th Street                           N/A            N/A             N/A            N/A            N/A
181    Beverly Boulevard Retail                          N/A            N/A             N/A            N/A            N/A
182    Littlefield Apartments                             16          $1,152           $1,400          N/A            N/A
183    The Woods of Old West Lawrence                     39           $485             $490           N/A            N/A
184    Villa Fortuna Apartments                           32           $530             $535           N/A            N/A
185    Clinton Heights Apartments                        N/A            N/A             N/A            N/A            N/A
186    Green Acres Mobile Estates                        N/A            N/A             N/A            N/A            N/A
187    University of Phoenix Building UPX III            N/A            N/A             N/A            N/A            N/A
188    The Cedars Apartments                              8            $396             $429           N/A            N/A
189    Parkview Apartments                                16           $553             $575           N/A            N/A
190    Highland Arms Apartments                           11           $593             $610            7            $666
191    Central CA Health Services                        N/A            N/A             N/A            N/A            N/A
192    Panorama Place                                    N/A            N/A             N/A            N/A            N/A
193    Lone Oak Apartments                                38           $419             $425            8            $468
194    Rio Mesa Self Storage                             N/A            N/A             N/A            N/A            N/A
195    Yorktown Apartments                                17           $815             $875           N/A            N/A
196    Crossings Center I                                N/A            N/A             N/A            N/A            N/A
197    The Willow Woods Apartments                        31           $525             $550           N/A            N/A
198    409-415 Main Street                               N/A            N/A             N/A            N/A            N/A
199    A-1 Mini-Storage                                  N/A            N/A             N/A            N/A            N/A
200    1740 Lynnwood Road                                N/A            N/A             N/A            N/A            N/A
201    Williamsburg Apartments                            22           $424             $425           N/A            N/A
202    3-5 Dana Drive                                     21           $631             $675           N/A            N/A
203    Lamar Place Apartments                             8            $553             $635           N/A            N/A
204    218-14 and 218-22 Jamaica Avenue                  N/A            N/A             N/A            N/A            N/A
205    Hines Plaza Apartments                             24           $420             $430            8            $461
206    A-1 Self & Boat Storage                           N/A            N/A             N/A            N/A            N/A
207    Valley Mini Storage                               N/A            N/A             N/A            N/A            N/A


Total/Weighted Average (13):

                                                        Subject        Subject        Subject         Subject
                                                          3 BR           4 BR          4 BR             4 BR
#      Property Name                                   Max. Rent        Units        Avg. Rent       Max. Rent
-------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                         N/A            N/A            N/A             N/A
169    CoMax Realty Building                              N/A            N/A            N/A             N/A
170    Guardian Self Storage                              N/A            N/A            N/A             N/A
171    Villas Of Loiret                                  $1,350          N/A            N/A             N/A
172    West Marine Center                                 N/A            N/A            N/A             N/A
173    33 St. Mark's Place                                N/A            N/A            N/A             N/A
174    The Space Place                                    N/A            N/A            N/A             N/A
175    University of Phoenix Building UPX II              N/A            N/A            N/A             N/A
176    The Chevelle Apartments                            N/A            N/A            N/A             N/A
177    Foxborough Office Park                             N/A            N/A            N/A             N/A
178    Tree Tops Apartments                               N/A            N/A            N/A             N/A
179    Existing Industral Building                        N/A            N/A            N/A             N/A
180    14255 North 79th Street                            N/A            N/A            N/A             N/A
181    Beverly Boulevard Retail                           N/A            N/A            N/A             N/A
182    Littlefield Apartments                             N/A            N/A            N/A             N/A
183    The Woods of Old West Lawrence                     N/A            N/A            N/A             N/A
184    Villa Fortuna Apartments                           N/A            N/A            N/A             N/A
185    Clinton Heights Apartments                         N/A            N/A            N/A             N/A
186    Green Acres Mobile Estates                         N/A            N/A            N/A             N/A
187    University of Phoenix Building UPX III             N/A            N/A            N/A             N/A
188    The Cedars Apartments                              N/A            N/A            N/A             N/A
189    Parkview Apartments                                N/A            N/A            N/A             N/A
190    Highland Arms Apartments                           $685           N/A            N/A             N/A
191    Central CA Health Services                         N/A            N/A            N/A             N/A
192    Panorama Place                                     N/A            N/A            N/A             N/A
193    Lone Oak Apartments                                $475           N/A            N/A             N/A
194    Rio Mesa Self Storage                              N/A            N/A            N/A             N/A
195    Yorktown Apartments                                N/A            N/A            N/A             N/A
196    Crossings Center I                                 N/A            N/A            N/A             N/A
197    The Willow Woods Apartments                        N/A            N/A            N/A             N/A
198    409-415 Main Street                                N/A            N/A            N/A             N/A
199    A-1 Mini-Storage                                   N/A            N/A            N/A             N/A
200    1740 Lynnwood Road                                 N/A            N/A            N/A             N/A
201    Williamsburg Apartments                            N/A            N/A            N/A             N/A
202    3-5 Dana Drive                                     N/A            N/A            N/A             N/A
203    Lamar Place Apartments                             N/A            N/A            N/A             N/A
204    218-14 and 218-22 Jamaica Avenue                   N/A            N/A            N/A             N/A
205    Hines Plaza Apartments                             $475           N/A            N/A             N/A
206    A-1 Self & Boat Storage                            N/A            N/A            N/A             N/A
207    Valley Mini Storage                                N/A            N/A            N/A             N/A


Total/Weighted Average (13):


                                                                         Major                       Major                Major
                                                                       Tenant #1                   Tenant #1         Tenant #1 Lease
#      Property Name                                                     Name                       Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                                         N/A                         N/A                  N/A
169    CoMax Realty Building                                 Greenberg, Grant & Associates           12,950              1/1/02
170    Guardian Self Storage                                              N/A                         N/A                  N/A
171    Villas Of Loiret                                                   N/A                         N/A                  N/A
172    West Marine Center                                      West Marine Products Inc.             5,521               7/28/13
173    33 St. Mark's Place                                        Smash Compact Discs                 728               12/31/99
174    The Space Place                                                    N/A                         N/A                  N/A
175    University of Phoenix Building UPX II                     University of Phoenix               13,200              2/28/06
176    The Chevelle Apartments                                            N/A                         N/A                  N/A
177    Foxborough Office Park                                Century 21 Worldwide/Johnston           3,438               4/30/03
178    Tree Tops Apartments                                               N/A                         N/A                  N/A
179    Existing Industral Building                               Flex Metal Components               24,823              5/31/02
180    14255 North 79th Street                                      Southwest Flexo                  3,350              11/30/99
181    Beverly Boulevard Retail                                     Modernica Inc.                   3,662               3/31/02
182    Littlefield Apartments                                             N/A                         N/A                  N/A
183    The Woods of Old West Lawrence                                     N/A                         N/A                  N/A
184    Villa Fortuna Apartments                                           N/A                         N/A                  N/A
185    Clinton Heights Apartments                                         N/A                         N/A                  N/A
186    Green Acres Mobile Estates                                         N/A                         N/A                  N/A
187    University of Phoenix Building UPX III                    University of Phoenix               10,815              2/28/06
188    The Cedars Apartments                                              N/A                         N/A                  N/A
189    Parkview Apartments                                                N/A                         N/A                  N/A
190    Highland Arms Apartments                                           N/A                         N/A                  N/A
191    Central CA Health Services                                Central Valley Health               9,400              12/31/11
192    Panorama Place                                               Coldwell Banker                  3,035               2/28/02
193    Lone Oak Apartments                                                N/A                         N/A                  N/A
194    Rio Mesa Self Storage                                              N/A                         N/A                  N/A
195    Yorktown Apartments                                                N/A                         N/A                  N/A
196    Crossings Center I                                           B.O.S.S., Inc.                   3,089               1/1/01
197    The Willow Woods Apartments                                        N/A                         N/A                  N/A
198    409-415 Main Street                                      Falls Metal Works, Inc.              27,000             12/31/09
199    A-1 Mini-Storage                                                   N/A                         N/A                  N/A
200    1740 Lynnwood Road                                          Mack Truck, Inc.                  11,450              8/26/05
201    Williamsburg Apartments                                            N/A                         N/A                  N/A
202    3-5 Dana Drive                                                     N/A                         N/A                  N/A
203    Lamar Place Apartments                                             N/A                         N/A                  N/A
204    218-14 and 218-22 Jamaica Avenue                            Genolyn Day Care                  2,710               6/30/08
205    Hines Plaza Apartments                                             N/A                         N/A                  N/A
206    A-1 Self & Boat Storage                                            N/A                         N/A                  N/A
207    Valley Mini Storage                                                N/A                         N/A                  N/A


Total/Weighted Average (13):

                                                                     Major                     Major                Major
                                                                   Tenant #2                 Tenant #2         Tenant #2 Lease
#      Property Name                                                  Name                    Sq. Ft.          Expiration Date
------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                                     N/A                       N/A                  N/A
169    CoMax Realty Building                                          N/A                       N/A                  N/A
170    Guardian Self Storage                                          N/A                       N/A                  N/A
171    Villas Of Loiret                                               N/A                       N/A                  N/A
172    West Marine Center                                    All About Fitness Inc             5,521               7/14/09
173    33 St. Mark's Place                                        Dilara, Inc.                  728                12/31/99
174    The Space Place                                                N/A                       N/A                  N/A
175    University of Phoenix Building UPX II                          N/A                       N/A                  N/A
176    The Chevelle Apartments                                        N/A                       N/A                  N/A
177    Foxborough Office Park                         Flynn & Campbell, LLP/Larry D. Flynn     2,902               4/30/14
178    Tree Tops Apartments                                           N/A                       N/A                  N/A
179    Existing Industral Building                                    N/A                       N/A                  N/A
180    14255 North 79th Street                                  CBH Enterprises                2,687               6/30/01
181    Beverly Boulevard Retail                                     In House                   1,962               5/31/03
182    Littlefield Apartments                                         N/A                       N/A                  N/A
183    The Woods of Old West Lawrence                                 N/A                       N/A                  N/A
184    Villa Fortuna Apartments                                       N/A                       N/A                  N/A
185    Clinton Heights Apartments                                     N/A                       N/A                  N/A
186    Green Acres Mobile Estates                                     N/A                       N/A                  N/A
187    University of Phoenix Building UPX III                         N/A                       N/A                  N/A
188    The Cedars Apartments                                          N/A                       N/A                  N/A
189    Parkview Apartments                                            N/A                       N/A                  N/A
190    Highland Arms Apartments                                       N/A                       N/A                  N/A
191    Central CA Health Services                                     N/A                       N/A                  N/A
192    Panorama Place                                         Partners For Growth              1,538               2/28/02
193    Lone Oak Apartments                                            N/A                       N/A                  N/A
194    Rio Mesa Self Storage                                          N/A                       N/A                  N/A
195    Yorktown Apartments                                            N/A                       N/A                  N/A
196    Crossings Center I                                         e-Tech, Inc.                 2,402                1/1/00
197    The Willow Woods Apartments                                    N/A                       N/A                  N/A
198    409-415 Main Street                                            N/A                       N/A                  N/A
199    A-1 Mini-Storage                                               N/A                       N/A                  N/A
200    1740 Lynnwood Road                                             N/A                       N/A                  N/A
201    Williamsburg Apartments                                        N/A                       N/A                  N/A
202    3-5 Dana Drive                                                 N/A                       N/A                  N/A
203    Lamar Place Apartments                                         N/A                       N/A                  N/A
204    218-14 and 218-22 Jamaica Avenue                             Popeye's                   1,800               4/30/08
205    Hines Plaza Apartments                                         N/A                       N/A                  N/A
206    A-1 Self & Boat Storage                                        N/A                       N/A                  N/A
207    Valley Mini Storage                                            N/A                       N/A                  N/A


Total/Weighted Average (13):

                                                                     Major                        Major                 Major
                                                                   Tenant #3                    Tenant #3          Tenant #3 Lease
#      Property Name                                                  Name                       Sq. Ft.           Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
168    College Station Apartments                                     N/A                          N/A                   N/A
169    CoMax Realty Building                                          N/A                          N/A                   N/A
170    Guardian Self Storage                                          N/A                          N/A                   N/A
171    Villas Of Loiret                                               N/A                          N/A                   N/A
172    West Marine Center                                             N/A                          N/A                   N/A
173    33 St. Mark's Place                                     Perseus Body, Inc.                  728                 9/30/99
174    The Space Place                                                N/A                          N/A                   N/A
175    University of Phoenix Building UPX II                          N/A                          N/A                   N/A
176    The Chevelle Apartments                                        N/A                          N/A                   N/A
177    Foxborough Office Park                               Al Suarez and Associates              1,686                6/30/03
178    Tree Tops Apartments                                           N/A                          N/A                   N/A
179    Existing Industral Building                                    N/A                          N/A                   N/A
180    14255 North 79th Street                                 Accents By Masters                 1,675                2/28/00
181    Beverly Boulevard Retail                                  Eduardo Lucero                   1,820                5/14/02
182    Littlefield Apartments                                         N/A                          N/A                   N/A
183    The Woods of Old West Lawrence                                 N/A                          N/A                   N/A
184    Villa Fortuna Apartments                                       N/A                          N/A                   N/A
185    Clinton Heights Apartments                                     N/A                          N/A                   N/A
186    Green Acres Mobile Estates                                     N/A                          N/A                   N/A
187    University of Phoenix Building UPX III                         N/A                          N/A                   N/A
188    The Cedars Apartments                                          N/A                          N/A                   N/A
189    Parkview Apartments                                            N/A                          N/A                   N/A
190    Highland Arms Apartments                                       N/A                          N/A                   N/A
191    Central CA Health Services                                     N/A                          N/A                   N/A
192    Panorama Place                                         Jerrod Wright, D.C.                 1,055                9/30/01
193    Lone Oak Apartments                                            N/A                          N/A                   N/A
194    Rio Mesa Self Storage                                          N/A                          N/A                   N/A
195    Yorktown Apartments                                            N/A                          N/A                   N/A
196    Crossings Center I                                      Dr. Joh's Tutoring                 1,805                1/1/01
197    The Willow Woods Apartments                                    N/A                          N/A                   N/A
198    409-415 Main Street                                            N/A                          N/A                   N/A
199    A-1 Mini-Storage                                               N/A                          N/A                   N/A
200    1740 Lynnwood Road                                             N/A                          N/A                   N/A
201    Williamsburg Apartments                                        N/A                          N/A                   N/A
202    3-5 Dana Drive                                                 N/A                          N/A                   N/A
203    Lamar Place Apartments                                         N/A                          N/A                   N/A
204    218-14 and 218-22 Jamaica Avenue                          The Associates                   1,250                2/28/01
205    Hines Plaza Apartments                                         N/A                          N/A                   N/A
206    A-1 Self & Boat Storage                                        N/A                          N/A                   N/A
207    Valley Mini Storage                                            N/A                          N/A                   N/A


Total/Weighted Average (13):

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                             Mortgage Interest Rates

                        Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                        Occupancy Rates at Underwriting

                        U/W Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                         Mortgaged Properties by State

                      Mortgage Loans by Amortization Type

                      Mortgaged Properties by Property Type

                    Mortgaged Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile


                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]


                                      A-2-2

                             Mortgage Interest Rates

                                                                                     Weighted
                                                                   Percentage of     Average                            Weighted
                                   Number of       Cut-off Date       Initial        Mortgage         Weighted           Average
            Range of                Mortgage         Principal     Mortgage Pool     Interest          Average        Cut-off Date
      Mortgage Interest Rates        Loans          Balance (1)       Balance          Rates         U/W DSCR (2)     LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
    6.320%     -     7.000%           16          $   64,233,696        8.4%           6.749%            1.41x            75.8%
    7.001%     -     7.250%           10              22,176,915        2.9%           7.137%            1.32             74.1%
    7.251%     -     7.500%           11              52,973,427        7.0%           7.408%            1.37             76.7%
    7.501%     -     7.750%            9              58,625,776        7.7%           7.695%            1.25             77.7%
    7.751%     -     8.000%           30             149,163,978       19.6%           7.918%            1.31             72.6%
    8.001%     -     8.250%           51             174,450,663       22.9%           8.133%            1.33             72.5%
    8.251%     -     8.500%           38             101,264,841       13.3%           8.346%            1.31             70.9%
    8.501%     -     8.750%           25             114,893,314       15.1%           8.593%            1.30             68.5%
    8.751%     -     9.000%           12              14,720,832        1.9%           8.829%            1.33             66.2%
    9.001%     -     9.280%            5               7,910,824        1.0%           9.149%            1.45             69.2%
                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:               207         $  760,414,266      100.0%           7.982%            1.32x            72.6%
                                  ==================================================================================================

Maximum Wtd. Avg. Mortgage Interest Rate:    9.280%
Minimum Wtd. Avg. Mortgage Interest Rate:    6.320%
Wtd. Avg. Mortgage Interest Rate:            7.982%

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                         Cut-off Date Principal Balances

                                                                                       Weighted
                                                                    Percentage of      Average                          Weighted
                                       Number of      Cut-off Date     Initial         Mortgage         Weighted         Average
       Range of Cut-off Date           Mortgage        Principal     Mortgage Pool     Interest         Average        Cut-off Date
        Principal Balances               Loans         Balance (1)      Balance          Rates        U/W DSCR (2)    LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
    $   399,636   -        500,000         1        $      399,636        0.1%           8.880%           1.42x           63.6%
        500,001   -        750,000        13             8,602,367        1.1%           8.552%           1.27            69.2%
        750,001   -      1,000,000        16            13,871,300        1.8%           8.174%           1.40            68.2%
      1,000,001   -      1,250,000        18            20,080,689        2.6%           8.205%           1.35            69.9%
      1,250,001   -      1,500,000        15            21,155,610        2.8%           8.129%           1.32            66.7%
      1,500,001   -      1,750,000        18            29,069,384        3.8%           8.109%           1.31            72.5%
      1,750,001   -      2,000,000        19            35,100,836        4.6%           7.863%           1.33            71.8%
      2,000,001   -      3,000,000        34            83,259,280       10.9%           8.066%           1.34            71.6%
      3,000,001   -      4,000,000        19            65,693,774        8.6%           7.938%           1.35            74.0%
      4,000,001   -      5,000,000        14            62,376,529        8.2%           7.970%           1.37            72.3%
      5,000,001   -      6,000,000        10            54,843,770        7.2%           7.964%           1.31            75.1%
      6,000,001   -      7,000,000         8            52,671,714        6.9%           7.928%           1.27            73.2%
      7,000,001   -      8,000,000         5            36,794,009        4.8%           7.892%           1.28            75.5%
      8,000,001   -      9,000,000         2            16,993,437        2.2%           7.463%           1.26            79.4%
      9,000,001   -     11,500,000         7            74,415,539        9.8%           7.674%           1.35            73.0%
     11,500,001   -     15,500,000         4            49,915,131        6.6%           7.974%           1.34            74.8%
     15,500,001   -     34,500,000         2            53,763,882        7.1%           7.865%           1.37            70.5%
     34,500,001   -   $ 44,973,184         2            81,407,381       10.7%           8.320%           1.26            71.1%

                                       ---------------------------------------------------------------------------------------------
Total/Weighted Average:                   207       $  760,414,266      100.0%           7.982%           1.32x           72.6%
                                       =============================================================================================

Maximum Cut-off Date Scheduled Principal Balance:   $ 44,973,184
Minimum Cut-off Date Scheduled Principal Balance:   $    399,636
Average Cut-off Date Scheduled Principal Balance:   $  3,673,499

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                           Original Amortization Terms

                                                                                    Weighted
                                                                    Percentage of    Average                            Weighted
           Range of                 Number of        Cut-off Date      Initial       Mortgage        Weighted            Average
    Original Amortization           Mortgage          Principal      Mortgage Pool  Interest          Average         Cut-off Date
       Terms (Months)                Loans            Balance (1)      Balance        Rates          U/W DSCR (2)     LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
     180       -      239               4          $    5,081,460        0.7%         8.532%            1.36x              56.3%
     240       -      299               8              11,844,518        1.6%         8.056%            1.27               67.3%
     300       -      313              66             147,265,364       19.4%         8.083%            1.40               68.1%
     314       -      360             129             596,222,924       78.4%         7.951%            1.31               73.9%
                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:               207          $  760,414,266      100.0%         7.982%            1.32x              72.6%
                                    ================================================================================================

Maximum Original Amortization Term (Months):                 360
Minimum Original Amortization Term (Months):                 180
Wtd. Avg. Original Amortization Term (Months):               345

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                      Original Terms to Stated Maturity (1)

                                                                                     Weighted
                                                                     Percentage of    Average                             Weighted
             Range of                Number of       Cut-off Date       Initial      Mortgage         Weighted            Average
          Original Terms             Mortgage         Principal      Mortgage Pool   Interest          Average         Cut-off Date
    to Stated Maturity (Months)       Loans           Balance (2)       Balance        Rates          U/W DSCR (3)     LTV Ratio (3)
------------------------------------------------------------------------------------------------------------------------------------
      60       -      115                6          $   21,767,262        2.9%         8.353%            1.30x              74.6%
     116       -      120              189             712,940,458       93.8%         7.974%            1.32               72.6%
     121       -      200                9              20,546,541        2.7%         7.950%            1.46               70.2%
     201       -      243                3               5,160,005        0.7%         7.734%            1.18               72.5%
                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:                207          $  760,414,266      100.0%         7.982%            1.32x              72.6%
                                    ================================================================================================

Maximum Original Term to Stated Maturity (Months):            243
Minimum Original Term to Stated Maturity (Months):             60
Wtd. Avg. Original Term to Stated Maturity (Months):          121

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

                          Remaining Amortization Terms

                                                                                   Weighted
                                                                  Percentage of    Average                             Weighted
             Range of           Number of         Cut-off Date       Initial       Mortgage         Weighted            Average
     Remaining Amortization     Mortgage           Principal      Mortgage Pool    Interest          Average         Cut-off Date
        Terms (Months)           Loans             Balance (1)       Balance        Rates          U/W DSCR (2)     LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
    177       -      238           10           $   14,171,340         1.9%         8.175%            1.31x              63.4%
    239       -      298           55              118,739,410        15.6%         8.015%            1.39               69.1%
    299       -      312           13               31,280,592         4.1%         8.363%            1.43               64.2%
    313       -      359          129              596,222,924        78.4%         7.951%            1.31               73.9%
                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:           207           $  760,414,266       100.0%         7.982%            1.32x              72.6%
                                ====================================================================================================

Maximum Remaining Amortization Term (Months):             359
Minimum Remaining Amortization Term (Months):             177
Wtd. Avg. Remaining Amortization Term (Months):           340

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                     Remaining Terms to Stated Maturity (1)

                                                                                    Weighted
                                                                    Percentage of   Average                            Weighted
            Range of               Number of      Cut-off Date         Initial      Mortgage         Weighted           Average
         Remaining Terms           Mortgage         Principal       Mortgage Pool   Interest         Average         Cut-off Date
   to Stated Maturity (Months)      Loans          Balance (2)         Balance       Rates          U/W DSCR (3)     LTV Ratio (3)
------------------------------------------------------------------------------------------------------------------------------------
     38        -      114             52        $   169,868,149        22.3%         7.365%            1.37x              74.6%
    115        -      119            143            564,839,571        74.3%         8.171%            1.31               72.1%
    120        -      199              9             20,546,541         2.7%         7.950%            1.46               70.2%
    200        -      241              3              5,160,005         0.7%         7.734%            1.18               72.5%
                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:              207         $  760,414,266       100.0%         7.982%            1.32x              72.6%
                                ====================================================================================================

Maximum Remaining Term to Stated Maturity (Months):         241
Minimum Remaining Term to Stated Maturity (Months):          38
Wtd. Avg. Remaining Term to Stated Maturity (Months):       116

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

                         Years Built/Years Renovated (1)

                                                                                     Weighted
                                                                  Percentage of      Average                            Weighted
                                  Number of       Cut-off Date       Initial         Mortgage         Weighted           Average
        Range of Years            Mortgaged         Principal      Mortgage Pool     Interest          Average         Cut-off Date
       Built/Renovated           Properties        Balance (2)       Balance           Rates         U/W DSCR (3)      LTV Ratio (3)
------------------------------------------------------------------------------------------------------------------------------------
     1963      -     1970             8          $   19,170,424         2.5%           7.961%            1.36x            72.2%
     1971      -     1980            21              49,608,416         6.5%           8.001%            1.32             74.9%
     1981      -     1990            58             234,026,071        30.8%           7.727%            1.36             73.6%
     1991      -     1999           125             457,609,356        60.2%           8.112%            1.31             71.8%
                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             212          $  760,414,266       100.0%           7.982%            1.32x            72.6%
                                 ===================================================================================================

Maximum Year Built/Renovated:     1999
Minimum Year Built/Renovated:     1963
Wtd. Avg. Year Built/Renovated:   1991

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

                         Occupancy Rates at Underwriting

                                                                                      Weighted
                                                                    Percentage of      Average                           Weighted
                                  Number of         Cut-off Date       Initial        Mortgage        Weighted           Average
          Range of                Mortgaged          Principal      Mortgage Pool     Interest         Average         Cut-off Date
    Occupancy Rates at U/W      Properties (1)      Balance (2)        Balance          Rates        U/W DSCR (3)      LTV Ratio (3)
------------------------------------------------------------------------------------------------------------------------------------
    79.0%      -     79.9%            2           $    2,162,854         0.3%           8.184%           1.32x             66.9%
    80.0%      -     89.9%           17               47,098,113         6.2%           8.177%           1.29              71.5%
    90.0%      -     94.9%           32              149,348,629        19.6%           8.127%           1.30              73.5%
    95.0%      -     97.4%           30              165,317,792        21.7%           7.715%           1.32              75.3%
    97.5%      -    100.0%          125              364,431,166        47.9%           7.979%           1.32              72.1%
                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             206           $  728,358,554        95.8%           7.963%           1.32x             73.1%
                                 ===================================================================================================

Maximum Occupancy Rate at U/W:     100.0%
Minimum Occupancy Rate at U/W:      79.0%
Wtd. Avg. Occupancy Rate at U/W:    96.3%

(1)   Does not include any hotel properties.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

                        U/W Debt Service Coverage Ratios

                                                                                 Weighted
                                                                Percentage of    Average                               Weighted
                              Number of        Cut-off Date        Initial       Mortgage          Weighted             Average
           Range of            Mortgage         Principal       Mortgage Pool    Interest           Average           Cut-off Date
           U/W DSCRs            Loans          Balance (1)         Balance         Rates          U/W DSCR (2)       LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
             CTL                  1          $    2,092,645          0.3%          8.140%             N/A                 N/A
     1.06x    -    1.19           1               1,653,637          0.2%          7.890%            1.06x               79.5%
     1.20     -    1.21          10              48,223,226          6.3%          8.103%            1.21                74.5%
     1.22     -    1.29          90             364,015,466         47.9%          8.025%            1.26                73.6%
     1.30     -    1.34          46             143,520,375         18.9%          8.057%            1.31                73.8%
     1.35     -    1.39          14              44,092,870          5.8%          8.095%            1.38                74.5%
     1.40     -    1.88x         45             156,816,048         20.6%          7.745%            1.51                67.8%
                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:         207          $  760,414,266        100.0%          7.982%            1.32x               72.6%
                              ======================================================================================================

Maximum U/W DSCR (2):        1.88x
Minimum U/W DSCR (2):        1.06x
Wtd. Avg. U/W DSCR (2):      1.32x

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                        Cut-off Date Loan-to-Value Ratios

                                                                                     Weighted
                                                                   Percentage of     Average                            Weighted
                                 Number of       Cut-off Date         Initial        Mortgage         Weighted           Average
     Range of Cut-off Date        Mortgage        Principal        Mortgage Pool     Interest          Average         Cut-off Date
      Loan-to-Value Ratios         Loans         Balance (1)          Balance         Rates          U/W DSCR (2)     LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
               CTL                   1          $    2,092,645          0.3%          8.140%              N/A              N/A
    40.50%      -     55.00%        10              24,157,104          3.2%          8.514%             1.40x            51.5%
    55.10%      -     65.00%        25              64,056,845          8.4%          8.165%             1.43             61.0%
    65.10%      -     67.50%        13              32,805,312          4.3%          8.156%             1.34             66.0%
    67.60%      -     70.00%        21             106,333,468         14.0%          8.293%             1.31             69.1%
    70.10%      -     72.50%        30              80,981,811         10.6%          8.195%             1.35             71.5%
    72.60%      -     75.00%        38             150,728,851         19.8%          7.891%             1.31             73.8%
    75.10%      -     77.50%        18              85,088,725         11.2%          7.737%             1.31             76.7%
    77.60%      -     78.50%        20              84,738,068         11.1%          7.577%             1.31             78.0%
    78.60%      -     79.50%        13              45,350,492          6.0%          7.704%             1.27             79.0%
    79.60%      -     80.00%        16              77,184,985         10.2%          8.048%             1.27             79.8%
    80.10%      -     86.40%         2               6,895,962          0.9%          7.380%             1.30             84.6%
                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            207          $  760,414,266        100.0%          7.982%             1.32x            72.6%
                                 ===================================================================================================

Maximum Cut-off Date LTV Ratio (2):       86.4%
Minimum Cut-off Date LTV Ratio (2):       40.5%
Wtd. Avg. Cut-off Date LTV Ratio (2):     72.6%

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                          Mortgaged Properties by State

                                                                           Weighted
                                                         Percentage of     Average                            Weighted
                           Number of     Cut-off Date       Initial        Mortgage          Weighted          Average
                           Mortgaged       Principal     Mortgage Pool     Interest           Average        Cut-off Date
State                     Properties      Balance (1)       Balance         Rates           U/W DSCR (2)    LTV Ratio (2)
-------------------------------------------------------------------------------------------------------------------------
California                    31        $  114,336,631       15.0%          8.080%             1.38x            67.5%
Texas                         31            88,276,580       11.6%          7.854%             1.31             75.2%
New York                      11            70,739,105        9.3%          8.468%             1.26             69.5%
Florida                       17            60,363,296        7.9%          8.105%             1.31             76.1%
Michigan                       4            48,873,899        6.4%          8.022%             1.26             74.5%
Oklahoma                       8            47,841,758        6.3%          7.408%             1.38             76.1%
Massachusetts                  7            41,219,405        5.4%          7.966%             1.34             72.6%
Pennsylvania                  10            35,551,312        4.7%          7.375%             1.45             73.6%
Virginia                       6            26,877,675        3.5%          7.965%             1.29             75.4%
Colorado                       8            22,895,070        3.0%          8.267%             1.34             68.1%
Georgia                        9            21,853,610        2.9%          8.036%             1.30             74.8%
New Jersey                     5            16,752,405        2.2%          8.200%             1.26             71.6%
Arizona                        7            14,696,058        1.9%          7.869%             1.29             74.9%
Tennessee                      2            14,563,109        1.9%          8.512%             1.29             73.2%
Minnesota                      3            12,864,772        1.7%          8.403%             1.38             67.3%
New Hampshire                  4            12,651,727        1.7%          7.161%             1.27             76.4%
Maryland                       3            11,836,875        1.6%          7.938%             1.30             74.7%
Connecticut                    5            10,660,610        1.4%          8.341%             1.28             69.7%
Indiana                        4             9,943,866        1.3%          8.049%             1.22             72.7%
Arkansas                       5             8,870,042        1.2%          8.397%             1.28             71.4%
Wisconsin                      2             8,813,834        1.2%          7.950%             1.39             70.7%
Kansas                         5             7,172,099        0.9%          7.561%             1.35             78.8%
Louisiana                      5             6,403,302        0.8%          7.597%             1.42             71.9%
Ohio                           3             6,088,297        0.8%          7.452%             1.31             77.7%
Washington                     2             5,930,387        0.8%          7.432%             1.34             76.1%
Kentucky                       1             5,715,099        0.8%          8.170%             1.25             78.3%
Nebraska                       1             5,596,509        0.7%          8.360%             1.21             80.0%
Oregon                         3             4,590,953        0.6%          7.487%             1.34             60.6%
Utah                           2             4,187,021        0.6%          8.183%             1.27             72.4%
Vermont                        1             3,812,987        0.5%          7.260%             1.65             71.5%
Nevada                         2             3,434,286        0.5%          8.085%             1.28             75.0%
Mississippi                    1             2,160,270        0.3%          8.100%             1.25             78.7%
New Mexico                     2             1,989,138        0.3%          8.280%             1.33             54.9%
Iowa                           1             1,438,558        0.2%          8.030%             1.36             66.6%
Idaho                          1             1,413,723        0.2%          6.950%             1.31             64.3%
                          -----------------------------------------------------------------------------------------------
Total/Weighted Average:      212        $  760,414,266      100.0%          7.982%             1.32x            72.6%
                          ===============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                       Mortgage Loans by Amortization Type

                                                                           Weighted
                                                         Percentage of     Average                            Weighted
                           Number of     Cut-off Date       Initial        Mortgage          Weighted          Average
                           Mortgage        Principal     Mortgage Pool     Interest           Average        Cut-off Date
Loan Type                   Loans         Balance (1)       Balance         Rates           U/W DSCR (2)    LTV Ratio (2)
-------------------------------------------------------------------------------------------------------------------------
Balloon                      192        $  681,963,958       89.7%          7.971%             1.33x            72.8%
Hyper-Amortizing              10            71,047,595        9.3%          8.079%             1.31             71.6%
Fully Amortizing               5             7,402,714        1.0%          8.066%             1.30             63.3%
                           ----------------------------------------------------------------------------------------------
Total/Weighted Average:      207        $  760,414,266      100.0%          7.982%             1.32x            72.6%
                           ==============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                      Mortgaged Properties by Property Type

                                                                                Weighted
                                                                Percentage of   Average                           Weighted
                                 Number of       Cut-off Date      Initial      Mortgage        Weighted           Average
                                 Mortgaged         Principal    Mortgage Pool   Interest         Average         Cut-off Date
Property Type                   Properties        Balance (1)      Balance        Rates        U/W DSCR (2)     LTV Ratio (2)
-----------------------------------------------------------------------------------------------------------------------------
Multifamily                         84          $  295,917,163      38.9%         7.736%          1.32x              75.5%
Retail                              43             201,274,526      26.5%         8.140%          1.28               72.1%
Office                              37             134,954,503      17.7%         8.178%          1.34               69.8%
Industrial                          17              39,530,029       5.2%         8.026%          1.28               72.5%
Hotel                                6              32,055,712       4.2%         8.426%          1.50               61.5%
Mixed Use                            7              25,513,610       3.4%         8.350%          1.40               70.7%
Manufactured Housing                 6              18,254,431       2.4%         7.076%          1.47               74.7%
Self Storage                        11              10,821,648       1.4%         8.517%          1.36               67.8%
CTL                                  1               2,092,645       0.3%         8.140%           N/A                N/A
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average:            212          $  760,414,266     100.0%         7.982%          1.32x              72.6%
                                =============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                    Mortgaged Properties by Property Sub-Type

                                                                                     Weighted
                                                                     Percentage of   Average                        Weighted
                                       Number of       Cut-off Date     Initial      Mortgage       Weighted        Average
                                       Mortgaged        Principal    Mortgage Pool   Interest       Average       Cut-off Date
Property Type      Property Sub-Type   Properties       Balance (1)     Balance        Rates        U/W DSCR        LTV Ratio
------------------------------------------------------------------------------------------------------------------------------
Retail
                   Anchored      (2)       20         $  160,490,813      21.1%        8.086%         1.26x           73.3%
                   Unanchored              23             40,783,713       5.4%        8.353%         1.35            67.4%
                                       ---------------------------------------------------------------------------------------
Total/Weighted Average:                    43         $  201,274,526      26.5%        8.140%         1.28x           72.1%
                                       =======================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Includes shadow anchored properties.

                   Prepayment Provision as of Cut-off Date (1)

                                                                           Weighted        Weighted        Weighted
                                                                            Average         Average         Average
                                                          Percentage of    Remaining       Remaining       Remaining       Weighted
          Range of             Number of    Cut-off Date    Initial         Lockout         Lockout       Lockout Plus      Average
      Remaining Terms to        Mortgage      Principal   Mortgage Pool     Period      Plus YM Period  Premium Period     Maturity
   Stated Maturity (Years)(2)    Loans       Balance (1)    Balance         (Years)         (Years)         (Years)       (Years)(2)
------------------------------------------------------------------------------------------------------------------------------------
     3.0       -     3.9           2      $    2,988,450      0.4%            0.9            3.0             3.0              3.4
     4.0       -     4.9           1           2,692,755      0.4%            4.3            4.3             4.3              4.6
     6.0       -     6.9           3          16,086,057      2.1%            6.3            6.3             6.3              6.8
     8.0       -     8.9          33         106,697,071     14.0%            3.0            8.2             8.2              8.7
     9.0       -     9.9         156         606,243,387     79.7%            8.7            9.3             9.3              9.8
     10.0      -    10.9           1           4,514,716      0.6%            0.0            8.3             9.3             10.4
     13.0      -    13.9           2           6,636,564      0.9%            6.1           12.7            12.7             13.2
     14.0      -    14.9           6           9,395,262      1.2%           11.8           14.3            14.3             14.7
     18.0      -    18.9           1           1,413,723      0.2%            8.8           18.6            18.6             18.9
     19.0      -    19.9           1           1,653,637      0.2%           19.5           19.5            19.5             19.8
     20.0      -    20.9           1           2,092,645      0.3%           19.6           19.6            19.6             20.1
                               -----------------------------------------------------------------------------------------------------
Total/Weighted Average:          207      $  760,414,266    100.0%            7.9            9.2             9.2              9.7
                               =====================================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                                Prepayment Option

                                                                                Weighted      Weighted        Weighted
                                                                                Average       Average         Average
                                                                Percentage of  Remaining     Remaining        Remaining     Weighted
                                     Number of   Cut-off Date      Initial      Lockout       Lockout       Lockout Plus    Average
                                     Mortgage     Principal     Mortgage Pool   Period     Plus YM Period  Premium Period   Maturity
     Prepayment Option                Loans       Balance (1)      Balance      (Years)       (Years)          (Years)    (Years)(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                     153      $  570,106,400      75.0%         9.4           9.4              9.4          9.8
Lockout/Yield Maintenance               52         183,100,396      24.1%         3.3           8.8              8.8          9.3
Yield Maintenance/Prepayment Premium     1           4,514,716       0.6%         0.0           8.3              9.3         10.4
Lockout                                  1           2,692,755       0.4%         4.3           4.3              4.3          4.6
                                     -----------------------------------------------------------------------------------------------
Total/Weighted Average:                207      $  760,414,266     100.0%         7.9           9.2              9.2          9.7
                                     ===============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                      Mortgage Pool Prepayment Profile (1)

                                   Number of
                Months Since        Mortgage     Outstanding      % of Pool      Yield       Prepayment     % of Pool
   Date       Cut-off Date (2)       Loans       Balance (mm)      Lockout    Maintenance     Premium          Open          Total
-----------------------------------------------------------------------------------------------------------------------------------
  Dec-99              0               207          $ 760.4          99.41%        0.59%        0.00%           0.00%         100.0%

  Dec-00             12               207          $ 753.8          98.65%        1.35%        0.00%           0.00%         100.0%

  Dec-01             24               207          $ 746.5          96.81%        3.19%        0.00%           0.00%         100.0%

  Dec-02             36               207          $ 738.5          89.31%       10.43%        0.00%           0.26%         100.0%

  Dec-03             48               205          $ 727.1          81.07%       18.93%        0.00%           0.00%         100.0%

  Dec-04             60               204          $ 715.3          76.86%       23.14%        0.00%           0.00%         100.0%

  Dec-05             72               204          $ 705.3          76.92%       23.08%        0.00%           0.00%         100.0%

  Dec-06             84               201          $ 679.3          75.59%       24.41%        0.00%           0.00%         100.0%

  Dec-07             96               201          $ 667.7          75.66%       21.40%        0.00%           2.94%         100.0%

  Dec-08            108               168          $ 564.2          86.96%       11.54%        0.66%           0.83%         100.0%

  Dec-09            120                12          $ 19.3           36.38%       44.88%        0.00%          18.73%         100.0%

  Dec-10            132                11          $ 14.8           43.40%       56.60%        0.00%           0.00%         100.0%

  Dec-11            144                11          $ 13.9           41.71%       58.29%        0.00%           0.00%         100.0%

  Dec-12            156                11          $ 12.9           39.58%       29.83%        0.00%          30.59%         100.0%

  Dec-13            168                 9          $  6.9           62.98%       37.02%        0.00%           0.00%         100.0%

  Dec-14            180                 3          $  2.5           80.11%       19.89%        0.00%           0.00%         100.0%

  Dec-15            192                 3          $  2.1           81.78%       18.22%        0.00%           0.00%         100.0%

  Dec-16            204                 3          $  1.8           84.25%       15.75%        0.00%           0.00%         100.0%

  Dec-17            216                 3          $  1.4           88.32%       11.68%        0.00%           0.00%         100.0%

  Dec-18            228                 2          $  0.9          100.00%        0.00%        0.00%           0.00%         100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the hyper-amortization loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.
(2)   Assumes a Cut-off Date of December 1, 1999.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT B

                           SIGNIFICANT LOAN SUMMARIES

Loan Number 1 - The Wilton Mall Loan

      General. The "Wilton Mall Loan" has a Cut-off Date Principal Balance of $44,973,184, representing 5.9% of the Initial Pool Balance. Column Financial, Inc. originated the Wilton Mall Loan. The borrower under the Wilton Mall Loan (the "Wilton Mall Borrower") is a limited liability company organized under the laws of Delaware. The Wilton Mall Loan is secured by a mortgage (the "Wilton Mall Mortgage") on the fee simple interest of the Wilton Mall Borrower in 540,021 square feet of a 655,682 square foot regional mall (the "Wilton Mall Property") located at Routes 50 and I-87 in Saratoga Springs, New York.

      Certain Payment Terms. The Wilton Mall Loan is a Hyper-Amortization Loan. It has an Anticipated Repayment Date of November 1, 2009 and a final maturity date of November 1, 2029. The Wilton Mall Loan amortizes on a 30-year schedule. The Wilton Mall Loan accrues interest at a fixed mortgage interest rate of 8.58% on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. If the Wilton Mall Borrower does not prepay the Wilton Mall Loan in full by the related Anticipated Repayment Date, the Wilton Mall Loan will accrue interest at a Revised Interest Rate equal to the initial mortgage interest rate plus 2.5%.

      The Wilton Mall Borrower may not voluntarily prepay the Wilton Mall Loan until six months prior to the related Anticipated Repayment Date. Partial prepayments of the Wilton Mall Loan are not permitted except in connection with a casualty or condemnation or the hyper-amortization of the Wilton Mall Loan following its Anticipated Repayment Date. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Wilton Mall Loan, or
      o     any principal prepayment following the end of the lock-out period.

      If the Wilton Mall Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated. If the Wilton Mall Borrower fails to deliver to the lender, prior to November 1, 2000, executed leases providing for an aggregate minimum base rent of $50,000 per year, a $225,000 reserve can be applied to prepay The Wilton Mall Loan and the Wilton Mall Borrower would be required to pay a yield maintenance payment in connection therewith.

      Defeasance. At any time following the second anniversary of the date of the initial issuance of the offered certificates, the Wilton Mall Property may be released from the lien of the Wilton Mall Mortgage through a defeasance of the Wilton Mall Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Wilton Mall Property. The Wilton Mall Property includes 540,021 square feet of a 655,682 square foot regional mall having the characteristics described in the table below.


Property Name          City            State       No. of     Yr. Built/    Occupancy      Most Recent     Underwritable
                                                   Sq. Ft.    Renovated         at          Appraised        Cash Flow
                                                                           Underwriting       Value
The Wilton Mall   Saratoga Springs    New York     540,021    1990/1991        91%         $64,500,000       $5,286,893


      The major tenants of the Wilton Mall Property are described in the table below.


      Tenant           Month and      Square Feet of      Annual        % of Total      Annual
                     Year of Lease     Leased Space      Base Rent        Annual       Base Rent
                       Expiration                                       Base Rent         Per
                                                                                      Square Foot
      Sears             7/2005           82,352         $247,056           3.9%           $3.00

   J.C. Penney          8/2006           49,843         $193,670           3.1%           $3.89

     Bon-Ton            1/2004           71,222         $212,500           3.4%           $2.98

 Dick's Sporting       11/2013           51,004         $501,889           8.0%           $9.84
      Goods

  Hoyt's Cinema         2/2011           26,689         $306,923           4.9%          $11.50



      BJ's Wholesale Club is also a tenant at the Wilton Mall, but its space is not included in the collateral.

      Property Management. The Wilton Mall Property is subject to a management agreement between the Wilton Mall Borrower and Genesee Management, Inc. (the "Wilton Mall Property Manager"), an affiliate of the Wilton Mall Borrower. The holder of the Wilton Mall Loan may replace the Wilton Mall Property Manager only upon:

      o gross negligence, wilful misconduct or fraud on the part of the Wilton Mall Property Manager under the management agreement, or
      o any change in control of the ownership of the Wilton Mall Property Manager, or
      o a default by the Wilton Mall Borrower under the loan documents for the Wilton Mall Loan, or
      o     the holder's taking title to the Wilton Mall Property.

      Cash Management. The Wilton Mall Borrower must cause all rents from the Wilton Mall Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Wilton Mall Loan, the Wilton Mall Borrower will have access to that rent account.

      Appraised Value. The Wilton Mall Loan has a Cut-off Date Loan-to-Value Ratio of 69.7%, based on an appraised value of the Wilton Mall Property of $64,500,000 (as derived from an appraisal conducted on September 1, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Wilton Mall Loan is 1.26x, based on an annual debt service of approximately $4,182,788 and an annual Underwritable Cash Flow of $5,286,893.

      Additional Indebtedness Prohibited. The Wilton Mall Borrower may not encumber the Wilton Mall Property with subordinate financing without the consent of the holder of the Wilton Mall Loan.

      Transfer of Ownership Interests. In general, the Wilton Mall Mortgage prohibits the transfer of interests in the Wilton Mall Property or ownership interests in the Wilton Mall Borrower without the consent of the holder of the Wilton Mall Loan, except in limited circumstances. However, the Wilton Mall Borrower has the right to transfer the Wilton Mall Property to a real estate investment trust ("REIT") or the operating partnership of such REIT upon satisfaction of certain underwriting criteria. In addition, the holder of the Wilton Mall Loan must consent to transfers of the Wilton Mall Property upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 0.5% of the outstanding principal balance of the Wilton Mall Loan;
      o execution of such documents and agreements as the Lender may reasonably require to affirm the Wilton Mall Borrower's continued liability under the Wilton Mall Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 2 - The Frandor Mall Loan

      General. The "Frandor Mall Loan" has a Cut-off Date Principal Balance of $36,434,197, representing 4.8% of the Initial Pool Balance. Column Financial, Inc. originated the Frandor Mall Loan. The borrower under the Frandor Mall Loan (the "Frandor Mall Borrower") is a limited liability company organized under the laws of Michigan. The Frandor Mall Loan is secured by a mortgage (the "Frandor Mall Mortgage") on the fee simple interest of the Frandor Mall Borrower in a 457,978 square foot retail power center located in Lansing, Michigan (the "Frandor Mall Property").

      Certain Payment Terms. The Frandor Mall is a balloon loan which matures on September 1, 2009 and amortizes on a 30-year schedule. The Frandor Mall Loan accrues interest at a fixed mortgage interest rate of 8.00% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Frandor Mall Borrower may not voluntarily prepay the Frandor Mall Loan until six months prior to maturity, except in connection with a major casualty or taking. If, following a major casualty or taking, the lender applies the insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan, the Frandor Mall Borrower is permitted to make an additional prepayment to pay off the Frandor Mall Loan. Partial prepayments of the Frandor Mall Loan are not permitted except in connection with the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan,
      o any additional prepayment made by the Frandor Mall Borrower to pay off the Frandor Mall Loan following a major casualty or taking, assuming the insurance proceeds or condemnation proceeds, as the case may be, were insufficient, or
      o     any principal prepayment following the lock-out period.

      If the Frandor Mall Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Frandor Mall Borrower may obtain a release of the Frandor Mall Property from the lien of the Frandor Mall Mortgage through a defeasance of the Frandor Mall Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Frandor Mall Property. The Frandor Mall Property is a retail power center having the characteristics described in the table below.


Property Name   City      State     No. of     Yr. Built/    Occupancy      Most Recent    Underwritable
                                    Sq. Ft.    Renovated         at          Appraised      Cash Flow
                                                            Underwriting       Value
Frandor Mall   Lansing    Michigan   457,978    1950/1999       95%         $50,000,000     $4,051,315


      The Frandor Mall Property is anchored by the tenants described in the table below.


     Tenant      Month and Year of      Sq. Ft. of     Annual         % of      Annual Base
                  Lease Expiration     Leased Space   Base Rent   Total Annual   Rent Per
                                                                   Base Rent    Square Foot
     Kroger           6/2001              36,234      $136,608        3.0%         $3.77

  Office Depot        5/2014              30,077      $391,001        8.5%        $13.00

    Comp USA          8/2014              28,000      $357,000        7.8%        $12.75


      Property Management. The Frandor Mall Property is subject to a management agreement between the Frandor Mall Borrower and The Frandorson Corporation (the "Frandor Mall Property Manager"), an affiliate of the Frandor Mall Borrower. The holder of the Frandor Mall Loan may replace the Frandor Mall Property Manager only upon:

      o a default by the Frandor Mall Property Manager under the management agreement, which default remains unremedied for 30 days, or
      o the Frandor Mall Property Manager's filing a petition of bankruptcy, making an assignment for the benefit of creditors or taking advantage of an insolvency act, or
      o the taking of the Frandor Mall Property through condemnation for public or quasi-public use.

      Cash Management. The Frandor Mall Borrower must cause all rents from the Frandor Mall Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Frandor Mall Loan, the Frandor Mall Borrower will have access to that rent account.

      Appraised Value. The Frandor Mall Loan has a Cut-off Date Loan-to-Value Ratio of 72.9%, based on an appraised value of the Frandor Mall Property of $50,000,000 (as derived from an appraisal conducted on August 13, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Frandor Mall Loan is 1.26x, based on an annual debt service of approximately $3,213,889 and an annual Underwritable Cash Flow of $4,051,315.

      Additional Indebtedness Prohibited. The Frandor Mall Borrower may not encumber the Frandor Mall Property with subordinate financing without the consent of the holder of the Frandor Mall Loan.

      Transfer of Ownership Interests. In general, the Frandor Mall Mortgage prohibits the transfer of interests in the Frandor Mall Property or ownership interests in the Frandor Mall Borrower without the consent of the holder of the Frandor Mall Loan, except in limited circumstances. However, the holder of the Frandor Mall Loan must consent to a transfer of the Frandor Mall Property upon satisfaction of certain underwriting criteria, including:

      o     payment of a non-refundable assumption fee equal to 0.5% of the outstanding principal balance of the Frandor Mall Loan;
      o     execution of such documents and agreements as the Lender may reasonably require to affirm the Frandor Mall Borrower's continued liability under the Frandor Mall Loan documents; and
      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 3 - The Alliance Loan

      General. The "Alliance Loan" has a Cut-off Date Principal Balance of $32,777,802, representing 4.3% of the Initial Pool Balance. Column Financial, Inc. originated the Alliance Loan. The borrower under the Alliance Loan (the "Alliance Borrower") is a limited liability company organized under the laws of Delaware. The Alliance Loan is secured by mortgages (the "Alliance Mortgages") on the fee simple interests of the Alliance Borrower in three multifamily rental properties (the "Alliance Properties"), which are located in College Park, Georgia, Waldorf, Maryland and Alexandria, Virginia.

      Certain Payment Terms. The Alliance Loan is a balloon loan which matures on July 1, 2009 and amortizes on a 30-year schedule. The Alliance Loan accrues interest at a fixed mortgage interest rate of 7.74% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Alliance Borrower may not voluntarily prepay the Alliance Loan until six months prior to maturity. Partial prepayments of the Alliance Loan are not permitted except in connection with a casualty or condemnation. If a substantial portion of the leasable square footage of any of the Alliance Properties is taken or destroyed, the lender may elect, in its absolute discretion and without regard to the adequacy of its security, to either accelerate the Alliance Loan or make insurance or condemnation proceeds available to the Alliance Borrower for repair or restoration of such Alliance Property. However, the lender cannot accelerate the Alliance Loan if the taken or destroyed Alliance Property is released from the lien of the Alliance Mortgages in connection with the defeasance of all or part of the Alliance Loan.

      No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Alliance Loan, or
      o     any principal prepayment following the lock-out period.

      If the Alliance Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of the Alliance Loan (or, if fewer than all of the Alliance Properties are to be released, through a defeasance of such portion of the Alliance Loan as is equal to 125% of the allocated loan amount for each Alliance Property to be released). Defeasance is only permitted upon the satisfaction of certain conditions, including:

      o     delivery of certain legal opinions and other documentation,
      o if less than the entire aggregate amount of the Alliance Loan is defeased, the debt service coverage ratio for the non-defeased portion of the Alliance Loan (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of (i) the debt service coverage ratio for the Alliance Loan (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and (ii) the debt service coverage ratio for the Alliance Loan (based on all the Alliance Properties, including those that are being released) at origination, and
      o if less than the entire aggregate amount of the Alliance Loan is defeased, the loan-to-value ratio for the non-defeased portion of the Alliance Loan (based on all the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) is not greater than 80%.

      The Alliance Properties. The Alliance Properties consist of three multifamily rental properties having the characteristics described in the table below.


   Property Name         City        State     No. of    Yr. Built/   Occupancy at  Most Recent   Underwritable
                                               Units      Renovated   Underwriting   Appraised      Cash Flow
                                                                                       Value
Hampton Court         Alexandria   Virginia     307       1965/1992       98%     $ 19,800,000    $  1,641,733
Apartments
Lake of the Woods    College Park   Georgia     216       1988/1989       95%     $ 12,850,000    $  1,029,641
Apartments
Holly Tree             Waldorf     Maryland     143       1974/1994       95%     $  9,800,000    $    819,880
Apartments             -------     --------     ---       ---------       ---     ------------    ------------

Total/Wtd. Avg.                                 666                       96%     $ 42,450,000    $  3,491,254


      Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, L.L.C. (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The holder of the Alliance Loan may replace the Alliance Property Manager only upon:

      o a default by the Alliance Property Manager under the management agreement or otherwise for cause, or
      o the holder's acquiring title to the related Alliance Property by foreclosure or otherwise, or
      o if the Alliance Loan represents 2% or more of the Initial Pool Balance, a 50% or greater change in control of the ownership of the Alliance Property Manager, unless S&P and Fitch have confirmed that the change in control would not result in a downgrade of any of the ratings on the certificates, or
      o a default by the Alliance Borrower under the loan documents for the Alliance Loan.

      Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Alliance Loan, the Alliance Borrower will have access to that rent account.

      Appraised Value. The Alliance Loan has a Cut-off Date Loan-to-Value Ratio of 77.2%, based on an aggregate appraised value of the Alliance Properties of $42,450,000 (as derived from appraisals conducted between June 13, 1999 and September 13, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Alliance Loan is 1.24x, based on an aggregate annual debt service of approximately $2,823,435 and an aggregate annual Underwritable Cash Flow of $3,491,254.

      Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing without the consent of the holder of the Alliance Loan.

      Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or ownership interests in the Alliance Borrower without the consent of the holder of the Alliance Loan, except in limited circumstances. However, transfer to Virginia Associates I and Virginia Associates II of the 39% ownership interest in the Alliance Borrower currently held by Alliance Holdings Investment LLC is permitted. In addition, the holder of the Alliance Loan must consent to transfers of the Alliance Properties upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 1% of the outstanding principal balance of the Alliance Loan;
      o execution of such documents and agreements as the Lender may reasonably require to affirm the Alliance Borrower's continued liability under the Alliance Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 4 - The Stanford Square Loan

      General. The "Stanford Square Loan" has a Cut-off Date Principal Balance of $20,986,080, representing 2.8% of the Initial Pool Balance. Column Financial, Inc. originated the Stanford Square Loan. The borrower under the Stanford Square Loan (the "Stanford Square Borrower") consists of a limited liability company organized under the laws of California and a limited liability company organized under the laws of Colorado, which companies hold the property as tenants-in-common. The Stanford Square Loan is secured by a mortgage (the "Stanford Square Mortgage") on the fee simple interests of the Stanford Square Borrower in a 70,816 square foot, four-story, Class A, office building with two levels of underground parking (the "Stanford Square Property"), located in the central business district of Palo Alto, California.

      Certain Payment Terms. The Stanford Square Loan is a balloon loan which matures on November 1, 2009 and amortizes on a 30-year schedule. The Stanford Square Loan accrues interest at a fixed mortgage interest rate of 8.06% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Stanford Square Borrower may not voluntarily prepay the Stanford Square Loan until six months prior to maturity. Partial prepayments of the Stanford Square Loan are not permitted except in connection with a casualty or condemnation. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Stanford Square Loan, or
      o     any principal prepayment following the lockout period.

      If the Stanford Square Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Stanford Square Borrower may obtain a release of the Stanford Square Property from the lien of the Stanford Square Mortgage through a defeasance of the Stanford Square Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Stanford Square Property. The Stanford Square Property is a 70,816 square foot, four-story, Class A office building located in the central business district of Palo Alto, California, having the characteristics described in the table below.


  Property Name          City          State        No. of       Yr. Built/        Occupancy        Most Recent     Underwritable
                                                    Sq. Ft.       Renovated            at            Appraised        Cash Flow
                                                                                  Underwriting         Value
Stanford Square       Palo Alto     California      70,816          1983              100%          $35,000,000      $2,913,281


      The major tenants of the Stanford Square Property are described in the table below.


        Tenant             Month and      Square Feet       Annual          % of        Annual Base
                            Year of            of          Base Rent    Total Annual     Rent Per
                             Lease        Leased Space                   Base Rent      Square Foot
                          Expiration
   PHB Hagler Bailey         8/2002          18,331        $659,916        20.3%          $36.00

Bon Appetit Management       7/2009          17,825        $887,685        27.3%          $49.80
       Company


      Property Management. The Stanford Square Property is subject to a management and operating agreement between the Stanford Square Borrower and Stanford Square Management Co. (the "Stanford Square Operator") and a property management agreement with Tarlton Properties, Inc. (the "Stanford Square Property Manager"), both of which are affiliates of the Stanford Square Borrower. The holder of the Stanford Square Loan may replace the Stanford Square Operator only upon:

      o the sale or condemnation of the Stanford Square Property or destruction of 25% or more of the Stanford Square Property, or
      o the filing of a petition in bankruptcy or the making of an assignment for the benefit of creditors by the Stanford Square Operator, or if the Stanford Square Operator takes advantage of any insolvency act, or
      o a default by the Stanford Square Operator under the management and operating agreement, which default continues unremedied for 30 days, or
      o     the holder's taking title to the Stanford Square Property.

      The holder of the Stanford Square Loan may replace the Stanford Square Property Manager only upon:

      o the breach of any of the covenants of the management agreement, including, the failure of the Stanford Square Property Manager to use due diligence in managing the Stanford Square Property, which breach continues unremedied for 30 days, or
      o by providing notice in writing as provided in the management agreement, or
      o     the holder's taking title to the Stanford Square Property.

      Cash Management. The Stanford Square Borrower must cause all rents from the Stanford Square Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Stanford Square Loan, the Stanford Square Borrower will have access to that rent account.

      Appraised Value. The Stanford Square Loan has a Cut-off Date Loan-to-Value Ratio of 60.0%, based on an appraised value of the Stanford Square Property of $35,000,000 (as derived from an appraisal conducted August 17, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Stanford Square Loan is 1.57x, based on an annual debt service of approximately $1,859,638 and an annual Underwritable Cash Flow of $2,913,281.

      Additional Indebtedness Prohibited. The Stanford Square Borrower may not encumber the Stanford Square Property with subordinate financing without the consent of the holder of the Stanford Square Loan.

      Transfer of Ownership Interests. In general, the Stanford Square Mortgage prohibits the transfer of interests in the Stanford Square Property or ownership interests in the Stanford Square Borrower without the consent of the holder of the Stanford Square Loan, except in limited circumstances. However, the holder of the Stanford Square Loan must consent to transfers of the Stanford Square Property upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 1% of the outstanding principal balance of the Stanford Square Loan;
      o execution of such documents and agreements as the Lender may reasonably require to affirm the Stanford Square Borrower's continued liability under the Stanford Square Loan documents; and
      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

      Litigation. ARMAX, Inc., the builder/developer of the Stanford Square Property, claims to have retained a "participatory interest" in the Stanford Square Property equal to 15% of any proceeds of a future resale or refinancing of the Stanford Square Property in excess of $21,500,000. The "participatory interest" is secured by a deed of trust and is subordinated to the Stanford Square Mortgage. ARMAX, Inc. and an assignee of the deed of trust have commenced proceedings to enforce the terms of the deed of trust. The Stanford Square Borrower has counterclaimed to extinguish the "participartory interest".

Loan Number 5 - Woodscape Loan

      General. The "Woodscape Loan" has a Cut-off Date Principal Balance of $13,571,925, representing 1.8% of the Initial Pool Balance. Midland Loan Services, Inc. originated the Woodscape Loan. The borrower under the Woodscape Loan (the "Woodscape Borrower") is a limited liability company organized under the laws of Oklahoma. The Woodscape Loan is secured by a mortgage (the "Woodscape Mortgage") on the fee simple interest of the Woodscape Borrower in a multifamily rental property (the "Woodscape Property") located in the northwest quadrant of Oklahoma City, Oklahoma.

      Certain Payment Terms. The Woodscape Loan is a balloon loan which matures on September 1, 2009 and amortizes on a 30-year schedule. The Woodscape Loan accrues interest at a fixed mortgage interest rate of 7.43% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      No voluntary prepayments are permitted until the scheduled date of the 60th scheduled payment under the Woodscape Loan. Thereafter, prior to June 1, 2009, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after June 1, 2009. Partial prepayments of the Woodscape Loan are not permitted except in connection with a casualty or condemnation. No prepayment consideration is payable in connection with the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Woodscape Loan.

      The Woodscape Property. The Woodscape Property is a 498 unit multifamily rental property contained in 22 buildings. It has the characteristics described in the table below.


   Property Name      City       State      No. of     Yr. Built/     Occupancy at    Most Recent     Underwritable
                                            Units       Renovated     Underwriting     Appraised        Cash Flow
                                                                                         Value
    Woodscape       Oklahoma    Oklahoma     498          1984            94%         $17,500,000      $ 1,465,029
    Apartments        City


      Property Management. The Woodscape Property is subject to a management agreement between the Woodscape Borrower and Case & Associates Properties, Inc. (the "Woodscape Property Manager"), an affiliate of the Woodscape Borrower. The holder of the Woodscape Loan may replace the Woodscape Property Manager only upon the holder's acquiring title to the Woodscape Property by foreclosure or otherwise.

      Appraised Value. The Woodscape Loan has a Cut-off Date Loan-to-Value Ratio of 77.6%, based on an appraised value of $17,500,000 (as derived from an appraisal dated July 10, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Woodscape Loan is 1.29x, based on an aggregate annual debt service of approximately $1,133,306 and an annual Underwritable Cash Flow of $1,465,029.

      Additional Indebtedness Prohibited. The Woodscape Borrower may not encumber the Woodscape Property with subordinate financing without the consent of the holder of the Woodscape Loan.

      Transfer of Ownership Interests. Except as described below, the holder of the Woodscape Loan will have the option to declare the Woodscape Loan immediately due and payable upon the transfer of the Woodscape Property or any ownership interest in the Woodscape Borrower. The Woodscape Loan documents contemplate a potential waiver of such prohibition by the holder if (i) the holder has expressly approved the proposed transfer in writing, (ii) no event of default then exists, (iii) the proposed transferee and the Woodscape Property reasonably satisfy the holder's underwriting standards, and (iv) the holder receives a 1% assumption fee and reimbursement for all of costs and expenses. The Woodscape Loan documents allow transfers of membership interest in the Woodscape Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or (b) are the result of a death or physical or mental disability.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                             FORM OF TRUSTEE REPORT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999

                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

     STATEMENT SECTIONS                                            PAGE(s)
     ------------------                                            -------

     Certificate Distribution Detail                                  2
     Certificate Factor Detail                                        3
     Reconciliation Detail                                            4
     Other Required Information                                       5
     Ratings Detail                                                   6
     Current Mortgage Loan and Property Stratification Tables       7 - 9
     Mortgage Loan Detail                                            10
     Principal Prepayment Detail                                     11
     Historical Detail                                               12
     Delinquency Loan Detail                                         13
     Specially Serviced Loan Detail                                14 - 15
     Modified Loan Detail                                            16
     Liquidated Loan Detail                                          17


        Underwriter                              Underwriter
        -----------                              -----------
Donaldson, Lufkin & Jenrette         Prudential Securities Incorporated
Securities Corporation               One New York Plaza
277 Park Avenue                      New York, NY 10292
New York, NY 10172

Contact:      N. Dante LaRocca       Contact:      John Mulligan
Phone Number: (212) 892-3000         Phone Number: (212) 778-4365


        Underwriter                         Master and Special Servicer
        -----------                         ---------------------------
PNC Capital Markets                  Midland Loan Services, Inc.
One PNC Plaza, 26th Floor            210 West 10th Street
249 Fifth Avenue                     Kansas City, MO 64105
Pittsburgh, PA 15222-2707

Contact:      Tim Martin             Contact:      Brad Hauger
Phone Number: (412) 762-4256         Phone Number: (816) 292-8629


This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                         Certificate Distribution Detail

                                                                                                              Realized Loss/
                      Pass-Through      Original     Beginning     Principal       Interest      Prepayment  Additional Trust
 Class      CUSIP         Rate          Balance       Balance     Distribution   Distribution    Penalties    Fund Expenses
 -----      -----      ---------        -------       -------     ------------   ------------    ---------    -------------
  A-1A                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-1B                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-1                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-5                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-6                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-7                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-8                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   C                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   D                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   E                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-I                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-II                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-III                0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
 ======                                   ====          ====          ====           ====           ====          ====
 Totals                                   0.00          0.00          0.00           0.00           0.00          0.00

                                           Current
               Total         Ending     Subordination
 Class      Distribution     Balance       Level (1)
 -----      ------------     -------       ---------
  A-1A          0.00          0.00          0.00%
  A-1B          0.00          0.00          0.00%
  A-2           0.00          0.00          0.00%
  A-3           0.00          0.00          0.00%
  A-4           0.00          0.00          0.00%
  B-1           0.00          0.00          0.00%
  B-2           0.00          0.00          0.00%
  B-3           0.00          0.00          0.00%
  B-4           0.00          0.00          0.00%
  B-5           0.00          0.00          0.00%
  B-6           0.00          0.00          0.00%
  B-7           0.00          0.00          0.00%
  B-8           0.00          0.00          0.00%
   C            0.00          0.00          0.00%
   D            0.00          0.00          0.00%
   E            0.00          0.00          0.00%
  R-I           0.00          0.00          0.00%
  R-II          0.00          0.00          0.00%
  R-III         0.00          0.00          0.00%
 ======         ====          ====
 Totals         0.00          0.00


                                        Original      Beginning                                                  Ending
                      Pass-Through      Notional      Notional     Interest       Prepayment      Total         Notional
 Class      CUSIP         Rate           Amount        Amount     Distribution    Penalties    Distribution      Amount
 -----      -----      ---------        --------      --------    ------------    ----------   ------------     --------
   S                   0.000000%          0.00          0.00          0.00           0.00          0.00           0.00

- ----------
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999


                            Certificate Factor Detail

                                                                                 Realized Loss/
                      Beginning     Principal       Interest      Prepayment    Additional Trust      Ending
 Class      CUSIP      Balance     Distribution   Distribution    Penalties      Fund Expenses        Balance
 -----      -----      -------     ------------   ------------    ---------      -------------        -------
 A-1A                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-1B                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-1                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-5                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-6                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-7                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-8                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  C                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  D                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  E                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-I                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-II                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-III               0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000

                      Beginning                                    Ending
                       Notional      Interest      Prepayment      Notional
 Class      CUSIP      Balance     Distribution    Penalties        Amount
 -----      -----      -------     ------------    ---------      ---------
 S                   0.00000000     0.00000000     0.00000000     0.00000000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17


[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999


                              Reconciliation Detail



       Advance Summary                                                     Master Servicing Fee Summary
 P & I Advances Outstanding                    0.00          Current Period Accrued Master Servicing Fees                     0.00
 Servicing Advances Outstanding                0.00          Less Master Servicing Fees on Delinquent Payments                0.00
 Reimbursement for Interest on P & I Advances  0.00          Less Reductions to Master Servicing Fees                         0.00
 paid from general collections                               Plus Master Servicing Fees for Delinquent Payments Received      0.00
 Reimbursement for Interest on Servicing       0.00          Plus Adjustments for Prior Master Servicing Calculation          0.00
 Advances paid from general collections        0.00          Total Master Servicing Fees Collected                            0.00



Certificate Interest Reconciliation
-------------------------------------
                                                                                                                       Remaining
                             Net Aggregate                         Distributable                                         Unpaid
              Accrued         Prepayment       Distributable       Certificate       Additional                       Distributable
             Certificate       Interest         Certificate          Interest        Trust Fund        Interest        Certificate
Class         Interest         Shortfall          Interest          Adjustment        Expenses       Distribution       Interest
-----        -----------       --------         -----------         ----------        --------       ------------      -----------
  S             0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1A           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1B           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-1            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-5            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-6            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-7            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-8            0.00             0.00               0.00               0.00             0.00             0.00             0.00
  C             0.00             0.00               0.00               0.00             0.00             0.00             0.00
  D             0.00             0.00               0.00               0.00             0.00             0.00             0.00
  E             0.00             0.00               0.00               0.00             0.00             0.00             0.00
-----           ----             ----               ----               ----             ----             ----             ----
Total           0.00             0.00               0.00               0.00             0.00             0.00             0.00



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                           Other Required Information
                           --------------------------

           Available Distribution Amount                            0.00

           Aggregate Number of Outstanding Loans                    0.00

           Aggregate Unpaid Principal Balance of Loans              0.00

           Aggregate Stated Principal Balance of Loans              0.00


           Aggregate Amount of Servicing Fee                        0.00

           Aggregate Amount of Special Servicing Fee                0.00

           Aggregate Amount of Trustee Fee                          0.00

           Aggregate Stand-by Fee                                   0.00

           Aggregate Trust Fund Expenses                            0.00



           Specially Serviced Loans not Delinquent

                Number of Outstanding Loans                            0
                Aggregate Unpaid Principal Balance                  0.00




            Appraisal Reduction Amount
            --------------------------
                                 Appraisal     Date Appraisal
                Loan             Reduction       Reduction
               Number            Effected        Effected
               ------            ---------       --------

                                   None



               -----
               Total




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999


                                 Ratings Detail

                                 Original Ratings                          Current Ratings (1)
                       -----------------------------------         ---------------------------------
Class      CUSIP       DCR      Fitch     Moody's    S & P         DCR    Fitch     Moody's    S & P

 S
A-1A
A-1B
A-2
A-3
A-4
B-1
B-2
B-3
B-4
B-5
B-6
B-7
B-8
 C
 D
 E


NR   -   Designates that the class was not rated by the above agency at the time of original issuance.
 X   -   Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  -   Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.     Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street               One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois  60603            New York, New York  10004     New York, New York  10007     New York, New York  10004
(312) 368-3100                      (212) 908-0500                (212) 553-0300                (212) 208-8000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



            Current Mortgage Loan and Property Stratification Tables


                                  Scheduled Balance
                                  -----------------

                                          % of
Scheduled         # of      Scheduled      Agg.     WAM               Weighted
 Balance         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
 -------         -----       -------      -----     ---      ---     -----------






 ======
 Totals



                                    State (3)
                                    ---------

                                       % of
              # of       Scheduled      Agg.       WAM               Weighted
   State     Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   -----     ------       -------      -----       ---      ---     ------------





  ======
  Totals



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



            Current Mortgage Loan and Property Stratification Tables


                           Debt Service Coverage Ratio
                           ---------------------------

                                           % of
 Debt Service      # of      Scheduled      Agg.     WAM             Weighted
Coverage Ratio     Loans      Balance       Bal.     (2)     WAC    Avg DSCR (1)
---------------    -----      -------      -----     ---     ---    -----------






   ======
   Totals



                                Property Type (3)
                                -----------------

                                       % of
 Property     # of       Scheduled      Agg.       WAM               Weighted
   Type      Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------       -------      -----       ---      ---     ------------





  ======
  Totals



                                    Note Rate
                                    ---------

                                       % of
 Note         # of       Scheduled      Agg.     WAM               Weighted
 Rate         Loans       Balance       Bal.     (2)      WAC     Avg DSCR (1)
 ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                                    Seasoning
                                    ---------

                                       % of
               # of      Scheduled     Agg.       WAM               Weighted
Seasoning     Loans      Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------     --------      -----      ---      ---     ------------





  ======
  Totals


See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



            Current Mortgage Loan and Property Stratification Tables


               Anticipated Remaining Term (ARD and Balloon Loans)
               --------------------------------------------------

Anticipated                                % of
 Remaining         # of      Scheduled      Agg.     WAM             Weighted
  Term (2)         Loans      Balance       Bal.     (2)     WAC    Avg DSCR(1)
------------       -----      -------      -----     ---     ---    -----------






  ======
  Totals



                 Remaining Stated Term (Fully Amortizing Loans)
                 ----------------------------------------------

 Remaining                             % of
  Stated     # of        Scheduled      Agg.      WAM               Weighted
   Term      Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------      --------      -----      ---      ---     ------------





  ======
  Totals



               Remaining Amortization Term (ARD and Balloon Loans)
               ---------------------------------------------------

 Remaining                               % of
Amortization    # of       Scheduled      Agg.     WAM               Weighted
   Term         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
   ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                             Age of Most Recent NOI
                             ----------------------

                                       % of
Age of Most    # of      Scheduled      Agg.       WAM               Weighted
Recent NOI    Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------      -------      -----       ---      ---     ------------





  ======
  Totals


- ----------
(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
      Standard Information Package.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                              Mortgage Loan Detail
                              --------------------

                                                                        Anticipated               Neg.    Beginning    Ending
 Loan           Property                  Interest  Principal  Gross     Repayment     Maturity   Amort   Scheduled   Scheduled
Number   ODCR   Type (1)   City   State   Payment    Payment   Coupon      Date          Date     (Y/N)    Balance     Balance
------   ----   --------   ----   -----   -------    -------   ------      ----          ----     -----    -------     -------



======
Totals



         Paid     Appraisal     Appraisal    Res.     Mod.
 Loan    Thru     Reduction     Reduction    Strat.   Code
Number   Date       Date         Amount       (2)     (3)
------   ----       ----         ------       ---     ---




======
Totals


          (1) Property Type Code                                               (2) Resolution Strategy Code
          ----------------------                                               ----------------------------
MF - Multi-Family          OF - Office                   1 - Modification       6 - DPO                   10 - Deed In Lieu Of
RT - Retail                MU - Mixed Use                2 - Foreclosure        7 - REO                        Foreclosure
HC - Health Care           LO - Lodging                  3 - Bankruptcy         8 - Resolved              11 - Full Payoff
IN - Industrial            SS - Self Storage             4 - Extension          9 - Pending Return        12 - Reps and Warranties
WH - Warehouse             OT - Other                    5 - Note Sale              to Master Servicer    13 - Other or TBD
MH - Mobile Home Park


   (3) Modification Code
   ---------------------
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                           Principal Prepayment Detail

                                           Principal Prepayment Amount                        Prepayment Penalties
                  Offering Document    ------------------------------------     ----------------------------------------------
    Loan Number    Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium   Yield Maintenance Premium
    -----------    ---------------     -------------     ------------------     ------------------   -------------------------




      Totals
      ======




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                                Historical Detail

                                               Delinquencies                                                    Prepayments
 ----------------------------------------------------------------------------------------------------    -------------------------
 Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO       Modifications    Curtailments     Payoff
     Date       #  Balance   #  Balance    #     Balance    #   Balance   #   Balance   #     Balance    #     Amount   #   Amount
     ----       ----------   ----------    -------------    -----------   -----------   -------------    ------------   ----------



                  Rate and Maturities
 ---------------------------------------
 Distribution   Next Weighted Avg.
     Date        Coupon    Remit     WAM
     ----        ------    -----     ---




Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999


                             Delinquency Loan Detail

                  Offering        # of                     Current     Outstanding    Status of    Resolution
                  Document       Months    Paid Through     P & I         P & I        Mortgage     Strategy      Servicing
Loan Number   Cross-Reference    Delinq.       Date        Advances    Advances(**)    Loan (1)     Code (2)    Transfer Date
-----------   ---------------    -------       ----        --------    ------------    --------     --------    -------------




  Totals
  ======


                               Current      Outstanding
              Foreclosure     Servicing      Servicing                         REO
Loan Number      Date          Advances       Advances      Bankruptcy Date    Date
-----------   -----------     ---------     ----------      ---------------    ----




  Totals
  ======




                          (1) Status of Mortgage Loan
                          ---------------------------
1 - Modification      6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure       7 - REO                         Foreclosure
3 - Bankruptcy        8 - Resolved               11 - Full Payoff
4 - Extension         9 - Pending Return         12 - Reps and Warranties
5 - Note Sale             to Master Servicer     13 - Other or TBD



        (2) Resolution Strategy Code
        ----------------------------
1 - Modification        7 - REO
2 - Foreclosure         8 - Resolved
3 - Bankruptcy          9 - Pending Return
4 - Extension               to Master Servicer
5 - Note Sale          10 - Deed In Lieu Of
6 - DPO                     Foreclosure



(**) Outstanding P & I Advances include the current period advance



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                     Specially Serviced Loan Detail - Part 1

                               Offering        Servicing    Resolution
Distribution      Loan         Document        Transfer      Strategy     Scheduled     Property            Interest       Actual
   Date          Number     Cross-Reference      Date        Code (1)      Balance      Type (2)     State    Rate         Balance
------------     ------     ---------------    --------     ----------    ---------     --------     -----  --------       -------



                   Net                                                  Remaining
Distribution     Operating     NOI               Note     Maturity     Amortization
   Date           Income      Date     DSCR      Date      Date            Term
------------     --------     ----     ----      ----     --------     ------------





             (1) Resolution Strategy Code
             ----------------------------

1 -  Modification        7 - REO
2 -  Foreclosure         8 - Resolved
3 -  Bankruptcy          9 - Pending Return
4 -  Extension               to Master Servicer
5 -  Note Sale          10 - Deed In Lieu Of
6 -  DPO                     Foreclosure


         (2) Property Type Code
         ----------------------

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999


                     Specially Serviced Loan Detail - Part 2

                            Offering       Resolution      Site
Distribution     Loan       Document        Strategy    Inspection                  Appraisal   Appraisal     Other REO
    Date        Number   Cross-Reference    Code (1)       Date      Phase 1 Date     Date        Value    Property Revenue  Comment
------------    ------   ---------------    --------    ----------   ------------   --------    --------   ----------------  -------






                         (1) Resolution Strategy Code
                         ----------------------------

     1 - Modification       6 - DPO                   10 - Deed In Lieu Of
     2 - Foreclosure        7 - REO                        Foreclosure
     3 - Bankruptcy         8 - Resolved              11 - Full Payoff
     4 - Extension          9 - Pending Return        12 - Reps and Warranties
     5 - Note Sale              to Master Servicer    13 - Other or TBD



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                              Modified Loan Detail

                 Offering
 Loan            Document         Pre-Modification
Number        Cross-Reference         Balance          Modification Date          Modification Description
------        ---------------     ----------------     -----------------          ------------------------





Total
=====



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 01/10/2000
New York, NY  10004                                     Record Date:  12/31/1999



                             Liquidated Loan Detail


                     Final Recovery     Offering                                                       Gross Proceeds
       Loan          Determination      Document       Appraisal    Appraisal    Actual      Gross       as a % of
      Number             Date        Cross-Reference     Date         Value      Balance    Proceeds   Actual Balance
----------------     --------------  ---------------   ---------    ---------    -------    --------   --------------







                      Aggregate            Net        Net Proceeds                  Repurchased
       Loan          Liquidation       Liquidation      as a % of      Realized      by Seller
      Number         Expenses (*)       Proceeds      Actual Balance     Loss         (Y/N)
----------------     ------------      -----------    --------------   --------     -----------







  Current Total

Cumulative Total



- ----------
(*)  Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17




                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

     DECREMENT TABLES FOR THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3,
                CLASS A-4, CLASS B-1 AND CLASS B-2 CERTIFICATES

                     Percentage of Initial Principal Balance
                         of the Class A-1A Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............       95        95        95        95        95
December, 2001 ..............       89        89        89        89        89
December, 2002 ..............       82        82        82        82        81
December, 2003 ..............       73        73        73        73        73
December, 2004 ..............       63        63        63        63        63
December, 2005 ..............       55        55        55        55        55
December, 2006 ..............       34        34        34        34        34
December, 2007 ..............       25        24        22        21         9
December, 2008 ..............        0         0         0         0         0
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------

Weighted average life (years)      5.7       5.7       5.7       5.6       5.5


                                       D-1

                    Percentage of Initial Principal Balance
                         of the Class A-1B Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............       83        83        83        83        81
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December 2013 ...............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------

Weighted average life (years)      9.6       9.5       9.5       9.4       9.2


                                       D-2

                    Percentage of Initial Principal Balance
                         of the Class A-2 Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............      100       100       100       100       100
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------
Weighted average life (years)      9.9       9.8       9.8       9.8       9.5


                                       D-3

                    Percentage of Initial Principal Balance
                         of the Class A-3 Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............      100       100       100       100       100
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------

Weighted average life (years)      9.9       9.9       9.9       9.8       9.5


                                       D-4

                        Percentage of Initial Principal
                     Balance of the Class A-4 Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............      100       100       100       100       100
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------

Weighted average life (years)      9.9       9.9       9.9       9.8       9.5


                                       D-5

                    Percentage of Initial Principal Balance
                         of the Class B-1 Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............      100       100       100       100       100
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------

Weighted average life (years)      9.9       9.9       9.9       9.9       9.5


                                       D-6

                    Percentage of Initial Principal Balance
                         of the Class B-2 Certificates
                             at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                   0%       25%       50%       75%       100%
                                   ---       ---       ---       ---       ----

Closing Date ................      100%      100%      100%      100%      100%
December, 2000 ..............      100       100       100       100       100
December, 2001 ..............      100       100       100       100       100
December, 2002 ..............      100       100       100       100       100
December, 2003 ..............      100       100       100       100       100
December, 2004 ..............      100       100       100       100       100
December, 2005 ..............      100       100       100       100       100
December, 2006 ..............      100       100       100       100       100
December, 2007 ..............      100       100       100       100       100
December, 2008 ..............      100       100       100       100       100
December, 2009 ..............        0         0         0         0         0
December, 2010 ..............        0         0         0         0         0
December, 2011 ..............        0         0         0         0         0
December, 2012 ..............        0         0         0         0         0
December, 2013 ..............        0         0         0         0         0
December, 2014 ..............        0         0         0         0         0
December, 2015 ..............        0         0         0         0         0
December, 2016 ..............        0         0         0         0         0
December, 2017 ..............        0         0         0         0         0
December, 2018 ..............        0         0         0         0         0
December, 2019 and thereafter        0         0         0         0         0
                                  ----------------------------------------------
Weighted average life (years)      9.9       9.9       9.9       9.9       9.5


                                       D-7

                                    EXHIBIT E

                 PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

       Corporate Bond Equivalent (CBE) Yield of the Class S Certificates
               at Various CPRs 0.8340% Initial Pass-Through Rate
                 $760,414,266 Initial Aggregate Notional Amount


Price (32nds)*        0% CPR          25% CPR          50% CPR          75% CPR          100% CPR
---------------------------------------------------------------------------------------------------
                    CBE Yield %      CBE Yield %      CBE Yield %      CBE Yield %      CBE Yield %
                  ---------------------------------------------------------------------------------
4-00                  10.53%           10.49%           10.44%            10.38%           9.98%
4-01                  10.33            10.29            10.24             10.18            9.78
4-02                  10.13            10.09            10.04              9.98            9.57
4-03                   9.93             9.89             9.85              9.78            9.37
4-04                   9.74             9.70             9.65              9.58            9.17
4-05                   9.55             9.51             9.46              9.39            8.98
4-06                   9.36             9.32             9.27              9.20            8.79

* Exclusive of accrued interest.

                                   EXHIBIT F

                               SUMMARY TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CM1

                                  $678,669,000
                                  (Approximate)
                              Offered Certificates

[GRAPHIC OMITTED]                                    [GRAPHIC OMITTED]

MIDLAND                                   A DONALDSON, LUFKIN & JENRETTE COMPANY
LOAN SERVICES, INC.

Donaldson, Lufkin & Jenrette

                               PNC Capital Markets

                                                           Prudential Securities


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Transaction Offering:

--------------------------------------------------------------------------------------
                                     Percentage
                        Initial      of Initial                               Pass-
                       Aggregate     Mortgage                Initial         Through
                       Principal       Pool      Credit    Pass-Through       Rate
Class   Ratings(1)      Balance       Balance    Support      Rate         Description
-----   ----------      -------       -------    -------      ----         -----------

Publicly Offered Certificates:

S        AAAr/AAA     $760,414,266(2)    --         --         --              --
A-1A      AAA/AAA      123,351,000     16.22%     26.75%       --              --
A-1B      AAA/AAA      433,652,000     57.03%     26.75%       --              --
A-2        AA/AA        39,922,000      5.25%     21.50%       --              --
A-3         A/A         34,218,000      4.50%     17.00%       --              --
A-4        A-/A-        13,308,000      1.75%     15.25%       --              --
B-1       BBB/BBB       24,713,000      3.25%     12.00%       --              --
B-2      BBB-/BBB-       9,505,000      1.25%     10.75%       --              --

Privately Offered Certificates(5):

B-3         --             --            --         --         --              --
B-4         --             --            --         --         --              --
B-5         --             --            --         --         --              --
B-6         --             --            --         --         --              --
B-7         --             --            --         --         --              --
B-8         --             --            --         --         --              --
C           --             --            --         --         --              --
D           --             --            --         --         --              --
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                             Wtd.
                             Avg.                  Principal      Legal
Class                      Life(3)   Maturity(3)   Window(3)      Status      SMMEA/ERISA(4)
-----                      -------   -----------   ---------      ------      --------------
Publicly Offered Certificates:

S                            9.1        1/20            --         Public         Yes/Yes
A-1A                         5.7        7/08        1/00-7/08      Public         Yes/Yes
A-1B                         9.6        10/09       7/08-10/09     Public         Yes/Yes
A-2                          9.9        11/09      10/09-11/09     Public          Yes/No
A-3                          9.9        11/09      11/09-11/09     Public          No/No
A-4                          9.9        11/09      11/09-11/09     Public          No/No
B-1                          9.9        11/09      11/09-11/09     Public          No/No
B-2                          9.9        11/09      11/09-11/09     Public          No/No

Privately Offered Certificates(5):

B-3                           --         --             --       Private-144A        --
B-4                           --         --             --       Private-144A        --
B-5                           --         --             --       Private-144A        --
B-6                           --         --             --       Private-144A        --
B-7                           --         --             --       Private-144A        --
B-8                           --         --             --       Private-144A        --
C                             --         --             --       Private-144A        --
D                             --         --             --       Private-144A        --
--------------------------------------------------------------------------------------------

(1)   Standard & Poor's Ratings Services/Fitch IBCA, Inc.
(2) Notional amount. The Class S certificates will be interest only and will not entitle their holders to distributions of principal.
(3) Assumes 0% CPR, no defaults, no extensions and each mortgage loan with an anticipated repayment date pays in full on that date. Otherwise based on "maturity assumptions" set forth under "Yield and Maturity Considerations" in the Prospectus Supplement.
(4) Expected to be eligible for each of the underwriters' individual prohibited transaction exemptions under ERISA.
(5) This term sheet was prepared solely in connection with a proposed offering of the publicly offered certificates.

--------------------------------------------------------------------------------
Originator Profile:

The mortgage loans were originated or acquired primarily by (i) Midland Loan Services, Inc. ("Midland") and (ii) Column Financial, Inc. ("Column"). Approximately 55.6 % of the mortgage loans by balance are being contributed by Midland and 44.4% are being contributed by Column. All of the mortgage loans were originated either in 1998 or 1999.

Midland, organized in 1992 and acquired by PNC Bank in 1998, has originated over 1,200 loans totaling $3.79 billion since its inception. Midland is a vertically integrated real estate financial services firm specializing in the origination, securitization and servicing of commercial real estate assets.

Column, an indirect wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was established in August 1993. Column has originated over 1,900 commercial mortgage loans totaling $8.0 billion since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the country.

--------------------------------------------------------------------------------


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Collateral Overview:

     o     Total Cut-off Date
           Principal Balance:             $760,414,266

     o     Avg. Cut-off Date
           Principal Balance:             $3,673,499

     o     Loans/Properties:              207 Loans/212 Properties

     o     Property Type:                 Multifamily (38.9%), Retail (26.5%),
                                          Office (17.7%), Other (16.9%)

     o     Geographic Distribution:       35 States. CA (15.0%), TX (11.6%), NY
                                          (9.3%), Other (64.1%)

     o     Amortization Types:            Balloon (89.7%), Hyper-Amortizing
                                          (9.3%), Fully Amortizing (1.0%)

     o     Wtd. Avg. U/W
            DSCR (1):                     1.32x

     o     Wtd. Avg. Cut-off Date
            LTV Ratio (1):                72.6%

     o     Appraisals:                    100% of the appraisals state that they
                                          follow the guidelines set forth in
                                          Title XI of FIRREA.

     o     Largest Loan:                  5.9%

     o     Five Largest Loans:            19.6%

     o     Ten Largest Loans:             27.3%

     o     Wtd. Avg. Remaining
           Term to Maturity:              116 months

     o     Wtd. Avg. Seasoning:           5 months

     o     Gross WAC:                     7.982%

     o     Call Protection:               In general, the Mortgage Loans provide
                                          for a prepayment lockout period
                                          ("Lockout"), a defeasance period
                                          ("Defeasance"), a yield maintenance
                                          premium ("YMP") period, or a
                                          combination thereof. The remaining
                                          weighted average lockout and
                                          defeasance period for all loans is 7.9
                                          years.

     o     Defeasance:                    75.0%

     o     Credit Tenant Lease:           0.3%

(1)   Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Collateral Overview (continued):

      o     Participation Loans:          None

      o     Secured Subordinate Debt:     0.5%

      o     Leasehold:                    1.3%

      o     Delinquency:                  No loan delinquent 30 days or more as
                                          of the Cut-off Date.

Transaction Overview:

      o     Structure:                    Senior/subordinated, sequential pay
                                          pass-through bonds.

      o     Lead Manager:                 Donaldson, Lufkin & Jenrette
                                          Securities Corporation

      o     Co-Managers:                  PNC Capital Markets, Inc. and
                                          Prudential Securities

      o     Mortgage Loan Sellers:        Midland Loan Services, Inc. and Column
                                          Financial, Inc.

      o     Rating Agencies:              Standard & Poor's Ratings Services/
                                          Fitch IBCA, Inc.

      o     Master Servicer:              Midland Loan Services, Inc.

      o     Special Servicer:             Midland Loan Services, Inc.

      o     Trustee:                      Norwest Bank Minnesota, National
                                          Association

      o     Cut-off Date:                 December 1, 1999

      o     Settlement Date:              December 7, 1999

      o     Determination Date:           The 4th calendar day of the month, but
                                          if that day is not a business day,
                                          then the 1st business day before that
                                          day.

      o     Distribution Date:            The 10th day of the month, or if such
                                          day is not a business day, the
                                          following business day, but no sooner
                                          than the 4th business day after the
                                          Determination Date

      o     Delivery:                     The Depository Trust Company ("DTC")
                                          through Cede & Co. (in the United
                                          States) or Cedel Bank, Societe Anonyme
                                          ("Cedel") or The Euroclear System
                                          ("Euroclear") (in Europe).

      o     ERISA:                        Classes A-1A, A-1B and S are expected
                                          to be eligible for each of the
                                          underwriters' individual prohibited
                                          transaction exemptions with respect to
                                          ERISA, subject to certain conditions
                                          of eligibility.

      o     SMMEA:                        Classes A-1A, A-1B, A-2 and S are
                                          expected to be SMMEA eligible.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Transaction Overview (continued):

      o     Tax Treatment:                REMIC

      o     Optional Right to Terminate
            Trust:                        1%

      o     Analytics:

                                          Cashflows are expected to be available
                                          through Bloomberg, the Trepp Group,
                                          Intex Solutions and Charter Research.

      o     Extensions:                   The Special Servicer will be
                                          responsible for performing certain
                                          servicing functions with respect to
                                          Mortgage Loans that, in general, are
                                          in default or as to which default is
                                          imminent, and for administering any
                                          REO properties. The Pooling and
                                          Servicing Agreement will generally
                                          permit the Special Servicer to modify,
                                          waive or amend any term of any
                                          Mortgage Loan if it determines, in
                                          accordance with the servicing
                                          standard, that it is appropriate to do
                                          so. The Special Servicer will not be
                                          permitted to grant any extension of
                                          the maturity of a Mortgage Loan beyond
                                          60 months after its stated maturity
                                          date.

      o     Controlling Class:            The Controlling Class of
                                          Certificateholders may appoint an
                                          operating advisor that may advise or
                                          replace the Special Servicer. In
                                          general, the Controlling Class will be
                                          the most subordinate Class of
                                          Principal Balance Certificates (as
                                          defined below) which has a current
                                          aggregate certificate principal amount
                                          no less than 25% of its original
                                          aggregate certificate principal
                                          balance.

      o     Advances:                     The Master Servicer will be obligated
                                          to make advances of scheduled
                                          principal and interest payments,
                                          excluding balloon payments, subject to
                                          recoverability determination and
                                          appraisal reductions. If the Master
                                          Servicer fails to make a required P &
                                          I Advance and the Trustee is aware of
                                          the failure, the Trustee will be
                                          obligated to make that Advance.

      o     Appraisal Reductions:         An appraisal reduction generally will
                                          be created in the amount, if any, by
                                          which the unpaid principal balance of
                                          a Specially Serviced Mortgage Loan
                                          (plus other amounts overdue in
                                          connection with such loan) exceeds 90%
                                          of the appraised value of the related
                                          Mortgaged Property, plus reserves and
                                          escrows other than for taxes and
                                          insurance. The Appraisal Reduction
                                          Amount will reduce proportionately the
                                          interest portion (but not the
                                          principal portion) of any amount of
                                          P&I Advances for the loan, which
                                          reduction will result, in general, in
                                          a reduction of interest distributable
                                          to the most subordinate Class of
                                          Principal Balance Certificates
                                          outstanding. An appraisal reduction
                                          will be reduced to zero as of the date
                                          the related Mortgage Loan has been
                                          brought current for at least six
                                          consecutive months, or has been paid
                                          in full, liquidated, repurchased, or
                                          otherwise disposed of. Appraisal
                                          reductions will not effect class sizes
                                          for the purposes of determining the
                                          Controlling Class.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Structure Description:

                                   [BAR GRAPH]

Based on the "maturity assumptions" set forth under the "Yield and Maturity Considerations" in the Prospectus Supplement and a 0% CPR (except each mortgage loan with an anticipated repayment date is assumed to be paid in full on that date).


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Interest Distributions:

The holders of each Class of Principal Balance Certificates will be entitled on each distribution date to interest accrued at the Pass-Through Rate for that Class on the aggregate principal balance of that Class outstanding immediately prior to the related distribution date. The Class S Certificates will be entitled on each distribution date to the aggregate interest accrued on the aggregate principal balance of the Principal Balance Certificates at an annual rate equal to the difference between a weighted average of certain net mortgage interest rates on the mortgage loans and the weighted average coupon of the Principal Balance Certificates. All Classes will pay interest on a 30/360 basis.

Principal Distributions:

Available principal will be paid on each distribution date to the outstanding Classes of Principal Balance Certificates in the following sequential order:
Class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
(the "Principal Balance Certificates"). However, if Classes A-2 through D have been retired as a result of losses and additional trust fund expenses, Classes A-1A and A-1B will receive principal on a pro-rata basis.

Realized Losses and Expenses:

Realized losses from any mortgage loan and additional trust fund expenses will be allocated to the outstanding classes of Principal Balance Certificates in the following sequential order: Class D, C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-4, A-3 and A-2. If Classes A-2 through D have been retired as a result of losses and additional trust fund expenses, future losses and additional trust fund expenses shall be applied to Classes A-1A and A-1B pro-rata.

Credit Enhancements:

Credit enhancement for each Class of publicly registered Certificates will be provided by the Classes of Certificates which are subordinate in priority with respect to payments of interest and principal.


Allocation of Yield Maintenance and Percentage Prepayment Premiums:

The certificate yield maintenance amount ("CYMA") and certificate percentage prepayment premium amount ("CPPPA") for the Class A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2 Certificates (collectively, the "Yield Maintenance Certificates") equals the total yield maintenance premium or percentage prepayment premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate for each Class currently receiving principal, the mortgage rate of the mortgage loan that has prepaid, and current interest rates. In general, the CYMA and CPPPA for any distribution date will be calculated in respect of and payable to the Class(es) of Yield Maintenance Certificates entitled to receive payments of principal on such distribution date.

--------------------------------------------------------------------------------

          CYMA & CPPPA                  =    (Pass-Through Rate - Discount Rate)
           Allocation                        -----------------------------------
to Yield Maintenance Certificates              (Mortgage Rate - Discount Rate)

--------------------------------------------------------------------------------

The portion of any yield maintenance or percentage prepayment premium payable to the Class S (interest only) Certificates, will equal the total yield maintenance or percentage prepayment premium, as the case may be, less the CYMA or CPPPA, as applicable, for the Yield Maintenance Certificates as defined above.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Allocation of Yield Maintenance and Percentage Prepayment Premiums (continued):

Allocation of Yield Maintenance and Percentage Prepayment Premiums Example:

Discount Rate Fraction Methodology:
Mortgage Rate                                        = 8%
P & I Class Coupon                                   = 6%
Discount Rate (Based on a Treasury Rate)             = 5%
% of Principal Distributed to Class                  = 100%

P & I Class Allocation:           Class S Allocation:
-----------------------           -------------------
6% - 5% x 100% = 33 1/3%          100% - P & I Class(es) Allocation  = 66 2/3%
------
8% - 5%

In general, this formula provides for an increase in the allocation of yield maintenance and percentage prepayment premiums to the Yield Maintenance Certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

Stratification:

                                      [MAP]

                         Mortgaged Properties by State

                                                                               Weighted
                                                               Percentage of    Average                       Weighted
                           Number of     Cut-off Date              Initial     Mortgage      Weighted          Average
                           Mortgaged      Principal            Mortgage Pool   Interest       Average       Cut-off Date
State                      Properties     Balance (1)              Balance       Rates      U/W DSCR (2)    LTV Ratio (2)
=========================================================================================================================
California                     31        $114,336,631                15.0%       8.080%         1.38x           67.5%
Texas                          31          88,276,580                11.6%       7.854%         1.31            75.2%
New York                       11          70,739,105                 9.3%       8.468%         1.26            69.5%
Florida                        17          60,363,296                 7.9%       8.105%         1.31            76.1%
Michigan                        4          48,873,899                 6.4%       8.022%         1.26            74.5%
Oklahoma                        8          47,841,758                 6.3%       7.408%         1.38            76.1%
Massachusetts                   7          41,219,405                 5.4%       7.966%         1.34            72.6%
Pennsylvania                   10          35,551,312                 4.7%       7.375%         1.45            73.6%
Virginia                        6          26,877,675                 3.5%       7.965%         1.29            75.4%
Colorado                        8          22,895,070                 3.0%       8.267%         1.34            68.1%
Georgia                         9          21,853,610                 2.9%       8.036%         1.30            74.8%
New Jersey                      5          16,752,405                 2.2%       8.200%         1.26            71.6%
Arizona                         7          14,696,058                 1.9%       7.869%         1.29            74.9%
Tennessee                       2          14,563,109                 1.9%       8.512%         1.29            73.2%
Minnesota                       3          12,864,772                 1.7%       8.403%         1.38            67.3%
New Hampshire                   4          12,651,727                 1.7%       7.161%         1.27            76.4%
Maryland                        3          11,836,875                 1.6%       7.938%         1.30            74.7%
Connecticut                     5          10,660,610                 1.4%       8.341%         1.28            69.7%
Indiana                         4           9,943,866                 1.3%       8.049%         1.22            72.7%
Arkansas                        5           8,870,042                 1.2%       8.397%         1.28            71.4%
Wisconsin                       2           8,813,834                 1.2%       7.950%         1.39            70.7%
Kansas                          5           7,172,099                 0.9%       7.561%         1.35            78.8%
Louisiana                       5           6,403,302                 0.8%       7.597%         1.42            71.9%
Ohio                            3           6,088,297                 0.8%       7.452%         1.31            77.7%
Washington                      2           5,930,387                 0.8%       7.432%         1.34            76.1%
Kentucky                        1           5,715,099                 0.8%       8.170%         1.25            78.3%
Nebraska                        1           5,596,509                 0.7%       8.360%         1.21            80.0%
Oregon                          3           4,590,953                 0.6%       7.487%         1.34            60.6%
Utah                            2           4,187,021                 0.6%       8.183%         1.27            72.4%
Vermont                         1           3,812,987                 0.5%       7.260%         1.65            71.5%
Nevada                          2           3,434,286                 0.5%       8.085%         1.28            75.0%
Mississippi                     1           2,160,270                 0.3%       8.100%         1.25            78.7%
New Mexico                      2           1,989,138                 0.3%       8.280%         1.33            54.9%
Iowa                            1           1,438,558                 0.2%       8.030%         1.36            66.6%
Idaho                           1           1,413,723                 0.2%       6.950%         1.31            64.3%
                           ----------------------------------------------------------------------------------------------
Total/Weighted Average:        212       $760,414,266               100.0%       7.982%         1.32x           72.6%
                           ==============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                                   [PIE CHART]

                          Self Storage              1.4%

                          Manufactured Housing      2.4%

                          CTL                       0.3%

                          Mixed Use                 3.4%

                          Hotel                     4.2%

                          Industrial                5.2%

                          Multifamily              38.9%

                          Office                   17.7%

                          Retail                   26.5%

                     Mortgaged Properties by Property Type

                                                                                 Weighted
                                                                 Percentage of   Average                     Weighted
                                    Number of   Cut-off Date        Initial      Mortgage    Weighted         Average
                                    Mortgaged     Principal      Mortgage Pool   Interest     Average       Cut-off Date
Property Type                       Properties   Balance (1)        Balance       Rates      U/W DSCR (2)   LTV Ratio (2)
=========================================================================================================================
Multifamily                             84       $295,917,163        38.9%        7.736%        1.32x          75.5%
Retail                                  43        201,274,526        26.5%        8.140%        1.28           72.1%
Office                                  37        134,954,503        17.7%        8.178%        1.34           69.8%
Industrial                              17         39,530,029         5.2%        8.026%        1.28           72.5%
Hotel                                    6         32,055,712         4.2%        8.426%        1.50           61.5%
Mixed Use                                7         25,513,610         3.4%        8.350%        1.40           70.7%
Manufactured Housing                     6         18,254,431         2.4%        7.076%        1.47           74.7%
Self Storage                            11         10,821,648         1.4%        8.517%        1.36           67.8%
CTL                                      1          2,092,645         0.3%        8.140%         N/A            N/A
                                    -------------------------------------------------------------------------------------
Total/Weighted Average:                212       $760,414,266       100.0%        7.982%        1.32x          72.6%
                                    =====================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                          Original Amortization Terms

                                                                                    Weighted
                                                                    Percentage of    Average                    Weighted
      Range of                          Number of    Cut-off Date       Initial     Mortgage     Weighted       Average
Original Amortization                   Mortgage       Principal    Mortgage Pool   Interest      Average     Cut-off Date
   Terms (Months)                        Loans       Balance (1)       Balance       Rates      U/W DSCR (2)   LTV Ratio (2)
============================================================================================================================
    180 - 239                                4       $  5,081,460         0.7%       8.532%        1.36x          56.3%
    240 - 299                                8         11,844,518         1.6%       8.056%        1.27           67.3%
    300 - 313                               66        147,265,364        19.4%       8.083%        1.40           68.1%
    314 - 360                              129        596,222,924        78.4%       7.951%        1.31           73.9%
                                        ------------------------------------------------------------------------------------
    Total/Weighted Average:                207       $760,414,266       100.0%       7.982%        1.32x          72.6%
                                        ====================================================================================

Maximum Original Amortization Term (Months):          360
Minimum Original Amortization Term (Months):          180
Wtd. Avg. Original Amortization Term (Months):        345

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                     Original Terms to Stated Maturity (1)

                                                                                    Weighted
                                                                    Percentage of    Average                    Weighted
      Range of                          Number of    Cut-off Date       Initial     Mortgage     Weighted       Average
Original Amortization                   Mortgage       Principal    Mortgage Pool   Interest      Average     Cut-off Date
to Stated Maturity (Months)              Loans        Balance (2)       Balance       Rates      U/W DSCR (3)   LTV Ratio (3)
=============================================================================================================================
     60 - 115                                6       $ 21,767,262         2.9%       8.353%        1.30x          74.6%
    116 - 120                              189        712,940,458        93.8%       7.974%        1.32           72.6%
    121 - 200                                9         20,546,541         2.7%       7.950%        1.46           70.2%
    201 - 243                                3          5,160,005         0.7%       7.734%        1.18           72.5%
                                        -------------------------------------------------------------------------------------
Total/Weighted Average:                    207       $760,414,266       100.0%       7.982%        1.32x          72.6%
                                        =====================================================================================

Maximum Original Term to Stated Maturity (Months):    243
Minimum Original Term to Stated Maturity (Months):     60
Wtd. Avg. Original Term to Stated Maturity (Months):  121

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                          Remaining Amortization Terms

                                                                                   Weighted
                                                                    Percentage of   Average                    Weighted
     Range of                            Number of   Cut-off Date      Initial     Mortgage    Weighted        Average
Remaining Amortization                    Mortgage     Principal    Mortgage Pool  Interest     Average      Cut-off Date
   Terms (Months)                          Loans      Balance (1)      Balance       Rates     U/W DSCR (2)  LTV Ratio (2)
==========================================================================================================================
    177 - 238                               10       $ 14,171,340         1.9%       8.175%        1.31x         63.4%
    239 - 298                               55        118,739,410        15.6%       8.015%        1.39          69.1%
    299 - 312                               13         31,280,592         4.1%       8.363%        1.43          64.2%
    313 - 359                              129        596,222,924        78.4%       7.951%        1.31          73.9%
                                        ----------------------------------------------------------------------------------
Total/Weighted Average:                    207       $760,414,266       100.0%       7.982%        1.32x         72.6%
                                        ==================================================================================

Maximum Remaining Amortization Term (Months):          359
Minimum Remaining Amortization Term (Months):          177
Wtd. Avg. Remaining Amortization Term (Months):        340

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                     Remaining Terms to Stated Maturity (1)

                                                                                    Weighted
                                                                    Percentage of    Average                    Weighted
        Range of                        Number of   Cut-off Date       Initial      Mortgage    Weighted         Average
     Remaining Terms                     Mortgage     Principal     Mortgage Pool   Interest     Average      Cut-off Date
to Stated Maturity (Months)               Loans      Balance (2)       Balance       Rates     U/W DSCR (3)   LTV Ratio (3)
===========================================================================================================================
     38 - 114                               52       $169,868,149        22.3%       7.365%        1.37x         74.6%
    115 - 119                              143        564,839,571        74.3%       8.171%        1.31          72.1%
    120 - 199                                9         20,546,541         2.7%       7.950%        1.46          70.2%
    200 - 241                                3          5,160,005         0.7%       7.734%        1.18          72.5%
                                        -----------------------------------------------------------------------------------
Total/Weighted Average:                    207       $760,414,266       100.0%       7.982%        1.32x         72.6%
                                        ===================================================================================

Maximum Remaining Term to Stated Maturity (Months):    241
Minimum Remaining Term to Stated Maturity (Months):     38
Wtd. Avg. Remaining Term to Stated Maturity (Months):  116

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                        U/W Debt Service Coverage Ratios

                                                                       Weighted
                                                      Percentage of    Average                       Weighted
                           Number of   Cut-off Date     Initial        Mortgage     Weighted         Average
     Range of              Mortgage     Principal     Mortgage Pool    Interest     Average        Cut-off Date
     U/W DSCRs             Loans       Balance (1)      Balance         Rates      U/W DSCR (2)   LTV Ratio (2)
----------------------------------------------------------------------------------------------------------------
       CTL                   1        $  2,092,645        0.3%          8.140%         N/A              N/A
1.06x   -   1.19             1           1,653,637        0.2%          7.890%         1.06x           79.5%
1.20    -   1.21            10          48,223,226        6.3%          8.103%         1.21            74.5%
1.22    -   1.29            90         364,015,466       47.9%          8.025%         1.26            73.6%
1.30    -   1.34            46         143,520,375       18.9%          8.057%         1.31            73.8%
1.35    -   1.39            14          44,092,870        5.8%          8.095%         1.38            74.5%
1.40    -   1.88x           45         156,816,048       20.6%          7.745%         1.51            67.8%
                          --------------------------------------------------------------------------------------
Total/Weighted Average:    207        $760,414,266      100.0%          7.982%         1.32x           72.6%
                          ======================================================================================

Maximum U/W DSCR (2):    1.88x
Minimum U/W DSCR (2):    1.06x
Wtd. Avg. U/W DSCR (2):  1.32x

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                        Cut-off Date Loan-to-Value Ratios

                                                                       Weighted
                                                     Percentage of     Average                       Weighted
                          Number of   Cut-off Date      Initial        Mortgage      Weighted        Average
Range of Cut-off Date      Mortgage     Principal     Mortgage Pool    Interest      Average       Cut-off Date
Loan-to-Value Ratios        Loans      Balance (1)      Balance         Rates       U/W DSCR (2)  LTV Ratio (2)
----------------------------------------------------------------------------------------------------------------
       CTL                   1        $  2,092,645        0.3%          8.140%          N/A             N/A
40.50%  -   55.00%          10          24,157,104        3.2%          8.514%         1.40x           51.5%
55.10%  -   65.00%          25          64,056,845        8.4%          8.165%         1.43            61.0%
65.10%  -   67.50%          13          32,805,312        4.3%          8.156%         1.34            66.0%
67.60%  -   70.00%          21         106,333,468       14.0%          8.293%         1.31            69.1%
70.10%  -   72.50%          30          80,981,811       10.6%          8.195%         1.35            71.5%
72.60%  -   75.00%          38         150,728,851       19.8%          7.891%         1.31            73.8%
75.10%  -   77.50%          18          85,088,725       11.2%          7.737%         1.31            76.7%
77.60%  -   78.50%          20          84,738,068       11.1%          7.577%         1.31            78.0%
78.60%  -   79.50%          13          45,350,492        6.0%          7.704%         1.27            79.0%
79.60%  -   80.00%          16          77,184,985       10.2%          8.048%         1.27            79.8%
80.10%  -   86.40%           2           6,895,962        0.9%          7.380%         1.30            84.6%
                          --------------------------------------------------------------------------------------
Total/Weighted Average:    207        $760,414,266      100.0%          7.982%         1.32x           72.6%
                          ======================================================================================

Maximum Cut-off Date LTV Ratio (2):     86.4%
Minimum Cut-off Date LTV Ratio (2):     40.5%
Wtd. Avg. Cut-off Date LTV Ratio (2):   72.6%

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                         Cut-off Date Principal Balances

                                                                       Weighted
                                                        Percentage of  Average                      Weighted
                               Number of  Cut-off Date     Initial     Mortgage     Weighted        Average
     Range of Cut-off Date      Mortgage   Principal    Mortgage Pool  Interest      Average      Cut-off Date
      Principal Balances         Loans    Balance (1)      Balance      Rates      U/W DSCR (2)   LTV Ratio (2)
===============================================================================================================
$   399,636  -        500,000       1    $    399,636        0.1%       8.880%         1.42x           63.6%
    500,001  -        750,000      13       8,602,367        1.1%       8.552%         1.27            69.2%
    750,001  -      1,000,000      16      13,871,300        1.8%       8.174%         1.40            68.2%
  1,000,001  -      1,250,000      18      20,080,689        2.6%       8.205%         1.35            69.9%
  1,250,001  -      1,500,000      15      21,155,610        2.8%       8.129%         1.32            66.7%
  1,500,001  -      1,750,000      18      29,069,384        3.8%       8.109%         1.31            72.5%
  1,750,001  -      2,000,000      19      35,100,836        4.6%       7.863%         1.33            71.8%
  2,000,001  -      3,000,000      34      83,259,280       10.9%       8.066%         1.34            71.6%
  3,000,001  -      4,000,000      19      65,693,774        8.6%       7.938%         1.35            74.0%
  4,000,001  -      5,000,000      14      62,376,529        8.2%       7.970%         1.37            72.3%
  5,000,001  -      6,000,000      10      54,843,770        7.2%       7.964%         1.31            75.1%
  6,000,001  -      7,000,000       8      52,671,714        6.9%       7.928%         1.27            73.2%
  7,000,001  -      8,000,000       5      36,794,009        4.8%       7.892%         1.28            75.5%
  8,000,001  -      9,000,000       2      16,993,437        2.2%       7.463%         1.26            79.4%
  9,000,001  -     11,500,000       7      74,415,539        9.8%       7.674%         1.35            73.0%
 11,500,001  -     15,500,000       4      49,915,131        6.6%       7.974%         1.34            74.8%
 15,500,001  -     34,500,000       2      53,763,882        7.1%       7.865%         1.37            70.5%
 34,500,001  -  $  44,973,184       2      81,407,381       10.7%       8.320%         1.26            71.1%
                               --------------------------------------------------------------------------------
Total/Weighted Average:           207    $760,414,266      100.0%       7.982%         1.32x           72.6%
                               ================================================================================

Maximum Cut-off Date Scheduled Principal Balance: $44,973,184
Minimum Cut-off Date Scheduled Principal Balance: $   399,636
Average Cut-off Date Scheduled Principal Balance: $ 3,673,499

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                      Mortgage Loans by Amortization Type

                                                                       Weighted
                                                       Percentage of    Average                    Weighted
                           Number of    Cut-off Date      Initial      Mortgage    Weighted        Average
                           Mortgage      Principal     Mortgage Pool   Interest    Average       Cut-off Date
Loan Type                   Loans       Balance (1)       Balance        Rates    U/W DSCR (2)  LTV Ratio (2)
=============================================================================================================
Balloon                      192        $681,963,958       89.7%         7.971%     1.33x           72.8%
Hyper-Amortizing              10          71,047,595        9.3%         8.079%     1.31            71.6%
Fully Amortizing               5           7,402,714        1.0%         8.066%     1.30            63.3%
                           ----------------------------------------------------------------------------------
Total/Weighted Average:      207        $760,414,266      100.0%         7.982%     1.32x           72.6%
                           ==================================================================================

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                             Mortgage Interest Rates

                                                                       Weighted
                                                        Percentage of   Average                        Weighted
                              Number of  Cut-off Date      Initial     Mortgage        Weighted        Average
       Range of                Mortgage   Principal     Mortgage Pool  Interest         Average      Cut-off Date
Mortgage Interest Rates         Loans    Balance (1)       Balance       Rates        U/W DSCR (2)   LTV Ratio (2)
==================================================================================================================
6.320%     -     7.000%           16    $ 64,233,696          8.4%       6.749%           1.41x           75.8%
7.001%     -     7.250%           10      22,176,915          2.9%       7.137%           1.32            74.1%
7.251%     -     7.500%           11      52,973,427          7.0%       7.408%           1.37            76.7%
7.501%     -     7.750%            9      58,625,776          7.7%       7.695%           1.25            77.7%
7.751%     -     8.000%           30     149,163,978         19.6%       7.918%           1.31            72.6%
8.001%     -     8.250%           51     174,450,663         22.9%       8.133%           1.33            72.5%
8.251%     -     8.500%           38     101,264,841         13.3%       8.346%           1.31            70.9%
8.501%     -     8.750%           25     114,893,314         15.1%       8.593%           1.30            68.5%
8.751%     -     9.000%           12      14,720,832          1.9%       8.829%           1.33            66.2%
9.001%     -     9.280%            5       7,910,824          1.0%       9.149%           1.45            69.2%
                              ------------------------------------------------------------------------------------
Total/Weighted Average:          207    $760,414,266        100.0%       7.982%           1.32x           72.6%
                              ====================================================================================

Maximum Wtd. Avg. Mortgage Interest Rate:  9.280%
Minimum Wtd. Avg. Mortgage Interest Rate:  6.320%
Wtd. Avg. Mortgage Interest Rate:          7.982%

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                         Occupancy Rates at Underwriting

                                                                            Weighted
                                                            Percentage of   Average                     Weighted
                             Number of       Cut-off Date       Initial     Mortgage     Weighted       Average
       Range of              Mortgaged         Principal     Mortgage Pool  Interest     Average      Cut-off Date
Occupancy Rates at U/W     Properties (1)     Balance (2)       Balance      Rates     U/W DSCR (3)   LTV Ratio (3)
===================================================================================================================
79.0%     -      79.9%            2        $    2,162,854          0.3%      8.184%        1.32x          66.9%
80.0%     -      89.9%           17            47,098,113          6.2%      8.177%        1.29           71.5%
90.0%     -      94.9%           32           149,348,629         19.6%      8.127%        1.30           73.5%
95.0%     -      97.4%           30           165,317,792         21.7%      7.715%        1.32           75.3%
97.5%     -     100.0%          125           364,431,166         47.9%      7.979%        1.32           72.1%
                            ---------------------------------------------------------------------------------------
Total/Weighted Average:         206        $  728,358,554         95.8%      7.963%        1.32x          73.1%
                            =======================================================================================

Maximum Occupancy Rate at U/W:      100.0%
Minimum Occupancy Rate at U/W:       79.0%
Wtd. Avg. Occupancy Rate at U/W:     96.3%

(1) Does not include any hotel properties.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                         Years Built/Years Renovated (1)

                                                                          Weighted
                                                           Percentage of  Average                       Weighted
                            Number of     Cut-off Date        Initial     Mortgage      Weighted        Average
  Range of Years            Mortgaged       Principal      Mortgage Pool  Interest       Average      Cut-off Date
  Built/Renovated          Properties      Balance (2)        Balance      Rates       U/W DSCR (3)   LTV Ratio (3)
===================================================================================================================
1963     -     1970             8        $   19,170,424          2.5%      7.961%          1.36x          72.2%
1971     -     1980            21            49,608,416          6.5%      8.001%          1.32           74.9%
1981     -     1990            58           234,026,071         30.8%      7.727%          1.36           73.6%
1991     -     1999           125           457,609,356         60.2%      8.112%          1.31           71.8%
                           ----------------------------------------------------------------------------------------
Total/Weighted Average:       212        $  760,414,266        100.0%      7.982%          1.32x          72.6%
                           ========================================================================================

Maximum Year Built/Renovated:      1999
Minimum Year Built/Renovated:      1963
Wtd. Avg. Year Built/Renovated:    1991

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.

                      Mortgage Pool Prepayment Profile (1)

                            Number of
           Months Since      Mortgage   Outstanding    % of Pool    Yield       Prepayment   % of Pool
Date      Cut-off Date (2)    Loans     Balance (mm)    Lockout   Maintenance    Premium        Open       Total
-----------------------------------------------------------------------------------------------------------------
Dec-99          0              207      $     760.4      99.41%      0.59%        0.00%         0.00%      100.0%

Dec-00          12             207      $     753.8      98.65%      1.35%        0.00%         0.00%      100.0%

Dec-01          24             207      $     746.5      96.81%      3.19%        0.00%         0.00%      100.0%

Dec-02          36             207      $     738.5      89.31%      10.43%       0.00%         0.26%      100.0%

Dec-03          48             205      $     727.1      81.07%      18.93%       0.00%         0.00%      100.0%

Dec-04          60             204      $     715.3      76.86%      23.14%       0.00%         0.00%      100.0%

Dec-05          72             204      $     705.3      76.92%      23.08%       0.00%         0.00%      100.0%

Dec-06          84             201      $     679.3      75.59%      24.41%       0.00%         0.00%      100.0%

Dec-07          96             201      $     667.7      75.66%      21.40%       0.00%         2.94%      100.0%

Dec-08          108            168      $     564.2      86.96%      11.54%       0.66%         0.83%      100.0%

Dec-09          120            12       $     19.3       36.38%      44.88%       0.00%         18.73%     100.0%

Dec-10          132            11       $     14.8       43.40%      56.60%       0.00%         0.00%      100.0%

Dec-11          144            11       $     13.9       41.71%      58.29%       0.00%         0.00%      100.0%

Dec-12          156            11       $     12.9       39.58%      29.83%       0.00%         30.59%     100.0%

Dec-13          168            9        $     6.9        62.98%      37.02%       0.00%         0.00%      100.0%

Dec-14          180            3        $     2.5        80.11%      19.89%       0.00%         0.00%      100.0%

Dec-15          192            3        $     2.1        81.78%      18.22%       0.00%         0.00%      100.0%

Dec-16          204            3        $     1.8        84.25%      15.75%       0.00%         0.00%      100.0%

Dec-17          216            3        $     1.4        88.32%      11.68%       0.00%         0.00%      100.0%

Dec-18          228            2        $     0.9        100.00%     0.00%        0.00%         0.00%      100.0%
-----------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the hyper-amortization loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.
(2) Assumes a Cut-off Date of December 1, 1999.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                   Prepayment Provision as of Cut-off Date (1)

                                                                           Weighted      Weighted         Weighted
                                                                           Average       Average          Average
                                                          Percentage of   Remaining     Remaining        Remaining      Weighted
        Range of              Number of   Cut-off Date       Initial       Lockout       Lockout        Lockout Plus    Average
    Remaining Terms to        Mortgage     Principal      Mortgage Pool    Period     Plus YM Period   Premium Period   Maturity
Stated Maturity (Years) (2)    Loans      Balance (1)        Balance       (Years)       (Years)          (Years)      (Years) (2)
==================================================================================================================================
3.0        -           3.9        2      $   2,988,450         0.4%          0.9           3.0              3.0            3.4
4.0        -           4.9        1          2,692,755         0.4%          4.3           4.3              4.3            4.6
6.0        -           6.9        3         16,086,057         2.1%          6.3           6.3              6.3            6.8
8.0        -           8.9       33        106,697,071        14.0%          3.0           8.2              8.2            8.7
9.0        -           9.9      156        606,243,387        79.7%          8.7           9.3              9.3            9.8
10.0       -           10.9       1          4,514,716         0.6%          0.0           8.3              9.3           10.4
13.0       -           13.9       2          6,636,564         0.9%          6.1          12.7             12.7           13.2
14.0       -           14.9       6          9,395,262         1.2%         11.8          14.3             14.3           14.7
18.0       -           18.9       1          1,413,723         0.2%          8.8          18.6             18.6           18.9
19.0       -           19.9       1          1,653,637         0.2%         19.5          19.5             19.5           19.8
20.0       -           20.9       1          2,092,645         0.3%         19.6          19.6             19.6           20.1
                              ----------------------------------------------------------------------------------------------------
Total/Weighted Average:         207      $ 760,414,266       100.0%          7.9           9.2              9.2            9.7
                              ====================================================================================================

(1) Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                                Prepayment Option

                                                                                Weighted    Weighted        Weighted
                                                                                Average     Average         Average
                                                                Percentage of  Remaining   Remaining       Remaining       Weighted
                                       Number of  Cut-off Date     Initial      Lockout     Lockout       Lockout Plus     Average
                                       Mortgage    Principal    Mortgage Pool   Period   Plus YM Period  Premium Period   Maturity
       Prepayment Option                Loans     Balance (1)      Balance      (Years)     (Years)         (Years)      (Years) (2)
====================================================================================================================================
Lockout / Defeasance                     153     $ 570,106,400       75.0%         9.4         9.4             9.4            9.8
Lockout / Yield Maintenance               52       183,100,396       24.1%         3.3         8.8             8.8            9.3
Yield Maintenance / Prepayment Premium     1         4,514,716        0.6%         0.0         8.3             9.3           10.4
Lockout                                    1         2,692,755        0.4%         4.3         4.3             4.3            4.6
                                       ---------------------------------------------------------------------------------------------
Total/Weighted Average:                  207     $ 760,414,266      100.0%         7.9         9.2             9.2            9.7
                                       =============================================================================================

(1) Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                           Significant Mortgage Loans

                                                                                  Percentage of
                            Property         Units/            Cut-off Date      Initial Mortgage     Appraised    Mortgage Interest
#  Property Name              Type         Square Feet    Principal Balance (1)    Pool Balance         Value           Rate
====================================================================================================================================
1  The Wilton Mall           Retail        540,021 SF      $     44,973,184            5.9%        $  64,500,000        8.580%
------------------------------------------------------------------------------------------------------------------------------------
2  Frandor Mall              Retail        457,978 SF            36,434,197            4.8%           50,000,000        8.000%
------------------------------------------------------------------------------------------------------------------------------------
3  The Alliance Loan       Multifamily         666 Units         32,777,802            4.3%           42,450,000        7.740%
------------------------------------------------------------------------------------------------------------------------------------
4  Stanford Square           Office         70,816 SF            20,986,080            2.8%           35,000,000        8.060%
------------------------------------------------------------------------------------------------------------------------------------
5  Woodscape Apartments    Multifamily         498 Units         13,571,925            1.8%           17,500,000        7.430%
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                    $    148,743,188           19.6%        $ 209,450,000        8.075%
                                                           =========================================================================

                                       Cut-off Date
#  Property Name           U/W DSCR        LTV
===================================================
1  The Wilton Mall           1.26x        69.7%
---------------------------------------------------
2  Frandor Mall              1.26         72.9%
---------------------------------------------------
3  The Alliance Loan         1.24         77.2%
---------------------------------------------------
4  Stanford Square           1.57         60.0%
---------------------------------------------------
5  Woodscape Apartments      1.29         77.6%
---------------------------------------------------
Total/Weighted Average:      1.30x        71.5%
                        ===========================

(1) Assumes a Cut-off Date of December 1, 1999.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                                 The Wilton Mall

                                LOAN INFORMATION

--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $44,973,184

% of Initial Mortgage Pool
Balance:                                  5.9%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   8.580%

Term to ARD:                              10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2
                                          year anniversary of the Closing Date.

Cut-off Date LTV:                         69.7%

Maturity/ARD LTV:                         63.2%

U/W DSCR:                                 1.26x

Cross Collateralization/Default:          No/No

Special Provisions:                       Hyper-Amortization Loan; Cash
                                          Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset

Property Type:                            Retail

Location:                                 Saratoga Springs, New York

Years Built/Renovated:                    1990/1991

Collateral:                               540,021 square feet of a 655,682
                                          square foot regional mall located in
                                          Saratoga Springs

Property Manager:                         Genessee Management, Inc.

Underwritable Cash Flow:                  $5,286,893

Appraised Value:                          $64,500,000

Appraisal Date:                           September 1, 1999

Occupancy Rate at U/W:                    91%
--------------------------------------------------------------------------------

Additional Information:

Subject Property includes 540,021 square feet of a 655,682 square foot regional mall located at 3065 Route 50 in Saratoga Springs, New York. The center was constructed in 1990 and was subsequently expanded in 1991. The Property is a one-level, enclosed regional shopping mall. Major tenants include Sears (S&P rated A-) and Bon Ton; other tenants include J.C. Penney (S&P rated BBB+), Dick's Sporting Goods and an eight screen Hoyt's movie theatre. The property also contains a BJ's Wholesale Club as a freestanding outparcel (not included in collateral). In addition to the existing three anchor tenants, a separate parcel exists which potentially could serve as a fourth anchor tenant site (not to be included within the collateral).

Sarwil Associates, L.P., a New York limited partnership, is the owner/developer of Wilton Mall. The property is managed by Genessee Management, Inc. Both companies are affiliates of Wilmorite, Inc. ("Wilmorite"), which is a leading owner and operator of regional malls in the United States. Wilmorite manages 16 regional malls and 5 power centers comprising 17.1 million square feet. Wilmorite has been in business since the late 1940's and since that time has been a family owned and operated real estate development company. Wilmorite has been involved in the development of many different property types including retail, office, residential and hotel, but in the last 15 years, the company has narrowed its focus on retail property development and in particular, on regional shopping malls.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                                  Frandor Mall

                                LOAN INFORMATION

--------------------------------------------------------------------------------
Cut-off Date Principal Balance:            $36,434,197

% of Initial Mortgage Pool Balance:        4.8%

Mortgage Loan Seller:                      Column Financial, Inc.

Mortgage Interest Rate:                    8.000%

Balloon Term:                              10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment Lockout; U.S. Treasury
                                           defeasance permitted as of the 2
                                           year anniversary of the Closing Date.

Cut-off Date LTV:                          72.9%

Maturity LTV:                              65.3%

U/W DSCR:                                  1.26x

Cross Collateralization/Default:           No/No

Special Provisions:                        Cash Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

--------------------------------------------------------------------------------
Single Asset/Portfolio:                    Single Asset

Property Type:                             Retail

Location:                                  Lansing, Michigan

Years Built/Renovated:                     1950/1999

Collateral:                                457,978 square foot retail power
                                           center located in Lansing

Property Management:                       The Frandorson Coporation

Underwritable Cash Flow:                   $4,051,315

Appraised Value:                           $50,000,000

Appraisal Date:                            August 13, 1999

Occupancy Rate at U/W:                     95%
--------------------------------------------------------------------------------

Additional Information:

Subject property is a 457,978 square foot retail power center anchored by Kroger (S&P rated BBB-), Office Depot (S&P rated BBB) and CompUSA, located in Lansing, Michigan.

Frandor Mall was originally constructed in phases beginning in 1950 by Frandorson Properties. In March of 1998, Lomax Stern Development Company and Frandorson Properties formed a Joint Venture in which Lomax acquired 50% ownership of the property. The newly formed ownership commenced a $17.5 million redevelopment program. The redevelopment program, which was completed during the summer of 1999, included the razing of an existing enclosed mall area and existing structures, plus construction of 150,000 square feet of additional space. The property is currently 95% leased. Many of the existing leases are long-term leases with terms exceeding the term of the loan.

The development partner, Lomax Stern Development Company, has extensive experience in both construction and leasing. The principals, Chris Brochert and David Stern, have been partners in over 30 retail centers ranging in size from 31,000 square feet to 550,000 square feet.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                                The Alliance Loan

                                LOAN INFORMATION

--------------------------------------------------------------------------------
Cut-off Date Principal Balance:            $32,777,802

% of Initial Mortgage Pool
Balance:                                   4.3%

Mortgage Loan Seller:                      Column Financial, Inc.

Mortgage Interest Rate:                    7.740%

Balloon Term:                              10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment Lockout; U.S.
                                           Treasury defeasance permitted as of
                                           the 2 year anniversary of the Closing
                                           Date.

Cut-off Date LTV:                          77.2%

Maturity LTV:                              68.9%

U/W DSCR:                                  1.24x

Cross Collateralization/
Default:                                   Yes/Yes

Special Provisions:
                                           Release Provision available if
                                           (i) DSCR not less than 1.20x and (ii)
                                           LTV not greater than 80%; Cash
                                           Management.
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

--------------------------------------------------------------------------------
Single
Asset/Portfolio:                           Portfolio

Property Type:                             Multifamily

Location:                                  Virginia, Georgia and Maryland

Years Built/Renovated:                     1965 to 1994

Collateral:                                3 Multifamily properties with 666
                                           total units

Property Management:                       Alliance Residential Management,
                                           L.L.C.

Underwritable Cash
Flow:                                      $3,491,254

Appraised Value:                           $42,450,000

Appraisal Date:                            June 13, 1999 to September 13,
                                           1999

Wtd. Avg. Occupancy
Rate at U/W:                               96%
--------------------------------------------------------------------------------

                                                                         Year Built/                    Underwritable
Property Name                     City        State    Units   Occupancy  Renovated   Appraised Value     Cash Flow
=====================================================================================================================
Hampton Court Apartments       Alexandria      VA       307       98%     1965/1992    $  19,800,000    $  1,641,733
Lake of the Woods Apartments   College Park    GA       216       95%     1988/1989       12,850,000       1,029,641
Holly Tree Apartments          Waldorf         MD       143       95%     1974/1994        9,800,000         819,880
=====================================================================================================================

Additional Information:

Subject properties include three multifamily housing complexes including Hampton Court Apartments, Lake of the Woods Apartments and Holly Tree Apartments.

Hampton Court Apartments is a 307-unit multifamily complex contained in 7 brick, three and four-story walk-up apartment buildings located in Alexandria, VA. Unit mix at the subject is 83 1BR/1BA units, 72 2BR/1BA units, 96 2BR/1.5BA and 56 3BR/2BA units. Lake of The Woods Apartments is a 216-unit multifamily complex contained in 14 walk-up, two and three-story garden-style apartment buildings, located in College Park, GA. Unit mix at the subject is 72 1BR/1BA and 144 2BR/2BA units. Holly Tree Apartments is a 143-unit multifamily complex contained in 6 walk-up, three-story apartment buildings located in Waldorf, MD. Unit mix at the subject is 43 1BR/1BA units, 99 2BR/1.5BA and 1 2BR/2BA units.

The subject multifamily properties' amenities include swimming pools, fitness centers, laundry facilities, tennis and volleyball courts, surface parking, extensive landscaping and on-site management offices.

The three subject properties secure a single Mortgage Note. The borrower is a single purpose entity. Principals of the borrower include Andrew Schor and Steven Ivankovich. The borrower is affiliated with Alliance Holdings, Inc. ("Alliance"), a privately owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage more than 31,000 units throughout Texas, in the Midwest and along the eastern seaboard from Virginia to Florida.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                                 Stanford Square

                                LOAN INFORMATION

--------------------------------------------------------------------------------
Cut-off Date Principal Balance:            $20,986,080

% of Initial Mortgage Pool
Balance:                                   2.8%

Mortgage Loan Seller:                      Column Financial, Inc.

Mortgage Interest Rate:                    8.060%

Balloon Term:                              10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment Lockout; U.S.
                                           Treasury defeasance permitted as of
                                           the 2 year anniversary of the Closing
                                           Date.

Cut-off Date LTV:                          60.0%

Maturity LTV:                              53.7%

U/W DSCR:                                  1.57x

Cross Collateralization/
Default:                                   No/No

Special Provisions:                        Cash Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

--------------------------------------------------------------------------------
Single
Asset/Portfolio:                           Single Asset

Property Type:                             Office

Location:                                  Palo Alto, California

Years Built/Renovated:                     1983

Collateral:                                70,816 square foot Class A,
                                           multi-tenanted office building
                                           located in California

Property Management:                       Stanford Square Management Co. and
                                           Tarlton Properties, Inc.

Underwritable Cash
Flow:                                      $2,913,281

Appraised Value:                           $35,000,000

Appraisal Date:                            August 17, 1999

Occupancy Rate at U/W:                     100%
--------------------------------------------------------------------------------

Additional Information:

Subject property is a 70,816 square foot, Class A office building located in the Central Business District of Palo Alto, California, constructed in 1983. Improvements consist of one four-story structure, and two levels of underground parking. Amenities include two elevators, a central atrium/courtyard, private balconies and landscaping. Major tenants include PHB Hagler Bailey (18,331 square feet), an international management and economic consulting firm, and Bon Appetit Management Company (17,825 square feet), a food service management company that contracts its services to corporations, institutions and universities.

The borrowing entity consists of two Tenants-In-Common SPE's including Stanford Square, LLC ("SSLP") (94.87% ownership) and Sea Biscuit, LLC (5.13% ownership). Joan Rounds, the Managing Member of SSLP, became involved in the partnership in 1986 through an entity she controls, JGR Ventures ("JGR"), which made the investment in SSLP. Through JGR and its ownership of several entities and affiliates, Joan Rounds manages commercial real estate in excess of $35 million. The property is managed by Stanford Square Management Co. and Tarlton Properties, Inc. ("Tarlton"), which manages several office and industrial buildings within the subject area. Tarlton Managing Partner, Tig Tarlton, has more than 30 years of real estate development, construction, and property management experience. During that period, he has personally managed, developed or remodeled over 2,500,000 square feet of commercial property.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1                                         November 19, 1999

                      Collateral and Structural Term Sheet

                              Woodscape Apartments

                                LOAN INFORMATION

--------------------------------------------------------------------------------
Cut-off Date Principal Balance:                  $13,571,925

% of Initial Mortgage Pool
Balance:                                         1.8%

Mortgage Loan Seller:                            Midland Loan Services, Inc.

Mortgage Interest Rate:                          7.430%

Balloon Term:                                    10 years

Amortization Term:                               30 years

Call Protection:                                 Prepayment Lockout; Yield
                                                 Maintenance.

Cut-off Date LTV:                                77.6%

Maturity LTV:                                    68.5%

U/W DSCR:                                        1.29x

Cross Collateralization/Default:                 No/No
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

--------------------------------------------------------------------------------
Single Asset/Portfolio:                          Single Asset

Property Type:                                   Multifamily

Location:                                        Oklahoma City, Oklahoma

Years Built/Renovated:                           1984

Collateral:                                      A Multifamily complex with 498
                                                 units in Oklahoma.

Property Management:                             Case & Associates Properties,
                                                 Inc.

Underwritable Cash Flow:                         $1,465,029

Appraised Value:                                 $17,500,000

Appraisal Date:                                  July 10, 1999

Occupancy Rate at U/W:                           94%
--------------------------------------------------------------------------------

Additional Information:

Subject property is a 498-unit, garden-style multifamily apartment complex contained in 22 one, two and three-story apartment buildings, located in the northwest quadrant of Oklahoma City, Oklahoma. Unit mix at the subject is 384 1BR/1BA and 114 2BR/2BA. Apartments range in size between 525-1,078 square feet. Amenities include two in-ground swimming pools, two heated spas, a fitness center, a clubhouse facility, three central laundry facilities a dual tennis court and on-site management office.

The Borrower is Woodscape Apartments limited partnership, a single asset entity. Mr. Michael D. Case owns the controlling interest in the partnership. Michael Case of Tulsa, Oklahoma and his related entities are active investors in multifamily ownership, all of which is managed by Mr. Case through Case & Associates Properties, Inc. of Tulsa, Oklahoma. The related partnerships together control and operate over 20,000 units throughout the southwest. Mr. Case has a net worth in excess of $80 million with a strong liquid asset position.


This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or term sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          PNC Mortgage Acceptance Corp.
                                    Depositor

                  Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

                             -----------------------

      PNC Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes", which may have different interest rates and which may receive principal payments in differing proportions and at different times.
                                                        (continued on next page)

                           ---------------------------

      The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

                          -----------------------------

      Prospective Investors should consider the material risks discussed herein under "RISK FACTORS" at page 5 and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any of the Offered Certificates.

                          -----------------------------

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                          -----------------------------

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

                      ------------------------------------

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is November 22, 1999.

(cover page continued)

      In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, Inc. and/or unaffiliated entities. See "RISK FACTORS." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, Inc.

      The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

      With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such

Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates;
(x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: PNC Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105,
Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: PNC Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000.

                                     REPORTS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

      The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.........................................................ii

ADDITIONAL INFORMATION.......................................................iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................iii

REPORTS......................................................................iii

SUMMARY OF PROSPECTUS .......................................................  1

RISK FACTORS ................................................................  5

  Limited Liquidity; Lack of Market for Resale ..............................  5
  Limited Assets as Security for Investment in Certificates; No Personal
    Liability ...............................................................  5
  Effects of Prepayments on Average Life of Certificates and Yields .........  5
  Risks Associated with Lending on Income Producing Properties ..............  6
  Potential Conflicts of Interest ...........................................  7
  Certain Tax Considerations of Variable Rate Certificates ..................  7
  Limited Nature of Credit Ratings ..........................................  7
  Potential Inability to Verify Underwriting Standards ......................  8
  Nonrecourse Mortgage Loans; Limited Recovery ..............................  8
  Inclusion of Delinquent and Non-Performing Mortgage Loans
    May Adversely Affect Yields .............................................  8
  Junior Mortgage Loans .....................................................  8
  Balloon Payments ..........................................................  9
  Extensions and Modifications of Defaulted Mortgage Loans;
    Additional Servicing Fees ...............................................  9
  Risks Related to the Mortgagor's Form of Entity and Sophistication ........  9
  Credit Enhancement Limitations ............................................  9
  Risks to Subordinated Certificateholders; Lower Payment
Priority .................................................................... 10
  Taxable Income in Excess of Distributions Received ........................ 10
  Due-on-Sale Clauses and Assignments of Leases and Rents ................... 10
  Environmental Risks ....................................................... 11
  Certain Federal Tax Considerations Regarding Residual Certificates ........ 11
  ERISA Considerations ...................................................... 12
  Special Hazard Losses ..................................................... 12
  Control; Decisions by Certificateholders .................................. 12
  Book-Entry Registration ................................................... 13

THE DEPOSITOR ............................................................... 13

THE MASTER SERVICER ......................................................... 13

USE OF PROCEEDS ............................................................. 13

DESCRIPTION OF THE CERTIFICATES ............................................. 14

  General ................................................................... 14
  Distributions on Certificates ............................................. 15
  Accounts .................................................................. 15
  Amendment ................................................................. 17
  Termination ............................................................... 18
  Reports to Certificateholders ............................................. 18
  The Trustee ............................................................... 18

THE MORTGAGE POOLS .......................................................... 18

  General ................................................................... 18
  Assignment of Mortgage Loans .............................................. 20
  Mortgage Underwriting Standards and Procedures ............................ 21
  Representations and Warranties ............................................ 21

SERVICING OF THE MORTGAGE
LOANS ....................................................................... 23

  General ................................................................... 23
  Collections and Other Servicing Procedures ................................ 23
  Insurance ................................................................. 24
  Fidelity Bonds and Errors and Omissions Insurance ......................... 25
  Servicing Compensation and Payment of Expenses ............................ 25
  Advances .................................................................. 26
  Modifications, Waivers and Amendments ..................................... 26
  Evidence of Compliance .................................................... 26
  Certain Matters With Respect to the Master Servicer, the
    Special Servicer, the Trustee and the Depositor ......................... 26
  Events of Default ......................................................... 28
  Rights Upon Event of Default .............................................. 28

CREDIT ENHANCEMENT .......................................................... 29

  General ................................................................... 29
  Subordinate Certificates .................................................. 30
  Reserve Funds ............................................................. 30
  Cross-Support Features .................................................... 31
  Certificate Guarantee Insurance ........................................... 31
  Limited Guarantee ......................................................... 31
  Letter of Credit .......................................................... 31
  Pool Insurance Policies; Special Hazard Insurance Policies ................ 32
  Surety Bonds .............................................................. 32
  Fraud Coverage ............................................................ 32
  Mortgagor Bankruptcy Bond ................................................. 32

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ................................. 32

  General ................................................................... 32
  Types of Mortgage Instruments ............................................. 33
  Personalty ................................................................ 33
  Installment Contracts ..................................................... 34
  Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries ............ 34
  Foreclosure ............................................................... 35
  Environmental Risks ....................................................... 41
  Enforceability of Certain Provisions ...................................... 43
  Soldiers' and Sailors' Relief Act ......................................... 45
  Applicability of Usury Laws ............................................... 45
  Alternative Mortgage Instruments .......................................... 45
  Leases and Rents .......................................................... 46
  Secondary Financing; Due-on-Encumbrance Provisions ........................ 46
  Certain Laws and Regulations .............................................. 47
  Type of Mortgaged Property ................................................ 47
  Criminal Forfeitures ...................................................... 47
  Americans With Disabilities Act ........................................... 48

MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................... 48

  General ................................................................... 48
Federal Income Tax Consequences For REMIC
Certificates ................................................................ 49
  General ................................................................... 49
  Qualification as a REMIC .................................................. 49
  Taxation of REMIC Regular Certificates .................................... 51
  Taxation of the REMIC ..................................................... 58
  Taxation of Holders of Residual Certificates .............................. 59
  Reporting Requirements and Backup Withholding ............................. 63
  Tax Treatment of Foreign Investors ........................................ 64
  Administrative Matters .................................................... 65
Federal Income Tax Consequences For Certificates As To Which No REMIC
    Election Is Made ........................................................ 66
  Tax Status as a Grantor Trust ............................................. 66
  Tax Status of Certificates ................................................ 66
  Pass-Through Certificates ................................................. 67
  Stripped Certificates ..................................................... 68
  Sale of Certificates ...................................................... 69
  Reporting Requirements and Backup Withholding ............................. 69
  Treatment of Foreign Investors ............................................ 70

STATE TAX CONSIDERATIONS .................................................... 70

ERISA CONSIDERATIONS ........................................................ 70

  Prohibited Transactions ................................................... 71
  Unrelated Business Taxable Income-Residual Interests ...................... 72

LEGAL INVESTMENT ............................................................ 72

PLAN OF DISTRIBUTION ........................................................ 73

LEGAL MATTERS ............................................................... 73

FINANCIAL INFORMATION ....................................................... 73

RATINGS ..................................................................... 74

INDEX OF DEFINITIONS ........................................................ 75

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                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

Title of Certificates .............Commercial Mortgage Pass-Through
                                   Certificates, issuable in Series Certificates (the "Certificates").

Depositor .........................PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. See "THE DEPOSITOR."

Master Servicer ...................Midland Loan Services, Inc., a wholly-owned subsidiary of PNC Bank, National Association. See "SERVICING OF THE MORTGAGE
                                   LOANS--General."

Special Servicer...................The special servicer (the "Special
                                   Servicer"), if any, for each Series of
                                   Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

Trustee............................The trustee (the "Trustee") for each Series of Certificates will be named in the related
                                   Prospectus Supplement. See "DESCRIPTION OF
                                   THE CERTIFICATES--The Trustee."

The Trust Fund ....................Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:

   A. Mortgage Pool................The primary assets of each Trust Fund will consist of a pool of mortgage loans (the
                                   "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment
                                   Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties
                                   (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                                   All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully

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                                       1

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                                   amortize, but instead provide for a
                                   substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                                   Certain Mortgage Loans may provide that
                                   scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                                   The Depositor will not originate any Mortgage Loan, unless provided in the Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

   B. Accounts ....................The Master Servicer generally will be required to establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.

   C. Credit Enhancement ..........If so provided in the related Prospectus
                                   Supplement, protection against certain
                                   defaults and losses with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement
                                   Limitations" and "CREDIT
                                   ENHANCEMENT--General."

Description of Certificates........The Certificates of each Series will be issued pursuant to a Pooling and Servicing
                                   Agreement (the "Agreement") and will
                                   represent in the aggregate the entire
                                   beneficial ownership interest in the related
                                   Trust Fund. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest

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                                       2
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                                   payments, and certain of which may be
                                   subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                                   The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets as Security for Investment in Certificates; No Personal Liability" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
   Certificates....................Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                                   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Advances ..........................With respect to each Series of Certificates, the related Prospectus Supplement will set forth the obligations of the Master Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "SERVICING OF THE MORTGAGE LOANS--Advances."

Termination .......................The obligations of the parties to the
                                   Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each

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                                       3
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                                   Certificateholder and, unless otherwise
                                   specified in the applicable Prospectus
                                   Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risk Factors.......................There are material risks associated with an investment in the Certificates. See "RISK
                                   FACTORS."

Listing of Certificates............The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

Material Federal Income
Tax Consequences ..................The Certificates of each Series will constitute either (i) "Regular Interests"
                                   ("Regular Certificates") and "Residual
                                   Interests" ("Residual Certificates") in a
                                   Trust Fund treated as a REMIC under Sections
                                   860A through 860G of the Internal Revenue
                                   Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA Considerations...............A fiduciary of an employee benefit plan and certain other retirement plans and
                                   arrangements that is subject to the Employee
                                   Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Senior Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Subordinate Certificates may not be purchased by or transferred to a Plan. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment ..................The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

Rating.............................At the date of issuance, as to each Series, each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

Limited Liquidity; Lack of Market for Resale

      There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Limited Assets as Security for Investment in Certificates; No Personal Liability

      A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

      In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

Effects of Prepayments on Average Life of Certificates and Yields

      Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

      When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risks Associated with Lending on Income Producing Properties

      Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

      Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

      Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

      If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Potential Conflicts of Interest

      The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments". If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the related Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

Certain Tax Considerations of Variable Rate Certificates

      There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and variable rate regular Certificates are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method would be controlling if the IRS were to assert a different method for accruing income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Interest Weighted Certificates" and "--Taxation of REMIC Regular Certificates--Variable Rate Regular Certificates."

Limited Nature of Credit Ratings

      Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

      The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

Potential Inability to Verify Underwriting Standards

      The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

Nonrecourse Mortgage Loans; Limited Recovery

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields

      If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

Junior Mortgage Loans

      Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS

OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

Balloon Payments

      Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees

      In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

Risks Related to the Mortgagor's Form of Entity and Sophistication

      Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

Credit Enhancement Limitations

      The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

      A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

      The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Credit Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

Risks to Subordinated Certificateholders; Lower Payment Priority

      If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

Taxable Income in Excess of Distributions Received

      A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" herein.

Due-on-Sale Clauses and Assignments of Leases and Rents

      Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Certain Federal Tax Considerations Regarding Residual Certificates

      Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residual interest" by a Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

Special Hazard Losses

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to use its best efforts in accordance with the servicing standard to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

Control; Decisions by Certificateholders

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights", will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

Book-Entry Registration

      The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                  THE DEPOSITOR

      PNC Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996 as Commercial Mortgage Acceptance Corp. The Depositor's name was changed to PNC Mortgage Acceptance Corp. on ______________, 1999. The Depositor is a wholly owned, limited purpose finance subsidiary of Midland Loan Services, Inc. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

      The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

      The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               THE MASTER SERVICER

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

      The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The delinquency experience of the Master Servicer (and for periods prior to April 3, 1998, of the Master Servicer's predecessor in interest) as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                                 USE OF PROCEEDS

      The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES*

      The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

      At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

General

      The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lien of foreclosure (upon acquisition, any "REO Property"); (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under each related Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

      The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or

----------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

      The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

Distributions on Certificates

      Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

      With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Accounts

      It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

      It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

      The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

      It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

      The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

      "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

      (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

      (ii) direct obligations of the Federal Home Loan Mortgage Corporation ("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

      (iii) federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

      (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

      (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

      (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

      (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments; (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition; or (iii) may be purchased at a price greater than par if such investment may be prepaid or called at price less than its purchase price prior to stated maturity.

Amendment

      Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder.

      Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby (unless such amendment is permitted pursuant to the preceding paragraph) to make an advance.

      Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel (paid for as an expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class.

      The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

      The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating the Certificates of such Series.

Termination

      The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

      Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

The Trustee

      The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a fiscal agent to guarantee certain obligations of the Trustee. Such fiscal agent will be a party to the Agreement. In such event, the fiscal agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

General

      Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

      All Mortgage Loans will be of one or more of the following types:

      1.    Mortgage Loans with fixed interest rates;

      2.    Mortgage Loans with adjustable interest rates;

      3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

      4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

      5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

      6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

      Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date on which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

      If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

      Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

      The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

      The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or prior to the Cut-off Date). The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cutoff Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of each property securing the Note.

      In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

      The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

Mortgage Underwriting Standards and Procedures

      The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

      The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time of origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

      If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines for appraisers established by or acceptable to the loan originator. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

Representations and Warranties

      The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the related Cut-off Date. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

      All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

      Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 85 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to substitute a similar replacement mortgage loan for such Mortgage Loan, if so provided in the related Prospectus Supplement, or repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest at the applicable rate (in the absence of a default) to, but not including, the date of repurchase, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation (other than servicing fees) and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation, and substitution obligation, if applicable, will generally constitute the sole remedy or remedies available to the Trustee for the benefit of the Certificateholders of such Series for a breach of a representation or warranty by a Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Trustee or the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

      If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee, within a specified number of days following the issuance of a Series of Certificates, Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, Inc., the parent of the Depositor and a wholly-owned subsidiary of PNC Bank, National Association. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

Collections and Other Servicing Procedures

      The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

      It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain one or more escrow accounts (each, an "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made (i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments,
(iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law and (vi) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

Insurance

      The Agreement for each Series will require that the Master Servicer use its best efforts in accordance with the servicing standard specified in the related Prospectus Supplement to cause each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to cause each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will also use its best efforts in accordance with the servicing standard specified in the related Prospectus Supplement to cause the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Special Servicer will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and
(iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be advanced by the Master Servicer. Alternatively, the Master Servicer or Special Servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, as applicable, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

      In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

      The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

      Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Fidelity Bonds and Errors and Omissions Insurance

      The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

      In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

      The Master Servicer will generally pay the fees of the Trustee.

      The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

Advances

      The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to Certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

Modifications, Waivers and Amendments

      The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

Evidence of Compliance

      The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a statement of a firm of independent certified public accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under the related Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding twelve (12) months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

      In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor

      The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment;

provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any, will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

      In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

      Generally, and in addition to the transactions permitted pursuant to the preceding paragraph, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement; provided that certain conditions are met, including the written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

      The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement. Notwithstanding the foregoing, the Agreement may also provide that the Master Servicer, and the Special Servicer, if any, may each resign from the obligations and duties imposed on it by the Agreement; provided that (i) a successor servicer meeting the criteria specified in the Agreement assumes the Master Servicer's or the Special Servicer's, as applicable, obligations under the Agreement; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) each Rating Agency confirms in writing that such servicing transfer will not result in a downgrading, withdrawal or qualification of the ratings then assigned by such Rating Agency to any Class of Certificates.

      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

      The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

Events of Default

      Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer or the Special Servicer, as applicable, to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

Rights Upon Event of Default

      As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement. The Agreement for the applicable Series may specify that the Special Servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

      The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution

Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

      On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

      No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

      The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

General

      If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

      It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

      If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

      A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders; Lower Payment Priority" herein.

Reserve Funds

      If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit

Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

Cross-Support Features

      If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Certificate Guarantee Insurance

      If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Limited Guarantee

      If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Letter of Credit

      Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policies; Special Hazard Insurance Policies

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Surety Bonds

      If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

Fraud Coverage

      If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or
(iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

      If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

      All of the Mortgage Loans are loans evidenced by one or more notes or bonds that are secured by a lien and security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or deed to secure debt, depending upon the prevailing practice and law in the state in which a particular

Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the Mortgaged Property and represents the security for the repayment of the indebtedness. The priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the Mortgaged Property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the Mortgaged Property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the real property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the real property.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject real property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the real property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

Personalty

      Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, must file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


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

Installment Contracts

      The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the real property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the real property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the real property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the real property.

      The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the real property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the related real property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the real property, although in some cases both a quiet title action to clear title to the related real property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the real property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the real property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the real property may be permitted to share in the proceeds of any sale of the related real property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the real property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related real property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

      The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the real property are damaged or destroyed by fire or other casualty, or in the event the related real property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the real property.

      The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the real property between the date of recording of the senior mortgage and the date of the future advance, or that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the related mortgage.

      Another provision typically found in the form of mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the real property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the real property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the real property; (iv) to maintain and repair the real property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the real property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the real property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over the mortgaged property initiated by the service of legal pleadings upon all parties having a subordinate interest in the real property and all parties in possession of the real property whose interests are subordinate to the mortgage. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the real property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real property, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to the lender's reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or on the sale price thereof.

      Potential buyers may be reluctant to purchase real property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company as well as the decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the real property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the real property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the real property to a third party can be arranged.

      The costs of operating and maintaining commercial real property may be significant and may be greater than the income derived from the related real property. The costs of management and operation of mortgaged properties operating as hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory approvals required to successfully operate such mortgage properties. A foreclosure and a change in ownership may have an adverse effect on the public's as well as the related industry's (including any franchisors') perception of the quality of the operations conducted on the mortgaged property. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of any property. Depending upon market conditions, the ultimate proceeds of sale of the real property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, if a mortgagee obtains title to a mortgaged property or otherwise takes possession of the real property, it may be responsible under federal or state environmental law for the cost of cleaning up an existing environmental condition on the mortgaged property. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon acquiring a real property at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the real property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the related mortgage instrument is not monetary (such as the failure to adequately maintain the mortgaged property or the further encumbrance of the mortgaged property). Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notice in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation of the REO Property by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

      Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have a subordinate interest in the mortgaged property, from exercising any right to redeem the mortgaged property. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee may redeem the mortgaged property by paying the entire outstanding indebtedness with interest. In addition, in some states, once a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists if exercised prior to completion of the foreclosure sale. The mortgagor cannot waive its equity of redemption.

      In some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of foreclosure proceedings to redeem the mortgaged property by payment of a redemption price. Some states require the payment of the entire principal balance of the related mortgage loan plus accrued interest and expenses of foreclosure or the payment of the foreclosure sale price, while other states require the payment of only a portion of the indebtedness due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed mortgaged property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the related mortgaged property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the mortgaged property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem the mortgaged property after a trustee's sale under a deed of trust.

      Under the REMIC Regulations currently in effect, real property acquired by foreclosure generally must not be held for more than three years following the year in which the related real property was acquired. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such longer period is permissible under the REMIC Regulations.

      Mortgagors under Installment Contracts generally do not have the benefits of redemption periods. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

      Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific real property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full amount of the debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any other remedies with respect to the security. Consequently, mortgagees will usually proceed first against the mortgaged property rather than bringing a personal action against the related mortgagor. Other statutory provisions limit the amount of any deficiency judgment against the mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering real properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over real property located in another state, it may be necessary upon the occurrence of an event of default to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the related real property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the related ground lease or if there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or in a separate related agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. As additional security the mortgagee may require that the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

      Bankruptcy Laws. Mortgagors may file a bankruptcy petition to delay or prevent the exercise by the mortgagee of its remedies under the related loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) related to a "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by the filing of a petition by or against a mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying the loan amount in arrears over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

      A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

Environmental Risks

      Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

      A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the real property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated real property rather than risk incurring liability for remedial actions.

      In addition, a mortgagee may be obligated to disclose environmental conditions on a mortgaged property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected real property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

      In certain states, transfers of some types of real properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a real property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption has varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the real property securing a loan.

      CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

      Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

      At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a Phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

      "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

      If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

      Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

      Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

      The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

      Under the Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act"), owners of residential housing constructed prior to 1978 are required to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a real property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

      Underground storage tanks ("USTs") are, and in the past have been, frequently located at real properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

Enforceability of Certain Provisions

      Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

      Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

      The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

      In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      Acceleration on Default. It is expected that the Mortgage Loans will include a "debt-acceleration" clause, which permits the mortgagee to accelerate the full amount of the debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service or is called to active duty status (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, would result in a reduction in the amounts distributable to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

Applicability of Usury Laws

      State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

Leases and Rents

      Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the real property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the real property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to ownership and operation of real property. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

Secondary Financing; Due-on-Encumbrance Provisions

      Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any subsequent lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Type of Mortgaged Property

      A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

Criminal Forfeitures

      Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded real property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion was prepared by Morrison & Hecker L.L.P., counsel to the Depositor ("Counsel") and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Counsel as to such matters. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the administrative rulings and court decisions all as in effect and existing on the date hereof and, all of which are subject to change, possibly on a retroactive basis, or possible differing interpretations. This discussion is directed primarily to investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories or classes of investors some of which (such as banks, insurance companies and foreign investors) may be subject to special rules under the federal income tax laws. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE TAX CONSIDERATIONS." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

      Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

      The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. The applicable Prospectus Supplement will also specify if a REMIC election will not be made for a portion of the Trust Fund. If so specified, such portion may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made." For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

                         Federal Income Tax Consequences
                             For REMIC Certificates

General

      The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code.

      An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the Trust Fund issuing Certificates of that Series will be treated as one or more REMICs for federal income tax purposes provided that the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied, and the Certificates offered thereby will be considered to be "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

Qualification as a REMIC

      In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimis portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement for each Series will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which such property is acquired, with extensions granted by the Internal Revenue Service ("IRS").

      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes, among other rates, a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Section 860D(b)(2) of the Code provides that if (i) an entity ceases to be a REMIC, (ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied.

      Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a

REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C)(i)-(x) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and
(ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the corresponding tax treatment in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      Holders of Certificates should be aware that (i) Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i); and Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

      It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

      The Tiered REMICs will be treated as one REMIC solely for purposes of determining whether the Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of REMIC Regular Certificates

      Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

      Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and the OID Regulations. Although Section 1272(a)(6) of the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued. Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest payments."

      A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

      Under this de minimis rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, the Trustee will assume that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any used in pricing the Regular Certificates. The "Prepayment Assumption" with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimis discount in income pro rata as stated principal payments are received.

      If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

      Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not below .65 and not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party, (iv) a combination of rates described in (i), (ii) or (iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Certificates." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

      The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, if any, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events (including actual prepayments) that have occurred before the end of the accrual period; and
(iii) the assumption that the remaining payments (including actual prepayments) will be made in accordance with the original Prepayment Assumption. The effect of this method will be to increase (or decrease) the portion of OID required to be included in income by a Certificateholder taking into account whether prepayments with respect to the Mortgage Loans are accruing faster (slower) than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

      A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

      Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Certificates (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "Noncontingent Bond Method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Certificates." Because of uncertainty in the law, Counsel to the Depositor will not render any opinion on these issues.

      Variable Rate Regular Certificates. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

      Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

      Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the provisions of the OID Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

      Constant Yield Election for Interest. Under the OID Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount" and "--Premium." The election to accrue interest, discount and premium on a constant yield method is irrevocable without the consent of the IRS. A holder of a Regular Certificate should consult its tax adviser before making this election.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code
Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

      Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

      Premium. A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium. The Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. See "--Constant Yield Election for Interest."

      Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Final Treasury regulations were issued in December 1997 which address the amortization of bond premiums (the "Premium Regulations"). The preamble to the Premium Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

      Subordinate Certificates--Effects of Defaults, Delinquencies and Losses. As described above under "CREDIT ENHANCEMENT --Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

      Although not entirely clear, and to the extent the bad debt rules of
Section 166 of the Code apply, it appears a Certificateholder that is a corporation or otherwise holds such Certificates in connection with a trade or business should generally be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Regular Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Regular Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed a short-term capital loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

      Allocation of Expenses in a Single Class REMIC. As a general rule, all of the servicing, administrative and other non-interest expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of REMIC Regular Certificates and the holders of REMIC

Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates. If the REMIC is considered to be a "single-class REMIC" and a Regular Interest Certificateholder is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1999, estimated to be $126,600, or $63,300, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of these deductions may have a significant adverse impact on the yield of the Regular Certificate to such a holder.

      Sale or Exchange of Regular Certificates. A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss.

      Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate (as defined in Code Section 1274(d)) as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code
Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, an election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued.

      The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. However, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of REMIC Regular Certificates" above.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). The "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates. See "--Taxation of Holders of Residual Certificates." In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and
(ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans to individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of REMIC Regular Certificates" above.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include
(i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

      Net Income from Foreclosure Property. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificate holders within the 90-day period.

Taxation of Holders of Residual Certificates

      The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using such reasonable convention as set forth in the Prospectus Supplement including, as applicable, a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

      A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

      As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Federal Income Tax Consequences For Certificates As To Which No Remic Election Is Made--Stripped Certificates--Discount or Premium on Stripped Certificates." Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

      The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain

REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

      In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

      Basis. A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed previously under "--Taxation of Holders of Residual Certificates," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC, unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "--Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

      Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's


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

adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

      Limitations on Offset or Exemption of REMIC Income: Excess Inclusions and UBTI. The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business taxable income ("UBTI") imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." See "--Tax Treatment of Foreign Investors--Residual Certificates." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes. For this purpose, the long-term applicable federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimum taxable income ("AMTI") of a Residual Certificate holder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI for a taxable year cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusions. These changes are effective for tax years beginning after December 31, 1986, unless a Residual Certificate holder elects to have the rules apply only to tax years beginning after August 20, 1996.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

      Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

      Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity.), a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity (other than a cooperative described in Section 521 of the Code) exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

      The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

      If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of (i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for such taxable year allocable to the interest held by such Disqualified Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

      Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity" (other than an "electing large partnership") has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity (other than an "electing large partnership") would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. Special rules exist for "electing large partnerships" which hold Residual Certificates. These rules are generally less favorable than the rules that apply to other Pass-Through Entities that hold Residual Certificates. Electing large partnerships should consult their tax advisors before purchasing such Certificates.

      Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a non-U.S. Person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors."

      Mark-to-Market Rules. A Residual Interest (and any arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. It is recommended that prospective purchasers of Residual Certificates consult their tax advisors regarding application of the mark-to-market rules.

Reporting Requirements and Backup Withholding

      A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates would be allowed as a credit against such Certificateholders, federal income tax liability or would be refunded by the IRS.

Tax Treatment of Foreign Investors

      Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (each, a "Non-U.S. Person") such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

      Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

      Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions". If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

      If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Persons will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions."

      On October 6, 1997, the IRS issued proposed regulations which modify the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations, as modified by Notice 99-25, apply to payments after December 31, 2000. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

      In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Taxation of the REMIC--Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates."

      The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

                Federal Income Tax Consequences For Certificates
                     As To Which No REMIC Election Is Made

Tax Status as a Grantor Trust

      General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans. Under such circumstances the arrangement, pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied.

      In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Tax Status of Certificates

      In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code provided that the real property securing the loan is of the type specified in such Code Section; "obligation(s) principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.


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

Pass-Through Certificates

      Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

      Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the OID with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

      Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under
Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

      A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the

1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

Stripped Certificates

      Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

      Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

      In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the OID Regulations.

      Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "Noncontingent Bond Method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss-generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on retirement of a debt instrument issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

      Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

Sale of Certificates

      As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Except as subsequently discussed, such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

      Certain financial institutions subject to the provisions of Code Section 582(c), which recognize gain on the sale of a certificate will be taxable at ordinary income rates on such gain. In addition, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Pass-Through Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Pass-Through Certificateholder's applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally area subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Pass-Through Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount or original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issued discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of such class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates--Reporting Requirements and Backup Withholding".

Treatment of Foreign Investors

      To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholder on original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Tax Treatment of Foreign Investors--Regular Certificates".

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code. However, a governmental plan or a church plan may be subject to similar restrictions under other applicable federal and state law ("Similar Law"). Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. A fiduciary of a governmental plan or a church plan should make its own determination as to the need for or availability of any exemptive relief under any Similar Law or
Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance


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

with the documents governing the ERISA Plan. Before investing in a Senior Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

      Special caution should be exercised before "plan assets" of a Plan are used to purchase a Senior Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

      Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

      The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Senior Certificate) in such an entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans and church plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, such as Senior Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates, such as Subordinate Certificates, may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

      Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code or, in the case of governmental plans or church plans, any Similar Law of such acquisition and ownership of such Certificates.

Unrelated Business Taxable Income-Residual Interests

      The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of Certificates.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

      All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial

Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

      If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates.

Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

      It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS

1933 Act.....................................................................iii
1934 Act.....................................................................iii
1986 Act......................................................................56
ACMs..........................................................................43
ADA...........................................................................48
Agreement..................................................................2, 14
AMTI..........................................................................61
Applicable Amount.............................................................57
Bankruptcy Code...............................................................36
Cash Flow Bond Method.........................................................68
CERCLA....................................................................11, 41
Certificateholders............................................................15
Certificates..............................................................i. See
Classes........................................................................i
Closing Date..................................................................20
Code.......................................................................4, 48
Code Plans....................................................................70
Collection Account.........................................................2, 15
Commission...................................................................iii
Compound Interest Certificates................................................51
Counsel.......................................................................48
Credit Enhancement.........................................................2, 29
Cut-off Date...............................................................3, 15
Department....................................................................71
Depositor......................................................................i
Disqualified Organizations................................................12, 62
Distribution Account.......................................................2, 15
Distribution Date..........................................................3, 15
Enhancement Act...............................................................72
EPA...........................................................................43
ERISA......................................................................4, 70
ERISA Plans...................................................................70
Escrow Account................................................................23
Escrow Payments...............................................................23
Event of Default..............................................................28
Fannie Mae....................................................................16
FHA...........................................................................21
FHLMC.........................................................................16
Forfeiture Laws...............................................................47
Form 8-K......................................................................20
Garn-St. Germain Act..........................................................44
Hazardous Materials...........................................................42
HUD...........................................................................21
Installment Contracts......................................................1, 18
Interest Weighted Certificate.............................................53, 68
IRS...........................................................................50
Lead Paint Act................................................................43
Lender Liability Act..........................................................42
Master Servicer...............................................................23
Master Servicer Remittance Date...............................................16
Midland.......................................................................13
Mortgage...................................................................1, 18
Mortgage Loan..............................................................1, 19
Mortgage Loan File............................................................20
Mortgage Loan Groups..........................................................20
Mortgage Loan Schedule........................................................20
Mortgage Loans................................................................ii
Mortgage Pool..............................................................ii, 1
Mortgaged Property.........................................................1, 18
Multiple Variable Rate........................................................54
NCUA..........................................................................46
Negative Adjustment...........................................................69
Noncontingent Bond Method.................................................54, 68
Non-U.S. Person...............................................................64
Note..........................................................................19
Offered Certificates...........................................................i
OID...........................................................................51
OID Regulations...............................................................49
Pass-Through Certificates.....................................................66
Pass-Through Rate.............................................................ii
Permitted Investments.........................................................16
Plan...........................................................................4
Plans.........................................................................70
Policy Statement..............................................................72
Premium Regulations...........................................................56
Prepayment Assumption.........................................................53
Property Protection Expenses..................................................15
PTCE..........................................................................72
Rating Agency..............................................................4, 14
Ratio Strip Certificates......................................................68
Registration Statement.......................................................iii
Regular Certificates.......................................................4, 51
Regular Interests..............................................................4
Regulations...................................................................71
Relief Act....................................................................45
REMIC.........................................................................ii
REMIC Certificates............................................................49
REMIC Provisions..............................................................49
REMIC Regulations.............................................................49
REO Account...................................................................16
REO Property..................................................................14
Reserve Account...............................................................14
Reserve Fund..................................................................30
Residual Certificate..........................................................59
Residual Certificates..........................................................4
Residual Interests.............................................................4
S&P...........................................................................17
Seller........................................................................21
Senior Certificates...........................................................30
Series.........................................................................i
Servicing Fee.............................................................25, 66
Similar Law...................................................................70
Simple Interest Loans.........................................................19
Single Variable Rate..........................................................52
Special Servicer...............................................................1
Special Servicing Fee.........................................................25
Specially Serviced Mortgage Loans.............................................23
Startup Day...............................................................49, 58
Stripped Certificates.........................................................66
Subordinate Certificates......................................................30
Tiered REMICs.................................................................51
TIN...........................................................................63
Title V.......................................................................45
Title VIII....................................................................46
Trust Fund.................................................................i, 14
Trustee....................................................................1, 18

U.S. Person...................................................................62
UBTI..........................................................................61
UCC...........................................................................33
Underwriter's Exemption.......................................................72
USTs..........................................................................43
Voting Rights.................................................................12

      The attached diskette contains one spreadsheet file (the "spreadsheet file") that can be put on a user-specified hard drive or network drive. This file is "PNC99CM1.XLS". The file "PNC99CM1.XLS" is a Microsoft Excel(1), Version
5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

        ----------------

(1)     Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                             Prospectus Supplement

Important Notice About Information Presented in
  this Prospectus Supplement and the
  Accompanying Prospectus ................................................   S-2
Summary ..................................................................   S-4
Risk Factors ............................................................   S-13
Description of the Mortgage Pool ........................................   S-30
Master Servicer and Special Servicer ....................................   S-46
Description of the Certificates .........................................   S-49
Yield and Maturity Considerations .......................................   S-62
The Pooling and Servicing Agreement .....................................   S-68
Material Federal Income Tax Consequences ................................   S-85
Certain Legal Aspects of Mortgage Loans
  Located in California and Texas .......................................   S-87
ERISA Considerations ....................................................   S-88
Legal Investment ........................................................   S-92
Plan of Distribution ....................................................   S-93
Use of Proceeds .........................................................   S-94
Legal Matters ...........................................................   S-94
Ratings .................................................................   S-94
Index of Definitions ....................................................   S-96
Exhibit A-1--Certain Characteristics of the
  Mortgage Loans and Mortgaged Properties ..............................   A-1-1
Exhibit A-2--Mortgage Pool Information .................................   A-2-1
Exhibit B--Significant Loan Summaries ....................................   B-1
Exhibit C--Form of Trustee Report ........................................   C-1
Exhibit D--Decrement Tables for the Certificates of the Class A-1A,
  A-1B, A-2, A-3, A-4, B-1 and B-2 Certificates ..........................   D-1
Exhibit E--Price/Yield Tables for the Class S Certificates ...............   E-1
Exhibit F--Summary Term Sheet ............................................   F-1

                                   Prospectus

Prospectus Supplement ....................................................    ii
Additional Information ...................................................   iii
Incorporation of Certain Information by Reference ........................   iii
Reports ..................................................................   iii
Summary of Prospectus ....................................................     1
Risk Factors .............................................................     5
The Depositor ............................................................    13
The Master Servicer ......................................................    13
Use of Proceeds ..........................................................    13
Description of the Certificates ..........................................    14
The Mortgage Pools .......................................................    18
Servicing of the Mortgage Loans ..........................................    23
Credit Enhancement .......................................................    29
Certain Legal Aspects of the Mortgage Loans...............................    32
Material Federal Income Tax Consequences .................................    48
State Tax Considerations .................................................    70
ERISA Considerations .....................................................    70
Legal Investment .........................................................    72
Plan of Distribution .....................................................    73
Legal Matters ............................................................    73
Financial Information ....................................................    73
Ratings ..................................................................    74
Index of Definitions .....................................................    75

================================================================================

================================================================================

                           $678,669,000 (Approximate)

                          PNC Mortgage Acceptance Corp.
                                   (Depositor)

                           Midland Loan Services, Inc.

                                      and

                             Column Financial, Inc.
                             (Mortgage Loan Sellers)

                        Class S, Class A-1A, Class A-1B,
                        Class A-2, Class A-3, Class A-4,
                             Class B-1 and Class B-2

                            Commercial Mortgage Pass-
                             Through Certificates,
                                 Series 1999-CM1

--------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

--------------------------------------------------------------------------------

                          Donaldson, Lufkin & Jenrette
                            PNC Capital Markets, Inc.
                              Prudential Securities

                                November 22, 1999

================================================================================